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Filed Pursuant to Rule 424(b)(1)
Registration File No.: 333-290253
PROSPECTUS
12,615,608 Shares
Robinhood Ventures Fund I
Common Shares
$25.00 per share

The Fund. Robinhood Ventures Fund I (the “Fund”) is a newly organized Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an externally managed, non-diversified, closed-end investment company with limited operating history.
This is the initial public offering of the Fund’s common shares of beneficial interest, without par value (the “Shares”), and no public market currently exists for the Shares. The Fund is offering 12,615,608 Shares. The initial public offering price per Share is $25.00.
The Investment Objective. The Fund’s investment objective is to seek long-term capital appreciation. There can be no assurance that the Fund’s investment objective will be achieved.
Listing. The Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (“NYSE”) under the symbol “RVI.”
No Prior History. Because the Fund is newly organized, it has limited operating history, and its Shares have no history of public trading. The Fund has made limited investments using the proceeds of a seed capital investment by Robinhood Markets, Inc. (“Robinhood”). Shares of closed-end investment companies frequently trade at a discount from their net asset value. The risk of loss due to this discount may be greater for investors expecting to sell their shares in a relatively short period after the completion of this offering.
Investing in the Shares is speculative and involves certain risks. See “Risks” beginning on page 38 of this Prospectus. You should carefully consider these risks together with all of the other information contained in this Prospectus before making a decision to purchase Shares.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Initial Public Offering Price	$25.00	315,390,200.00
Sales Load(2)	0.8750 /3.500%	11,038,657 /3.500%
Proceeds to the Fund before Expenses(3)	$24.1250	304,351,543.00
(notes on next page)
The Underwriter expects to deliver the Shares against payment in New York, New York on March 9, 2026.

Goldman Sachs & Co. LLC
Prospectus dated March 5, 2026.
(notes continued from front cover)
(1)The underwriter is obligated to purchase all the Shares sold in the offering, which represent 12,615,608 of the Fund’s outstanding voting securities. In addition, under the terms of the Underwriting Agreement (as defined later in this Prospectus), the Fund has granted the underwriter an option, exercisable within 30 days after the date of this Prospectus, to acquire up to an additional 15% of the total number of the Fund’s Shares to be offered in the offering, solely for the purpose of covering over-allotments. If this option is exercised in full, the total public offering price, sales load, and proceeds to the Fund, will be $362,698,725, $12,694,455 and $350,004,270, respectively. A portion of the Fund’s Shares offered by this Prospectus will be offered through Robinhood Financial LLC (“Robinhood Financial”), acting as a selling group member, to allocate for sale to its customers through its IPO Access feature on the Robinhood platform. Any such sales will be made at the same initial public offering price, and at the same time, as any other purchases in this offering. Robinhood Financial will not retain any fees or other amounts received in connection with providing this service to the Fund. See “Underwriting” in the Prospectus and “Potential Conflict of Interest” in the SAI (as defined below).
(2)The Fund’s principal underwriter, Goldman Sachs & Co. LLC (the “Underwriter”), will deduct from the gross offering proceeds a sales load of $11,038,657, which is 3.500% of the gross proceeds from the sale of the Fund’s Shares in the offering. The effect of the aggregate sales load will immediately reduce the net asset value of each Share purchased in this offering. If the Underwriter exercises its option to acquire up to an additional 15% of the total number of Shares to be offered in the offering, the sales load on Shares sold pursuant to that option will be 3.500% of the gross proceeds from the sale of the Fund’s Shares upon exercise of the Underwriter’s option. See “Summary of Fees and Expenses” and “Underwriting.”
(3)The Fund estimates that it will incur expenses of approximately $5.7 million (approximately 1.81% of the gross proceeds) in connection with this offering, which is $0.4514 per share based on 12,615,608 Shares to be sold by the Fund in this offering. These expenses include organizational expenses, registration fees, underwriting discounts and commissions (other than the sales load), FINRA (as defined later in this Prospectus) filing fees, exchange listing fees, printing expenses, legal fees and expenses and accounting fees and expenses. The organization and offering costs will immediately reduce the NAV of each Share purchased in this offering. See “Summary of Fees and Expenses” and “Underwriting.” Any organizational costs or offering costs incurred prior to the closing of the initial public offering that are not reimbursed by Robinhood or the Underwriter have been paid by the Adviser and will be reimbursed by the Fund. The Fund will reimburse the Adviser promptly following the offering out of the offering proceeds.
Investment Strategy and Policies. In pursuing its objective, the Fund will primarily invest, under normal circumstances, in a concentrated portfolio generally consisting of ten or more private companies that, in the view of the Adviser (as defined below), are “best-in-class” growing companies at the frontiers of their respective sectors and industries (“Frontier Companies”). The Adviser considers a “best-in-class” company to be a company within the Fund’s investable universe that the Adviser believes has one or more competitive advantages relative to other companies in its sector, and the Adviser may consider more than one company within a single competitive sector to be “best-in-class.” The Fund generally will seek to limit its investments in each Frontier Company to no more than 20% of its assets, measured at the time of purchase. While the Fund targets an initial investment of no more than 20% of its assets in each Frontier Company in which it invests, the value of the Fund’s investments will fluctuate so that any one investment may represent more or less than 20% of the Fund’s assets at any given point in time. The Fund intends to make direct and indirect investments in Frontier Companies. See “Investment Objective and Strategy.”
Concentration. As part of the Fund’s investment program, the Adviser intends to concentrate the Fund’s assets in a relatively limited number of companies because the Adviser believes that the Fund’s strategy of holding fewer investments with a high level of concentration is designed to provide investors with meaningful exposure to those investments. The Fund expects that it will invest significantly in aerospace and defense, artificial intelligence (“AI”), computer software, consumer products, consumer technology, enterprise software, financial technology (“Fintech”), technology, and robotics related companies. Accordingly, the Fund expects that its investments will be concentrated in securities of issuers having their principal business activities in industries or groups of industries in the following sectors: communication services, consumer discretionary, financials, industrials, and information technology (i.e., more than 25% of the value of the Fund’s assets is expected to be invested in such industries or groups of industries). As of the date of this Prospectus, the Fund determines an issuer’s industry or group of industries by reference to its classification under the Global Industry Classification Standard (“GICS”). The concentration of the Fund’s investment positions is subject to limitations applicable to the Fund under the 1940 Act.
The Adviser. Robinhood Ventures DE, LLC (the “Adviser”), which is registered as an investment adviser with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), will serve as the Fund’s investment adviser and will be responsible for making investment decisions for the Fund’s portfolio. The Adviser was formed in August 2025, has limited investing history and is a wholly-owned subsidiary of Robinhood, a publicly-traded company. The principal business address of the Adviser is at 85 Willow Road, Menlo Park, California, 94025. The Adviser comprises a team of 4 research and investment professionals, including Sarah Pinto, the Adviser’s Chief Investment Officer, and 120 other professionals. As of January 31, 2026, the Adviser had approximately $360.3 million of assets under management solely attributable to the Fund, and the Adviser has no other clients as of the date of this Prospectus.
Use of Leverage. Following the completion of this offering and the investment of the net proceeds therefrom, the Fund reserves the right to borrow money from banks or other financial institutions, or issue debt securities in an amount up to 33 1/3% of its total assets in accordance with the 1940 Act if it believes that market conditions would be conducive to the successful implementation of such a leveraging strategy. Any leveraging strategy will not be fully achieved until the proceeds resulting from the use of leverage have been invested in accordance with the Fund’s investment objective and policies. The use of leverage is subject to numerous risks. When leverage is employed, the Fund’s net asset value per Share (“NAV”) and the market price of the Shares will be more volatile than if leverage was not used. The Fund cannot assure you that the use of leverage would result in a higher return on the Shares. Any leveraging strategy the Fund may employ may not be successful. See “Leverage.”
Risk Factors. An investment in the Fund is speculative with a substantial risk of loss, including risk associated with the Fund’s potential use of leverage. The Fund and the Adviser do not guarantee any level of return on investments and there can be no assurance that the Fund’s investment objective will be achieved. You should carefully consider these risks together with all of the other information contained in this Prospectus before making a decision to invest in the Fund. See “Risks” on page 38 of this Prospectus.
•The Fund has limited operating history.
•The Fund’s share price may be volatile and could decline significantly and rapidly.
•Shares of closed-end investment companies frequently trade at a discount to their net asset values.
•The Fund will have no limitation on the portion of its portfolio that may be invested in illiquid securities, and all or a substantial portion of the Fund’s portfolio is expected to be invested in such illiquid securities at all times. The Fund may invest without limitation in investments in which no active secondary market is readily available or which are otherwise illiquid.
•An active, liquid, and orderly market for the Fund’s shares may not develop or be sustained. You may be unable to sell your shares at or above the price at which you purchased them, or at all.
The timing and amount of our future dividends, if any, will be determined by the Board (as defined below). Any dividends to the holders of Shares (the “Shareholders”) will be declared out of assets legally available for distribution. The Fund intends to elect to be treated as a RIC (as defined below) for federal income tax purposes and expects to continue to operate in a manner so as to qualify for the tax treatment applicable to RICs. See “Distributions.”
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You should read this Prospectus, which concisely sets forth information about the Fund that a prospective investor ought to know before investing, before deciding whether to invest in the Shares, and retain this Prospectus for future reference. A Statement of Additional Information (the “SAI”), dated March 5, 2026, containing additional information about the Fund, has been filed with the SEC and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus. You may request free copies of the SAI and the Fund’s Annual and Semi-Annual Reports to Shareholders (“Shareholder Reports”), when available, or request other information about the Fund or make other shareholder inquiries, free of charge, by calling a toll-free number at 877-389-1648 or writing to the Fund at 85 Willow Road, Menlo Park, California 94025. Copies of the Fund’s SAI and Shareholder Reports (when available) will also be available free of charge on the Fund’s website at https://robinhood.com/us/en/ventures/rvi. Except as noted herein, information contained on the Fund’s website is not incorporated by reference into this Prospectus. You may also obtain the SAI, material incorporated by reference and other information about the Fund for free from the SEC’s website, https://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
You should not construe the contents of this Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.
This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, a security in any jurisdiction or to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction.
The Fund’s Shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
Neither the Fund nor the Underwriter has authorized anyone to provide you with any information or to make any representations other than those contained in this Prospectus or in any free writing prospectus we have prepared and filed with the SEC. The Fund and the Underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information in this Prospectus is accurate only as of the date of this Prospectus. The Fund’s business, financial condition and prospects may have changed since that date.

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PROSPECTUS SUMMARY
This summary highlights some of the information contained in this Prospectus. It is not complete and does not contain all of the information that a prospective investor should consider before investing in the Fund. Before investing, you should carefully read the more detailed information appearing elsewhere in this Prospectus and in the SAI.

The Fund	The Fund is a newly organized Delaware statutory trust, registered under the 1940 Act as an externally managed, non-diversified, closed-end, investment company with limited operating history.

Board of Trustees
The Fund’s Board of Trustees (“Board”) has overall responsibility for the management and supervision of the business operations of the Fund. The Board is comprised of five Trustees, a majority of whom are not “interested persons” (as defined in the 1940 Act) of the Fund (“Independent Trustees”).

The Adviser
The Adviser, which is registered as an investment adviser with the SEC under the Advisers Act, will serve as the Fund’s investment adviser and will be responsible for making investment decisions for the Fund’s portfolio. The Adviser was formed in August 2025, has limited investing history and is a wholly-owned subsidiary of Robinhood. As of January 31, 2026, the Adviser had approximately $360.3 million of assets under management solely attributable to the Fund, and the Adviser has no other clients as of the date of this Prospectus.

Investment Team
The Adviser’s investment team is currently comprised of Sarah Pinto and is supported by members of the Adviser’s senior executive team. The investment team is responsible for selecting and evaluating all investment opportunities on behalf of the Fund. The investment team’s member(s) may change from time to time as designated by the Adviser.

Investment Objective	The Fund’s investment objective is to seek long-term capital appreciation. There can be no assurance that the Fund will achieve its investment objective.

Investment Strategies
In pursuing its investment objective, the Fund will primarily invest, under normal circumstances, in a concentrated portfolio generally consisting of ten or more private companies that, in the view of the Adviser, are Frontier Companies. The Fund generally will seek to limit its investments in each Frontier Company to no more than 20% of its assets, measured at the time of purchase. While the Fund targets an initial investment of no more than 20% of its assets in each Frontier Company in which it invests, the value of the Fund’s investments will fluctuate so that any one investment may represent more or less than 20% of the Fund’s assets at any given point in time. The Adviser may, in its sole discretion, determine to rebalance the Fund’s investments from time to time. The Fund’s strategy of holding fewer investments with a high level of concentration is designed to provide investors with meaningful exposure to those investments. The specific Frontier Companies in which the Fund focuses its investments may change over time, including if a Frontier Company becomes a public company or is acquired in the future and the Fund elects to sell its investment in such company.

The Adviser will seek to invest in Frontier Companies that it believes are differentiated and positioned for sustained growth based on its analysis of technology trends and markets, industry knowledge and knowledge of where leading venture capitalists and other institutional investors are investing, and proprietary research. The Fund can invest in companies based both inside and outside the United States.

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The Fund will make direct investments in Frontier Companies, which will typically be in the form of non-controlling equity and equity-related securities, including, but not limited to, common stock, warrants, convertible preferred stock, other equity or equity-linked securities or ownership interests in business enterprises, other forms of senior equity, which may or may not be convertible into a Frontier Company’s common equity, and preferred stock and convertible debt securities.

The Fund may also make indirect investments in Frontier Companies by purchasing units or shares of special purpose vehicles (“SPVs”), venture funds and private equity funds, limited liability companies, limited partnerships, pooled investment vehicles, including venture capital funds, that would be investment companies but for Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, and other vehicles (each, a “Private Vehicle”) that provide the Fund with economic exposure to the equity of one or more Frontier Companies. The SPVs in which the Fund expects to invest will be private investment vehicles managed by unaffiliated managers that are designed to provide the Fund and other accredited investors access to concentrated economic exposure of one or more specific private companies through a private offering of securities exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation D. An SPV may source its investments in underlying private companies through a variety of methods, including through existing investment, business or other relationships that the manager of the SPV may have with a private company or its founders and/or key employees. Individual SPVs that the Fund expects to invest in may have different terms and structures, which may present unique risks and different economic experience than if the Fund were to hold interests in the underlying private companies directly. The types of SPVs in which the Fund expects to invest may charge upfront sales charges as well as management fees and/or carried interest-type fees that will impact the value of the Fund’s investment and the Fund’s investment return. All investors in an SPV typically will have similar rights, which are documented in the governing documents of the SPV, subject to the terms of any side letters entered into between an investor (including the Fund) and the manager of the SPV that may alter such rights and/or provide certain benefits to individual SPV investors. It is expected that the SPVs in which the Fund invests will not provide the Fund with voting rights with respect to the SPVs or underlying private companies. Private Vehicles will typically not be controlled by the Fund and will not be subsidiaries of the Fund. Such investments may include investments made through “secondary transactions,” in which the Fund acquires an interest in an existing Private Vehicle from another investor. The Fund also may seek indirect economic exposure to Frontier Companies in other ways, including through special situations, other equity or credit investments, equity-related and equity-linked investments such as forward contracts for future delivery of stock, swaps, and other synthetic equity agreements that provide it with economic exposure to the equity of a Frontier Company. To the extent the Fund enters into forward contracts or other derivatives with respect to a Frontier Company, the Fund intends to do so only with reputable counterparties that have received (or the guarantors of the obligations of which have received) a credit rating of A-1 or P-1 by S&P or Moody’s, or that have an equivalent rating from another nationally rated statistical rating organization (“NRSRO”), or that are determined to be of equivalent credit quality by the Adviser.

In seeking to achieve its investment objective, the Fund will invest, without limit, in privately placed or restricted securities (including in Rule 144A securities, which are privately placed securities purchased by qualified institutional buyers), illiquid securities and securities in which no secondary market is readily available, of private companies. Issuers of these securities are not expected to have a class of securities registered, or be subject to periodic reporting, pursuant to the Exchange Act.

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The Fund generally intends to hold its investments as a long-term investor, consistent with its investment objective and strategies, and, accordingly, the Fund does not expect to divest of investments on any particular timeline or upon the occurrence of any particular event. For example, the Fund expects generally to continue to hold investments in a company after an initial public offering. However, the Fund may divest of some or all of an investment as the Adviser determines to be appropriate and consistent with the Fund’s investment objective or strategies. This may occur in connection with an initial public offering or acquisition of a company, in the event the Adviser determines it is appropriate to rebalance the portfolio, where the Adviser determines that the investment is no longer performing in-line with expectations or ceases to be a Frontier Company, or for any other reason in the Adviser’s discretion. In addition, if an investment is held in Private Vehicles, the Private Vehicles may dispose of a Frontier Company.

Under normal circumstances, substantially all of the Fund’s assets will be invested in direct or indirect investments in Frontier Companies (except that the Fund may continue to hold investments in a Frontier Company after the initial public offering of such Frontier Company). However, the Fund may also invest, to a lesser extent (including while it is seeking to build its position in one or more Frontier Companies or to manage cash) in other investments, including listed companies, mutual funds, business development companies (“BDCs”), exchange-traded funds (“ETFs”), money market funds, U.S. government securities and other fixed income obligations, and cash equivalents (such as bankers’ acceptances, certificates of deposit, commercial paper, short-term government and corporate obligations and repurchase agreements), and crypto or digital assets, and may at times hold a significant percentage of its assets in such investments. To the extent that a significant portion of the Fund’s assets are invested in such instruments for an extended period of time, the Fund may not achieve its investment objective.

The Fund expects that it will invest significantly in aerospace and defense, AI, computer software, consumer products, consumer technology, enterprise software, Fintech, technology, and robotics related companies. Accordingly, the Fund expects that its investments will be concentrated in securities of issuers having their principal business activities in industries or groups of industries in the following sectors: communication services, consumer discretionary, financials, industrials, and information technology (i.e., more than 25% of the value of the Fund’s assets is expected to be invested in such industries or groups of industries). As of the date of this Prospectus, the Fund determines an issuer’s industry or group of industries by reference to its classification under the GICS.

The Fund is classified as a “non-diversified” investment company under the 1940 Act, which means that it intends to invest a high percentage of its assets in a limited number of issuers and may invest a larger proportion of its assets in a single issuer.

The Fund is permitted to borrow money or issue debt securities in an amount up to 33 1/3% of its total assets in accordance with the 1940 Act. The Fund may establish one or more credit lines to borrow money for a range of purposes, including for the purpose of funding investments, to satisfy Fund liabilities or obligations, or other specified purposes. The Fund may pledge its assets to secure any such borrowings. There is no assurance, however, that the Fund will be able to enter into a credit line or that it will be able to timely repay any borrowings under such credit line, which may result in the Fund incurring leverage on its portfolio investments from time to time. The Fund’s use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, determine not to use leverage.

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The Fund may make investments directly or indirectly through one or more wholly-owned subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”), and references herein to the Fund’s investments also refer to any Subsidiary’s investments.

If the Fund uses one or more Subsidiaries to make investments, the Fund and its Shareholders will bear the respective organizational and operating fees, costs, expenses and liabilities of those Subsidiaries. The Fund and its Subsidiaries will have the same investment strategies and will be subject to the same investment restrictions and limitations on a consolidated basis. The Adviser will serve as investment adviser to the Fund and each Subsidiary. The Subsidiaries will comply with the provisions relating to affiliated transactions and custody of the 1940 Act.

The Adviser will not cause the Fund to engage in certain negotiated investments alongside affiliates unless the Fund has received an order from the SEC granting an exemption from Section 17 of the 1940 Act, or unless such investments are not prohibited by Section 17(d) of the 1940 Act or interpretations thereof, as expressed in SEC no-action letters or other available guidance. The Adviser and the Fund intend to apply for an exemptive order from the SEC that, if granted, would expand the Fund’s ability to invest alongside its affiliates in privately placed investments that involve the negotiation of certain terms of the securities to be purchased (other than price-related terms).

Market Opportunity
Successful private companies have traditionally created significant value for investors in private markets, which have typically been reserved for accredited and institutional investors. As of 2022, approximately 80% of
U.S. households did not have sufficient income or assets to qualify as accredited investors.(1)

The number of publicly traded companies in the United States has fallen from approximately 7,000 in the year 2000 to approximately 4,000 in 2024,(2) shrinking the investable universe for retail investors. At the same time, private companies are growing, both by number and market value. In the United States, for companies with revenue greater than $100 million, private companies now outnumber public companies by over six and one-half to one.(3) The aggregate estimated value of private companies (excluding those organized as limited liability companies and limited partnerships) in the U.S. surpassed $10 trillion in the first quarter of 2025.(4) The number of so-called “unicorns” (private companies that have achieved a capitalization of $1 billion or more) in the United States increased from an estimated 39 in 2013 to over 850 in 2026.(5) At the same time, the median time frame from founding of a private company to its initial public offering has increased, on average, hitting fourteen years in 2024, which represented a fifteen-year high, and some high-quality scaled businesses are delaying public listing indefinitely, even after reaching profitability.(6) Even as some of these private companies have become household names, exposure to them remains gated to the vast majority of retail investors. The Fund is designed to provide retail investors with exposure to a select group of private companies that the Adviser believes are capable of additional growth, through an investment vehicle with publicly listed shares that provide intra-day liquidity and a fee structure aligned with Robinhood’s mission to democratize finance for all.

Listing and Symbol	The Shares have been approved for listing, subject to official notice of issuance, on the NYSE under the symbol “RVI.” See “Description of Shares.”
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(1)Source: U.S. SEC, Review of Accredited Investor Definition under the Dodd-Frank Act (Dec.2023), data as of 2022.
(2)Source: World Bank Group DataBank, available at Listed domestic companies, total - United States | Data (retrieved August 14, 2025).
(3)Source: Apollo Academy, Many More Private Firms in the US, April 2024.
(4)Source: Federal Reserve, Federal Reserve Statistical Release: Financial Accounts of the United States, First Quarter 2025.
(5)Source: TechCrunch, Welcome to the Unicorn Club, Nov. 2, 2013; PitchBook, Unicorn Companies List & Tracker, Feb. 2, 2026.
(6)Source: The Wall Street Journal, Inside the Invitation-Only Stock Market for the Wealthy, December 12, 2025.

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Principal Risk Factors
The following are certain principal risk factors that relate to the operations and terms of the Fund. The following information is a discussion of the known material risk factors associated with an investment in the Fund’s Shares specifically. Additional risks and uncertainties not currently known to the Fund or that the Fund currently deems to be immaterial also may materially adversely affect the Fund’s business, financial condition and/or operating results. The value of your investment in the Fund, as well as the amount of return you receive on your investment in the Fund, may fluctuate significantly. You may lose part or all of your investment in the Fund. There is no assurance that the Fund will meet its investment objective. An investment in the Fund is speculative and involves a high degree of risk. Therefore, you should consider the risks of investing in the Fund prior to making an investment in the Fund. Each risk summarized below is considered a “principal risk” of investing in the Fund, regardless of the order in which it appears.

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Equity Securities Risk
The value of the equity securities the Fund holds may fall due to general market and economic conditions, perceptions regarding the industries in which the issuers of securities the Fund holds participate or factors relating to the specific companies in which the Fund invests. These can include stock movements, purchases or sales of securities by the Fund and other investors, government policies, litigation, changes in interest rates, inflation, the financial condition of the companies in which the Fund invests or perceptions of such companies, or economic conditions in general or specific to the issuer. Equity securities may also be particularly sensitive to general movements in the stock market, and a decline in the broader market may affect the value of the Fund’s equity investments, including investments in private companies.

The equity interests the Fund invests in may not appreciate in value and, in fact, may decline in value or lose all value. Accordingly, the Fund may not be able to realize gains from its equity investments, and any gains that it does realize on the disposition of any equity investments may not be sufficient to offset any other losses it experiences.

Private Investments Risk
The Fund will invest primarily in privately offered equity securities of private companies. Such investments involve a high degree of business and financial risk that can result in substantial losses.

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Less information is available with respect to private companies compared to public companies and private company investments offer limited liquidity. Private companies generally are not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. Operating results for private companies in a specified period may be difficult to determine. As a result, there is risk that the Fund may invest on the basis of incomplete or inaccurate information, and will not be able to adequately monitor the performance of its investments, which may adversely affect the Fund’s investment performance. In addition, to the extent the Fund or its Adviser receives material non-public information about a private company, the Fund’s ability to trade in that company (including the Fund’s ability to sell its interest in the company) may be restricted at times. Private companies in which the Fund may invest also may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. Private company investments are more difficult to value than public companies due to less information being available and valuations may fluctuate more dramatically than those of public companies. As a result, the Fund’s NAV could significantly increase or decrease if the Fund learns of new material information regarding a private company, particularly if the company comprises a significant portion of the Fund’s portfolio. Additionally, the Fund will only value its investments on a periodic basis. To the extent that new material information regarding a private company in which the Fund has invested becomes public, the trading price of the Fund’s shares could fluctuate significantly, including potentially causing the Fund’s shares to trade at a discount or premium to the most recently published NAV.
Investments in private companies generally are in restricted securities that are not traded in public markets and subject to transfer restrictions and substantial holding periods. There can be no assurance that the Fund will be able to realize the value of its investments in a timely manner, and its ability to dispose of its investments when desired and to rebalance its portfolio in response to market conditions may be limited. There also is no assurance that the private companies in which the Fund invests will ever have a liquidity event. Additionally, the types of private companies in which the Fund expects to invest may be dependent on key personnel for their future success. If a company is unable to hire and retain qualified personnel, or if the company loses a founder or any key member of its management team, its ability to achieve its investment objective could be significantly impaired.

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Historical return for private company investments has often been dependent on investment selection with a limited number of companies having an outsized impact on the return profile of the asset class. Although the Fund intends to deploy capital in companies at the frontiers of their industries, the Fund may not be able to access the most attractive investment opportunities, or it may not be able to invest at an early enough stage in these companies’ lifecycles to experience an outsized investment return. Private companies typically control which investors are permitted to buy shares of their company, including through a consent right over which investors are permitted to purchase shares from existing investors in that company. There can be no assurance that the companies that the Fund targets will permit the Fund to become an investor. The Fund may not be able to deploy all of its capital in companies that fit its investment mandate.
The Fund’s private investments may be subject to risks associated with an unaffiliated lead investor. Due diligence will be conducted on private investment opportunities. However, due diligence will necessarily be limited by, among other things, information that the Fund is able to obtain, and the Fund expects that substantially less information will be available about the Fund’s private investments than information that would be available for publicly traded investments. The Fund expects to make minority investments where it may have little to no opportunity to negotiate the terms of a particular private investment or to require a specific private company in which the Fund invests to disclose any particular type of information to the Fund, either in connection with diligence or as ongoing reporting. Where the Fund invests alongside an unaffiliated lead investor, the Adviser may rely to some extent on the lead investor’s diligence.

In connection with some of the Fund’s investments in private companies, the Fund will pledge some or all voting rights in a particular company to management or another third-party investor. The Adviser may determine in its sole discretion that a pledge of such voting rights for a specific investment opportunity is in the best interests of the Fund, and if the Adviser determines that the Fund should not agree to pledge such voting rights, it may result in the Fund being excluded from the investment opportunity.

The Fund may be provided the opportunity to make additional investments in a private company in its portfolio as “follow-on” investments. The Fund may elect not to make follow-on investments in a portfolio company or may lack sufficient funds to make those investments. The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and the value of the Fund’s investment, or may result in a missed opportunity for the Fund to increase its participation in a successful company.

The Fund does not intend to hold controlling equity interests in its portfolio companies and does not expect to be in a position to exercise control over the management of those companies. As a result, the Fund will be subject to the risk that a portfolio company may make business decisions with which the Fund or its Adviser disagree, and the shareholders and management of a portfolio company may take risks or otherwise act in ways that are adverse to the interests of the Fund and its Shareholders.

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Private Vehicle Risks
The Fund is subject to the risks of any Private Vehicles in which it invests. Private Vehicle interests (which, as noted above, includes SPV interests) are expected to be illiquid, and be subject to restricted marketability, and it may be costly and take considerable time for the Fund to realize the value of those investments. In addition, certain private companies may impose broad transfer restrictions on their equity securities. These restrictions may extend to the ability of a Private Vehicle that invests in such private company to admit new investors, meaning that the Fund may be unable to invest in a Private Vehicle without the consent of the underlying private company. There can be no assurance that such consent will be granted, which may limit the Fund’s ability to gain exposure to certain private companies. The Fund expects to primarily invest in Private Vehicles, including SPVs, that provide exposure focused on the same Frontier Companies that the Fund invests in directly. Although the Adviser will seek to receive detailed information from each Private Vehicle in which the Fund invests regarding its business strategy and any performance history, including audited financial statements, in most cases the Adviser will have little or no means of independently verifying this information. In addition, Private Vehicles may have little or no near-term cash flow available to distribute to investors, including the Fund.

Private Vehicle interests, including SPV interests, are ordinarily valued based upon valuations provided by the manager or general partner of the Private Vehicle (a “Private Vehicle Manager”), which may be received on a delayed basis. Certain securities in which Private Vehicles invest may not have a readily ascertainable market price and may be fair valued by the Private Vehicle Managers, similar to how the Fund values its private investments. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Private Vehicle Manager, the accuracy of the valuations provided by the Private Vehicle Managers, that the Private Vehicle Managers will comply with their own internal policies or procedures for keeping records or making valuations, or that the Private Vehicle Managers’ policies and procedures and systems will not change without notice to the Fund. As a result, a Private Vehicle Manager’s valuation of the securities may fail to match the amount ultimately realized with respect to the disposition of such securities. A Private Vehicle Manager’s information could also be inaccurate due to fraudulent activity, mis-valuation or inadvertent error. The Fund may not uncover errors in valuation for a significant period of time, if ever. Private Vehicle Managers may not use the same valuation methodologies that the Fund would use if the Fund held the same underlying investments directly.

The Fund will pay asset-based or commitment-based fees, and, in most cases, will be subject to performance-based fees in respect of its interests in Private Vehicles. Such fees and performance-based compensation are in addition to the Fund’s own Management Fee (as defined below). In addition, performance-based fees charged by Private Vehicle Managers may create incentives for the Private Vehicle Managers to make risky investments. The Fund may be required to pay a Private Vehicle Manager a performance-based fee based on a Private Vehicle’s investments with positive returns even if the Private Vehicle’s overall returns are negative. Fund Shareholders will indirectly bear a proportionate share of the fees (including any performance fees) and expenses of the Private Vehicles, in addition to a proportionate share of the fees and expenses of the Fund, which will reduce the Fund’s investment returns.

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The Fund is subject to the risks associated with its Private Vehicles’ underlying investments. The investments made by the Private Vehicles will entail a high degree of risk and in most cases will be highly illiquid and difficult to value. The success of each investment made by a Private Vehicle will largely depend on the ability and success of the management of the portfolio companies in addition to economic and market factors. The Fund may be subject to capital calls with respect to its Private Vehicle investments, and may need to hold a portion of its portfolio in cash or other liquid assets, or borrow money, to meet such capital calls.

In connection with making an investment in a Private Vehicle, the Fund may decide to pledge some or all voting rights in a Private Vehicle to management or another third-party investor. The Adviser may determine in its sole discretion that a pledge of such voting rights for a specific investment opportunity is in the best interests of the Fund, and if the Adviser determines that the Fund should not agree to pledge such voting rights, it may result in the Fund being excluded from the investment opportunity.

The Fund may make secondary investments in Private Vehicles by acquiring interests in Private Vehicles from existing investors in such Private Vehicles. In such instances, it is generally not expected that the Fund will have the opportunity to negotiate the terms of the interests being acquired, other than the purchase price, or other special rights or privileges. Moreover, there is no assurance that the Fund will be able to purchase secondary investments in Private Vehicles at attractive discounts to their respective NAV per share, or at all. The overall performance of the Fund’s secondary investments in Private Vehicles will depend in part on the acquisition price paid by the Fund for its secondary investments, the structure of such acquisitions and the overall success of the Private Vehicle. There is significant competition for secondary investments. No assurance can be given that the Fund will be able to invest, or invest in the amounts desired, in such investments.

Regulatory changes may adversely affect Private Vehicles. The legal, tax and regulatory environment for Private Vehicles is evolving, and it is possible that any future changes may have a materially adverse effect on the ability of Private Vehicles to pursue their investment strategies. Any regulatory changes that adversely affect a Private Vehicle’s ability to implement its investment strategies could have a material adverse impact on the Private Vehicle’s performance, and thus on the Fund’s performance.

Adviser Risk
The Fund does not and will not have any internal management capacity or employees and depends on the experience, diligence, skill and network of business contacts of the investment professionals the Adviser currently employs, or may subsequently retain, to identify, evaluate, negotiate, structure, close, monitor and manage the Fund’s investments. The Adviser will evaluate, negotiate, structure, close and monitor the Fund’s investments in accordance with the terms of the Investment Advisory Agreement (as defined later under “Management Fee”). The Fund’s future success will depend to a significant extent on the continued service and coordination of the Adviser’s senior investment professionals. The departure of any of the Adviser’s key personnel, including the portfolio managers, or of a significant number of the investment professionals of the Adviser, could have a material adverse effect on the Fund’s business, financial condition or results of operations. In addition, the Fund cannot assure investors that the Adviser will remain the Fund’s investment adviser. The Fund may not be able to find a suitable replacement adviser, resulting in a disruption in its operations that could adversely affect its financial condition, business and results of operations. This could have a material adverse effect on the Fund’s financial conditions, results of operations and cash flow.

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Non-Diversification Risk
The Fund is classified as non-diversified for purposes of the 1940 Act, which means that the Fund is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. The Fund intends to assume large positions in the securities of a small number of issuers. Accordingly, the Fund’s NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or assessed fair value of a single issuer. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company.

Concentration Risk.
The Fund expects that it will invest significantly in aerospace and defense, AI, computer software, consumer products, consumer technology, enterprise software, financial technology, technology, and robotics related companies. Accordingly, the Fund expects that its investments will be concentrated in securities of issuers having their principal business activities in industries or groups of industries in the following sectors: communication services, consumer discretionary, financials, industrials, and information technology. As of the date of this Prospectus, the Fund determines an issuer’s industry or group of industries by reference to its classification under the GICS. While these sectors can offer high growth potential, they also come with heightened risk. Companies in these sectors are often highly dependent on innovation, research and development, and consumer adoption, and can be significantly impacted by legislative and regulatory changes, adverse market conditions and competition, all of which can lead to significant price volatility. The Fund’s concentrated exposure to these sectors could result in greater losses during periods of market volatility or sector-specific downturns. By focusing on a group of industries, the Fund carries much greater risks of adverse developments and price movements in such industries than a fund that invests in a wider variety of industries. The Fund’s concentration of risk in these sectors may increase the losses suffered by the Fund or reduce its ability to dispose of depreciating assets. Because the Fund concentrates in a group of industries, there is also the risk that the Fund will perform poorly during a slump in demand for securities of companies in such industries. Concentration could expose the Fund to losses disproportionate to those incurred by the market in general if the areas in which the Fund’s investments are concentrated are disproportionately adversely affected by price movements in those financial instruments or assets. The Fund is subject to the risks associated with the sectors in which its investments, as further described below, and that the securities of such issuers will underperform the market as a whole due to legislative or regulatory changes, adverse market conditions and/or increased competition affecting these sectors.

Technology Sector Risk
Investing in private technology companies involves a number of significant risks. These risks include volatility, intense competition, decreasing life cycles, product obsolescence, changing consumer preferences, periodic downturns, regulatory concerns and litigation risks. The revenue, income (or losses) and valuations of technology-related companies can and often do fluctuate suddenly and dramatically. In addition, because of rapid technological change, the average selling prices of products and some services provided by companies in technology-related sectors have historically decreased over their productive lives.

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Many technology companies depend on third-party platforms and products, and policy changes or technical issues in such systems could impair monetization. Reliance on third-party cloud and data-center providers can also increase exposure to outages, capacity shortfalls and cost increases. In addition, hardware and device makers are exposed to a limited number of contract manufacturers with geopolitically sensitive supply chains, which amplifies disruptions from trade restrictions, natural disasters or public-health events. Where global trade controls apply, export restrictions can abruptly curtail market access, depress demand or force costly re-engineering.

AI Industry Risk
Companies involved in AI-related businesses may have limited product lines, markets, financial resources or personnel. These companies face intense competition and potentially rapid product obsolescence, and many depend significantly on retaining and growing the consumer base of their respective products and services. Many of these companies are also reliant on the end-user demand of products and services in various industries that may in part utilize AI and/or data services. Further, many companies involved in AI-related businesses may be substantially exposed to the market and business risks of other industries or sectors, and the Fund may be adversely affected by negative developments impacting those companies, industries or sectors. In addition, these companies are heavily dependent on intellectual property rights and may be adversely affected by loss or impairment of those rights. There can be no assurance that companies involved in the AI industry will be able to successfully protect their intellectual property to prevent the misappropriation of their technology, or that competitors will not develop technology that is substantially similar or superior to such companies’ technology. AI companies also face risks specific to training data and model development, including allegations that third-party models or datasets used to develop or enhance products lacked proper licenses or consents, challenges obtaining or maintaining access to high-quality models, datasets, or specialized hardware, and higher operating costs driven by compute-intensive training and inference.

AI companies are potential targets for cyberattacks, which can have a materially adverse impact on the performance of these companies. In addition, the collection of data from consumers and other sources could face increased scrutiny as regulators consider how the data is collected, stored, safeguarded and used. AI companies may face regulatory fines and penalties, including potential forced break-ups, that could hinder the ability of the companies to operate on an ongoing basis. Compliance with evolving regulatory obligations specific to AI, such as the EU Artificial Intelligence Act, California’s Transparency in Frontier Artificial Intelligence Act, and other emerging United States federal and state oversight of model transparency, safety and privacy, may require significant changes to products, practices and business models, which may adversely affect AI companies subject to such regulations. Many AI companies also depend on third-party cloud infrastructure operated by a small number of service providers to host and deliver their offerings; interruptions, price increases or preferential treatment of competitors by those service providers, or any cyberattacks on those providers, could materially and adversely affect the operations of such AI companies. Other issues arising from the development and use of AI, such as bias, safety defects or inaccurate outputs, may result in reputational harm, competitive harm or legal liability.

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AI companies typically engage in significant research and development spending, and there is no guarantee that the products or services produced by these companies will be successful. AI companies, especially smaller companies, tend to be more volatile than companies that do not rely heavily on technology. AI could face increasing regulatory scrutiny in the future, which may limit the development of this technology and impede the growth of companies that develop and/or utilize this technology.

Aerospace and Defense Industry Risk
Aerospace and defense companies can be significantly affected by government aerospace and defense regulation and spending policies because companies involved in this industry rely to a significant extent on U.S. (and other) government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies are heavily influenced by governmental defense spending policies which are typically under pressure from efforts to control the U.S. (and other) government budgets. The sector also depends on a globally dispersed supply chain, where supplier distress, quality issues and retrofit campaigns can disrupt deliveries and raise costs. The aerospace industry in particular has recently been affected by adverse economic conditions and consolidation within the industry.

Fintech Sector Risk
Fintech companies may face competition from larger and more established firms, and a Fintech company may not currently or in the future derive any revenue from disruptive technologies. In addition, Fintech companies may not be able to capitalize on their disruptive technologies if they face political and/or legal attacks from competitors, industry groups or local and national governments. Additionally, many Fintech companies operate under complex financial regulatory regimes, which can force product changes, add cost and result in fines.

Computer Software Industry Risk
Computer software companies can be significantly affected by competitive pressures, aggressive pricing, technological developments, changing domestic demand, the ability to attract and retain skilled employees and availability and price of components. The market for products produced by computer software companies is characterized by rapidly changing technology, rapid product obsolescence, cyclical market patterns, evolving industry standards and frequent new product introductions. The success of computer software companies depends in substantial part on the timely and successful introduction of new products and the ability to service such products.

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Consumer Goods Industry Risk
Companies in the consumer goods industry include companies involved in the design, production or distribution of goods for consumers, including food, household, home, personal and office products, clothing and textiles. The success of the consumer goods industry is tied closely to the performance of the domestic and international economy, interest rates, exchange rates, competition, consumer confidence and consumer disposable income. The consumer goods industry may be affected by trends, marketing campaigns and other factors affecting consumer demand. Governmental regulation affecting the use of various food additives may affect the profitability of certain companies in the consumer goods industry. Moreover, international events may affect food and beverage companies that derive a substantial portion of their net income from foreign countries. In addition, tobacco companies may be adversely affected by new laws, regulations and litigation. Many consumer goods may be marketed globally, and consumer goods companies may be affected by the demand and market conditions in other countries and regions. Companies in the consumer goods industry may be subject to severe competition, which may also have an adverse impact on their profitability. Changes in demographics and consumer preferences may affect the success of consumer products.

Consumer Technology Industry Risk
Consumer technology companies produce a wide range of products and services for general consumers, such as smartphones, computers, home electronics, and software. The operations and performance of consumer technology companies depend significantly on global and regional economic conditions. Adverse macroeconomic conditions can adversely impact consumer confidence and spending and materially adversely affect demand for consumer technology companies’ products and services. The market for consumer technology products and services is highly competitive and subject to rapid technological change. The inability of a consumer technology company to develop and sell innovative new products with attractive margins or to protect itself from competitors’ infringement on its intellectual property could materially adversely affect that company’s ability to maintain a competitive advantage. Data security measures of consumer technology companies cannot provide absolute security, and losses or unauthorized access to or releases of confidential information can occur and could materially adversely affect a company’s business and reputation. Consumer technology companies are subject to complex and changing laws and regulations. Compliance with laws and regulations is onerous and expensive. New and changing laws and regulations can adversely affect a consumer technology company’s business by increasing the costs of compliance, limiting the company’s ability to offer a product, service or feature to customers, imposing changes to the design of the company’s products and services, or impacting customer demand for the company’s products and services.

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Enterprise Software Industry Risk
Enterprise software companies develop and provide specialized software solutions for enterprises, rather than individual consumers, to streamline business operations and improve productivity. The industry in which enterprise software companies operate is characterized by rapid technological advances, intense competition, changing delivery models, evolving standards in communications infrastructure, increasingly sophisticated customer needs and frequent new product introductions and enhancements. Because enterprise software companies’ services are complex and incorporate a variety of hardware, proprietary software, third-party and open-source software, their services may have errors or defects that could result in unanticipated downtime for their subscribers and harm to their reputation and business. Enterprise software companies and their third-party vendors are regularly subject to attempts by third parties to identify and exploit product and service vulnerabilities, penetrate or bypass their security measures, and gain unauthorized access to their or their customers’, partners’ and suppliers’ software, hardware and cloud offerings, networks and systems. Such malicious attacks can lead, and have led, to the compromise of confidential information and harm to enterprise software companies’ reputation and business.

Robotics Risk
Risks associated with companies in the robotics industry include many of the same risks as companies in the technology sector (see “Technology Sector Risk”). Securities of robotics companies, especially smaller, start-up companies, tend to be more volatile than securities of companies that do not rely heavily on technology. Companies may rely on a combination of patents, copyrights, trademarks and trade secret laws to establish and protect their proprietary rights in their products and technologies. There can be no assurance that the steps taken by these companies to protect their proprietary rights will be adequate to prevent the misappropriation of their technology or that competitors will not independently develop technologies that are substantially equivalent or superior to such companies’ technology.

Companies focused on humanoid robotics face challenges specific to the complex and unproven nature of the technology. Such operations often require a significant allocation of capital to design, test, and scale viable robotic solutions, and may not produce meaningful revenue during the life of the Fund.

Companies involved in AI-driven humanoid robotics may face regulatory scrutiny in the future, which may limit the development of this technology and impede the growth of companies that develop and/or utilize this technology. Similarly, the collection of data from consumers and other sources could face increased scrutiny as regulators consider how the data is collected, stored, safeguarded and used.

General Risks of Investing in the Fund
Trading at a Discount/Premium. Shares of closed-end investment companies such as the Fund frequently trade at a discount to their NAV. There can be no assurance that the Shares will trade at a price equal to or higher than the NAV. Also, the Fund’s NAV will be reduced immediately following this offering by the underwriting discount and the Fund’s offering costs.

The possibility that the Shares may trade at a discount to NAV is separate and distinct from the risk that the NAV may not accurately reflect the true value of the Fund’s investments and the risk that the NAV may decline.

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In addition to NAV, the market price of the Shares may be affected by such factors as distributions, significant trading in one or more of the Fund’s portfolio securities that are or become publicly traded, or the issuance of additional Shares.

Other Risks Relating to Share Price. If the Fund or Robinhood sells additional Shares after this offering or is perceived by the public as intending to sell additional Shares, including upon the expiration of the Fund Lock-Up Period or Robinhood Lock-Up Period, respectively (as defined later in this Prospectus), the market price of the Shares could decline.

Exchange Listing. An active, liquid and orderly market for the Fund’s shares may not develop or be sustained. Investors may be unable to sell their shares at or above the price initially paid for those shares.

Competition for Investment Opportunities. The Fund operates in a highly competitive market for investment opportunities. A number of entities, including venture capital firms and funds, public and private investment funds (including hedge funds), BDCs, commercial and investment banks, commercial financing companies, and internal venture capital arms of various companies will compete with the Fund to make the types of investments that the Fund plans to make. Robinhood and its affiliates also may compete with the Fund for certain types of investments, including acquisitions of companies in which the Fund might otherwise have considered for investment. Many of the Fund’s potential competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Fund has access to. For example, some competitors may have a stronger network of contacts and better connections for deal flows or have access to funding sources that are not available to the Fund or its Adviser. In addition, some of our competitors have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the Fund is subject to under the 1940 Act.

There can be no assurance that the Adviser will be able to secure investments on behalf of the Fund in all of the investment opportunities that it identifies for the Fund, or that the size of the investments available to the Fund will be as large as the Adviser would desire.

Limited Operating History. The Fund was recently formed, has limited operating history and has made limited investments using the proceeds of a seed capital investment by Robinhood. Further, the Adviser was recently formed and while its personnel have investment experience, the Adviser and its management have limited experience managing a closed-end investment company registered under the 1940 Act.

Future Growth. The Fund will need additional capital to grow and to fund growth in its investments, and the Fund may issue additional equity securities in order to obtain this additional capital. The inability to obtain new capital or a reduction in the availability of new capital could limit the Fund’s ability to grow or pursue business opportunities, which may have an adverse effect on the value of the Fund’s shares. In addition, regulations governing the Fund’s operation as an SEC registered closed-end investment company affect its ability to raise additional capital and the way in which it does so. The raising of debt capital may expose the Fund to risks, including the typical risks associated with leverage.

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Valuation. The vast majority of the Fund’s portfolio investments are expected to be in the form of equity securities that are not publicly traded, and that will accordingly be recorded at fair value as determined in good faith pursuant to the Fund’s valuation policies under the oversight of the Board. The Board has designated the Adviser as its valuation designee (the “Valuation Designee”). Because the Fund’s assets will largely be fair valued, there will be uncertainty as to the value of its portfolio investments. The fair value of securities and other investments that are not publicly traded may not be readily determinable. The Fund will value its securities at fair value according to its written valuation procedures and as determined in good faith by the Adviser under the oversight of the Board. The Adviser may use the services of nationally recognized independent valuation firm(s) to aid it in determining the fair value of the Fund’s securities. As such, the value of the Fund’s investments in Private Vehicles generally will be based on values provided by the applicable Private Vehicle Managers and, when such information is not available or, in the view of the Adviser, does not reflect fair value, the Adviser will fair value the investments in Private Vehicles with the assistance of any independent valuation firm(s). The methods for valuing these securities may include: observable, company specific hard events, including priced financings, tender/secondary transactions with determinable pricing, signed merger & acquisition agreements, initial public offerings/direct listing, liquidation events, or other objectively verifiable transactions with clear pricing implications; significant events and other issuer-specific information that may reasonably indicate a material change in value; company actions and communications that may inform value, such as board-approved recapitalizations, stock splits, or issuer-published tender prices, evaluated in light of the full information set available to the Adviser; credible third-party indications (e.g., large and recent secondary prints or other market participant data) where sufficiently reliable and relevant to the Fund’s security and the issuer’s circumstances; model-based approaches and/or third-party valuation support, together with company performance indicators, comparable company data, and other reasonably reliable information when transactions are unavailable, not readily comparable to the Fund’s security, or are deemed stale, or where significant events indicate transactions inputs may no longer be representative.

The Adviser’s determinations of the fair value of the Fund’s securities (and of its NAV) may differ materially from the values that would have been used if a ready market for its fair-valued securities existed. The Fund’s NAV is a critical component in several operational matters including computation of the Management Fee. Consequently, variance in the valuation of the Fund’s investments will impact, positively or negatively, the fees and expenses the Fund will pay.

Liquidity. Substantially all of the Fund’s investments will be illiquid. The Fund invests primarily in private companies, both directly and indirectly. Substantially all of these securities will be subject to legal and other restrictions on resale/transfer or will otherwise be less liquid than publicly traded securities. There is no assurance that the private companies in which the Fund invests will ever have a liquidity event and, even if a private company does have a liquidity event, such as an initial public offering or a merger or acquisition transaction, such a liquidity event may be at a lower valuation than the valuation at which the Fund invested. The illiquidity of the Fund’s investments will generally make it more difficult for the Fund to sell such investments if the need arises. In addition, if the Fund is required to liquidate all or a portion of its investments quickly, the Fund may realize significantly less than the value at which it has previously recorded those investments. To the extent the Fund or its Adviser receives material non-public information regarding an investment, the Fund could face other restrictions on its ability to liquidate that investment.

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Leverage. The Fund may borrow money, which magnifies the potential for gain or loss and increases the risk of investing in the Fund. The use of leverage is speculative. Although leverage will increase the Fund’s investment return if the Fund’s interest in an asset purchased with borrowed funds earns a greater return than the interest expense the Fund pays for the use of those funds, the use of leverage will decrease the return on the Fund if the Fund fails to earn as much on its investment purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Fund, especially in times of a “credit crunch” or during general market turmoil. The Fund may be required to pledge its assets as collateral for its borrowings and to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. In addition, a lender to the Fund may terminate or refuse to renew any credit facility into which the Fund has entered. If the Fund is unable to access additional credit, it may be forced to sell its investments at inopportune times, which may further depress the returns of the Fund.

Conflicts. The Fund is subject to conflicts of interest. The Adviser and its affiliates will be permitted to market, organize, sponsor, act as general partner or as the primary source for transactions for other pooled investment vehicles and other accounts, which may be offered on a public or private placement basis, and to engage in other investment and business activities. Some of these funds and accounts will have investment strategies that overlap with the investment strategies of the Fund. Robinhood and its affiliates also may compete with the Fund for certain types of investments, including acquisitions of companies in which the Fund might otherwise have considered for investment. Such activities may raise conflicts of interest for which the resolution may not be determinable. To the extent that the Adviser manages other investment funds and accounts in the future, in order to address potential conflicts of interest, the Adviser will adopt an investment allocation policy that will govern the allocation of investment opportunities among the investment funds and other accounts managed by the Adviser. See “Risks - Conflicts” for additional information.

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Affiliated Transactions Restrictions. Certain provisions of the 1940 Act prohibit the Fund from engaging in transactions with the Adviser and its affiliates. Any funds managed by the Adviser or its affiliates that are not registered under the 1940 Act would not be prohibited from participating in those transactions. The 1940 Act also imposes significant limits on investments in certain privately placed securities in aggregated transactions with affiliates of the Fund. The Adviser will not cause the Fund to engage in investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms) unless the Fund has received an order granting an exemption from Section 17 of the 1940 Act or unless such investments are not prohibited by Section 17(d) of the 1940 Act or interpretations of Section 17(d) as expressed in SEC no-action letters or other available guidance. The Adviser and the Fund intend to file for an exemptive order from the SEC that, once received, would permit the Fund to, among other things and subject to the conditions of the order, invest in certain privately placed securities in aggregated transactions alongside the Adviser and/or other future funds advised by the Adviser, or potentially Robinhood and its affiliates, where the Adviser negotiates certain terms of the private placement securities to be purchased (in addition to price-related terms). The conditions contained in the exemptive order may limit or restrict the Fund’s ability to participate in such negotiated investments or participate in such negotiated investments to a lesser extent. In addition, other conflicts may be present in a particular investment that may limit or restrict the Fund’s ability to participate, notwithstanding the exemptive order. An exemptive order would not apply to all investments or to all affiliates of the Adviser. As a result, the Fund may be limited or restricted from participating in certain investment opportunities, notwithstanding the exemptive order, including in investments in which affiliates of the Adviser not covered by the exemptive order participate. An inability to acquire the desired allocation to potential investments may affect the Fund’s ability to achieve the desired investment returns.

Regulatory Environment. Changes in laws or regulations governing the Fund’s operations may adversely affect its business. The Fund and its portfolio companies are subject to regulation at the local, state, and U.S. federal (or foreign) levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any change in these laws or regulations could materially and adversely affect our business.

Change in Investment Objective or Strategies. The Board may change the Fund’s investment objective and strategies or modify or waive certain of the Fund’s operating policies and strategies without shareholder approval (except as required by the 1940 Act or other applicable laws). The Fund cannot predict the effects that any changes to its current operating policies and strategies would have on the Fund’s business, operating results and value of its Shares. Nevertheless, the effects may adversely affect the Fund’s business and impact its ability to make distributions.

Active Management. The Fund is actively managed and subject to management risk. The Fund is subject to management risk because it is an actively managed investment portfolio. The Adviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Fund may be subject to a relatively high level of management risk because the Fund invests primarily in a limited number of private companies. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions.

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Anti-Takeover Provisions Risk. The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to change the composition of the Board or convert the Fund to open-end status. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. Such provisions also could limit the ability of Shareholders to sell their Shares at a premium over the then-current market prices by discouraging a third party from seeking to obtain control of the Fund. See “Certain Provisions in the Declaration of Trust - Anti-Takeover and Other Provisions” for additional information.

RIC Tax Status. The Fund intends to elect to be treated as a regulated investment company (or “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its taxable year that begins on the day after the closing of this initial public offering of the Fund’s common shares of beneficial interest (the “Fund’s First Post-IPO Tax Year”). If the Fund qualifies to be treated as a RIC, the Fund generally will not pay corporate-level federal income tax on any ordinary income or capital gains that the Fund distributes to Shareholders as dividends. To obtain and maintain the federal income tax benefits of RIC status, the Fund must meet specified source-of-income and asset diversification requirements and distribute annually an amount equal to at least 90% of the sum of the Fund’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of assets legally available for distribution. In addition, the Fund must maintain its status as a registered management company under the 1940 Act. If any of these requirements are not met, the favorable tax treatment described above may not be available to the Fund. For additional information regarding the Fund’s tax requirements, see “Material U.S. Federal Income Tax Considerations.”

Anti-Takeover Provisions
The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to change the composition of the Board or convert the Fund to open-end status. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. See “Certain Provisions in the Declaration of Trust - Anti-Takeover and Other Provisions” for additional information.

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The Offering
The Fund is offering 12,615,608 common shares of beneficial interest, without par value, through Goldman Sachs & Co. LLC. The Fund’s common shares of beneficial interest are called “Shares.” The Underwriter has been granted an option by the Fund to purchase up to 1,892,341 additional Shares from the Fund solely to cover over-allotments. The initial public offering price is $25.00 per share. The Fund estimates that it will incur expenses of approximately $5.7 million (approximately 1.81% of the gross proceeds) in connection with this offering, which is $0.4514 per Share based on 12,615,608 Shares to be sold by the Fund in this offering. These expenses include organizational expenses, registration fees, underwriting discounts and commissions (other than sales load), FINRA (as defined later in this Prospectus) filing fees, exchange listing fees, printing expenses, legal fees and expenses and accounting fees and expenses. The Fund’s organization and offering costs will immediately reduce the NAV of each Share purchased in this offering. Any organizational costs or offering costs incurred prior to the closing of the initial public offering that are not reimbursed by Robinhood or the Underwriter have been paid by the Adviser and will be reimbursed by the Fund.
On February 12, 2026, the Board approved a stock split such that, immediately before the completion of the initial public offering, each common share of beneficial interest issued and outstanding shall be reclassified, subdivided and changed into such number of Shares such that the NAV per Share plus the sales load per Share equals $25.00 per Share. On March 5, 2026, the Fund effectuated a stock split of the Fund’s Shares pursuant to such approval from the Board. The stock split was determined based on the NAV struck on March 4, 2026. Using the Fund’s NAV per Share as of March 4, 2026 ($24.7011), Shares outstanding (13,885,671) as of March 4, 2026, and the sales load of $0.8750 per Share, each Share of the Fund outstanding as of March 5, 2026 was classified into 1.0239 Shares of beneficial interest.
A portion of the Fund’s Shares offered by this Prospectus will be offered through Robinhood Financial, acting as a selling group member, to allocate for sale to its customers through its IPO Access feature on the Robinhood platform. Any such sales will be made at the same initial public offering price, and at the same time, as any other purchases in this offering, including purchases by institutions and other large investors, and in accordance with customary broker-dealer practices and procedures. Robinhood Financial will not retain any fees or other amounts received in connection with this service to the Fund.

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Use of Proceeds
The Fund estimates that the net proceeds to the Fund from this offering will be approximately $302.46 million ($348.11 million if the Underwriter exercises its option to purchase additional shares in full) after deducting any organizational and offering costs. The Fund estimates that it will incur expenses of approximately $5.7 million (approximately 1.81% of the gross proceeds) in connection with this offering, which is $0.4514 per Share based on 12,615,608 Shares to be sold by the Fund in this offering. These expenses include organizational expenses, registration fees, underwriting discounts and commissions (other than sales load), FINRA (as defined later in this Prospectus) filing fees, exchange listing fees, printing expenses, legal fees and expenses and accounting fees and expenses. The organization and offering costs will immediately reduce the NAV of each Share purchased in this offering. Any organizational costs or offering costs incurred prior to the closing of the initial public offering that are not reimbursed by Robinhood or the Underwriter have been paid by the Adviser and will be reimbursed by the Fund.
The Fund intends to use the net proceeds from this offering to acquire investments in accordance with its investment objectives and strategies described in this Prospectus and for general working capital purposes. The Fund may not be able to fully invest its cash as quickly as it would like due to the limited availability of and competition for private investments. Pending such investment, it is anticipated that the Fund will invest in other investments, including listed companies, mutual funds, BDCs, ETFs, money market funds, U.S. government securities and other fixed income obligations, and cash equivalents (such as bankers’ acceptances, certificates of deposit, commercial paper, short-term government and corporate obligations and repurchase agreements), and crypto or digital assets, and may at times hold a significant percentage of its assets in such investments. To the extent that a significant portion of the Fund’s assets are invested in such instruments for an extended period of time, the Fund may not achieve its investment objective.

Purchasing Shares
Prospective investors should obtain the advice of their own legal, accounting, tax and other advisers in reviewing documents pertaining to an investment in the Fund, including, but not limited to, this Prospectus, the SAI and the Declaration of Trust (as defined later in this Prospectus), before determining to invest in Shares.

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Distributions
The timing and amount of our future dividends, if any, will be determined by the Board. Any dividends to the Fund’s Shareholders will be declared out of assets legally available for distribution. The Fund intends to focus on making capital gains-based investments from which the Fund will derive primarily capital gains. As a consequence, the Fund does not anticipate that it will pay dividends on a quarterly basis or become a predictable distributor of dividends. However, if there are earnings or realized capital gains to be distributed, the Fund intends to declare and pay a dividend at least annually. The Fund intends to elect to be treated as a RIC for federal income tax purposes and expects to continue to operate in a manner so as to qualify for the tax treatment applicable to RICs. To maintain RIC status, the Fund must, among other things, distribute at least 90% of the sum of the Fund's net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of assets legally available for distribution. To avoid the imposition of a 4% U.S. federal excise tax, the Fund must distribute during each calendar year an amount equal to the sum of (1) at least 98% of its ordinary income for the calendar year, (2) at least 98.2% of its capital gains in excess of capital losses for the one-year period generally ending on October 31 of the calendar year and (3) certain undistributed amounts from previous years on which the Fund paid no U.S. federal income tax. In order to minimize the imposition of the 4% federal excise tax, the Fund generally intends to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% federal excise tax. The Fund cannot assure Shareholders that the Fund will achieve investment results that would allow the Fund to make distributions. All distributions will be at the sole discretion of the Board and will depend on the Fund’s ability to dispose of its investments, any net investment income, its financial condition, and such other factors as the Board may deem relevant from time to time.

Dividend Reinvestment Plan
To the extent the Fund determines to pay distributions in the future, the Fund has established a dividend reinvestment plan (the “DRIP”) administered by Equiniti Trust Company, LLC (“EQ”). Pursuant to the DRIP, any dividends or other distributions, net of any applicable U.S. federal withholding tax, paid by the Fund will be reinvested automatically in the Shares of the Fund. Shareholders automatically participate in the DRIP. A Shareholder who does not wish to participate in the DRIP and have distributions automatically reinvested may terminate participation in the DRIP at any time by written instructions to that effect to EQ at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120. Shareholders who elect not to participate in the DRIP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by EQ three days prior to the record date of the distribution or the Shareholder will receive such distribution in Shares through the DRIP. Under the DRIP, the Fund’s distributions to Shareholders are reinvested in full and fractional Shares. The automatic reinvestment of distributions will not relieve Shareholders of any federal, state or local income tax that may be payable (or required to be withheld) on such distributions. For additional discussion regarding the tax implications of participating in the DRIP, see “Material U.S. Federal Income Tax Considerations.”

No Redemption Rights	No Shareholder will have the right to require the Fund to redeem Shares.

Expenses
The Fund bears its own operating expenses (including, without limitation, any offering expenses, and the fees and expenses charged by the Adviser, as well as the Administrator, Custodian and Transfer Agent, each as defined later in this Prospectus).
The Fund will bear certain of its organizational and initial offering costs in connection with this offering.

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Management Fee	Pursuant to the investment advisory agreement dated as of January 21, 2026 (the “Investment Advisory Agreement”), by and between the Fund and the Adviser and in consideration of the investment advisory and other services provided by the Adviser, the Fund pays the Adviser a management fee (the “Management Fee”). The Management Fee is calculated and payable quarterly at the annual rate of 2.00% of the Fund’s Net Assets determined quarterly as of the end of each quarter (before the accrual of the Management Fee for that quarter), effective upon the closing of the initial public offering. “Net Assets” means the total assets of the Fund minus the Fund’s liabilities. The Fund will not pay any incentive fee, carried interest or any other similar fee to the Adviser. In addition, the Adviser has contractually agreed to reduce its Management Fee to an annual rate of 1.00% for six months following the closing of the initial public offering (through September 9, 2026) (the “Management Fee Waiver Agreement”). Unless the Management Fee Waiver Agreement is otherwise extended by agreement between the Fund and the Adviser, the Management Fee payable by the Fund following the first six months after the closing of the initial public offering will be at the annual rate of 2.00%. Fees waived pursuant to the Management Fee Waiver Agreement are not subject to recoupment by the Adviser.

Taxation
The Fund has been taxed as a “C” corporation under Subchapter C of the Code since its incorporation, and intends to continue to be so treated through the date of this initial public offering of the Shares. The Fund intends to elect to be treated as a RIC under Subchapter M of the Code as of the Fund’s First Post-IPO Tax Year. As a RIC, the Fund generally will not pay corporate-level federal income taxes on any ordinary income or capital gains that the Fund distributes to Shareholders as dividends. The Fund may be required, however, to pay corporate-level federal income taxes on gains built into the Fund’s assets as of the effective date of the Fund’s RIC election. See “Material U.S. Federal Income Tax Considerations—Conversion to Regulated Investment Company.” To obtain and maintain the federal income tax benefits of RIC status, the Fund must meet specified source-of-income and asset diversification requirements and distribute annually an amount equal to at least 90% of the sum of the Fund’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of assets legally available for distribution.

Tax Reporting
As soon as practicable after the end of each calendar year, the Fund will provide to each Shareholder a statement on Internal Revenue Service (“IRS”) Form 1099-DIV (or successor form) or IRS Form 1042-S (or successor form), as applicable, identifying the amount and character (e.g., ordinary dividend income, qualified dividend income or long-term capital gain) of any distributions includable in Shareholders’ taxable income for such year.

Reports to Shareholders	The Fund will prepare and transmit to Shareholders an annual report and a semi-annual report within 60 days after the close of the reporting period for which the report is being made, or as otherwise required by 1940 Act.

Fiscal and Tax Year
The Fund’s fiscal year for accounting purposes is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending on December 31. The Fund intends to elect to change its taxable year to a taxable year ending March 31.

Term	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Declaration of Trust.

Custodian and Transfer Agent
U.S. Bank National Association serves as the Fund’s custodian (the “Custodian” or “U.S. Bank”), and EQ serves as the Fund’s transfer agent (the “Transfer Agent”). The Fund compensates the Custodian and Transfer Agent for these services and, in addition, reimburses the Custodian and Transfer agent for certain out-of-pocket expenses.

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Administrator
The Fund has retained U.S. Bancorp Fund Services, LLC (the “Administrator” or “U.S. Bank”) to provide it with certain administrative services, including fund administration and fund accounting services. The Fund compensates the Administrator for these services and, in addition, reimburses the Administrator for certain out-of-pocket expenses.

ERISA
Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code, including employee benefit plans and individual retirement accounts, may purchase Shares of the Fund. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” subject to the fiduciary responsibility and prohibited transaction rules of ERISA. Thus, neither the Fund nor the Adviser will be a “fiduciary” within the meaning of ERISA with respect to the assets of any “benefit plan investor” within the meaning of ERISA that becomes a Shareholder, solely as a result of the Shareholder’s investment in the Fund.

Privacy Policy
The Fund and certain service providers may have access to Shareholders’ personal information. The Adviser, Administrator, Custodian, Transfer Agent, the Fund’s auditors and the other service providers to the Fund may receive and have access to personal data relating to Shareholders, including information contained in a prospective investor’s subscription documents and arising from a Shareholder’s business relationship with the Fund and/or the Adviser. Such information may be stored, modified, processed or used in any other way, subject to applicable laws, by the Adviser and by the Fund’s other service providers and their agents, delegates, sub-delegates and certain third parties in any country in which such person conducts business. Subject to applicable law, Shareholders may have rights in respect of their personal data, including a right to access and rectification of their personal data and may in some circumstances have a right to object to the processing of their personal data.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “shall,” “should,” “may,” “plans,” “continues,” “seeks,” “estimates,” “would,” “could,” “targets,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss the Fund’s plans, strategies, prospects and expectations concerning the Fund’s business, operating results, financial condition and other similar matters. The factors listed under “Risks,” as well as any cautionary language in this Prospectus, provide examples of risks, uncertainties and events that may cause the Fund’s actual results to differ materially from the expectations described in these forward-looking statements.
Before you invest in the Shares, you should be aware that the occurrence of the events described in “Risks” and elsewhere in this Prospectus could have a material adverse effect on the Fund’s business, results of operations and financial position. The forward-looking statements contained in this Prospectus involve a number of risks and uncertainties, including statements concerning:
•the current and future business, operations, financial condition, operating results or prospects of the Fund and those of the issuers of the securities in which the Fund invests;
•the return or impact of current and future investments;
•general market conditions, the state of the general economy and its impact on the industries in which the Fund invests;
•the impact of changes in laws or regulations (including the interpretation thereof), including tax laws, governing the operations of the Fund or the issuers of securities in which the Fund invests;
•the Fund’s ability to deploy any capital raised in this offering;
•the Fund’s contractual arrangements and relationships with third parties, including the Adviser, administrator, custodian and transfer agent;
•the impact of supply chain constraints on the issuers of the securities in which the Fund invests and the global economy;
•uncertainty surrounding global financial stability;
•geopolitical tensions and hostilities, and the potential for such tensions and hostilities to adversely impact the industries and issuers of the securities in which the Fund invests;
•the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; and
•the ability of the Adviser to locate and obtain suitable investments for the Fund and to monitor and administer the Fund’s investments.
You should not place undue reliance on these forward-looking statements, which are based on information available to the Fund as of the date of this Prospectus. Except as required by the federal securities laws, the Fund undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.
The forward-looking statements in this Prospectus are excluded from the safe harbor protection provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Fund’s actual operating results and financial condition could differ materially from those

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implied or expressed in the forward-looking statements or from the Fund’s historical performance for any reason, including the factors set forth in “Risks” and the other information included in this Prospectus.

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SUMMARY OF FEES AND EXPENSES
The following table contains information about the costs and expenses that Shareholders will bear directly or indirectly. The expenses shown in the table under “Annual Expenses” are based on estimated amounts for the Fund’s first fiscal year of operations and are based on the Fund issuing an aggregate of 12,615,608 Shares in this offering (representing an aggregate public offering price of $315,390,200). The purpose of the table and the example below is to help you understand the fees and expenses that you as a Shareholder would bear directly or indirectly. The following table should not be considered as a representation of the Fund’s future expenses.
Please refer to “Management of the Fund-Investment Advisory Agreement-Management Fee,” “Fund Expenses,” “Underwriting” and “Dividend Reinvestment Plan” for more complete descriptions of the various costs and expenses.

Shareholder Transaction Expenses:
Sales load paid by you (as a percentage of offering price)(1)	3.50%
Offering expenses borne by the Fund (as a percentage of offering price)(2)	0.60%
Dividend reinvestment plan fees	None

Annual Expenses:	Percentage of Net Assets Attributable to Shares
Management Fees(3)(4)	2.00%
Other Expenses(5)	1.10%
Repayment to Adviser	0.68%
Other Expenses	0.42%
Interest Payments on Borrowings	None
Acquired Fund Fees and Expenses(6)	0.03%
Total Annual Expenses	3.13%
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(1)If the Underwriter exercises its option to acquire up to an additional 15% of the total number of Shares to be offered in the offering, the sales load on Shares sold pursuant to that option will also be 3.500%.
(2)The Fund estimates that it will incur one-time expenses of approximately $1.9 million (approximately 0.60% of the gross proceeds) in connection with this offering based on 12,615,608 Shares to be sold in this offering. These expenses include registration fees, FINRA (as defined later in this Prospectus) filing fees, exchange listing fees, printing expenses, legal fees and expenses and accounting fees and expenses. The offering costs will immediately reduce the NAV of each Share purchased in this offering. Robinhood and the Underwriter have agreed to reimburse the Fund for certain of its expenses in connection with this offering in an amount of approximately $3.4 million. Any organizational costs or offering costs incurred prior to the closing of the initial public offering that are not reimbursed by Robinhood or the Underwriter have been paid by the Adviser and will be reimbursed by the Fund. The Fund will reimburse the Adviser promptly following the offering out of the offering proceeds.
(3)The Management Fee is calculated and payable quarterly at an annual rate of 2.00% of the Fund’s Net Assets determined quarterly as of the end of each quarter (before the accrual of the Management Fee for that quarter).
(4)The Fund pays the Adviser a Management Fee calculated and payable quarterly at an annual rate of 2.00% of the Fund’s Net Assets determined quarterly as of the end of each quarter (before the accrual of the Management Fee for that quarter).“Net Assets” means the total assets of the Fund minus the Fund’s liabilities. For purposes of determining the Management Fee payable to the Adviser, the Fund’s Net Assets will be calculated prior to any reduction for the accrual of the Management Fee for that quarter. In addition, the Adviser has contractually agreed to reduce its Management Fee to an annual rate of 1.00% for six months following the closing of the initial public offering (through September 9, 2026) (the “Management Fee Waiver Agreement”). Unless the Management Fee Waiver Agreement is otherwise extended by agreement between the Fund and the Adviser, the Management Fee payable by the Fund following the first six months after the closing of the initial public offering will be at the annual rate of 2.00%. Fees waived pursuant to the Management Fee Waiver Agreement are not subject to recoupment by the Adviser.
(5)Other Expenses are based on estimated amounts for the current fiscal year.
(6)The Acquired Fund Fees and Expenses is based on estimated amounts for the current fiscal year.

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The following example illustrates the expenses (including the sales load of 3.500%) that you would pay on a $1,000 investment in Shares, assuming (1) total annual expenses of 3.13% of net assets attributable to Shares and (2) a 5% annual return:(1)

1 Year	3 Years	5 Years	10 Years
$66	$128	$193	$367
The example should not be considered a representation of future expenses. Actual expenses may be higher or lower.
(1)The example assumes that the estimated Total Annual Expenses set forth in the Annual Expenses table are accurate, and that all dividends and distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

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THE FUND
The Fund is a newly organized Delaware statutory trust formed on August 22, 2025, and is registered under the 1940 Act as a closed-end, non-diversified, investment company. The Fund has limited operating history. The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Amended and Restated Declaration of Trust (the “Declaration of Trust”). The Fund’s principal office is located at 85 Willow Road, Menlo Park, California 94025 and its telephone number is (650) 761-7789.
Investment management services are provided to the Fund by the Adviser pursuant to the Investment Advisory Agreement. Responsibility for monitoring and overseeing the Fund’s investment program and its management and operation is vested in the Board.
Certain information about the Fund’s current investments is included in this Prospectus. Additional information about the Fund’s investments will be available in Shareholder Reports when they are prepared.
The following table sets forth certain unaudited information as of January 31, 2026, for each portfolio company in which the Fund was invested as of such date (excluding any money market fund investments).

Portfolio Company	Nature of Principal Business	Security Type	Cost of Investment	Fair Value of Investment as of January 31, 2026	Acquisition Date
Airwallex (Cayman) Limited	Financial Technology	Preferred Stock	$25,000,002	$25,000,002	11/21/2025
Boom Technology, Inc.	Aerospace and Defense	Preferred Stock	$24,999,999	$24,999,999	12/2/2025
Databricks, Inc.	AI	Preferred Stock	$49,999,830	$49,999,830	12/16/2025
Databricks, Inc.	AI	Preferred Stock	$24,999,900	$31,666,540	10/31/2025
Mercor.io Corporation	AI	Preferred Stock	$49,999,308	$49,999,308	10/10/2025
Oura Health Oy	Consumer Technology	Preferred Stock	$24,999,994	$24,999,994	12/19/2025
Ramp Business Corporation	Financial Technology	Preferred Stock	$14,613,750	$14,613,750	11/21/2025
Ramp Business Corporation	Financial Technology	Common Stock	$10,386,180	$10,386,180	11/25/2025
Revolut Group Holdings Ltd	Financial Technology	Ordinary Shares	$50,248,750	$50,248,750	1/29/2026
Set forth below is a brief description of each of our portfolio companies:
Airwallex (Cayman) Limited
Airwallex is a financial services platform focused on facilitating cross-border transactions. The company offers a full suite of international payment and banking services, including multi-currency accounts, payments, expense management, card issuing/spend management and platform APIs helping companies collect, hold, convert, and pay funds across different markets more efficiently. The company was founded in 2015 in Melbourne by CEO Jack Zhang and is co-headquartered in San Francisco and Singapore.
Boom Technology, Inc.
Boom Supersonic is a U.S. aerospace company developing next‑generation supersonic flight technology aimed at reviving commercial faster‑than‑sound travel. In addition, Boom has adapted the same supersonic engine technology into a natural gas turbine for terrestrial use aimed at powering AI data centers. Boom was founded in 2014 and is headquartered in Centennial, Colorado.

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Databricks, Inc.
Databricks is a leading data intelligence platform founded in 2013 out of the AMPLab research lab at the University of California, Berkeley. Databricks is a unified, cloud-based analytics platform that simplifies big data processing, AI, and machine learning by combining data engineering, data science, and business analytics in a single workspace. It allows teams to collaborate on large-scale data projects, from ingestion and transformation to building and deploying AI models, offering high-performance processing, scalability, and governance. The company is headquartered in San Francisco, California.
Mercor.io Corporation
Founded in 2023, Mercor is an AI-powered talent marketplace and hiring platform that connects high-skilled domain experts with remote work opportunities. The company specializes in sourcing experts to train, evaluate, and improve large language models (LLMs) and artificial intelligence applications. Mercor is based in San Francisco, California.
Oura Health Oy
Oura Health develops wearable biometric devices aimed at monitoring and improving personal wellness. The company is known for its Oura Ring, a smart ring that continuously tracks physiological signals such as sleep patterns, heart rate, heart rate variability, body temperature and activity and delivers insights through a mobile app to help users understand and optimize sleep, recovery and daily health trends. Founded in Finland in 2013, Oura has E.U. headquarters in Oulu, Finland and U.S. headquarters in San Francisco, California.
Ramp Business Corporation
Ramp provides a unified finance operations platform, helping finance teams reduce manual tasks and improve visibility. This includes corporate credit cards, expense tracking, bill payments, vendor and procurement workflows, travel management, and automated accounting, integrating with ERP and HRIS systems. Ramp syncs transactions, and supports global operations across multiple currencies. In addition, leveraging AI, Ramp automates expense submission, invoice processing, data coding, and cost‑saving insights. Ramp was founded in 2019 and is based in New York.
Revolut Group Holdings Ltd
Revolut is a global financial technology company founded in 2015 and headquartered in London, United Kingdom. Revolut offers consumer-focused financial services including checking accounts, cards, international transfers, high yield savings, stock and crypto trading delivered through a mobile app.
Other- Binding Agreement to Purchase Stripe Global Holdings Inc.
On February 13, 2026, the Fund entered into binding agreements to purchase an aggregate of $14,577,645 of Class B Common Stock of Stripe Global Holdings Inc. in secondary transactions. This investment is expected to close after the Fund’s initial public offering, subject to the satisfaction of customary closing conditions. The Fund cannot provide any assurance that the closing of the secondary purchase will occur.

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USE OF PROCEEDS
The Fund estimates that the net proceeds to the Fund from this offering will be approximately $302.46 million ($348.11 million if the Underwriter exercises the over-allotment option in full) after deducting any organizational and offering costs. The Fund estimates that it will incur expenses of approximately $5.7 million (approximately 1.81% of the gross proceeds) in connection with this offering, which is $0.4514 per Share based on 12,615,608 Shares to be sold by the Fund in this offering. These expenses include organizational expenses, registration fees, underwriting discounts and commissions (other than sales load), FINRA (as defined later in this Prospectus) filing fees, exchange listing fees, printing expenses, legal fees and expenses and accounting fees and expenses. The organization and offering costs will immediately reduce the NAV of each Share purchased in this offering. Any organizational costs or offering costs incurred prior to the closing of the initial public offering that are not reimbursed by Robinhood or the Underwriter have been paid by the Adviser and will be reimbursed by the Fund.
The Fund intends to use the proceeds from this offering to acquire investments in accordance with its investment objective and strategies described in this Prospectus and for general working capital purposes. The Fund may not be able to fully invest its cash as quickly as it would like due to the limited availability of and competition for private investments. It is presently anticipated that the Fund will be able to invest substantially all of the net proceeds in securities that meet the Fund’s investment objective and policies within approximately 12-24 months after the completion of the offering. Pending such investment, it is anticipated that the Fund will invest in other investments, including listed companies, mutual funds, BDCs, ETFs, money market funds, U.S. government securities and other fixed income obligations, and cash equivalents (such as bankers’ acceptances, certificates of deposit, commercial paper, short-term government and corporate obligations and repurchase agreements), and crypto or digital assets, and may at times hold a significant percentage of its assets in such investments. To the extent that a significant portion of the Fund’s assets are invested in such instruments for an extended period of time, the Fund may not achieve its investment objective.

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INVESTMENT OBJECTIVE AND STRATEGY
Investment Objective
The Fund’s investment objective is to seek long-term capital appreciation. The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board without the vote of a majority of the Fund’s outstanding voting securities (as defined by the 1940 Act). The Fund’s fundamental policies, which are listed in the “The Fund” section of the SAI, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund. There can be no assurance that the Fund will achieve its investment objective.
Investment Strategies
In pursuing its investment objective, the Fund will primarily invest, under normal circumstances, in a concentrated portfolio generally consisting of ten or more private companies that, in the view of the Adviser, are Frontier Companies. The Fund generally will seek to limit its investments in each Frontier Company to no more than 20% of its assets, measured at the time of purchase. While the Fund targets an initial investment of no more than 20% of its assets in each Frontier Company in which it invests, the value of the Fund’s investments will fluctuate so that any one investment may represent more or less than 20% of the Fund’s assets at any given point in time. The Adviser may, in its sole discretion, determine to rebalance the Fund’s investments from time to time. The Fund’s strategy of holding fewer investments with a high level of concentration is designed to provide investors with meaningful exposure to those investments. The specific Frontier Companies in which the Fund focuses its investments may change over time, including if a Frontier Company becomes a public company or is acquired in the future and the Fund elects to sell its investment in such company.
The Adviser will seek to invest in Frontier Companies that it believes are differentiated and positioned for sustained growth based on its analysis of technology trends and markets, industry knowledge and knowledge of where leading venture capitalists and other institutional investors are investing, and proprietary research. The Fund can invest in companies based both inside and outside the United States.
The Fund will make direct investments in Frontier Companies, which will typically be in the form of non-controlling equity and equity-related securities, including, but not limited to, common stock, warrants, convertible preferred stock, other equity or equity-linked securities or ownership interests in business enterprises, other forms of senior equity, which may or may not be convertible into a Frontier Company’s common equity, and preferred stock and convertible debt securities.
The Fund may also make indirect investments in Frontier Companies by purchasing units or shares of Private Vehicles that provide the Fund with economic exposure to the equity of one or more Frontier Companies. The SPVs in which the Fund expects to invest will be private investment vehicles managed by unaffiliated managers that are designed to provide the Fund and other accredited investors access to concentrated economic exposure of one or more specific private companies through a private offering of securities exempt from registration under the Securities Act pursuant to Regulation D. An SPV may source its investments in underlying private companies through a variety of methods, including through existing investment, business or other relationships that the manager of the SPV may have with a private company or its founders and/or key employees. Individual SPVs that the Fund expects to invest in may have different terms and structures, which may present unique risks and different economic experience than if the Fund were to hold interests in the underlying private companies directly. The types of SPVs in which the Fund expects to invest may charge upfront sales charges as well as management fees and/or carried interest-type fees that will impact the value of the Fund’s investment and the Fund’s investment return. All investors in an SPV typically will have similar rights, which are documented in the governing documents of the SPV, subject to the terms of any side letters entered into between an investor (including the Fund) and the manager of the SPV that may alter such rights and/or provide certain benefits to individual SPV investors. It is expected that the SPVs in which the Fund invests will not provide the Fund with voting rights with respect to the SPVs or underlying private companies. Private Vehicles will typically not be controlled by the Fund and will not be subsidiaries of the Fund. Such investments may include investments made through “secondary transactions,” in which the Fund acquires an interest in an existing Private Vehicle from another investor. The Fund also may seek indirect economic exposure to Frontier Companies in other ways, including through special situations, other equity or credit investments, equity-

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related and equity-linked investments such as forward contracts for future delivery of stock, swaps, and other synthetic equity agreements that provide it with economic exposure to the equity of a Frontier Company. To the extent the Fund enters into forward contracts or other derivatives with respect to a Frontier Company, the Fund intends to do so only with reputable counterparties that have received (or the guarantors of the obligations of which have received) a credit rating of A-1 or P-1 by S&P or Moody’s, or that have an equivalent rating from another NRSRO, or that are determined to be of equivalent credit quality by the Adviser.
In seeking to achieve its investment objective, the Fund will invest, without limit, in privately placed or restricted securities (including in Rule 144A securities, which are privately placed securities purchased by qualified institutional buyers), illiquid securities and securities in which no secondary market is readily available, of private companies. Issuers of these securities are not expected to have a class of securities registered, or be subject to periodic reporting, pursuant to the Exchange Act.
The Fund generally intends to hold its investments as a long-term investor, consistent with its investment objective and strategies, and, accordingly, the Fund does not expect to divest of investments on any particular timeline or upon the occurrence of any particular event. For example, the Fund expects generally to continue to hold investments in a company after an initial public offering. However, the Fund may divest of some or all of an investment as the Adviser determines to be appropriate and consistent with the Fund’s investment objective or strategies. This may occur in connection with an initial public offering or acquisition of a company, in the event the Adviser determines it is appropriate to rebalance the portfolio, where the Adviser determines that the investment is no longer performing in-line with expectations or ceases to be a Frontier Company, or for any other reason in the Adviser’s discretion.
Under normal circumstances, substantially all of the Fund’s assets will be invested in direct or indirect investments in Frontier Companies (except that the Fund may continue to hold investments in a Frontier Company after the initial public offering of such Frontier Company). However, the Fund may also invest, to a lesser extent (including while it is seeking to build its position in one or more Frontier Companies or to manage cash) in other investments, including listed companies, mutual funds, BDCs, ETFs, money market funds, U.S. government securities and other fixed income obligations, and cash equivalents (such as bankers’ acceptances, certificates of deposit, commercial paper, short-term government and corporate obligations and repurchase agreements), and crypto or digital assets, and may at times hold a significant percentage of its assets in such investments. To the extent that a significant portion of the Fund’s assets are invested in such instruments for an extended period of time, the Fund may not achieve its investment objective.
The Fund expects that it will invest significantly in aerospace and defense, AI, computer software, consumer products, consumer technology, enterprise software, Fintech, technology, and robotics related companies. Accordingly, the Fund expects that its investments will be concentrated in securities of issuers having their principal business activities in industries or groups of industries in the following sectors: communication services, consumer discretionary, financials, industrials, and information technology(i.e., more than 25% of the value of the Fund’s assets is expected to be invested in such industries or groups of industries). As of the date of this Prospectus, the Fund determines an issuer’s industry or group of industries by reference to its classification under the GICS.
The Fund is classified as a “non-diversified” investment company under the 1940 Act, which means that it intends to invest a high percentage of its assets in a limited number of issuers and may invest a larger proportion of its assets in a single issuer.
The Fund is permitted to borrow money or issue debt securities in an amount up to 33 1/3% of its total assets in accordance with the 1940 Act. The Fund may establish one or more credit lines to borrow money for a range of purposes, including for the purpose of funding investments, to satisfy Fund liabilities or obligations, or other specified purposes. The Fund may pledge its assets to secure any such borrowings. There is no assurance, however, that the Fund will be able to enter into a credit line or that it will be able to timely repay any borrowings under such credit line, which may result in the Fund incurring leverage on its portfolio investments from time to time. The Fund’s use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, determine not to use leverage.

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The Fund may make investments directly or indirectly through one or more Subsidiaries, and references herein to the Fund’s investments also refer to any Subsidiary’s investments.
If the Fund uses one or more Subsidiaries to make investments, the Fund and its shareholders will bear the respective organizational and operating fees, costs, expenses and liabilities of those Subsidiaries. The Fund and its Subsidiaries will have the same investment strategies and will be subject to the same investment restrictions and limitations on a consolidated basis. The Adviser will serve as investment adviser to the Fund and each Subsidiary. The Subsidiaries will comply with the provisions relating to affiliated transactions and custody of the 1940 Act.
The Adviser will not cause the Fund to engage in certain negotiated investments alongside affiliates unless the Fund has received an order from the SEC granting an exemption from Section 17 of the 1940 Act, or unless such investments are not prohibited by Section 17(d) of the 1940 Act or interpretations thereof, as expressed in SEC no-action letters or other available guidance. The Adviser and the Fund intend to apply for an exemptive order from the SEC that, if granted, would expand the Fund’s ability to invest alongside its affiliates in privately placed investments that involve the negotiation of certain terms of the securities to be purchased (other than price-related terms).
Market Opportunity
Successful private companies have traditionally created significant value for investors in private markets, which have typically been reserved for accredited and institutional investors. As of 2022, approximately 80% of U.S. households did not have sufficient income or assets to qualify as accredited investors.(1)
The number of publicly traded companies in the United States has fallen from approximately 7,000 in the year 2000 to approximately 4,000 in 2024,(2) shrinking the investable universe for retail investors. At the same time, private companies are growing, both by number and market value. In the United States, for companies with revenue greater than $100 million, private companies now outnumber public companies by over six and one-half to one.(3) The aggregate estimated value of private companies (excluding those organized as limited liability companies and limited partnerships) in the U.S. surpassed $10 trillion in the first quarter of 2025.(4) The number of so-called “unicorns” (private companies that have achieved a capitalization of $1 billion or more) in the United States increased from an estimated 39 in 2013 to over 850 in 2026.(5) At the same time, the median time frame from founding of a private company to its initial public offering has increased, hitting 14 years in 2024, which represented a 15-year high, and some high-quality scaled businesses are delaying public listing indefinitely, even after reaching profitability.(6) Even as some of these private companies have become household names, exposure to them remains gated to the vast majority of retail investors. The Fund is designed to provide retail investors with exposure to a select group of private companies that the Adviser believes are capable of additional growth, through an investment vehicle with publicly listed shares that provide intra-day liquidity and a fee structure aligned with Robinhood’s mission to democratize finance for all.
Although many private companies have created value for investors, many more private companies have not. The Fund and the Adviser do not guarantee any level of return or risk on investments and there can be no assurance that the Fund’s investment objective will be achieved or that the Fund’s investment program will be successful.
(1) Source: U.S. SEC, Review of Accredited Investor Definition under the Dodd-Frank Act (Dec.2023), data as of 2022.
(2) Source: World Bank Group DataBank, available at Listed domestic companies, total - United States | Data (retrieved August 14, 2025).
(3) Source: Apollo Academy, Many More Private Firms in the US, April 2024.
(4) Source: Federal Reserve, Federal Reserve Statistical Release: Financial Accounts of the United States, First Quarter 2025.
(5) Source: TechCrunch, Welcome to the Unicorn Club, Nov. 2, 2013; PitchBook, Unicorn Companies List & Tracker, Feb. 2, 2026.
(6) Source: The Wall Street Journal, Inside the Invitation-Only Stock Market for the Wealthy, December 12, 2025.

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ROBINHOOD OVERVIEW
Overview of Robinhood
Robinhood Ventures DE, LLC (referred to herein as the “Adviser”, “Robinhood Ventures” or “RHV”), is a Limited Liability Company organized in the State of Delaware and serves as the Fund’s investment adviser. The Adviser was formed in August 2025, and is a wholly-owned subsidiary of Robinhood Markets, Inc., a Delaware corporation that is a publicly traded company (Nasdaq: HOOD), and holding company that operates through several wholly-owned subsidiaries, including the following:
•Robinhood Financial is registered in the United States as a broker-dealer and acts as the introducing broker;
•Robinhood Securities, LLC is registered in the United States as a broker-dealer and performs the clearing and settlement services for Robinhood Financial customers;
•Robinhood Gold, LLC is a Delaware limited liability company that offers Gold membership to customers with subscription benefits;
•Robinhood Crypto, LLC (“Robinhood Crypto”) provides users the ability to buy, sell and transfer cryptocurrencies and is responsible for the custody of user cryptocurrencies held by users on the Robinhood Crypto platform;
•Robinhood Credit, Inc. offers credit cards with certain rewards offerings;
•Robinhood Derivatives, LLC is a registered non-clearing futures commission merchant and a swap firm for trading cleared swaps;
•Robinhood Asset Management, LLC is a registered investment adviser and provides discretionary portfolio management to retain clients;
•Robinhood Money, LLC offers a spending card and a spending account that helps customers invest, save and earn rewards;
•Trade-PMR, Inc. is a custodial and portfolio management platform for registered investment advisors that was acquired by Robinhood in February 2025; and
•Bitstamp Ltd. is a globally-scaled cryptocurrency exchange with institutional and retail customers that was acquired by Robinhood in June 2025.
Robinhood is continuously introducing new products and diversifying its services that further expand access to the financial system.
Key Differentiators/Competitive Advantages
Some of the attributes that the Adviser believes differentiate it from its competitors include the ability to leverage Robinhood’s deep connectivity to the venture community, built during its high-growth private company phase and sustained as a public company, spanning leading venture capital firms and founders/chief executive officers of innovative companies. The Adviser believes that Robinhood’s relationships may translate into advantaged sourcing alongside traditional channels.

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LEVERAGE
The Fund is permitted to borrow money or issue debt securities in an amount up to 33 1/3% of its total assets in accordance with the 1940 Act. The Fund may establish one or more credit lines to borrow money for a range of purposes, including for the purpose of funding investments, to satisfy Fund liabilities or obligations, or other specified purposes. The Fund may pledge its assets to secure any such borrowings There is no assurance, however, that the Fund will be able to enter into a credit line or that it will be able to timely repay any borrowings under such credit line, which may result in the Fund incurring leverage on its portfolio investments from time to time. The Fund’s use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, determine not to use leverage.
Certain types of leverage used by the Fund may result in the Fund being subject to covenants relating to asset coverage and portfolio composition requirements. The Fund may be subject to certain restrictions on investments imposed by one or more lenders or by guidelines of one or more rating agencies, which may issue ratings for any short-term debt securities or preferred shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act.
Preferred Shares
The Fund’s organizational documents provide that the Board may authorize and issue preferred shares with or without rights as determined by the Board, by action of the Board without prior approval of the holders of the Shares. Shareholders have no preemptive right to purchase any preferred shares that might be issued. Any such preferred share offering would be subject to the limits imposed by the 1940 Act. In addition, the Fund generally is not permitted to declare any cash dividend or other distribution on the Fund’s Shares, or purchase any such Shares, unless, at the time of such declaration, the Fund would have asset coverage of at least 200% after deducting the amount of such dividend or other distribution. The 1940 Act grants to the holders of senior securities representing shares issued by the Fund certain voting rights, including the right to elect two trustees of the Board. Failure to maintain certain asset coverage requirements under the 1940 Act could entitle the holders of preferred shares to elect a majority of the Board.
Borrowings
The Fund is permitted, without prior approval of the Shareholders, to borrow money. The Fund may issue notes or other evidence of indebtedness (including bank borrowings or commercial paper) and may secure any such borrowings by mortgaging, pledging or otherwise subjecting the Fund’s assets as security. In connection with such borrowings, the Fund may be required to maintain minimum average balances with the lender or to pay a commitment or other fee to maintain a line of credit. Any such requirements will increase the cost of borrowing over the stated interest rate. There can be no assurance that the Fund will be able to utilize leverage on terms that the Adviser deems favorable at any given time.
Borrowings by the Fund are subject to certain limitations under the 1940 Act, including the amount of asset coverage required. In addition, agreements related to the borrowings may also impose certain requirements, which may be more stringent than those imposed by the 1940 Act.
The rights of lenders to the Fund to receive interest on, and repayment of, principal of any such borrowings will be senior to those of the Shareholders and the holders of any preferred shares, and the terms of any such borrowings may contain provisions that limit certain activities of the Fund, including the payment of dividends to Shareholders and the holders of preferred shares, if any, in certain circumstances.
Credit Facility
The Fund may establish one or more credit lines to borrow money for a range of purposes, including for the purpose of funding investments and to otherwise satisfy Fund liabilities or obligations.

RISKS
AN INVESTMENT IN THE FUND INVOLVES A HIGH DEGREE OF RISK AND THEREFORE SHOULD ONLY BE UNDERTAKEN BY INVESTORS WHO UNDERSTAND THE POTENTIAL RISK OF CAPITAL LOSS, FOR WHOM AN INVESTMENT IN THE FUND IS A PART OF A DIVERSIFIED INVESTMENT PROGRAM, AND WHOSE FINANCIAL RESOURCES ARE SUFFICIENT TO ENABLE THEM TO ASSUME THESE RISKS AND TO BEAR THE LOSS OF ALL OR PART OF THEIR INVESTMENT. THE FOLLOWING IS NOT AN EXHAUSTIVE LISTING OF ALL OF THE POTENTIAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE FUND. PRIOR TO INVESTING IN THE FUND, INVESTORS SHOULD CONSULT WITH THEIR OWN FINANCIAL, LEGAL, INVESTMENT AND TAX ADVISERS IN EVALUATING THE MERITS AND RISKS OF INVESTING IN THE FUND.
An investment in the Fund is suitable only for those persons who have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their proposed investment. An investment in the Fund is speculative and involves a high degree of risk. Therefore, you should consider the risks of investing in the Fund, including the principal risk factors described below, prior to making an investment in the Fund. The following information is a discussion of the known material risk factors associated with an investment in the Fund’s Shares specifically. These risks may be directly applicable to the Fund or may be indirectly applicable through the Fund’s investments. Additional risks and uncertainties not currently known to the Fund or that the Fund currently deems to be immaterial also may materially adversely affect the Fund’s business, financial condition and/or operating results.
The value of your investment in the Fund, as well as the amount of return you receive on your investment in the Fund, may fluctuate significantly. You may lose all or part of your investment in the Fund. There is no assurance that the Fund will meet its investment objective. Each risk summarized below is considered a “principal risk” of investing in the Fund, regardless of the order in which it appears, and such order is not intended to provide any indication as to the likelihood of their occurrence or of their magnitude or significance.
Equity Securities Risks
The prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. Equity securities of companies that operate in certain sectors or industries tend to experience greater volatility than companies that operate in other sectors or industries or the broader equity markets. For example, publicly traded equity securities of private equity funds and private equity firms tend to experience greater volatility than other companies in the financial services industry and the broader equity markets. An adverse event, such as an unfavorable earnings report, may depress the value of equity securities held by the Fund. The value of equity securities may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. The value of the equity securities held by the Fund may decline for a number of other reasons which directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services. Also, equity securities may be particularly sensitive to general movements in the stock market, and a drop in the stock market may depress the price of any equity securities to which the Fund has exposure. The value of the equity securities the Fund holds may also fluctuate because of changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. Common equity securities in which the Fund may invest are structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income, and are therefore inherently more risky than preferred stock or debt instruments of such issuers.
The equity interests the Fund invests in may not appreciate in value and, in fact, may decline in value or lose all value. Accordingly, the Fund may not be able to realize gains from its equity interests, and any gains that it does realize on the disposition of any equity interests may not be sufficient to offset any other losses it experiences.

Private Investments Risk
The Fund will invest primarily in privately offered shares of private companies. Such investments involve a high degree of business and financial risk that can result in substantial losses.
Less information is available with respect to private companies compared to public companies and private company investments offer limited liquidity. Private companies are generally not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, the Adviser may not have timely or accurate information about the business, financial condition and results of operations of the private companies in which the Fund invests. There is a risk that the Fund may invest on the basis of incomplete or inaccurate information, and will not be able to adequately monitor the performance of its investments, which may adversely affect the Fund’s investment performance. It also is more difficult to value private investments compared to public investments because there is less information available about private companies. Private companies in which the Fund may invest may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. Private company investments are more difficult to value than public companies due to less information being available and valuations may fluctuate more dramatically than those of public companies. As a result, the Fund’s NAV could significantly increase or decrease if the Fund learns of new material information regarding a private company, particularly if the company comprises a significant portion of the Fund’s portfolio. Additionally, the Fund will only value its investments on a periodic basis. To the extent that new material information regarding a private company in which the Fund has invested becomes public, the trading price of the Fund’s shares could fluctuate significantly, including potentially causing the Fund’s shares to trade at a discount or premium to the most recently published NAV. These companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.
Typically, investments in private companies are in restricted securities that are not traded in public markets and subject to transfer restrictions and substantial holding periods, so that the Fund may not be able to resell some of its holdings for extended periods, which may be several years. There can be no assurance that the Fund will be able to realize the value of private company investments in a timely manner. There also is no assurance that the private companies in which the Fund invests will ever have a liquidity event.
Additionally, the types of private companies in which the Fund expects to invest may be dependent on key personnel for their future success. If a company is unable to hire and retain qualified personnel, or if the company loses a founder or any key member of its management team, its performance may be significantly impaired.
Historical return for private company investments has often been dependent on investment selection with a limited number of companies having an outsized impact on the return profile of the asset class. Although the Fund intends to deploy capital in companies at the frontiers of their industries, the Fund may not be able to access the most attractive investment opportunities, or it may not be able to invest at an early enough stage in these companies’ lifecycles to experience an outsized investment return. Private companies typically control which investors are permitted to buy shares of their company, including through a consent right over which investors are permitted to purchase shares from existing investors in that company. There can be no assurance that the companies that the Fund targets will permit the Fund to become an investor. The Fund may not be able to deploy all of its capital in companies that fit its investment mandate.
The Fund’s private investments may be subject to risks associated with an unaffiliated lead investor. Due diligence will be conducted on private investment opportunities. However, due diligence will necessarily be limited by, among other things, information that the Fund is able to obtain, and the Fund expects that substantially less information will be available about the Fund’s private investments than information that would be available for publicly traded investments. The Fund may in its sole discretion make the determination to invest without having access to the detailed information necessary for a full evaluation of the investment opportunity, including where the Fund believes that such level of due diligence is either not possible or not practicable given the circumstances of the proposed portfolio investment (such as when the window of opportunity is short and/or the demand by other investors is high). In such circumstances, there therefore may be a shorter due diligence process. The Fund expects to make minority investments where it may have little to no opportunity to negotiate the terms of a particular private investment or to require a specific private company in which the Fund invests to disclose any particular type of information to the Fund, either in connection with diligence or as ongoing reporting. Where the Fund invests alongside an unaffiliated lead investor, the Adviser may rely to some extent on the lead investor’s diligence on the relevant investment and to negotiate certain terms of the investment. In addition, the Adviser may rely upon independent consultants or advisers in connection with their evaluation of proposed investments and may consider the diligence of potential co-investors or strategic partners. There can be no assurance that these consultants, advisers, co-investors or strategic partners will accurately evaluate such investments, and such involvement of third-party consultants, advisers, co-investors or strategic partners may present a number of risks primarily relating to the Adviser’s reduced control of the functions that are outsourced. As a result of any or all of these circumstances, the due diligence investigation that the Fund carries out with respect to any such investment opportunity may not reveal or highlight all material risks associated with such investment opportunity, which may have otherwise been discovered with a more thorough process, especially when there is a compressed diligence timeframe and/or heightened competition for an investment, where there may be limited publicly available information with respect to a particular company or its executives, where because of the size or other aspects of an investment limited information is made available to the Adviser by the prospective portfolio company, or in circumstances where all or a portion of such due diligence is conducted remotely.
In connection with some of the Fund’s investments in private companies, the Fund will pledge some or all voting rights in a private company to management or another third-party investor. The Adviser may determine in its sole discretion that a pledge of such voting rights for a specific investment opportunity is in the best interests of the Fund, and if the Adviser determines that the Fund should not agree to pledge such voting rights, it may result in the Fund being excluded from the investment opportunity.
The Fund has the discretion to make follow-on investments, subject to the availability of capital resources and the availability of securities in the applicable portfolio company. The Fund may elect not to make follow-on investments in a portfolio company and it may lack sufficient funds to make those investments. The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and the Fund’s initial investment, or may result in a missed opportunity for the Fund to increase its participation in a successful operation. Even if the Fund has sufficient capital to make a desired follow-on investment, it may elect not to do so in order not to increase its concentration of risk, because it prefers other opportunities, or because it is inhibited by compliance with regulatory or other requirements.
Private Vehicle Risks
The Fund’s investments in Private Vehicles are subject to a number of risks. Private Vehicle interests are expected to be illiquid and subject to restricted marketability, and the realization of investments from them may take considerable time and/or be costly. In addition, certain private companies may impose broad transfer restrictions on their equity securities. These restrictions may extend to the ability of a Private Vehicle that invests in such private company to admit new investors, meaning that the Fund may be unable to invest in a Private Vehicle without the consent of the underlying private company. There can be no assurance that such consent will be granted, which may limit the Fund’s ability to gain exposure to certain private companies. Some of the Private Vehicles in which the Fund invests may have only limited operating histories. Although the Adviser will seek to receive detailed information from each Private Vehicle regarding its business strategy and any performance history, including audited financial statements, in most cases the Adviser will have little or no means of independently verifying this information. The Fund may in its sole discretion make the determination to invest without having access to the detailed information necessary for a full evaluation of the investment opportunity, including where the Fund believes that such level of due diligence is either not possible or not practicable given the circumstances of the proposed portfolio investment (such as where the window of opportunity is short and/or the demand by other investors is high). In such circumstances, there therefore may be a shorter due diligence process. In addition, the Adviser may rely upon independent consultants or advisers in connection with their evaluation of proposed investments and may consider the diligence of potential co-investors or strategic partners. There can be no assurance that these consultants, advisers, co-investors or strategic partners will accurately evaluate such investments, and such involvement of third-party consultants, advisers, co-investors or strategic partners may present a number of risks primarily relating to the Adviser’s reduced control of the functions that are outsourced. As a result of any or all of these circumstances, the due diligence investigation that the Fund carries out with respect to any such investment opportunity may not reveal or highlight all material risks associated with such investment opportunity, which may have otherwise been discovered with a more thorough process, especially when there is a compressed diligence timeframe and/or heightened competition for an investment, where there may be limited publicly available information with respect to a particular company or its executives, where because of the size or other aspects of an investment limited information is made available to the Adviser by the prospective portfolio company, or in circumstances where all or a portion of such due diligence is conducted remotely. Lastly, Private Vehicles may have little or no near-term cash flow available to distribute to investors, including the Fund. Due to the pattern of cash flows in Private Vehicles and the illiquid nature of their investments, investors typically will see negative returns in the early stages of Private Vehicles. Then, as investments are able to realize liquidity events, such as a sale or initial public offering, positive returns will be realized if the Private Vehicle’s investments are successful.
Private Vehicle interests are ordinarily valued based upon valuations provided by the Private Vehicle Manager, which may be received on a delayed basis. Certain securities in which the Private Vehicles invest may not have a readily ascertainable market price and are fair valued by the Private Vehicle Managers. A Private Vehicle Manager may face a conflict of interest in valuing such securities because their values may have an impact on the Private Vehicle Manager’s compensation. The Adviser will review and perform due diligence on the valuation procedures used by each Private Vehicle Manager and monitor the returns provided by the Private Vehicles. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Private Vehicle Manager, the accuracy of the valuations provided by the Private Vehicle Managers, that the Private Vehicle Managers will comply with their own internal policies or procedures for keeping records or making valuations, or that the Private Vehicle Managers’ policies and procedures and systems will not change without notice to the Fund. As a result, a Private Vehicle Manager’s valuation of the securities may fail to match the amount ultimately realized with respect to the disposition of such securities. A Private Vehicle Manager’s information could also be inaccurate due to fraudulent activity, mis-valuation or inadvertent error. The Fund may not uncover errors in valuation for a significant period of time, if ever. Inaccurate valuations provided by Private Vehicles could materially adversely affect the value of Shares.
The Fund will pay asset-based or commitment-based fees, and, in most cases, will be subject to performance-based fees in respect of its interests in Private Vehicles. Such fees and performance-based compensation are in addition to the Fund’s own Management Fee. In addition, performance-based fees charged by Private Vehicle Managers may create incentives for the Private Vehicle Managers to make risky investments, and may be payable by the Fund to a Private Vehicle Manager based on a Private Vehicle’s positive returns even if the Fund’s overall returns are negative. Fund shareholders will indirectly bear a proportionate share of the fees and expenses of the Private Vehicles, in addition to a proportionate share of the expenses of the Fund.
The Fund may be precluded from acquiring an interest in certain Private Vehicles due to regulatory implications under the 1940 Act or other laws, rules and regulations or may be limited in the amount it can invest in voting securities of Private Vehicles. The Adviser also may refrain from including a Private Vehicle in the Fund’s portfolio in order to address adverse regulatory implications that would arise under the 1940 Act for the Fund if such an investment was made. In addition, the SEC has adopted Rule 18f-4 under the 1940 Act, which, among other things, may impact the ability of the Fund to enter into unfunded commitment agreements, such as a capital commitment to a Private Vehicle or as part of a direct investment. In addition, the Fund’s ability to invest may be affected by considerations under other laws, rules or regulations. Such regulatory restrictions, including those arising under the 1940 Act, may cause the Fund to invest in different Private Vehicle or direct investments than other clients of the Adviser.
If the Fund fails to satisfy capital calls to a Private Vehicle in a timely manner then, generally, it will be subject to significant penalties, including the complete forfeiture of the Fund’s investment in the Private Vehicle. Any failure by the Fund to make timely capital contributions may impair the ability of the Fund to pursue its investment program, cause the Fund to be subject to certain penalties from the Private Vehicles or otherwise impair the value of the Fund’s investments.
The governing documents of a Private Vehicle generally are expected to include provisions that would enable the general partner, the manager, or a majority in interest (or higher percentage) of its limited partners or members, under certain circumstances, to terminate the Private Vehicle prior to the end of its stated term. Early termination of a Private Vehicle in which the Fund is invested may result in the Fund having distributed to it a portfolio of immature and illiquid securities, or the Fund’s inability to invest all of its capital as anticipated, either of which could have a material adverse effect on the performance of the Fund.
Although the Fund will be an investor in a Private Vehicle, Shareholders will not themselves be equity holders of that Private Vehicle and will not be entitled to enforce any rights directly against the Private Vehicle or the Private Vehicle Manager or assert claims directly against any Private Vehicles, the Private Vehicle Managers or their respective affiliates. Shareholders will have no right to receive the information issued by the Private Vehicles that may be available to the Fund as an investor in the Private Vehicles. In addition, Private Vehicles generally are not registered as investment companies under the 1940 Act; therefore, the Fund, as an investor in Private Vehicles, will not have the benefit of the protections afforded by 1940 Act. Private Vehicle Managers may not be registered as investment advisers under the Advisers Act, in which case the Fund, as an investor in Private Vehicles managed by such Private Vehicle Managers, will not have the benefit of certain of the protections afforded by the Advisers Act.
Commitments to Private Vehicles generally are not immediately invested. Instead, committed amounts are drawn down by Private Vehicles and invested over time, as underlying investments are identified-a process that may take a period of several years, with limited ability to predict with precision the timing and amount of each Private Vehicle’s drawdowns. During this period, investments made early in a Private Vehicle’s life are often realized (generating distributions) even before the committed capital has been fully drawn. In addition, many Private Vehicles do not draw down 100% of committed capital, and historic trends and practices can inform the Adviser as to when it can expect to no longer need to fund capital calls for a particular Private Vehicle. Accordingly, the Adviser may make investments and commitments based, in part, on anticipated future capital calls and distributions from Private Vehicles. This may result in the Fund making commitments to Private Vehicles in an aggregate amount that exceeds the total amounts invested by Shareholders in the Fund at the time of such commitment (i.e., to “over-commit”). To the extent that the Fund engages in an “over-commitment” strategy, the risk associated with the Fund defaulting on a commitment to a Private Vehicle will increase. The Fund will maintain cash, cash equivalents, borrowings or other liquid assets in sufficient amounts, in the Adviser’s judgment, to satisfy capital calls from Private Vehicles.
The Fund is subject to the risks associated with its Private Vehicles’ underlying investments. The investments made by Private Vehicles will entail a high degree of risk and in most cases be highly illiquid and difficult to value. Unless and until those investments are sold or mature into marketable securities they will remain illiquid. As a general matter, companies in which the Private Vehicle invests may face intense competition, including competition from companies with far greater financial resources; more extensive research, development, technological, marketing and other capabilities; and a larger number of qualified managerial and technical personnel.
In connection with making an investment in a Private Vehicle, the Fund may decide to pledge some or all voting rights in a Private Vehicle to management or another third-party investor. The Adviser may determine in its sole discretion that a pledge of such voting rights for a specific investment opportunity is in the best interests of the Fund, and if the Adviser determines that the Fund should not agree to pledge such voting rights, it may result in the Fund being excluded from the investment opportunity.
A Private Vehicle Manager may focus on a particular industry or sector, which may subject the Private Vehicle, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. Likewise, a Private Vehicle Manager may focus on a particular country or geographic region, which may subject the Private Vehicle, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions. In addition, Private Vehicles may establish positions in different geographic regions or industries that, depending on market conditions, could experience offsetting returns.

The Fund will not obtain or seek to obtain any control over the management of any portfolio company in which any Private Vehicle may invest. The success of each investment made by a Private Vehicle will largely depend on the ability and success of the management of the portfolio companies in addition to economic and market factors.
The Fund may make secondary investments in Private Vehicles by acquiring the interests in the Private Vehicles from existing investors in such Private Vehicles (and not from the issuers of such investments). In such instances, as the Fund will not be acquiring such interests directly from the Private Vehicle, it is generally not expected that the Fund will have the opportunity to negotiate the terms of the interests being acquired, other than the purchase price, or other special rights or privileges. There can be no assurance as to the number of secondary investment opportunities that will be presented to the Fund.
In addition, valuation of secondary investments in Private Vehicles may be difficult, as there generally will be no established market for such investments or for the privately-held portfolio companies in which such Private Vehicles may own securities. Moreover, the purchase price of secondary investments in such Private Vehicles generally will be subject to negotiation with the sellers of the interests and there is no assurance that the Fund will be able to purchase secondary investments in Private Vehicles at attractive discounts to their respective net asset value, or at all. The overall performance of the Fund will depend in large part on the acquisition price paid by the Fund for its secondary investments, the structure of such acquisitions and the overall success of the Private Vehicle.
Secondary investments in a Private Vehicle may be acquired at a discount to that Private Vehicle’s NAV. Because those secondary investments will be valued by the Fund at the most recent NAV reported by the Private Vehicle’s Manager, the Fund will have an unrealized gain with respect to those investments (and a corresponding increase in NAV and performance) equal to the difference between the most recent reported NAV of the Private Vehicle and the Fund’s purchase price.
To maintain the Fund’s status as a RIC and preserve the tax benefits to the Fund of that status, the Fund intends to distribute to Shareholders capital gain dividends in the amount of the Fund’s net capital gain. Distribution of the Fund’s net capital gain (which is generally the excess of the Fund’s realized net long-term capital gains over the Fund’s realized net short-term capital losses) properly reported by the Fund as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains, regardless of the U.S. Shareholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common shares. Distributions of the Fund’s net capital gain to a non-U.S. Shareholder, generally will not be subject to U.S. federal withholding tax and will not be subject to U.S. federal income tax unless the distributions are effectively connected with a U.S. trade or business of the non-U.S. Shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. Shareholder in the United States).
Conversely, a secondary investment in a Private Vehicle sold by the Fund at a discount will result in a realized loss, and a corresponding decrease in the Fund’s NAV and performance equal to the difference between the value of the secondary investment as reflected in the books and records of the Fund and the negotiated sale price.
The valuation of the Fund’s secondary investments in Private Vehicles is ordinarily determined based upon valuations provided by the Private Vehicle Managers, when available, and is subject to the same risks associated with the reliance on valuations provided by the Private Vehicle Managers as the primary investments in Private Vehicles.
There is significant competition for secondary investments. Many institutional investors, including fund-of- funds entities, as well as existing investors of Private Vehicles may seek to purchase secondary investments of the same Private Vehicle which the Fund may also seek to purchase. In addition, some Private Vehicle Managers have become more selective by adopting policies or practices that exclude certain types of investors, such as fund-of-funds. These Private Vehicle Managers also may be partial to secondary investments being purchased by existing investors of their Private Vehicles. In addition, some secondary opportunities may be conducted pursuant to a specified methodology (such as a right of first refusal granted to existing investors or a so-called “Dutch auction,” where the price of the investment is lowered until a bidder bids and that first bidder purchases the investment, thereby limiting a bidder’s ability to compete for price) which can restrict the availability of those opportunities for the Fund. No assurance can be given that the Fund will be able to identify secondary investments that satisfy the

Fund’s investment objective or, if the Fund is successful in identifying such secondary investments, that the Fund will be permitted to invest, or invest in the amounts desired, in such secondary investments.
At times, the Fund may have the opportunity to acquire a portfolio of Private Vehicle interests from a seller, on an “all or nothing” basis. In some such cases, certain of the Private Vehicle interests may be less attractive than others, and certain of the Private Vehicle Managers may be more familiar to the Adviser than others or may be more experienced or highly regarded than others. In such cases, it may not be possible for the Fund to carve out from such purchases those secondary investments which the Adviser considers (for commercial, tax legal or other reasons) less attractive.
In the cases where the Fund acquires an interest in a Private Vehicle through a secondary investment, the Fund may acquire contingent liabilities of the seller of such interest. More specifically, where the seller has received distributions from the Private Vehicle and, subsequently, that Private Vehicle recalls one or more of these distributions, the Fund (as the purchaser of the interest to which such distributions are attributable and not the seller) may be obligated to return the monies equivalent to such distribution to the Private Vehicle. While the Fund may, in turn, make a claim against the seller for any such monies so paid, there can be no assurances that the Fund would prevail on such claim.
Legal, tax and regulatory changes could occur that may adversely affect or impact the Fund at any time. The legal, tax and regulatory environment for private equity funds is evolving, and changes in the regulation and market perception of such funds, including changes to existing laws and regulations and increased criticism of the private equity and alternative asset industry by regulators and politicians and market commentators, may materially adversely affect the ability of Private Vehicles to pursue their investment strategies. In recent years, market disruptions and the dramatic increase in capital allocated to alternative investment strategies have led to increased governmental, regulatory and self-regulatory scrutiny of the private equity and alternative investment fund industry in general, and certain legislation proposing greater regulation of the private equity and alternative investment fund industry periodically is being and may in the future be considered or acted upon by governmental or self- regulatory bodies of both U.S. and in non-U.S. jurisdictions. It is impossible to predict what, if any, changes might be made in the future to the regulations affecting: private equity funds generally; the Private Vehicles; the Private Vehicle Managers; the markets in which they operate and invest; and/or the counterparties with which they do business. It is also impossible to predict what the effect of any such legislative or regulatory changes might be. Any regulatory changes that adversely affect a Private Vehicle’s ability to implement its investment strategies could have a material adverse impact on the Private Vehicle’s performance, and thus on the Fund’s performance.
Adviser Risk
The Fund does not and will not have any internal management capacity or employees and depends on the experience, diligence, skill and network of business contacts of the investment professionals the Adviser currently employs, or may subsequently retain, to identify, evaluate, negotiate, structure, close, monitor and manage the Fund’s investments. The Adviser will evaluate, negotiate, structure, close and monitor the Fund’s investments in accordance with the terms of the Investment Advisory Agreement. The Fund’s future success will depend to a significant extent on the continued service and coordination of the Adviser’s senior investment professionals. The departure of any of the Adviser’s key personnel, including the portfolio managers, or of a significant number of the investment professionals of the Adviser, could have a material adverse effect on the Fund’s business, financial condition or results of operations. In addition, the Fund cannot assure investors that the Adviser will remain the Fund’s investment adviser. The Fund may not be able to find a suitable replacement adviser, resulting in a disruption in its operations that could adversely affect its financial condition, business and results of operations. This could have a material adverse effect on the Fund’s financial conditions, results of operations and cash flow.
Non-Diversification Risk
The Fund is classified as non-diversified for purposes of the 1940 Act, which means that the Fund is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. The Fund intends to assume large positions in the securities of a small number of issuers. Accordingly, the Fund’s NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or assessed fair value of a single issuer. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company.
Concentration Risk
The Fund expects that it will invest significantly in aerospace and defense, AI, computer software, consumer products, consumer technology, enterprise software, Fintech, technology, and robotics related companies. Accordingly, the Fund expects that its investments will be concentrated in securities of issuers having their principal business activities in industries or groups of industries in the following sectors: communication services, consumer discretionary, financials, industrials, and information technology. As of the date of this Prospectus, the Fund determines an issuer’s industry or group of industries by reference to its classification under the GICS. While these sectors can offer high growth potential, they also come with heightened risk. Companies in these sectors are often highly dependent on innovation, research and development, and consumer adoption, and can be significantly impacted by legislative and regulatory changes, adverse market conditions and competition, all of which can lead to significant price volatility. The Fund’s concentrated exposure to these sectors could result in greater losses during periods of market volatility or sector-specific downturns. By focusing on a group of industries, the Fund carries much greater risks of adverse developments and price movements in such industries than a fund that invests in a wider variety of industries. The Fund’s concentration of risk in these sectors may increase the losses suffered by the Fund or reduce its ability to dispose of depreciating assets. Because the Fund concentrates in a group of industries, there is also the risk that the Fund will perform poorly during a slump in demand for securities of companies in such industries. Concentration could expose the Fund to losses disproportionate to those incurred by the market in general if the areas in which the Fund’s investments are concentrated are disproportionately adversely affected by price movements in those financial instruments or assets. The Fund is subject to the risks associated with the sectors in which its investments, as further described below, and that the securities of such issuers will underperform the market as a whole due to legislative or regulatory changes, adverse market conditions and/or increased competition affecting these sectors.
Technology Sector Risk
The market prices of technology-related securities tend to exhibit a greater degree of market risk and sharp price fluctuations than other types of securities. These securities may fall in and out of favor with investors rapidly, which may cause sudden selling and dramatically lower market prices. Technology securities may be affected by intense competition, obsolescence of existing technology, general economic conditions and government regulation and may have limited product lines, markets, financial resources, or personnel. Technology companies may experience dramatic and often unpredictable changes in growth rates and competition for qualified personnel. These companies are also heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely impact a company’s profitability. A small number of companies represent a large portion of the technology industry. In addition, a rising interest rate environment tends to negatively affect technology companies, those technology companies seeking to finance expansion would have increased borrowing costs, which may negatively impact earnings. Technology companies having high market valuations may appear less attractive to investors, which may cause sharp decreases in their market prices.
Many technology companies depend on third-party platforms and products, and policy changes or technical issues in such systems could impair monetization. Reliance on third-party cloud and data-center providers can also increase exposure to outages, capacity shortfalls and cost increases. Any disruption or damage to, or failure of the third-party platform, products, systems or providers relied upon by technology companies could result in service interruptions and harm the companies’ businesses. As technology companies increase their reliance on these third parties, particularly with respect to third-party cloud computing platforms, their exposure to damage from service interruptions or other performance or quality issues may increase. Service interruptions or other performance or quality issues may cause technology companies to issue credits or pay penalties, cause customers to make warranty or other claims against the companies or to terminate their subscriptions, and adversely affect technology companies’ attrition rates and their ability to attract new customers, all of which would reduce technology companies’ revenue. Technology companies’ business and reputation would also be harmed if their customers and potential customers believe the companies’ services are unreliable.

In addition, hardware and device makers are exposed to a limited number of contract manufacturers with geopolitically sensitive supply chains, which amplifies disruptions from trade restrictions, natural disasters or public-health events. Where global trade controls apply, export restrictions can abruptly curtail market access, depress demand or force costly re-engineering. Many technology company suppliers and contract manufacturers are in locations that are prone to earthquakes and other natural disasters. Global climate change is resulting in certain types of natural disasters and extreme weather occurring more frequently or with more intense effects. In addition, many suppliers’ operations and facilities are subject to the risk of interruption by fire, power shortages, nuclear power plant accidents and other industrial accidents, terrorist attacks and other hostile acts, ransomware and other cybersecurity attacks, labor disputes, public health issues and other events beyond the suppliers’ control. Global supply chains can be highly concentrated and geopolitical tensions or conflict could result in significant disruptions. Such events can make it difficult or impossible for the contract manufacturers to manufacture and deliver products to its customers, create delays and inefficiencies in the supply and manufacturing chain, result in slowdowns and outages to the technology companies’ service offerings, increase costs, and negatively impact consumer spending and demand in affected areas.
Technology company operations are also subject to the risks of industrial accidents at its suppliers and contract manufacturers. While many suppliers are required to maintain safe working environments and operations, an industrial accident could occur and could result in serious injuries or loss of life, disruption to the technology companies’ business, and harm to the technology companies’ reputation. Major public health issues, including pandemics, have adversely affected, and could in the future materially adversely affect, technology companies due to their impact on the global economy and demand for consumer products. The imposition of protective public safety measures, such as stringent employee travel restrictions and limitations on freight services and the movement of products between regions, can disrupt technology companies’ operations, supply chain and sales and distribution channels, resulting in interruptions to the supply of current products and offering of existing services, and delays in production ramps of new products and development of new services.
AI Industry Risk
Companies involved in AI-related businesses may have limited product lines, markets, financial resources or personnel. These companies face intense competition and potentially rapid product obsolescence, and many depend significantly on retaining and growing the consumer base of their respective products and services. Many of these companies are also reliant on the end-user demand of products and services in various industries that may in part utilize AI and/or data services. Further, many companies involved in AI-related businesses may be substantially exposed to the market and business risks of other industries or sectors, and the Fund may be adversely affected by negative developments impacting those companies, industries or sectors. In addition, these companies are heavily dependent on intellectual property rights and may be adversely affected by loss or impairment of those rights. There can be no assurance that companies involved in the AI industry will be able to successfully protect their intellectual property to prevent the misappropriation of their technology, or that competitors will not develop technology that is substantially similar or superior to such companies’ technology. AI companies also face risks specific to training data and model development, including allegations that third-party models or datasets used to develop or enhance products lacked proper licenses or consents, challenges obtaining or maintaining access to high-quality models, datasets, or specialized hardware, and higher operating costs driven by compute-intensive training and inference.
Moreover, due to challenges in detecting patent infringement pertaining to generative AI technologies, it may be more difficult to protect generative AI and related innovations with patents. Further, the laws of some foreign countries do not provide the same level of intellectual property protection as U.S. laws and courts and could fail to adequately protect AI companies’ intellectual property rights. If unauthorized disclosure of source code occurs through security breach, cyber-attack or otherwise, AI companies could lose future trade secret protection for that source code. Such loss could make it easier for third parties to compete with AI products by copying functionality, which could cause AI companies to lose customers and could adversely affect their revenue and operating margins. If AI companies cannot protect their intellectual property against unauthorized copying, use, or other misappropriation, their businesses could be harmed.
AI companies are potential targets for cyberattacks, which can have a materially adverse impact on the performance of these companies. In addition, the collection of data from consumers and other sources could face increased scrutiny as regulators consider how the data is collected, stored, safeguarded and used. AI companies may face regulatory fines and penalties, including potential forced break-ups, that could hinder the ability of these companies to operate on an ongoing basis. Compliance with evolving regulatory obligations specific to AI, such as the EU AI Act and emerging United States federal and state oversight of model transparency, safety and privacy, may require significant changes to products, practices and business models, which may adversely affect AI companies subject to such regulations. For example, the EU AI Act came into force on August 1, 2024, and will generally become fully applicable after a two-year transitional period (although certain obligations will take effect at an earlier or later time). The EU AI Act introduces various requirements for AI systems and models placed on the market or put into service in the EU, including specific transparency and other requirements for general purpose AI systems and the models on which those systems are based. In the U.S., there is increasing uncertainty as to the federal government's approach to AI regulation going forward, as the continued applicability of the White House’s 2023 Executive Order on the Safe, Secure, and Trustworthy Development and Use of AI, which lays out a framework for the U.S. government, among other things, to monitor private sector development of certain foundation models, remains subject to regulatory development. Several states are considering enacting or have already enacted regulations concerning the use of AI technologies, including those focused on consumer protection, and depending on the scope of AI regulation at the federal level, some states may move to regulate AI model development and deployment. Further, at the federal and state level, there have been various proposals (and in some cases laws enacted) addressing “deepfakes” and other AI-generated synthetic media.
Many AI companies also depend on third-party cloud infrastructures operated by a small number of service providers to host and deliver their offerings; interruptions, price increases or preferential treatment of competitors by those service providers, or any cyberattacks on those providers, could materially and adversely affect the operations of such AI companies. Supply-chain attacks have increased in frequency and severity, and there can be no guarantee that third parties and infrastructure in the AI companies’ supply chain or third-party partners’ supply chains have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to AI companies’ information technology systems (including AI companies’ products) or the third-party information technology systems that support AI companies and their services. Other issues arising from the development and use of AI, such as bias, safety defects or inaccurate outputs, may result in brand, reputational, or competitive harm, regulatory action or legal liability. For example, AI algorithms or training methodologies may be flawed. Datasets may be overbroad, insufficient, or contain biased or inaccurate information. Content generated by AI systems may be offensive, illegal, inaccurate, or otherwise harmful. Ineffective or inadequate AI development or deployment practices by AI companies could result in incidents that impair the acceptance of AI solutions, cause harm to individuals, customers, or society, or result in our products and services not working as intended. Human review of certain inputs and outputs may be required, including for agentic AI systems that can take actions autonomously. These risks may stem from issues related to intellectual property, data privacy, and other claims associated with AI training and outputs.
AI companies typically engage in significant research and development spending, and there is no guarantee that the products or services produced by these companies will be successful. AI companies, especially smaller companies, tend to be more volatile than companies that do not rely heavily on technology. AI could face increasing regulatory scrutiny in the future, which may limit the development of this technology and impede the growth of companies that develop and/or utilize this technology.
Aerospace and Defense Industry Risk
The aerospace and defense industry may be significantly affected by government aerospace and defense regulations, spending policies, and geopolitical stability because companies involved in this industry rely to a significant extent on U.S. (and other) government demand for their products and services. The financial condition of and investor interest in aerospace and defense companies will be negatively influenced by governmental defense spending policies that, outside the occurrence of certain events, such as terrorist attacks, war, and other geopolitical events, are typically under pressure from efforts to control the U.S. (and other) government budgets. The sector also depends on a globally dispersed supply chain, where supplier distress, quality issues and retrofit campaigns can disrupt deliveries and raise costs. Emerging laws and increasing regulatory requirements aimed at global supply chains may impact aerospace and defense companies’ ability to access certain materials and components, and otherwise adversely affect their business, and they may not only be held responsible for their compliance, but for that of their suppliers. In recent years, global supply chain disruptions have impacted, and may continue to impact in the future, aerospace and defense companies’ ability to procure raw materials, microelectronics, and certain commodities. Such disruptions may be driven by supply chain market constraints and macroeconomic conditions, including inflation and labor market shortages. Current geopolitical conditions, including conflicts and other causes of strained intercountry relations, as well as sanctions and other trade restrictive activities, may in the future contribute to these issues. Supply costs can be increased due to the above factors.
The industry’s reliance on the successful development and implementation of new defense and aerospace technologies may result in limited product lines, markets, financial resources, customers, or personnel, all of which may have an adverse effect on profit margins. Products and technologies may face obsolescence due to rapid technological developments and frequent new product introduction and, as such, companies may face unpredictable changes in growth rates, competition for the services of qualified personnel and competition from foreign competitors with lower production costs.
Fintech Sector Risk
Fintech companies may face competition from larger and more established firms, and a Fintech company may not currently or in the future derive any revenue from disruptive technologies. In addition, Fintech companies may not be able to capitalize on their disruptive technologies if they face political and/or legal attacks from competitors, industry groups or local and national governments. Additionally, many Fintech companies operate under complex financial regulatory regimes, which can force product changes, add cost and result in fines. Regulators and legislators globally have been establishing, evolving, and increasing their regulatory authority, oversight, and enforcement in a manner that impacts Fintech companies. As Fintech companies introduce new products and services and expand into new markets, including through acquisitions, they are expected to become subject to additional regulations, restrictions, and requirements. Any failure or perceived failure to comply with existing or new laws, regulations, or orders of any government authority (including changes to or expansion of their interpretation) may subject Fintech companies to significant fines, penalties, monetary damages, injunctive relief, criminal and civil lawsuits, forfeiture of significant assets, and enforcement actions in one or more jurisdictions; result in additional compliance requirements; increase regulatory scrutiny of their business; divert management’s time and attention from the business; restrict companies’ operations; lead to increased friction for customers; force companies to make changes to their business practices, products, or operations; require companies to engage in remediation activities; or delay planned transactions, product launches, or improvements. Any of the foregoing could, individually or in the aggregate, harm Fintech companies’ reputation, damage their brands and business, and adversely affect their results of operations and financial condition.
Financial services companies are subject to extensive governmental regulation and intervention, which may adversely affect their profitability, the scope of their activities, the prices they can charge, the amount of capital and liquid assets they must maintain and their size, among other things. Financial services companies also may be significantly affected by, among other things, interest rates, economic conditions, volatility in financial markets, credit rating downgrades, adverse public perception, exposure concentration and counterparty risk. Changes in interest rates (or the expectation of such changes) can be difficult to forecast and may adversely affect Fintech companies. Interest rates may change as a result of a variety of factors, and the change may be sudden and significant, with unpredictable impacts on the financial markets and Fintech companies. Changes in fiscal, economic, monetary and other policies or measures have in the past, and may in the future, cause or exacerbate the risks associated with changing interest rates.
Fintech companies can be subject to operational and information security risks resulting from cybersecurity incidents. A cybersecurity incident refers to both intentional and unintentional events that may cause Fintech companies or their respective service providers to lose or compromise confidential information, suffer data corruption or lose operational capacity. Cybersecurity incidents include stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information and various other operational disruptions. There is no guarantee that Fintech companies and/or their respective service providers will be successful in protecting against cybersecurity incidents. The failure to protect against cybersecurity incidents could cause significant interruptions in Fintech companies’ operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to customers. Such a failure or unauthorized disclosure of data could harm the Fintech companies’ reputation, subject them to legal claims, increased costs, financial losses, data privacy breaches, regulatory intervention and otherwise affect their business and financial performance. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, Fintech companies may incur substantial costs related to forensic analysis of the origin and scope of a cybersecurity breach, increased and upgraded cybersecurity, identity theft, unauthorized use of proprietary information, adverse investor reaction or litigation.
Computer Software Industry Risk
Computer software companies can be significantly affected by competitive pressures, aggressive pricing, technological developments, changing domestic demand, the ability to attract and retain skilled employees and availability and price of components. The market for products produced by computer software companies is characterized by rapidly changing technology, rapid product obsolescence, cyclical market patterns, evolving industry standards and frequent new product introductions. The success of computer software companies depends in substantial part on the timely and successful introduction of new products and the ability to service such products. An unexpected change in one or more of the technologies affecting an issuer’s products or in the market for products based on a particular technology could have a material adverse effect on a participant’s operating results.
Consumer Goods Industry Risk
Companies in the consumer goods industry include companies involved in the design, production or distribution of goods for consumers, including food, household, home, personal and office products, clothing and textiles. The success of the consumer goods industry is tied closely to the performance of the domestic and international economy, interest rates, exchange rates, competition, consumer confidence and consumer disposable income. The consumer goods industry may be affected by trends, marketing campaigns and other factors affecting consumer demand. Governmental regulation affecting the use of various food additives may affect the profitability of certain companies in the consumer goods industry. Moreover, international events may affect food and beverage companies that derive a substantial portion of their net income from foreign countries. In addition, tobacco companies may be adversely affected by new laws, regulations and litigation. Many consumer goods may be marketed globally, and consumer goods companies may be affected by the demand and market conditions in other countries and regions. Companies in the consumer goods industry may be subject to severe competition, which may also have an adverse impact on their profitability. Changes in demographics and consumer preferences may affect the success of consumer products.
Consumer Technology Industry Risk
Consumer technology companies produce a wide range of products and services for general consumers, such as smartphones, computers, home electronics, and software. The operations and performance of consumer technology companies depend significantly on global and regional economic conditions. Adverse economic conditions can materially adversely affect a consumer technology company’s business. The global supply chain for consumer technology companies is large and complex, and many supplier facilities, including manufacturing and assembly sites, are located outside the United States. Adverse macroeconomic conditions, including slow growth or recession, high unemployment, inflation, tighter credit, higher interest rates, changes in fiscal and monetary policy, financial markets volatility and currency fluctuations, can adversely impact consumer confidence and spending and materially adversely affect demand for consumer technology companies’ products and services. Geopolitical tensions, military conflicts, political unrest, terrorism, trade and other international disputes, changes in trade laws or regulations, tariffs and customs controls, natural disasters, public health issues, industrial accidents, industry consolidation, component constraints or shortages, shipping or transportation interruptions or slowdowns, business interruptions and other factors can have an adverse impact on consumer technology companies’ business and supply chains.
The market for consumer technology products and services is highly competitive and subject to rapid technological change. Consumer technology companies may hold patents, trademarks and copyrights, and many competitors may seek to compete primarily by imitating the products and infringing on intellectual property. If a consumer technology company is unable to continue to develop and sell innovative new products with attractive margins, or if competitors infringe on its intellectual property, that company’s ability to maintain a competitive advantage could be materially adversely affected.
Consumer technology companies may be required to use, store and share confidential information, including personal information with respect to their customers. Data security measures cannot provide absolute security, and losses or unauthorized access to or releases of confidential information can occur and could materially adversely affect a company’s business and reputation.
Consumer technology companies are subject to complex and changing laws and regulations relating to, among other areas, antitrust; privacy, data security and data localization; consumer protection; advertising; product liability; and intellectual property ownership and infringement. Compliance with these laws and regulations is onerous and expensive. New and changing laws and regulations can adversely affect a consumer technology company’s business by increasing the costs of compliance, limiting the company’s ability to offer a product, service or feature to customers, imposing changes to the design of the company’s products and services, or impacting customer demand for the company’s products and services. If any consumer technology company is found to have violated laws and regulations, it could materially adversely affect the company’s business and reputation.
Enterprise Software Industry Risk
Enterprise software companies develop and provide specialized software solutions for enterprises, rather than individual consumers, to streamline business operations and improve productivity. The industry in which enterprise software companies operate is characterized by rapid technological advances, intense competition, changing delivery models, evolving standards in communications infrastructure, increasingly sophisticated customer needs and frequent new product introductions and enhancements. If enterprise software companies are unable to develop new or sufficiently differentiated products and services, enhance and improve their product offerings and support services in a timely manner or position and price their products and services to meet demand, customers may not purchase, subscribe to or renew their license, hardware support or cloud offerings. Enterprise software companies rely on copyright, trademark, patent and trade secret laws, confidentiality procedures, controls and contractual commitments to protect their intellectual property. Despite such efforts, these protections may be limited, and unauthorized third parties may try to copy or reverse engineer their products or otherwise infringe on their intellectual property. If enterprise software companies cannot protect their intellectual property against unauthorized copying or use, or other misappropriation, they may not remain competitive.
Enterprise software companies depend on suppliers to develop, manufacture and deliver on a timely basis the necessary technologies to their customers. Enterprise software companies’ supply chain operations can be affected by geopolitical tensions, military conflicts, political unrest, terrorism, trade and other international disputes, changes in trade laws or regulations, tariffs and customs controls, natural disasters, public health issues, industrial accidents, industry consolidation, component constraints or shortages, shipping or transportation interruptions or slowdowns, business interruptions and other factors affecting the countries or regions where the vendors or products are located or where the products are being shipped. If disruption caused by one or more of the risks described above occurs, enterprise software companies’ business and related operating results could be materially and adversely affected. Many enterprise software companies rely on computer hardware purchased or leased from, software licensed from, and cloud computing platforms provided by third parties in order to offer their services. Any disruption or damage to, or failure of their third-party platform providers, could result in interruptions in their services and harm their business.
Because enterprise software companies’ services are complex and incorporate a variety of hardware, proprietary software, third-party and open-source software, their services may have errors or defects that could result in unanticipated downtime for their subscribers and harm to their reputation and business.
Many enterprise software companies have been and are targets for computer hackers, cyberattacks and other perpetrators or threat actors because these companies store and process large amounts of data, including sensitive data. Enterprise software companies and their third-party vendors are regularly subject to attempts by third parties to identify and exploit product and service vulnerabilities, penetrate or bypass their security measures, and gain unauthorized access to their or their customers’, partners’ and suppliers’ software, hardware and cloud offerings, networks and systems. Such malicious attacks can lead, and have led, to the compromise of confidential information and harm to enterprise software companies’ reputation and business.
Robotics Risk
Risks associated with companies in the robotics industry include many of the same risks as companies in the technology sector (see “Technology Sector Risk”). Securities of robotics companies, especially smaller, start-up companies, tend to be more volatile than securities of companies that do not rely heavily on technology. Companies may rely on a combination of patents, copyrights, trademarks and trade secret laws to establish and protect their proprietary rights in their products and technologies. There can be no assurance that the steps taken by these companies to protect their proprietary rights will be adequate to prevent the misappropriation of their technology or that competitors will not independently develop technologies that are substantially equivalent or superior to such companies’ technology.
Companies focused on humanoid robotics face challenges specific to the complex and unproven nature of the technology. Such operations often require a significant allocation of capital to design, test, and scale viable robotic solutions, and may not produce meaningful revenue during the life of the Fund. Even if technical progress is made, broader adoption of humanoid robotics could take longer than expected due to limited demand, workflow integration issues, or operational barriers. There is also the possibility that key technological breakthroughs may not occur during the life of the Fund, or that competing solutions will emerge that render current approaches obsolete before they reach meaningful scale.
Companies involved in AI-driven humanoid robotics may face regulatory scrutiny in the future, which may limit the development of this technology and impede the growth of companies that develop and/or utilize this technology. Similarly, the collection of data from consumers and other sources could face increased scrutiny as regulators consider how the data is collected, stored, safeguarded and used. There is also the risk of trade agreements between countries that develop these technologies and countries in which customers of these technologies are based. Lack of resolution or potential imposition of, or an increase in existing trade tariffs, may adversely affect such companies' ability to produce or integrate AI-driven hardware and/or software, as applicable. Any adverse event affecting a particular country, region or industry to which a number of these companies are significantly exposed may have a negative impact on their performance, and ultimately on your shares.
General Risks of Investing in the Fund
Trading at a Discount/Premium.
Shares of closed-end investment companies such as the Fund frequently trade at a discount to their net asset value per share. There can be no assurance that the Shares will trade at a price equal to or higher than the NAV. Also, the NAV will be reduced immediately following this offering by the underwriting discount and the Fund’s offering costs.
The possibility that the Shares may trade at a discount to NAV is separate and distinct from the risk that the NAV may not accurately reflect the true value of the Fund’s investments and the risk that the NAV may decline.
In addition to NAV, the market price of the Fund’s Shares may be affected by such factors as distributions that the Fund may make to the Fund’s Shareholders or significant trading in one or more of the Fund’s portfolio securities immediately prior to their initial public offering, at times causing the market price to rise and, at times the completion of certain initial public offerings of shares that the Fund owns causing the market price to decrease; in each case, such events are, in turn, further affected by expenses, the stability of the Fund’s distributions, liquidity and market supply and demand. Any issuance of additional Shares may have an adverse effect on prices in the secondary market for the Shares by increasing the number of Shares available, which may create downward pressure on the market price for the Shares. The Fund cannot predict whether the Shares will trade above, at, or below their NAV.

Other Risks Relating to Share Price
If the Fund or Robinhood sells additional Shares after this offering or is perceived by the public as intending to sell additional Shares, including pursuant to the expiration of the respective lock-up periods, the market price of the Shares could decline.
The Fund has entered into a lock-up agreement with the Underwriter, pursuant to which it has agreed, subject to certain exceptions, for a period of 180 days from the date of this Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Shares, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, without the prior written consent of the Underwriter.
Robinhood has entered into a lock-up agreement with the Underwriter, pursuant to which it has agreed, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of or hedge any Shares for 30 days from the date of this Prospectus, except with the prior written consent of the Underwriter. Notwithstanding the foregoing, if the reported closing price of the Shares on the New York Stock Exchange is at least 20% greater than the initial public offering price per share set forth on the cover page of this Prospectus on or after the 15th day (or, if such 15th day is not a trading day, then the first trading day after such 15th day), the lock-up period shall automatically expire beginning at the opening of trading on the first trading day thereafter with respect to all Shares held by Robinhood.
As a result, all of the outstanding Shares of the Fund that are not sold in the offering will be subject to a lock-up agreement during the lock-up period.
Upon the expiration of the lock-up agreement at the end of the Robinhood Lock-Up Period as described above, all of the Shares that are subject to the lock-up agreement will be eligible for resale in the public market, subject to volume, manner of sale and other limitations applicable under Rule 144 of the Securities Act. In connection with seed capital investments by Robinhood, the Fund entered into a registration rights agreement (the “RRA”) with Robinhood. Pursuant to the RRA, the Fund agreed to file a resale registration statement to register the “Registrable Securities” covered by the RRA. Pursuant to such resale registration statement, Robinhood intends to register all its shares for public resale. See “Description of Shares-Registration Rights” for additional information. Registration of the Shares would result in Shares becoming freely tradable without compliance with Rule 144, upon effectiveness of the registration statement.
Exchange Listing
An active, liquid and orderly market for the Fund’s shares may not develop or be sustained. Investors may be unable to sell their shares at or above the price initially paid for those shares.
Competition for Investment Opportunities
The Fund operates in a highly competitive market for investment opportunities. A number of entities, including venture capital firms and funds, public and private investment funds (including hedge funds), BDCs, commercial and investment banks, commercial financing companies, and internal venture capital arms of various companies will compete with the Fund to make the types of investments that the Fund plans to make. Robinhood and its affiliates also may compete with the Fund for certain types of investments, including acquisitions of companies in which the Fund might otherwise have considered for investment. Many of the Fund’s competitors are substantially larger than the Fund and have considerably greater financial, technical and marketing resources than the Fund does. The Fund may be at a competitive disadvantage with the Fund’s competitors in a particular sector or investment, as some of them have greater capital, a greater willingness to take on risk, more personnel or greater sector or investment strategy specific expertise. The Fund may be unable to find a sufficient number of attractive opportunities to meet its investment objective and there is no assurance as to the timing of investments. The Adviser expects the Fund to benefit from its relationships; however, there can be no assurance that the Adviser will be able to maintain or draw upon such relationships, which could have an adverse effect on the Fund’s ability to find suitable investments and otherwise achieve its investment objective.

Non-U.S. Investments Risk
The Fund may make non-U.S. Investments, which are subject to additional risks.
The Fund, either directly or indirectly, may invest in companies that are organized or headquartered or have substantial sales or operations outside of the United States, its territories, and possessions. Such investments may be subject to certain additional risk due to, among other things, potentially unsettled points of applicable governing law, the risks associated with fluctuating currency exchange rates, capital repatriation regulations (as such regulations may be given effect during the term of the Fund or client portfolio), the application of complex U.S. and non-U.S. tax rules to cross-border investments, possible imposition of non-U.S. taxes on investors with respect to the income, and possible non-U.S. tax return filing requirements. The foregoing factors may increase transaction costs and adversely affect the value of the Fund’s portfolio investments.
Additional risks of non-U.S. investments include but are not limited to: (a) economic dislocations in the host country; (b) less publicly available information; (c) less well-developed regulatory institutions; (d) greater difficulty of enforcing legal rights in a non-U.S. jurisdiction, (e) economic, social and political risks, including potential exchange control regulations and restrictions on foreign investment (e.g., national security reviews by U.S. foreign investment review authorities can extend timelines, increase costs, and even prevent closings) and repatriation of capital, the risks of political, economic or social instability and the possibility of expropriation or confiscatory taxation, and (f) the possible imposition of foreign taxes on income and gains recognized with respect to such securities. Moreover, non-U.S. portfolio investments and companies may not be subject to uniform accounting, auditing and financial reporting standards, practices and disclosure requirements comparable to those that apply to U.S. portfolio investments and companies. In addition, laws and regulations of foreign countries may impose restrictions that would not exist in the United States and may require financing and structuring alternatives that differ significantly from those customarily used in the United States. No assurance can be given that a change in political or economic climate, or particular legal or regulatory risks, including changes in regulations regarding foreign ownership of assets or repatriation of funds or changes in taxation might not adversely affect an investment by the Fund.
The Fund may be subject to risks related to changes in foreign currency exchange rates.
Because the Fund may have exposure to securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of securities held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of securities denominated in such currencies, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Adviser may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. In addition, certain countries, particularly emerging market countries, may impose foreign currency exchange controls or other restrictions on the transferability, repatriation or convertibility of currency.
Limited Operating History
The Fund is a newly organized, non-diversified, closed-end investment company with limited operating history. While members of the Adviser who will be active in managing the Fund’s investments have experience in private market investments, the Fund was recently formed, has limited operating history and has made limited investments using the proceeds of a seed capital investment by Robinhood. Further, the Adviser and its management have limited experience managing a closed-end investment company registered under the 1940 Act.
Future Growth
The Fund will need additional capital to grow and to fund growth in its investments, and the Fund may issue additional equity securities in order to obtain this additional capital. The inability to obtain new capital or a reduction in the availability of new capital could limit the Fund’s ability to grow or pursue business opportunities, which may have an adverse effect on the value of the Fund’s Shares.

Valuation
The vast majority of the Fund’s portfolio investments are expected to be in the form of equity securities that are not publicly traded, and that will accordingly be recorded at fair value as determined in good faith pursuant to the Fund’s valuation policies under the oversight of the Board. The Board has designated the Adviser as its Valuation Designee. Because the Fund’s assets will largely be fair valued, there will be uncertainty as to the value of its portfolio investments. The fair value of securities and other investments that are not publicly traded may not be readily determinable. The Fund will value its securities at fair value according to its written valuation procedures and as determined in good faith by the Adviser under the oversight of the Board. The Adviser may use the services of nationally recognized independent valuation firm(s) to aid it in determining the fair value of the Fund’s securities. As such, the value of the Fund’s investments in Private Vehicles generally will be based on values provided by the applicable Private Vehicle Managers and, when such information is not available or, in the view of the Adviser, does not reflect fair value, the Adviser will fair value the investments in Private Vehicles with the assistance of any independent valuation firm(s). The methods for valuing these securities may include: observable, company specific hard events, including priced financings, tender/secondary transactions with determinable pricing, signed merger & acquisition agreements, initial public offerings/direct listing, liquidation events, or other objectively verifiable transactions with clear pricing implications; significant events and other issuer-specific information that may reasonably indicate a material change in value; company actions and communications that may inform value, such as board-approved recapitalizations, stock splits, or issuer-published tender prices, evaluated in light of the full information set available to the Adviser; credible third-party indications (e.g., large and recent secondary prints or other market participant data) where sufficiently reliable and relevant to the Fund’s security and the issuer’s circumstances; model-based approaches and/or third-party valuation support, together with company performance indicators, comparable company data, and other reasonably reliable information when transactions are unavailable, not readily comparable to the Fund’s security, or are deemed stale, or where significant events indicate transactions inputs may no longer be representative.
The value at which the Fund’s investments can be liquidated may differ, sometimes significantly, from the valuations assigned by the Fund. In addition, the timing of liquidations may also affect the values obtained on liquidation. The Fund will invest a significant amount of its assets in private market investments for which no public market exists. There can be no guarantee that the Fund’s investments could ultimately be realized at the Fund’s valuation of such investments.
The Fund’s NAV is a critical component in several operational matters including computation of the Management Fee. Consequently, variance in the valuation of the Fund’s investments will impact, positively or negatively, the fees and expenses the Fund will pay. For more information regarding the Fund’s calculation of its NAV, see “Net Asset Valuation.”
Liquidity
Substantially all of the Fund’s investments will be illiquid. The Fund invests primarily in private companies, both directly and indirectly. Substantially all of these securities will be subject to legal and other restrictions on resale/transfer or will otherwise be less liquid than publicly traded securities. There is no assurance that the private companies in which the Fund invests will ever have a liquidity event and, even if a private company does have a liquidity event, such as an initial public offering or a merger or acquisition transaction, such a liquidity event may be at a lower valuation than the valuation at which the Fund invested. The illiquidity of the Fund’s investments will generally make it more difficult for the Fund to sell such investments if the need arises. In addition, if the Fund is required to liquidate all or a portion of its investments quickly, the Fund may realize significantly less than the value at which it has previously recorded those investments. To the extent the Fund or the Adviser receives material non-public information regarding an investment, the Fund could face other restrictions on its ability to liquidate that investment.
Leverage
The Fund may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in the Fund. The use of leverage is speculative and involves certain risks. Although leverage will increase the Fund’s investment return if the Fund’s interest in an asset purchased with borrowed funds earns a greater return than the interest expense the Fund pays for the use of those funds, the use of leverage will decrease the return on the Fund if the Fund fails to earn as much on its investment purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Fund, especially in times of a “credit crunch” or during general market turmoil. The Fund may be required to pledge its assets as collateral for its borrowings and to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. In addition, a lender to the Fund may terminate or refuse to renew any credit facility into which the Fund has entered. If the Fund is unable to access additional credit, it may be forced to sell its investments at inopportune times, which may further depress the returns of the Fund.
Conflicts
The Fund is subject to conflicts of interest. The Adviser and its affiliates will be permitted to market, organize, sponsor, act as general partner or as the primary source for transactions for other pooled investment vehicles and other accounts, which may be offered on a public or private placement basis, and to engage in other investment and business activities. Some of these funds and accounts will have investment strategies that overlap with the investment strategies of the Fund. Robinhood and its affiliates also may compete with the Fund for certain types of investments, including acquisitions of companies in which the Fund might otherwise have considered for investment. Such activities may raise conflicts of interest for which the resolution may not be determinable.
To the extent that the Adviser manages other investment funds and accounts in the future, in order to address potential conflicts of interest, the Adviser will adopt an investment allocation policy that will govern the allocation of investment opportunities among the investment funds and other accounts managed by the Adviser. To the extent an investment opportunity is appropriate for either or both of the Fund and/or any other investment fund or other account managed by the Adviser, and co-investment is not possible, the Adviser will adhere to its investment allocation policy in order to determine to which account to allocate the opportunity.
Although the Adviser will endeavor to allocate investment opportunities in a fair and equitable manner over time, the Fund and Shareholders can be adversely affected to the extent investment opportunities are allocated among the Fund and other investment vehicles managed by the Adviser.
The investment allocation policy will also be designed to manage and mitigate the conflicts of interest associated with the allocation of investment opportunities if the Fund is able to co-invest, either pursuant to SEC interpretive positions or an exemptive order, with other accounts managed by the Adviser. Generally, under the investment allocation policy, co-investments will be allocated pursuant to the conditions of an exemptive order. Under the investment allocation policy, a portion of each opportunity that is appropriate for the Fund and any affiliated fund or other account, which may vary based on asset class and liquidity, among other factors, will generally be offered to the Fund and such other eligible accounts, as determined by the Adviser. If there is a sufficient amount of securities to satisfy all participants, each order will be fulfilled as placed. If there is an insufficient amount of securities to satisfy all participants, the securities will generally be allocated at the discretion of the Adviser.
The Adviser will seek to treat all clients fairly and equitably over time in a manner consistent with its fiduciary duty to each of them; however, in some instances, especially in instances of limited investment supplies, the factors may not result in pro rata allocations or may result in situations where certain accounts receive allocations where others do not.
Affiliated Transactions Restrictions
Certain provisions of the 1940 Act prohibit the Fund from engaging in transactions with the Adviser and its affiliates. Any funds managed by the Adviser or its affiliates that are not registered under the 1940 Act would not be prohibited from participating in those transactions. The 1940 Act also imposes significant limits on investments in certain privately placed securities in aggregated transactions with affiliates of the Fund. The Adviser will not cause the Fund to engage in investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms) unless the Fund has received an order granting an exemption from Section 17 of the 1940 Act or unless such investments are not prohibited by Section 17(d) of the 1940 Act or interpretations of Section 17(d) as expressed in SEC no-action letters or other available guidance. The Adviser and the Fund intend to file for an exemptive order from the SEC that, once received, would permit the Fund to, among other things and subject to the conditions of the order, invest in certain privately placed securities in aggregated transactions alongside the Adviser and/or other future funds advised by the Adviser, or potentially Robinhood and its affiliates, where the Adviser negotiates certain terms of the private placement securities to be purchased (in addition to price-related terms). The conditions contained in the exemptive order may limit or restrict the Fund’s ability to participate in such negotiated investments or participate in such negotiated investments to a lesser extent. In addition, other conflicts may be present in a particular investment that may limit or restrict the Fund’s ability to participate, notwithstanding the exemptive order. An exemptive order would not apply to all investments or to all affiliates of the Adviser. As a result, the Fund may be limited or restricted from participating in certain investment opportunities, notwithstanding the exemptive order, including in investments in which affiliates of the Adviser not covered by the exemptive order participate. An inability to acquire the desired allocation to potential investments may affect the Fund’s ability to achieve the desired investment returns.
The Fund, together with interests held by other advisory clients of the Adviser, may be limited from owning or controlling, directly or indirectly, interests in Private Vehicles or other issuers that equal or exceed 5% of such issuer’s outstanding voting securities. In addition, the Fund may seek to invest in a Private Vehicle’s non-voting securities and, together with interests held by other advisory clients of the Adviser, may be limited in the amount it can invest. Such limitations are intended to ensure that an underlying Private Vehicle not be deemed an “affiliated person” of the Fund for purposes of the 1940 Act, which may impose limits on the Fund’s dealings with the Private Vehicle and its affiliated persons. As a general matter, however, the Private Vehicles in which the Fund will invest do not typically provide their shareholders with an ability to vote to appoint, remove or replace the general partner of the Private Vehicle (except under quite limited circumstances that are not presently exercisable). Notwithstanding these limitations, under certain circumstances the Fund could become an affiliated person of a Private Vehicle or another issuer. In such circumstances, the Fund may be restricted from transacting with the Private Vehicle or its portfolio companies absent an applicable exemption (whether by rule or otherwise).
Regulatory Environment
Changes in laws or regulations governing the Fund’s operations may adversely affect its business. The Fund and its portfolio companies are subject to regulation at the local, state, and U.S. federal (or foreign) levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any change in these laws or regulations could materially and adversely affect the Fund’s business.
Change in Investment Objective or Strategies
The Board may change the Fund’s investment objective and strategies or modify or waive certain of the Fund’s operating policies and strategies without shareholder approval (except as required by the 1940 Act or other applicable laws). The Fund cannot predict the effects that any changes to its current operating policies and strategies would have on the Fund’s business, operating results and value of its Shares. Nevertheless, the effects may adversely affect the Fund’s business and impact its ability to make distributions.
Active Management
The Fund is subject to management risk because it is an actively managed investment portfolio. The Fund’s ability to achieve its investment objective depends upon the Adviser’s skill in determining the Fund’s allocation of its assets and in selecting the best mix of investments. There is a risk that the Adviser’s evaluation and assumptions regarding investments may be incorrect in view of actual market conditions. The Adviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Fund may be subject to a relatively high level of management risk because the Fund invests in private market investments, which are highly specialized instruments that require investment techniques and risk analyses different from those associated with investing in public equities and bonds. The Fund’s allocation of its investments across direct investments, including Private Vehicles, and other portfolio investments representing various strategies, geographic regions, asset classes and sectors may vary significantly over time based on the Adviser’s analysis and judgment. As a result, the particular risks most relevant to an investment in the Fund, as well as the overall risk profile of the Fund’s portfolio, may vary over time. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions.
Anti-Takeover Provisions Risk
The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to change the composition of the Board or convert the Fund to open-end status. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. Such provisions also could limit the ability of Shareholders to sell their Shares at a premium over the then-current market prices by discouraging a third party from seeking to obtain control of the Fund. See “Certain Provisions in the Declaration of Trust - Anti-Takeover and Other Provisions” for additional information.
The Fund May Have Difficulty Paying its Required Distributions Under Applicable Tax Rules if It Recognizes Income Before or Without Receiving Cash Representing Such Income
Although the Fund focuses on achieving capital gains from its investments, in certain cases it may receive current income, such as interest or dividends, on its investments. Because in certain cases the Fund may recognize such current income before or without receiving cash representing such income, it may have difficulty satisfying the annual distribution requirement applicable to RICs. Accordingly, in order for the Fund to maintain its qualification as a RIC, it may have to sell some of its investments at times it would not consider advantageous, raise debt or equity capital or reduce new investments to meet these distribution requirements. If the Fund is not able to obtain cash from other sources, it may fail to qualify as a RIC and thus would be subject to corporate-level U.S. federal income tax. See “Material U.S. Federal Income Tax Considerations—Taxation as a Regulated Investment Company.”
The Fund May Choose to Pay Distributions in Its Own Stock, in Which Case Shareholders May Be Required to Pay Tax in Excess of the Cash They Receive
The Fund may distribute a portion of its taxable distributions in the form of shares of its stock. In accordance with certain applicable U.S. Treasury Regulations and other related administrative pronouncements issued by the IRS, a RIC may be eligible to treat a distribution of its own stock as fulfilling its RIC distribution requirements if each Shareholder is permitted to elect to receive its entire distribution in either cash or stock of the RIC, subject to the satisfaction of certain guidelines. If too many Shareholders elect to receive cash, each Shareholder electing to receive cash must receive a pro rata amount of cash (with the balance of the distribution paid in stock). If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the distribution paid in stock generally will be equal to the amount of cash that could have been received instead of stock. Taxable Shareholders receiving such distributions will be required to include the full amount of the distribution as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of their share of the Fund’s current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. Shareholder may be subject to tax with respect to such distributions in excess of any cash received. If a U.S. Shareholder sells the stock it receives as a distribution in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of the Fund’s stock at the time of the sale, which would result in a capital loss, the deductibility of which is subject to limitations. Furthermore, with respect to non-U.S. Shareholders, the Fund may be required to withhold U.S. tax with respect to such distributions, including in respect of all or a portion of any such distribution that is payable in stock. In addition, if a significant number of the Fund’s Shareholders determine to sell shares of the Fund’s stock in order to pay taxes owed on distributions, such sales may put downward pressure on the trading price of the Fund’s stock.
The Fund Will be Subject to Corporate-Level U.S. Federal Income Tax if It is Unable to Meet Certain RIC Qualification and Distribution Requirements Under the Code
The Fund intends to elect to be treated as a RIC for federal income tax purposes as of the Fund’s First Post-IPO Tax Year. If the Fund qualifies to be treated as a RIC, the Fund generally will not pay corporate-level federal income tax on any ordinary income or capital gains that the Fund distributes to Shareholders as dividends. To obtain and maintain the federal income tax benefits of RIC status, the Fund must meet specified source-of-income and asset diversification requirements and distribute annually an amount equal to at least 90% of the sum of the Fund’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of assets legally available for distribution. In addition, the Fund must maintain its status as a registered management company under the 1940 Act. If any of these requirements are not met, the favorable tax treatment described above may not be available to the Fund. In addition, as a RIC, the Fund could be subject to tax on any unrealized net built-in gains in the assets held by the Fund during the period in which the Fund was not a RIC that are recognized within the five-year period beginning on the first day of its first taxable year as a RIC, unless either the Fund made a special election to pay corporate-level tax on such built-in gain at the time of the Fund’s RIC election or an exception applies. At the time of the Fund’s RIC election, the Fund intends to elect to recognize all of its built-in gain at the time of its conversion and pay tax currently on the built-in gain. See “Certain U.S. Federal Income Tax Consequences—Conversion to Regulated Investment Company.” If the Fund fails to qualify for the federal income tax benefits allowable to RICs for any reason and remains or becomes subject to a corporate-level income tax, the resulting taxes could substantially reduce the Fund’s net assets, the amount of income available for distribution to Shareholders and the actual amount of the Fund’s distributions. Such a failure would have a material adverse effect on the Fund, the net asset value of the Shares and the total return, if any, obtainable from Shareholders’ investment in Shares. For additional information regarding the Fund’s tax requirements, see “Material U.S. Federal Income Tax Considerations.” Any net operating losses that the Fund incurs in periods during which the Fund qualifies as a RIC will not offset net capital gains (i.e., net realized long-term capital gains in excess of net short-term capital losses) that the Fund is otherwise required to distribute, and the Fund cannot pass such net operating losses through to Shareholders. In addition, net operating losses that the Fund carries over to a taxable year in which the Fund qualifies as a RIC normally cannot offset ordinary income or capital gains.
The Fund Could Be Subject to Additional Tax Liabilities Due to Changes in Tax Laws and Tax Audits, Which Could Affect its Profitability and Increase its Effective Tax Rate
The Fund is subject to complex tax laws and regulations of the multiple jurisdictions in which it operates. These laws and regulations are subject to uncertain interpretation. The Fund’s interpretation and application of these laws and regulations, as well as the Fund’s compliance with certain other requirements, require significant judgment and the use of assumptions and estimates.
As a result, the Fund will be exposed to the risk that tax authorities in any of the jurisdictions in which the Fund operates could disagree with the Fund’s interpretations of the applicable laws and regulations or the Fund’s tax calculations and methodologies, including the classification of the Fund’s revenues or the determination of the jurisdictions to which profits are attributed. Accordingly, the Fund may be subject to tax audits and other similar proceedings with tax authorities in a number of jurisdictions. In certain cases, the applicable tax authority may challenge one or more tax positions of the Fund. Any such audits and other similar proceedings could result in additional taxes, including interest and penalties, which could, in turn, adversely affect the Fund’s investment returns.
In addition, laws and regulations are changing on an ongoing basis, and these changes may apply with retroactive effect. New legislation and any U.S. Treasury Regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect the Fund’s ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to the Fund and its Shareholders of such qualification, or could have other adverse consequences. In addition, the effective tax rate of the portfolio companies in which the Fund invests could materially increase as a result of changes in tax law, tax treaties or the interpretation thereof.
On July 4, 2025, the bill referred to as the One Big Beautiful Bill Act (the “OBBBA”) was enacted into law in the United States. The OBBBA introduced broad changes to the Code, including changes to the taxation of businesses. The Fund believes the recent changes to the Code under the OBBBA do not materially impact the Fund.
Investors are urged to consult with their tax advisors regarding tax legislative, regulatory or administrative developments and proposals and their potential effect on an investment in the Fund’s securities.

The DRIP May Create a Taxable Event for Shareholders
Distributions on the Fund’s Shares will be automatically reinvested into additional Shares pursuant to the Fund’s DRIP absent a Shareholder electing otherwise. Each Shareholder that does not so elect otherwise will be treated for U.S. federal income tax purposes as if such Shareholder had received the applicable dividend. For a discussion of the tax consequences to Shareholders of receiving dividends, see “Material U.S. Federal Income Tax Considerations.”
Other Risks Related to this Offering
Shares offered by this Prospectus may be purchased from Robinhood Financial, an affiliate of the Adviser, acting in its capacity as a selling group member in this offering. Any negative experiences Robinhood Financial’s customers have in connection with their participation or attempted participation in this offering may harm the Fund’s brand and reputation. In addition, participation in this offering by retail customers through Robinhood Financial could result in increased volatility in the trading price of the Fund’s Shares.
Robinhood Financial, a broker-dealer affiliated with the Fund’s Adviser, is a member of the selling group for this offering. A portion of the Fund’s Shares offered by this Prospectus will be offered through Robinhood Financial, acting as a selling group member, to allocate for sale to its customers through its IPO Access feature on the Robinhood platform. Any such sales will be made at the same initial public offering price, and at the same time, as any other purchases in this offering, including purchases by institutions and other large investors, and in accordance with customary broker-dealer practices and procedures. Robinhood Financial will not retain any fees and other amounts received in connection with this service to the Fund.

POTENTIAL CONFLICTS OF INTEREST
The Fund is subject to conflicts of interest. The business activities of Robinhood, the ultimate parent company of the Adviser, and its affiliates in the management of, or their interest in, their own business and accounts, may present conflicts of interest that could disadvantage the Fund and the Shareholders. Robinhood and its affiliates provide brokerage services to retail investors that may follow investment programs similar to that of the Fund. The Adviser and its affiliates will be permitted to market, organize, sponsor, act as general partner or as the primary source for transactions for other pooled investment vehicles and other accounts, which may be offered on a public or private placement basis, and to engage in other investment and business activities. Some of these funds and accounts will have investment strategies that overlap with the investment strategies of the Fund. Robinhood and its affiliates also may compete with the Fund for certain types of investments, including acquisitions of companies in which the Fund might otherwise have considered for investment. Such activities may raise conflicts of interest for which the resolution may not be determinable. Robinhood Ventures shares resources, including personnel, with a variety of other Robinhood entities. As a result, some of the Adviser’s professionals may have conflicts in allocating their time and services among the Fund and the Adviser, on the one hand, and other affiliates of the Adviser, on the other. Robinhood Ventures clients and Fund Shareholders may receive promotional communications from other Robinhood entities regarding the products and services offered by such entities, which creates a potential conflict of interest as those Robinhood entities receive revenue in connection with such products and services. The Fund and the Adviser will adopt policies and procedures designed to address potential conflicts of interest. For additional information about potential conflicts of interest, please see “Management of the Fund-Potential Conflicts of Interest” in the SAI.

MANAGEMENT OF THE FUND
Board of Trustees
The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Adviser, have responsibility for the day-to-day management and operation of the Fund. The Board does not have responsibility for the day-to-day management of the Fund, and its oversight role does not make the Board a guarantor of the Fund’s investments or activities. The Board has appointed certain representatives of the Adviser as officers of the Fund with responsibility to monitor and report to the Board on the Fund’s operations. In conducting its oversight, the Board will receive regular reports from these officers and from other senior officers of the Adviser regarding the Fund’s operations.
As required by the 1940 Act, a majority of the Fund’s Trustees are Independent Trustees and are not affiliated with the Adviser. The Board has established two standing committees: an Audit Committee and a Nominating and Governance Committee.
Any vacancy on the Board may be filled by the remaining Trustees, except to the extent the 1940 Act requires the election of Trustees by Shareholders. The Fund’s officers are appointed by the Trustees and oversee the management of the day-to-day operations of the Fund under the supervision of the Board. All of the officers of the Fund are directors, officers or employees of the Adviser or its affiliates. To the fullest extent allowed by applicable law, including the 1940 Act, the Declaration of Trust indemnifies the Trustees and officers for all costs, liabilities and expenses that they may experience as a result of their service as such.
The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as more detailed information about the Board members and its committees, are set forth under “Management of the Fund” in the SAI.
Portfolio Management
The following individual is primarily responsible for the day-to-day portfolio management of the Fund:

Portfolio Manager	Since	Recent Professional Experiences
Sarah Pinto	Inception	Ms. Pinto previously led growth-stage venture investing at Emerson Collective for over seven years, where she led investments into emerging technology companies. Before joining Emerson Collective, she spent 10 years investing at Spectrum Equity, Great Hill Partners, and Bridgepoint. Ms. Pinto holds a Master in Public Administration in International Development from Harvard University and a MS in Finance from HEC Paris.
The SAI provides additional information about the Fund’s primary portfolio manager’s compensation, other accounts managed by her and her ownership of any Shares of the Fund.
Investment Advisory Agreement
The Adviser, subject to supervision by the Board, provides certain investment advisory, management and research services to the Fund pursuant to the Investment Advisory Agreement.
Management Fee
In consideration of the investment advisory and other services provided by the Adviser, the Fund pays the Adviser a Management Fee calculated and payable quarterly at an annual rate of 2.00% of the Fund’s Net Assets determined quarterly as of the end of each quarter (before the accrual of the Management Fee for that quarter), effective upon the closing of the initial public offering of the Fund. “Net Assets” means the total assets of the Fund minus the Fund’s liabilities. The Fund will not pay any incentive fee, carried interest or any other performance fee to the Adviser. In addition, the Adviser has contractually agreed to reduce its Management Fee to an annual rate of

1.00% for six months following the closing of the initial public offering (through September 9, 2026) (the “Management Fee Waiver Agreement”). Unless the Management Fee Waiver Agreement is otherwise extended by agreement between the Fund and the Adviser, the Management Fee payable by the Fund following the first six months after the closing of the initial public offering will be at the annual rate of 2.00%. Fees waived pursuant to the Management Fee Waiver Agreement are not subject to recoupment by the Adviser.
The Management Fee is paid to the Adviser out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund. The Management Fee is payable in cash.
Investment Advisory Agreement
The services of all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. The Fund bears all other costs and expenses of its operations and transactions as set forth in the Investment Advisory Agreement.
In addition to the fees and expenses to be paid by the Fund under the Investment Advisory Agreement, the Adviser and its affiliates will be entitled to reimbursement by the Fund of the Adviser’s and its affiliates’ cost of providing the Fund with certain non-advisory services. If persons associated with the Adviser or any of its affiliates, including persons who are officers of the Fund, provide certain non-advisory, reporting, oversight, legal, compliance, tax, valuation, accounting, clerical, and general administrative services to the Fund at the request of the Fund, the Fund may reimburse the Adviser and its affiliates for their costs in providing such non-advisory, reporting, oversight, legal, compliance, tax, valuation, accounting, clerical, and general administrative services to the Fund (which costs may include an allocation of overhead including rent and the allocable portion of the salaries and benefits of the relevant persons and their respective staffs, including Travel Expenses (as defined below). Nothing contained in the Investment Advisory Agreement shall be construed to restrict the Fund’s right to hire its own employees or to contract for services to be performed by third parties.
The Investment Advisory Agreement was initially approved by the Board (including a majority of the Independent Trustees) at a meeting held on January 21, 2026. The Investment Advisory Agreement is terminable with respect to the Fund without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days’ nor less than 30 days’ written notice to the Adviser, or by the Adviser upon not less than 60 days’ written notice to the Fund, and will be terminated upon the mutual written consent of the Adviser and the Fund. After the initial term of two years, the Investment Advisory Agreement may continue in effect from year to year so long as such continuance is specifically approved at least annually in the manner required by the 1940 Act (as modified by any applicable exemptive relief or as interpreted by the SEC or its staff). The Investment Advisory Agreement also provides that it will terminate automatically in the event of its assignment by the Adviser and shall not be assignable by the Fund without the consent of the Adviser. For the purposes of the Investment Advisory Agreement, the terms “assignment” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.
The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services to the Fund, except as may otherwise be provided under provisions of applicable state law or federal securities law which cannot be waived or modified. The Investment Advisory Agreement also provides that the Fund shall indemnify, to the fullest extent permitted by law, the Adviser, or any partners, directors, officers or employees of the Adviser and their respective affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties to the Fund.

The Fund is incurring certain organizational and initial offering costs. The Adviser has agreed to advance those costs to the Fund. Such costs advanced by the Adviser are subject to recoupment by the Adviser.
A discussion regarding the basis for the approval by the Board of the Investment Advisory Agreement will be available in the Fund’s annual shareholder report for the period ending March 31, 2026.

FUND EXPENSES
The Adviser will bear and pay the cost of all of the following expenses (“Adviser Expenses”) in connection with providing investment advisory services pursuant to the Investment Advisory Agreement: (i) payroll and other costs of management, administrative and clerical personnel, including, but not limited to, salaries, wages, payroll taxes, bonuses, cost of employee benefit plans and temporary office help expense excluding expenses for Insourced Services (as defined below); (ii) insurance premiums and fees (except for premiums or fees for trustees’ and officers’ liability insurance and other insurance protecting the Fund or any indemnified party from liabilities in connection with the affairs of the Fund); (iii) rent, utilities, telephone, office supplies and other office expenses; and (iv) other similar routine administrative expenses.
The Fund will bear all other expenses to be incurred in its operation (including to the extent such operations are performed by the Adviser or its affiliates), including, without limitation:
i.the Fund’s share of all fees, costs and out-of-pocket expenses (including any legal and other professional fees and expenses and platform fees) incurred by the Fund, the Adviser or its affiliates in connection with the formation of the Fund (including all or a portion of such amounts in respect of the Fund and the development, formation and operation of investment vehicles established to facilitate investments by the Fund, as well other vehicles through which the Fund makes or holds investments), the incorporation and registration of such entities (in the United States or otherwise), related regulatory filings (such as Form N-CSR, Form N-CEN, Form N-PORT and others), any related taxes, the offering and distribution of the interests therein (including legal and tax advice, preparation of disclosures, notifications, translations, publications (including without limitation on a website for regulatory, commercial or other purposes)), such share being determined as between the Fund and any such other entity on a basis that the Adviser determines in good faith is appropriate (“Organizational Expenses”);
ii.legal (including without limitation in respect of corporate formalities, such as corporate secretary services and domiciliation services), accounting, regulatory (including expenses incurred in connection with certain filings and registrations), compliance (including compliance consultants), administrator, consulting (including expert network and media consultants), valuation (including valuation consultants engaged by the Adviser), custodial, depositary, auditing, costs associated with any regulatory audit, investigation, settlement or review of any entity of the Fund, costs incurred with any action, suit or proceeding of any kind of nature, transfer agency, third-party trustee, administrator and Shareholder servicing, banking, database subscriptions (including, without limitation, subscriptions used for the purposes of researching, monitoring, valuing, or obtaining market data in respect of potential or existing portfolio investments), software licensing, web hosting, digital platform, data aggregation, marketing, translation, reporting and other external professional fees and expenses, but excluding, for the avoidance of doubt, the costs of the Adviser’s and its affiliates’ general compliance with law not related to the Fund;
iii.out-of-pocket costs of developing, sourcing, evaluating, negotiating, structuring, obtaining regulatory approvals for, purchasing, trading, settling, monitoring, holding and disposing of potential investments, whether consummated or unconsummated and including expenses related to meetings or conferences hosted or attended by the Adviser, its affiliates or any of their respective employees to source investments, attendance at industry conferences and trade association memberships, and, in the case of unconsummated investments, break-up fees, and of making, monitoring, holding or selling investments (including, without limitation, expenses relating to risk assessment, due diligence or ongoing monitoring of potential and existing investments, including the environmental, social and governance risks related thereto), including expenses related to the organization or maintenance of any entity (including intermediate entities) used to acquire, hold or dispose of any investment or otherwise facilitate the Fund’s investment activities, record-keeping expenses, travel, hotel accommodations, meals and entertainment expenses (“Travel Expenses”), consulting fees and expenses and any finders, placement, brokerage or other similar fees and expenses;
iv.expenses associated with the preparation of the Fund’s financial statements and tax returns, the representation of the Fund or the Shareholders in tax matters and preparation of tax forms and the Fund’s information reporting regime compliance, and the preparation of tax reports for Shareholders;

v.out-of-pocket costs and expenses, including without limitation, Travel Expenses, of meeting with Shareholders and reporting to the Shareholders, including expenses incurred in connection with the Fund’s Shareholder meetings (including Travel Expenses of the representatives of Shareholders, employees of the Adviser or its affiliates, speakers and vendors), and annual software licensing fees and other fees related to investor reporting as well as publication costs (including without limitation on a website or database, for regulatory, commercial or other purposes);
vi.except as otherwise provided herein, any taxes, fees or other governmental charges levied against the Fund or its income or assets or in connection with its business or operations (including pursuant to any separate tax sharing agreement or similar agreement with any party);
vii.costs and expenses of the Board, including the operation of the board of any intermediary/holding vehicle, Travel Expenses for members of the Board and employees of the Adviser or its affiliates incurred in connection with meetings of the Board, meetings with Shareholders or meetings related to the Fund;
viii.the Management Fee;
ix.interest on, and fees and expenses related to or arising from, any incurrence of indebtedness, including without limitation in respect of any credit facility, guarantees of indebtedness, or hedging activities of the Fund (whether or not such facility or hedging arrangement is implemented);
x.premiums or fees for trustees’ and officers’ liability insurance and other insurance protecting the Fund or any indemnified party from liabilities in connection with the affairs of the Fund;
xi.amounts charged to the Fund for certain non-advisory, reporting, oversight, legal, compliance, tax, valuation, accounting, information technology and security, clerical, and general administrative services provided by employees of the Adviser or its affiliates, including by persons who are officers of the Fund (which costs may include an allocation of overhead including rent and the allocable portion of the salaries and benefits of the relevant persons and their respective staffs, including travel expenses) (“Insourced Services”);
xii.interest costs related to borrowing, any related facility fees, commitment expenses and any other costs related to the borrowing;
xiii.all other costs and expenses of the Fund, the Adviser or its affiliates in connection with the Fund’s organization and/or operations other than Adviser Expenses, such as costs of litigation or other matters that are the subject of indemnification and costs of winding-up and liquidating the Fund;
xiv.any non-recurring or extraordinary expenses as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Fund is a party and any indemnification expenses as provided for in the Fund’s governing documents;
xv.fees and expenses incident to qualifying and listing of the Shares on any exchange;
xvi.the compensation of the Fund’s Chief Compliance Officer and the salary of any compliance personnel of the Adviser and its affiliates who provide compliance-related services to the Fund, provided such salary expenses are properly allocated between the Fund and other affiliates, as applicable, and any costs associated with the monitoring, testing and revision of the Fund’s compliance policies and procedures required by Rule 38a-1 under the 1940 Act;
xvii.the compensation of the Fund’s Chief Financial Officer and the salary of any financial reporting personnel of the Adviser and its affiliates who provide financial reporting-related services to the Fund, provided such salary expenses are properly allocated between the Fund and other affiliates, as applicable; and
xviii.where appropriate and relevant, all ongoing costs and expenses, as detailed under (ii) to (xvii) above, as incurred in connection with, or by, any other vehicles through which the Fund makes or holds investments, as well as the respective general partners or equivalent (if not a partnership) of such entities.

The Adviser has and may in the future enter into arrangements with certain persons to provide services to the Adviser that benefit the Fund. The Adviser will allocate fees and expenses with respect to such services on a fair and equitable basis.
The Fund (and potentially a portfolio company or proposed portfolio company) may be charged amounts in connection with the provision of services by in-house personnel of the Adviser and any of its affiliates. The Adviser will make the foregoing determination as to such amounts in its discretion, taking into account factors that it reasonably believes to be appropriate in the circumstances.
The expenses, fees, and commissions that will be borne by the Fund are set out in this Prospectus, but there is no formal cap on the level of those expenses.
Expenses to be borne by the Fund will reduce the actual returns realized by Shareholders on their investment in the Fund (and may, in certain circumstances, reduce the amount of capital available to be deployed by the Fund in investments). Fund expenses include recurring and regular items, as well as extraordinary expenses for which it may be hard to budget or forecast. As a result, the amount of Fund expenses ultimately incurred or incurred at any one time may exceed amounts expected or budgeted by the Fund.
The Adviser will make judgments with respect to allocation of expenses in its good faith discretion, notwithstanding its interest in the outcome, and may make corrective allocations after the fact should it determine that such corrections are necessary or advisable. Notwithstanding the foregoing, the portion of an expense allocated to the Fund for a particular item or service may not reflect the relative benefit derived by the Fund from that item or service in any particular instance.
Unless otherwise agreed in writing between the Fund and the Adviser from time to time, to the extent that the Adviser or its affiliates (i) pays or otherwise bears the costs of any Fund expenses or (ii) advances amounts to the Fund on a temporary basis, the Fund shall reimburse the Adviser or such affiliate for the same.
Organizational costs are expensed as incurred. Offering costs are charged to paid-in-capital upon the sale of Shares that are issued and sold by the Fund.

NET ASSET VALUATION
The NAV of the Fund’s outstanding Shares will be determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding.
The Board has approved procedures pursuant to which the Fund will value its investments.
In general, portfolio securities and assets of the Fund for which market quotations are readily available will be valued on the basis of readily available market quotations at their current market value. Any security that is listed or traded on more than one public, major exchange (or traded in multiple markets) is valued at the official close on the primary exchange or market on which it is traded. In the absence of such a quotation, a security may be valued at the last quoted sales price on the most active exchange or market. Equity securities traded on a U.S. national securities exchange or a securities exchange abroad are generally valued at the price of the official close on the exchange as of the local market close on the exchange. If there are no round lot sales on such date, such security will be valued at the mean between the closing “bid” and “asked” prices (and if there is only a bid or only an asked price on such date, valuation will be at such bid or asked price for long or short positions, respectively). Securities traded in the over-the-counter market are valued at the mean between the last bid and asked prices prior to the time of valuation (and if there is only a bid or only an asked price on such date, valuation will be at such bid or asked price for long or short positions, respectively), except if such unlisted security is traded on the Nasdaq in which case it is valued at the Nasdaq official closing price. Such prices are provided by approved pricing service or other pricing sources.
The value of any cash on hand or on deposit, bills and demand notices and accounts receivable, prepaid expenses, cash dividends and interest declared or accrued as aforesaid and not yet received shall be deemed to be the full amount thereof unless in any case the same is unlikely to be paid or received in full, in which case the value thereof shall be determined after making such discount as the Adviser may consider appropriate in such case to reflect the true value thereof.
Assets and liabilities initially expressed in foreign currencies will be converted into U.S. Dollars using foreign exchange rates provided by a recognized pricing service.
With respect to portfolio securities and assets of the Fund for which market quotations are not readily available or are deemed not reliable, which are expected to represent a substantial portion of the Fund’s investments, the Fund will value such securities at fair value according to its written valuation procedures (“Valuation Policy”) and as determined in good faith by the Adviser, which has been appointed the Fund’s Valuation Designee, under the oversight of the Board.
Fund-of-fund investments, feeder funds, and SPVs will generally be valued based on (i) the most recently calculated NAV (or capital account balance) reported by the underlying vehicle, adjusted as necessary for known subscriptions/redemptions, fees/expenses, or other activity through the valuation date, and (ii) any other information reasonably available to assess whether the reported NAV remains representative as of the valuation date. If the reported NAV is not available or is determined not to be reliable/representative, the position will be valued at fair value as determined in good faith consistent with the Valuation Policy.
The valuation of the Fund’s secondary investments in Private Vehicles is ordinarily determined based upon valuations provided by the Private Vehicle Managers, when available, and is subject to the same risks associated with the reliance on valuations provided by the Private Vehicle Managers as the primary investments in Private Vehicles.
The Valuation Policy permits the Valuation Designee to use a variety of valuation methodologies in connection with valuing the Fund’s investments. The methodology used for a specific type of investment may vary based on the market data available or other considerations. As a general matter, valuing securities and assets accurately is difficult and can be based on inputs and assumptions which may not always be correct.
The Fund’s officers, through the Valuation Committee and consistent with the monitoring and review responsibilities set forth in the Valuation Policy, regularly review procedures used and valuations provided by the pricing services. Valuations provided by pricing services are generally based on methods that the Valuation

Committee believes are reasonably designed to approximate the amount that the Fund would receive upon the sale of the portfolio security or asset. When providing valuations to the Fund, pricing services use various inputs, methods, models and assumptions, which may include information provided by broker-dealers and other market makers. Pricing services face the same challenges as the Fund in valuing securities and assets and may rely on limited available information.
The Board oversees the Adviser’s implementation of the Valuation Policy and may consult with representatives from the Fund’s outside legal counsel or other third-party consultants in their discussions and deliberations. The value of the Fund’s assets will be based on information reasonably available at the time the valuation is made and that the Adviser believes to be reliable. The Adviser generally will value the Fund’s investments in accordance with Certification Topic ASC 820 of the Financial Accounting Standards Board (“ASC 820”).
The Fund expects that it will hold a significant proportion of its assets in private investments that do not have readily ascertainable market prices.
In the event that the Valuation Designee determines that the above valuation guidelines are impracticable or not appropriate in relation to a particular asset or liability of the Fund, or in the case of assets or liabilities not specifically referenced above, the Valuation Designee shall determine prudently and in good faith the fair value of such asset or liability, including the potential to place a greater emphasis on internal pricing models. Such valuations might vary from similar valuations performed by independent third parties for similar types of securities or assets or liabilities. The valuation of illiquid securities and other assets and liabilities is inherently subjective and subject to increased risk that the information utilized to value such assets or liabilities or to create the price models could be inaccurate or subject to other errors.
Prospective investors should be aware that there can be no assurance that the valuation of the Fund’s investments as determined under the procedures described above will in all cases be accurate, especially given that the Fund and the Adviser do not generally have access to all necessary financial and other information relating to the Fund’s investment to determine independently the NAV of the Fund’s interests in those investments.
Investments valued at fair value by the Adviser will be subject to a new valuation determination upon the next quarterly valuation of the Fund. Prospective investors should be aware that fair value represents a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Fund’s NAV. As a result, the Fund’s issuance (including through dividend or distribution reinvestment) of Shares at a time when it owns investments that are valued at fair value may have the effect of diluting or increasing the economic interest of existing Shareholders.
The Adviser may engage a third-party valuation firm to review the valuation of fair-valued investments.
Determination of fair values involves subjective judgments and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to the Fund’s financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on the Fund’s financial statements.

UNDERWRITING
The Fund, the Adviser and the Underwriter named below have entered into an underwriting agreement (the “Underwriting Agreement”) with respect to the Shares being offered. Subject to certain conditions, the Underwriter has agreed to purchase the number of Shares indicated in the following table.

Underwriter	Number of Shares
Goldman Sachs & Co. LLC	12,615,608
Total	12,615,608
The Underwriter is committed to take and pay for all of the Shares being offered by the Fund and, if any are taken, other than the Shares covered by the option described below unless and until this option is exercised. The offering of the Shares by the Underwriter is subject to receipt and acceptance and subject to the Underwriter’s right to reject any order in whole or in part.
If the Underwriter fails to purchase the Shares it has agreed to purchase, the Underwriting Agreement provides that one or more substitute underwriters may be found, or the Underwriting Agreement may be terminated.
The Fund has granted to the Underwriter an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an additional 1,892,341 Shares at the initial offering price, less the Underwriter’s commission. The Underwriter may exercise such option to cover sales by the Underwriter of a greater number of Shares than the total number set forth in the table above.
The Underwriting Agreement provides that the obligations of the Underwriter to purchase the Shares included in this offering are subject to approval of certain legal matters by counsel and certain other conditions.
The Underwriter will deduct from the gross offering proceeds a sales load of $11,038,657, which is equal to $0.8750 per Share (3.500% of the public offering price per Share). If the Underwriter exercises its option to acquire up to an additional 15% of the total number of Shares to be offered in the offering, the sales load on Shares sold pursuant to that option will be 3.500% of the public offering price per Share of the Shares sold to the Underwriter pursuant to that option.
Total underwriting compensation determined in accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) rules is summarized as follows. The Underwriter will deduct from the sale of the Shares in the public offering a sales load in the amount of $11,038,657, which represents 3.500% of the total proceeds in the public offering. In addition, the Fund and the Adviser have agreed to reimburse the Underwriter for the reasonable fees and disbursements of counsel to the Underwriter in connection with the review by FINRA of the terms of the sale of the Shares in an amount not to exceed $25,000 in the aggregate, which amount will not exceed 0.01% of the total public offering price of the Shares if the Underwriter’s option to purchase additional shares is not exercised
The Fund will bear all costs associated with this offering. In addition, the Underwriter has agreed to reimburse the Fund for $875,000 of its expenses in connection with this offering.
Prior to this offering, there has been no public or private market for the Shares of the Fund. Consequently, the offering price for the Shares was determined by negotiation between the Fund and the Underwriter. There can be no assurance, however, that the price at which the Shares sell after this offering will not be lower than the price at which they are sold in the initial public offering by the Underwriter or that an active trading market in the Shares will develop and continue after this offering.
The Shares have been approved for listing, subject to official notice of issuance, on the NYSE under the symbol “RVI.” In connection with the requirements for listing the Shares on the NYSE, the Underwriter has undertaken to sell lots of 100 or more Shares to a minimum of 400 beneficial owners in North America.
The Underwriter has informed the Fund that it does not intend sales to discretionary accounts to exceed five percent of the total number of Shares offered by them.

A portion of the Fund’s Shares offered by this Prospectus will be offered through Robinhood Financial, acting as a selling group member, to allocate for sale to its customers through its IPO Access feature on the Robinhood platform. Any such sales will be made at the same initial public offering price, and at the same time, as any other purchases in this offering, including purchases by institutions and other large investors, and in accordance with customary broker-dealer practices and procedures. Robinhood Financial will not retain any fees or other amounts received in connection with this service to the Fund.
The Fund has agreed to indemnify the Underwriter and its controlling persons for certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make in respect of those liabilities, except in the cases of willful misfeasance, bad faith, gross negligence or reckless disregard of applicable obligations and duties.
The Fund has agreed with the Underwriter pursuant to the Underwriting Agreement that for a period of 180 days after the date of this Prospectus (such period, the “Fund Lock-Up Period”), the Fund will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any securities of the Fund that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise (other than the Shares to be issued pursuant to the DRIP), without the prior written consent of Underwriter; provided that nothing therein shall prevent the Fund from issuing Shares pursuant to the DRIP.
Robinhood has entered into a lock-up agreement with the Underwriter pursuant to which Robinhood, with limited exceptions, has agreed that for a period of 30 days after the date of this Prospectus (such period, the “Robinhood Lock-Up Period”), will not (and will not cause or direct any of its affiliates to), without the prior written consent of the Underwriter, (1) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any Shares, or any options or warrants to purchase any Shares, or any securities convertible into, exchangeable for or that represent the right to receive Shares (such Shares, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by Robinhood, (2) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by Robinhood or someone other than Robinhood), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (3) except with respect to the exercise of the rights (the “Registration Rights”) to request that the Fund register any Shares under any registration statement(s) on Form N-2 as described in the Prospectus, make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (4) except with respect to the exercise of the Registration Rights, otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (1), (2) or (3) above.
Notwithstanding the foregoing, if the reported closing price of the Shares on the NYSE is at least 20% greater than the initial public offering price per share set forth on the cover page of this Prospectus on or after the 15th day (or, if such 15th day is not a trading day, then the first trading day after such 15th day), the Robinhood Lock-Up Period shall automatically expire beginning at the opening of trading on the first trading day thereafter with respect to all Robinhood’s Shares subject to the lock-up agreement, and beginning at the opening of trading on the first trading day thereafter, such released shares may be sold in the public market, subject to compliance with applicable securities laws.
The restrictions imposed by the lock-up agreement applicable to Robinhood are subject to certain exceptions, including with respect to: (a) transfers of Lock-Up Securities: (i) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes; (ii) to a partnership, limited liability company or other entity of which Robinhood is the legal and beneficial owner of all of the outstanding equity securities or similar interests; (iii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (ii) above; (iv) (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act) of Robinhood, or to any investment fund or other entity which fund or entity is controlled or managed by Robinhood or affiliates of Robinhood, or (B) as part of a distribution by Robinhood to its shareholders, partners, members or other equityholders or to the estate of any such shareholders, partners, members or other equityholders; (v) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other court order; (vi) in connection with a sale of Robinhood’s Shares acquired (A) from the Underwriter in this initial public offering or (B) in open market transactions after the closing date of this initial public offering; or (vii) with the prior written consent of the Underwriter; provided that (A) in the case of clauses (a)(i), (ii), (iii) and (iv) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv) and (v) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock‑up agreement, (C) in the case of clauses (a)(ii), (iii) and (iv) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution, and (D) in the case of clauses (a)(i), (v) and (vi) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Robinhood Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clauses (a)(i) or (v) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement; (b) entering into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of Robinhood’s Lock-Up Securities, if then permitted by the Fund, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Robinhood Lock-Up Period and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made (whether by or on behalf of Robinhood, the Fund or any other party) regarding, or that otherwise discloses, the establishment of such plan during the Robinhood Lock-Up Period, and if any such filing, report or announcement shall be legally required during the Robinhood Lock-Up Period, such filing, report or announcement shall clearly indicate that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the Robinhood Lock-Up Period; (c) transfers of Robinhood’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of the Fund and made to all holders of the Fund’s Shares involving a change of control of the Fund (for purposes hereof, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of equity interests if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Fund (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, Robinhood’s Lock-Up Securities shall remain subject to the provisions of the lock-up agreement; and (d) transfers or sales of Shares to the Underwriter pursuant to the Underwriting Agreement.
Price Stabilization, Short Positions and Penalty Bids. In connection with this offering, the Underwriter may purchase and sell Shares in the open market. These transactions may include short sales and stabilizing transactions and purchases to cover syndicate short positions created in connection with this offering. Short sales involve the sale by the Underwriter of a greater number of Shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional Shares for which the Underwriter’s option described above may be exercised. The Underwriter may cover any covered short position by either exercising its option to purchase additional Shares or purchasing Shares in the open market. In determining the source of Shares to cover the covered short position, the Underwriter will consider, among other things, the price of Shares available for purchase in the open market as compared to the price at which it may purchase additional Shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional Shares for which the option described above may be exercised. The Underwriter must cover any such naked short position by purchasing Shares in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Shares and syndicate short positions involve the sale by the Underwriter of a greater number of Shares than it is required to purchase from the Fund in this offering. The Underwriter also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Shares sold in this offering for their account may be reclaimed by the syndicate if such Shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Shares, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time without notice. These transactions may be effected on the NYSE or otherwise. Neither the Fund nor the Underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Fund’s Shares. In addition, neither the Fund nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships. The Underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Underwriter and its affiliates have provided, and may in the future provide, a variety of these services to the Fund, Robinhood and to persons and entities with relationships with the Fund or Robinhood, for which they received or will receive customary fees and expenses. The Fund anticipates that from time to time the Underwriter may act as brokers or dealers in connection with the execution of the Fund’s portfolio transactions after it has ceased to be the Underwriter and, subject to certain restrictions, may act as brokers while it is the Underwriter. The Underwriter may perform investment banking and advisory services for the Adviser and its affiliates from time to time, for which it may receive customary fees and expenses. The Underwriter may, from time to time, engage in transactions with or perform services for the Adviser and its affiliates in the ordinary course of business.
In the ordinary course of their various business activities, the Underwriter and its affiliates, officers, directors and associates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their consumers, and such investment and trading activities may involve or relate to assets (including securities in the Fund’s investment portfolio), securities and/or instruments of the Fund (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Fund. The Underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish, maintain or express independent research or valuation views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
The Underwriter and its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with the Fund or its affiliates. They may in the future receive customary fees and commissions for these transactions.
Electronic Distribution. In connection with the offering, the Underwriter or selected dealers may distribute prospectuses electronically. A prospectus in electronic format may be made available on websites maintained by the Underwriter or one or more selling group members participating in this offering. The Underwriter may agree to allocate a number of Shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Underwriter to selling group members that may make internet distributions on the same basis as allocations made by Goldman Sachs & Co. LLC.
Other Information. Other than in the United States, no action has been taken by the Fund or the Underwriter that would permit a public offering of the securities offered by this Prospectus in any jurisdiction where action for that purpose is required. The securities offered by this Prospectus may not be offered or sold, directly or indirectly, nor may this Prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this Prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
The principal business address of the Underwriter is 200 West Street, New York, New York 10282.

CLOSED-END FUND STRUCTURE; NO RIGHT OF REDEMPTION
The Fund is a non-diversified, closed-end investment company with no operating history. Closed-end funds differ from open-end funds in that closed-end funds do not redeem their shares at the request of an investor. No Shareholder has the right to require the Fund to redeem his, her or its Shares. While the Fund’s Shares have been approved for listing on the NYSE, an active public market for the Shares may not develop. As a result, Shareholders may not be able to liquidate their investment. Accordingly, Shareholders should consider that they may not have access to the funds they invest in the Fund for an indefinite period of time.

DISTRIBUTIONS
The timing and amount of our future dividends, if any, will be determined by the Board. Any dividends to the Fund's Shareholders will be declared out of assets legally available for distribution. The Fund intends to focus on making capital gains-based investments from which the Fund will derive primarily capital gains. As a consequence, the Fund does not anticipate that it will pay dividends on a quarterly basis or become a predictable distributor of dividends. However, if there are earnings or realized capital gains to be distributed, the Fund intends to declare and pay a dividend at least annually. The Fund intends to elect to be treated as a RIC for federal income tax purposes and expects to continue to operate in a manner so as to qualify for the tax treatment applicable to RICs. To maintain RIC status, the Fund must, among other things, distribute at least 90% of the sum of the Fund's net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of assets legally available for distribution. To avoid the imposition of a 4% U.S. federal excise tax, the Fund must distribute during each calendar year an amount equal to the sum of (1) at least 98% of its ordinary income for the calendar year, (2) at least 98.2% of its capital gains in excess of capital losses for the one-year period generally ending on October 31 of the calendar year and (3) certain undistributed amounts from previous years on which the Fund paid no U.S. federal income tax.
In order to minimize the imposition of the 4% federal excise tax, the Fund generally intends to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% federal excise tax.
The Fund cannot assure Shareholders that the Fund will achieve investment results that would allow the Fund to make distributions. All distributions will be at the sole discretion of the Board and will depend on the Fund’s ability to dispose of its investments, any net investment income, its financial condition, and such other factors as the Board may deem relevant from time to time.
For any distribution, the Fund will calculate each Shareholder’s specific distribution amount for the period using record and ex-dividend dates.
The Fund may finance its cash distributions to Shareholders from any sources of funds available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including fund investments), non-capital gains proceeds from the sale of assets (including fund investments), dividends or other distributions paid to the Fund on account of preferred and common equity investments or other sources. The Fund has not established limits on the amount of funds the Fund may use from available sources to make distributions.
As soon as practicable after the end of each calendar year, the Fund will provide to each Shareholder a statement on IRS Form 1099-DIV (or successor form) or IRS Form 1042-S (or successor form), as applicable, identifying the amount and character (e.g., ordinary dividend income, qualified dividend income or long-term capital gain) of the distributions includable in that Shareholder’s taxable income for such year. Shareholders that hold their Shares in the Fund through a financial intermediary will receive this information from such financial intermediary. The Fund’s distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. As a result, a portion of the distributions the Fund makes may represent a return of capital for U.S. federal income tax purposes. A return of capital generally is a return of your investment rather than a return of earnings or gains derived from the Fund’s investment activities and will be made after deduction of the fees and expenses payable in connection with the offering, including any fees payable to the Adviser. See “Material U.S. Federal Income Tax Considerations” for more information.
Shareholders will automatically have all distributions reinvested in Shares of the Fund issued by the Fund in accordance with the Fund’s DRIP (as defined below) unless an election is made to receive cash. See “Dividend Reinvestment Plan.”

DIVIDEND REINVESTMENT PLAN
To the extent the Fund determines to pay distributions in the future, the Fund has established a DRIP administered by EQ. Pursuant to the DRIP, any dividends or other distributions, net of any applicable U.S. federal withholding tax, paid by the Fund will be reinvested automatically in the Shares of the Fund. As a result, if the Board authorizes, and the Fund declares, a cash dividend or other distribution, that dividend or other distribution will be automatically reinvested in additional Shares, rather than being paid to Shareholders in cash. In this way, Shareholders can maintain an undiluted investment while still allowing the Fund to pay out distributable income. Other than through the DRIP, the Fund has no current plan to issue additional Shares following the completion of this offering.
Shareholders automatically participate in the DRIP, unless and until a Shareholder elects to withdraw from the DRIP. A Shareholder who does not wish to participate in the DRIP and have distributions automatically reinvested may terminate participation in the DRIP at any time by written instructions to that effect to EQ at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120. Shareholders who elect not to participate in the DRIP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by EQ three days prior to the record date of the distribution or the Shareholder will receive such distribution in Shares through the DRIP. Under the DRIP, the Fund’s distributions to Shareholders are automatically reinvested in full and fractional Shares as described below.
When the Fund declares a distribution, EQ, on the Shareholder’s behalf, will receive additional authorized Shares from the Fund. The Shares are acquired either (i) through receipt of additional unissued but authorized Shares from the Fund (“Newly Issued Shares”) or (ii) by purchase of outstanding Shares on the open market (“Open-Market Purchases”) on the NYSE or elsewhere. If, on a dividend payment date, the Fund’s NAV is equal to or less than the market price per Share on the NYSE plus estimated brokerage commissions (such condition being referred to as “market premium”), EQ will invest the dividend amount in Newly Issued Shares on behalf of the Shareholder. The number of Newly Issued Shares to be credited to the Shareholder’s account will be determined by dividing the dollar amount of the dividend by the Fund’s NAV per Share on the date the Shares are issued, unless the Fund’s NAV is less than 95% of the then-current market price per Share, in which case the dollar amount of the dividend will be divided by 95% of the then-current market price per Share on the NYSE. If on the dividend payment date the Fund’s NAV is greater than the market price per Share on the NYSE, EQ will invest the dividend amount in Shares acquired on behalf of the Shareholder in Open-Market Purchases. Although a Shareholder may from time to time have an undivided fractional interest in Shares of the Fund within the operation of the DRIP, and distributions made on fractional shares will be credited to the Shareholder’s account, no fractional Shares will be transferred. In the event of termination of a Shareholder’s account under the DRIP, EQ will either (i) continue to hold such Shareholder’s Shares in book-entry form, or (ii) transfer a whole number of Shares to a financial intermediary of such Shareholder’s choosing; in either case disbursing to the Shareholder an amount of cash equal to the value of any fractional Shares held, valued at the market value of the Fund’s Shares at the time of termination.
EQ’s service fee, if any, and expenses for administering the plan will be paid for by the Fund. There will be no brokerage charges to Shareholders with respect to Shares issued directly by the Fund as a result of dividends or other distributions payable either in Shares or in cash. However, each participant will pay a pro-rata share of brokerage commissions incurred with respect to EQ’s Open-Market Purchases in connection with the reinvestment of cash dividends.
EQ will maintain all Shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by Shareholders for personal and tax records. EQ will hold Shares in the account of the Shareholders in non-certificated form in the name of the participant, and each Shareholder’s proxy, if any, will include those Shares purchased pursuant to the DRIP. EQ will distribute all proxy solicitation materials, if any, to participating Shareholders.
In the case of Shareholders, such as banks, brokers or nominees, that hold Shares for others who are beneficial owners participating under the DRIP, EQ will administer the DRIP on the basis of the number of Shares certified from time to time by the record Shareholder as representing the total amount of Shares registered in the Shareholder’s name and held for the account of beneficial owners participating under the DRIP.

Neither EQ nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the DRIP, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither EQ nor the Fund shall be liable hereunder for any act done in good faith or for any good faith omission to act, including, without limitation, failure to terminate a participant’s account promptly upon receipt of written notice of such participant’s death, or with respect to prices at which Shares are purchased or sold for the participant’s account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.
The automatic reinvestment of distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such distributions. See “Material U.S. Federal Income Tax Considerations.”
The Fund may elect to make non-cash distributions to Shareholders. Such distributions are not subject to the DRIP, and all Shareholders, regardless of whether or not they are participants in the DRIP, will receive such distributions in additional Shares of the Fund.
The Fund reserves the right to amend or terminate the DRIP. There is no direct service charge to participants with regard to purchases under the DRIP; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants.
Additional information about the DRIP may be obtained by contacting EQ by mail at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120 or by telephone at 800-937-5449.

DESCRIPTION OF SHARES
The Fund is a statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust, dated as of August 22, 2025. Pursuant to the Declaration of Trust, dated as of August 22, 2025, and as amended through the date hereof, the Fund is authorized to issue an unlimited number of common shares of beneficial interest, without par value. Each Share, when issued and paid for in accordance with the terms of this offering and the Declaration of Trust, will be fully paid and non-assessable. Distributions may be paid to holders of the Fund Shares if, as and when authorized by the Board and declared by the Fund out of funds legally available therefor. All Shares are equal as to dividends, assets and voting privileges and have no conversion, preemptive or other subscription rights. Under the rules of the NYSE currently applicable to listed companies, the Fund will be required to hold an annual meeting of Shareholders in each fiscal year.
Listing and Symbol. The Shares have been approved for listing on the NYSE, subject to official notice of issuance, under the symbol “RVI.”
Voting Rights. Holders of Shares will vote as a single class to elect the Board and on additional matters with respect to which the 1940 Act mandates a vote by the Fund’s Shareholders. If preferred shares are issued, holders of preferred shares will have a right to elect two of the Fund’s Trustees, and will have certain other voting rights. Each Share is entitled to one vote on all matters submitted to a vote of Shareholders, including the election of trustees. See “Certain Provisions in the Declaration of Trust - Anti-Takeover and Other Provisions.”
Registration Rights. Robinhood and its permitted transferees are entitled to certain rights with respect to the registration of such Shares. In connection with seed capital investments by Robinhood, the Fund entered into a RRA with Robinhood. Pursuant to the RRA, the Fund agreed to use commercially reasonable efforts to file a resale registration statement to register the “Registrable Securities” covered by the RRA to use best efforts to cause the registration statement to be declared effective as soon as practicable thereafter, but in no event later than fifteen (15) days after the date of this Prospectus and to use commercially reasonable efforts to maintain the effectiveness of such registration statement, subject to the lock-up agreement applicable to Robinhood described above. The registration of these shares would enable Robinhood and its permitted transferees to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective, subject to the lock-up agreement described above. Pursuant to such resale registration statement, Robinhood intends to register all its shares for public resale. The Fund will pay the registration expenses (other than any underwriting discounts and selling commissions) for the shares registered for sale pursuant to the RRA.

CERTAIN PROVISIONS IN THE DECLARATION OF TRUST
An investor in the Fund will be a Shareholder of the Fund and his or her rights in the Fund will be established and governed by the Declaration of Trust. A prospective investor and his or her advisers should carefully review the Declaration of Trust as each Shareholder will agree to be bound by its terms and conditions. The following is a summary description of certain items and select provisions of the Declaration of Trust that may not be described elsewhere in this Prospectus. The description of such items and provisions is not definitive and reference should be made to the complete text of the Declaration of Trust.
Shareholders; Issuance of Additional Shares
“Shareholders” shall mean as of any particular time the holders of record of outstanding Shares of the Fund, at such time. The Adviser or its affiliates have invested in the Fund as a Shareholder and may do so in the future.
Issuance of Additional Shares. The provisions of the 1940 Act generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the net asset value of such company’s common shares (calculated within 48 hours of the pricing of such offering), unless such sale is made with the consent of a majority of its common shareholders. The Fund may, from time to time, seek the consent of Shareholders to permit the issuance and sale by the Fund of Shares at a price below the Fund’s then-current NAV, subject to certain conditions. If such consent is obtained, the Fund may, contemporaneous with and in no event more than one year following the receipt of such consent, sell Shares at price below NAV in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of Shareholders obtained by the Fund and the applicable conditions imposed on the issuance and sale by the Fund of Shares at a price below NAV will be disclosed in a prospectus supplement relating to any such offering of Shares at a price below NAV. Until such consent of Shareholders, if any, is obtained, the Fund may not sell Shares at a price below NAV.
Because the Fund’s management fee is based upon the Fund’s Net Assets determined quarterly as of the end of each quarter (before the accrual of the Management Fee for that quarter), the Adviser’s interests in recommending the issuance and sale of Shares at a price below NAV may conflict with the interests of the Fund and its Shareholders.
Each Share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. All Shares issued are equal as to distributions, assets and voting privileges and have no conversion, preemptive or other subscription rights.
Anti-Takeover and Other Provisions
The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to change the composition of the Board or convert the Fund to open-end status. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The terms for which the Trustees hold office are organized into three classes, and Trustees are elected to hold office for a term expiring at the annual meeting of Shareholders held in the third year following the year of their election. Any of the Trustees may be removed from office for cause only, and not without cause, and only by action taken by a majority of the remaining Trustees (or, in the case of an Independent Trustee, only by action taken by a majority of the remaining Independent Trustees). Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing any individual as they may determine in their sole discretion by a vote of a majority of the Trustees then in office, or may leave such vacancy unfilled or reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required in the Declaration of Trust. The Declaration of Trust requires the affirmative vote of not less than seventy-five percent (75%) of the Shares of the Fund to approve, adopt or authorize an amendment to the Declaration of Trust that makes the Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by the vote of a majority of the outstanding voting securities, as defined in the 1940 Act, is required, notwithstanding any provisions of the Declaration of Trust or Bylaws. Upon the adoption of a proposal to convert the Fund from a “closed-end company”

to an “open-end company”, as those terms are defined by the 1940 Act, and the necessary amendments to the Declaration of Trust to permit such a conversion, the Fund shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Fund and any national securities exchange.
Certain Aspects of the Delaware Control Share Statute
Because the Fund is organized as a Delaware statutory trust, it is subject to the control share acquisition provisions (the “Control Share Statute”) contained in Subchapter III of Delaware Statutory Trust Act (the “DSTA”). The Control Share Statute became automatically applicable to listed closed-end funds organized as Delaware statutory trusts upon its effective date of August 1, 2022.
The Control Share Statute provides for a series of voting power thresholds above which shares are considered control shares. These voting power thresholds are as follows:
•10% or more, but less than 15% of all voting power;
•15% or more, but less than 20% of all voting power;
•20% or more, but less than 25% of all voting power;
•25% or more, but less than 30% of all voting power;
•30% or more, but less than a majority of all voting power; or
•a majority or more of all voting power.
Voting power is defined by the Control Share Statute as the power to directly or indirectly exercise or direct the exercise of the voting power of fund shares in the election of trustees. Whether a voting power threshold is met is determined by aggregating the holdings of the acquirer as well as those of its “associates,” which is broadly defined by the Control Share Statute.
Once a threshold is reached, an acquirer has no voting rights under the DSTA or the governing documents of the Fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by Shareholders of the Fund or exempted by the Board. Approval by the Shareholders requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter, excluding shares held by the acquirer and its associates as well as shares held by certain insiders of the Fund. The Control Share Statute provides procedures for an acquirer to request a shareholder meeting for the purpose of considering whether voting rights shall be accorded to control shares. Further approval by the Fund’s Shareholders would be required with respect to additional acquisitions of control shares above the next applicable threshold level. The Board is permitted, but not obligated to, exempt specific acquisitions or classes of acquisitions of control shares, either in advance or retroactively.
The Control Share Statute requires shareholders to disclose to the Fund any control share acquisition within 10 days of such acquisition and, upon request, to provide any information that the Board reasonably believes is necessary or desirable to determine whether a control share acquisition has occurred.
The Control Share Statute may protect the long-term interests of Fund Shareholders by limiting the ability of certain investors to use their ownership to attempt to disrupt the Fund’s long-term strategy such as by forcing a liquidity event. However, the Control Share Statute may also serve to entrench the Board and make it less responsive to shareholder requests. The totality of positive or negative affects is difficult to predict as the Control Share Statute has been in effect for a relatively short period of time.
The foregoing is only a summary of certain aspects of the Control Share Statute. Shareholders should consult their own legal counsel to determine the application of the Control Share Statute with respect to their Shares of the Fund and any subsequent acquisitions of Shares.

The Control Share Statute and the voting restrictions thereunder shall not apply to (i) any acquisition of preferred shares that may be issued by the Fund and (ii) any acquisition or proposed acquisition of Shares by any company that, in accordance with the 1940 Act or SEC exemptive order or other regulatory relief or guidance, votes the Shares held by it in the same proportion as the vote of all other holders of such security or all securities.
Limitation of Liability; Indemnification
The Declaration of Trust hereby provides that the Fund agrees to indemnify, out of Trust Property (as that term is defined in the Declaration of Trust), to the fullest extent permitted under applicable law, each person who at any time serves as a Trustee or officer of the Fund (each such person being an “indemnitee”) against any liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise or settlements, or as fines and penalties; any expenses of establishing a right to indemnification under the Declaration of Trust; and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of, or advice in connection with, any action, suit, proceeding or investigation, whether civil or criminal, before or in connection with any court, or administrative or investigative body, in which he or she may be or may have been involved as a party, witness, participant or otherwise, or with which he or she may be or may have been threatened), incurred in connection with acting in any capacity set forth in the relevant provisions of the Declaration of Trust or by reason of his having acted in any such capacity, except with respect to any matter as to which he or she shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which he or she shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”); and provided further, that the termination of any proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnitee did not act in good faith or that the indemnitee had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in the Declaration of Trust shall continue as to a person who has ceased to be a Trustee or officer of the Fund and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of the Declaration of Trust or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Fund or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.
Derivative Actions, Direct Actions and Exclusive Jurisdiction
The Declaration of Trust provides that a Shareholder may bring a derivative action on behalf of the Fund only if the following conditions (in addition to the requirements set forth in section 3816 of the DSTA) are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed, and a demand on the Board of Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as such term is defined in the DSTA); and (ii) unless a demand is not required under clause (i), the Trustees must be afforded a reasonable amount of time (in any case, not less than ninety (90) days) to consider such Shareholder request and to investigate the basis of such claim (the Trustees may retain counsel or other advisors in considering the merits of the request and Shareholders making such request may be required to undertake to reimburse the Fund for the expense of any such advisor if the Trustees determine not to take action. The Board may designate a committee of one Trustee to consider a Shareholder demand. A Shareholder may only bring a derivative action if Shareholders owning not less than ten percent (10%) of the then outstanding Shares of the Fund or such series or class joins in the bringing of such action. Notwithstanding the foregoing, however, such provision shall not apply to any claims asserted under such U.S. federal securities law.

Under the Declaration of Trust, actions by Shareholders against the Fund asserting a claim governed by Delaware law or the Fund’s organizational documents must be brought in the Court of Chancery of the State of Delaware or any other court in the State of Delaware with subject matter jurisdiction. Shareholders also waive the right to jury trial to the fullest extent permitted by law. This exclusive jurisdiction provision may make it more expensive for a Shareholder to bring a suit. Notwithstanding the foregoing, however, such provision shall not apply to any claims asserted under such U.S. federal securities law.
Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals
The Bylaws provide that with respect to an annual meeting of Shareholders, nominations of persons for election to the Board and the proposal of business to be considered by Shareholders may be made only (1) pursuant to the Fund’s notice of meeting, (2) by or at the direction of the Board or (3) by any Shareholder of the Fund who was a Shareholder of record both at the time of giving of notice by the Shareholder as provided for in the Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the notice procedures set forth in the Bylaws. With respect to special meetings of Shareholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to the Fund’s notice of meeting, (2) by or at the direction of the Board or (3) provided that the special meeting has been called for the purpose of electing trustees, by any Shareholder of the Fund who is a Shareholder of record both at the time of giving of notice provided for in the Bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in the Bylaws.
The purpose of requiring Shareholders to give advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform Shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of Shareholders. Although the Bylaws do not give the Board any power to disapprove shareholder nominations for the election of trustees or proposals recommending certain action, they may have the effect of precluding a contest for the election of trustees or the consideration of Shareholder proposals if proper procedures are not followed and of discouraging or deterring a third-party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Fund and Shareholders.
Amendment of the Declaration of Trust
The Declaration of Trust may generally be amended, in whole or in part, with the approval of a majority of the Board (including a majority of the Independent Trustees, if required by the 1940 Act) and without the approval of the Shareholders unless the approval of Shareholders is required under 1940 Act or such an amendment would limit Shareholder rights, as discussed in the Declaration of Trust.
Term, Dissolution, and Liquidation
Subject to possible termination in accordance with the applicable provisions of the Declaration of Trust, the Fund shall have perpetual existence. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund and the liquidation preference with respect to any outstanding preferred shares, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among the classes of Shares of the Fund in accordance with the respective rights of such classes.

ERISA CONSIDERATIONS
Employee benefit plans and other plans subject to ERISA or the Code, including corporate savings and 401(k) plans, IRAs and Keogh Plans (each, an “ERISA Plan”) may purchase Shares. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions and other standards. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any ERISA Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither the Fund nor the Adviser will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any ERISA Plan that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund.
The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA of an investment in the Fund through an ERISA Plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of material U.S. federal income tax considerations affecting the Fund and the ownership and disposition of Shares, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire Shares. This discussion applies only to initial investors who hold Shares as capital assets for tax purposes. This discussion does not address federal estate, state, local and non-U.S. tax consequences, any alternative minimum tax consequences or any consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. In addition, it does not describe all of the tax consequences that may be relevant to investors subject to special rules, such as:
•certain banks or financial institutions;
•insurance companies;
•certain dealers and traders in securities or commodities that use a mark-to-market method of tax accounting;
•investors holding Shares as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar;
•Non-U.S. Shareholders who own, or have owned, actually or constructively, more than 5% of the Shares;
•entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes;
•tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively;
•regulated investment companies; or
•real estate investment trusts.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If an investor is a partnership holding Shares or a partner in such a partnership, such investor should consult its tax advisor as to the particular U.S. federal tax consequences of holding and disposing of Shares to them.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury Regulations, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. Persons considering the purchase of Shares should consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of Shares in their particular circumstances.
Tax Treatment of the Fund as a “C” Corporation
Until such time as the Fund elects to be treated, and qualifies, as a RIC, and for any other period in which the Fund fails to qualify as a RIC, the Fund will be taxed as a “C” corporation for U.S. federal income tax purposes and will therefore be subject to corporate-level federal income tax on all of the Fund’s income at rates applicable to corporations (currently 21%). Any such U.S. corporate income tax could materially reduce cash available to make distributions on Shares. The Fund will not be able to deduct distributions to Shareholders, nor will the distributions be required to be made. Distributions made prior to such election to be treated as a RIC, to the extent of the Fund’s current and accumulated earnings and profits, are taxable to the Fund’s Shareholders and, provided certain customary limitations and restrictions are met, distributions to non-corporate U.S. Shareholders could qualify for treatment as “qualified dividend income” at favorable rates applicable to long-term capital gains. Subject to customary limitations and restrictions, dividends paid to corporate U.S. Shareholders will be eligible for the dividends-received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits will be treated first as a return of capital to the extent of a Shareholder’s tax basis, and any remaining distributions will be treated as a capital gain. The Fund intends to elect to be treated as a RIC as of the Fund’s First Post-IPO Tax Year, and will be required to satisfy the RIC qualification requirements for that year and to distribute any earnings and profits from any year in which the Fund was not a RIC as discussed below in “Conversion to a Regulated Investment Company.” Except as stated otherwise, the remainder of this discussion assumes the Fund will elect to be treated as a RIC.
Election to be Taxed as a Regulated Investment Company
Following this initial public offering of the Fund’s Shares, the Fund intends to elect to change its taxable year to a taxable year ending March 31. The Fund intends to elect to be treated and intends to qualify each year as a RIC under Subchapter M of the Code, commencing with its taxable year ending March 31, 2026. The Fund was not treated as a RIC for its first taxable year ending December 31, 2025, and was instead treated as a “C” corporation for U.S. federal income tax purposes during such period. The Fund therefore was subject to federal income tax at regular corporate rates for the taxable year ending December 31, 2025. The Fund will likewise be treated as a “C” corporation for U.S. federal income tax purposes, and will be subject to federal income tax at regular corporate rates, for its current taxable year, which will end on the date the sale of Shares pursuant to this initial public offering closes.
Conversion to a Regulated Investment Company
The Fund intends to elect to be treated as a RIC under Subchapter M of the Code as of the Fund’s First Post-IPO Tax Year. As noted above, prior to the effective date of the Fund’s RIC election, the Fund will be taxable as a “C” corporation under Subchapter C of the Code. The Fund anticipates that, on the effective date of that election, the Fund may hold assets with “built-in gain,” which are assets whose fair market value as of the effective date of the election exceeds their tax basis. The Fund intends to elect to recognize all of its built-in gain at the time of its conversion and pay tax currently on the built-in gain. Absent the foregoing election, the Fund would pay tax on such built-in gain in any asset sold in a taxable transaction during the five-year period beginning on the first day of its first taxable year as a RIC. The amount of this tax would vary depending on the assets that are actually sold by the Fund in this five-year period, the actual amount of net built-in gain or loss present in those assets as of the effective date of the Fund’s election to be treated as a RIC and effective tax rates. Recognized built-in gains that are ordinary in character and the excess of short-term capital gains over long-term capital losses will be included in the Fund’s investment company taxable income, and generally the Fund must distribute annually at least 90% of any such amounts (net of corporate taxes the Fund pays on those gains) in order to be eligible for RIC tax treatment. Any such amount distributed likely will be taxable to Shareholders as ordinary income. Built-in gains (net of taxes) that are recognized within the five-year period and that are long-term capital gains likely will also be distributed (or deemed distributed) annually to the Fund’s Shareholders. Any such amount distributed (or deemed distributed) likely will be taxable to Shareholders as capital gains.
One requirement to qualify as a RIC is that, by the end of the Fund’s first taxable year as a RIC, the Fund must have eliminated the earnings and profits accumulated while the Fund was taxable as a “C” corporation. The Fund intends to accomplish this by paying to Shareholders in the taxable year for which the Fund makes a RIC election a cash dividend representing all of the Fund’s accumulated earnings and profits for the period from the Fund’s inception through the end of the prior taxable year. The determination of these accumulated earnings and profits will take into account the distribution described below and is therefore expected to be minimal. The Fund declared a distribution of $8,185,660 to its sole shareholder of record on March 4, 2026, Robinhood. This distribution is expected to eliminate all or substantially all of the Fund’s current and accumulated earnings and profits through the end of the Fund’s tax year that will end on the closing date of the initial public offering.
The Fund did not have significant income or make distributions during the taxable year ending December 31, 2025.

Taxation as a Regulated Investment Company
To qualify as a RIC, the Fund must, among other things, (i) derive in each taxable year at least 90% of its gross income from dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in stock, securities or currencies, or net income derived from an interest in a “qualified publicly traded partnership” (a “QPTP”); and (ii) diversify its holdings so that, at the end of each quarter of each taxable year the following two requirements are met. First, at least 50% of the market value of its total assets is represented by cash and cash items, U.S. Government securities, the securities of other RICs and securities of non-RIC issuers that meet the following criteria: the securities of the non-RIC issuer owned by the Fund do not represent (A) more than 5% of the value of the Fund’s total assets or (B) more than 10% of the outstanding voting securities of such issuer (subject to the exception described below). Second, not more than 25% of the market value of the Fund’s total assets is invested in securities (other than U.S. Government securities and the securities of other regulated investment companies) (A) of any one issuer, (B) of any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses, or (C) of one or more QPTPs. The Fund may generate certain income that might not qualify as qualifying income for purposes of the 90% annual gross income requirement described above. The Fund will monitor its transactions to endeavor to prevent disqualification as a RIC.
If the Fund fails to satisfy the 90% annual gross income requirement or the asset diversification requirements discussed above in any taxable year, it may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and certain additional conditions are met, in which case an additional penalty tax would be payable with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the asset diversification requirements where the Fund corrects the failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of the Fund’s income would be subject to corporate-level U.S. federal income tax as described below. The Fund cannot provide assurance that it would qualify for any such relief should it fail the 90% annual gross income requirement or the asset diversification requirements discussed above.
As a RIC, in any taxable year with respect to which the Fund timely distributes at least 90% of the sum of:
•its investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gain over net long-term capital loss and other taxable income (other than any net capital gain), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid; and
•net tax exempt interest income (which is the excess of the Fund’s gross tax exempt interest income over certain disallowed deductions)
(collectively, the “Annual Distribution Requirement”), the Fund (but not its Shareholders) generally will not be subject to U.S. federal income tax on investment company taxable income and net capital gain (generally, net long-term capital gain in excess of short-term capital loss) that it distributes to its Shareholders. However, due to limits on the deductibility of certain expenses, the Fund may, in certain years, have aggregate taxable income subject to the Annual Distribution Requirement that is in excess of the aggregate net income actually earned by it in those years.
To the extent that the Fund meets the Annual Distribution Requirement but retains its net capital gains for investment or any investment company taxable income, the Fund will be subject to U.S. federal income tax on such income at the regular corporate income tax rates. The Fund may choose to retain its net capital gains for investment or any investment company taxable income, and pay the associated federal corporate income tax, including the federal excise tax described below.

A 4% U.S. federal excise tax is imposed on a RIC if the RIC does not meet certain additional distribution requirements for each calendar year. To avoid this tax, the Fund must distribute (or be deemed to have distributed) during each calendar year an amount equal to the sum of:
•at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year;
•at least 98.2% of the amount by which the Fund’s capital gains exceed its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year; and
•certain undistributed amounts from previous years on which the Fund paid no U.S. federal income tax (collectively, the “Excise Tax Exemption Requirement”).
While the Fund generally intends to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% federal excise tax, sufficient amounts of its taxable income and capital gains may not be distributed to avoid entirely the imposition of the tax. In that event, the Fund will be liable for the tax only on the amount by which it does not meet the Excise Tax Exemption Requirement.
If, in any particular taxable year, the Fund does not satisfy the Annual Distribution Requirement or fails to qualify as a RIC (for example, because the Fund fails the 90% annual gross income requirement described above), and relief is not available as discussed above, all of the Fund’s taxable income (including its net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to Shareholders, and distributions generally will be taxable to the Shareholders as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits.
If the Fund realizes a net capital loss during any year in which it is a RIC, the excess of its net short-term capital loss over its net long-term capital gain would be treated as a short-term capital loss arising on the first day of its next taxable year and the excess of the Fund’s net long-term capital loss over its net short-term capital gain would be treated as a long-term capital loss arising on the first day of its next taxable year. If future capital gain is offset by carried forward capital losses, such future capital gain is not subject to fund-level U.S. federal income tax, regardless of whether amounts corresponding to such gain are distributed to Shareholders. Accordingly, the Fund does not expect to distribute any such offsetting capital gain. A RIC cannot carry back or carry forward any net operating losses to offset its investment company taxable income.
The Fund’s Investments
Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things:
•disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, net capital losses, business interest expenses and certain underwriting and similar fees;
•convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income;
•convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited);
•cause the Fund to recognize income or gain without a corresponding receipt of cash;
•adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur;
•adversely alter the characterization of certain complex financial transactions; and
•produce income that will not qualify for purposes of the 90% annual gross income requirement described above.
The Fund will monitor its transactions and may make certain tax elections, borrow money or dispose of securities (even if it is not advantageous to dispose of such securities) to mitigate the effect of these rules, prevent its disqualification as a RIC and prevent or mitigate imposition of corporate-level U.S. federal income tax. However, no assurance can be given as to the Fund’s eligibility for any such tax elections or that any such tax elections that are made will fully mitigate the effects of these rules.
Investments the Fund makes in securities issued at a discount or providing for deferred interest or PIK interest may be subject to special tax rules that will affect the amount, timing and character of distributions to Shareholders. For example, if the Fund buys a debt security whose “stated redemption price at maturity” (generally, the sum of all payments required under the note other than payments of “qualified stated interest”, which generally is stated interest that is unconditionally payable in cash or in property other than debt instruments of the issuer at least annually at a single fixed rate) exceeds its issue price by an amount that does not satisfy a de minimis test, the Fund will generally be required to accrue the excess amount on a daily basis in accordance with a constant yield-to-maturity method (unless otherwise accelerated) and to distribute such income on a timely basis each year (in advance of receipt of corresponding cash) to maintain the Fund’s tax treatment as a RIC and to avoid U.S. federal income and excise taxes. Because in these and certain other circumstances the Fund may recognize income before or without receiving cash representing such income or incur expenses that are not fully deductible for tax purposes, the Fund may have difficulty making distributions in the amounts necessary to satisfy the requirements for avoiding U.S. federal income and excise taxes. Accordingly, the Fund may have to sell some of the Fund’s investments at times the Fund would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify for RIC tax treatment and thereby be subject to corporate-level income tax.
Furthermore, a portfolio company in which the Fund invests may face financial difficulty that requires the Fund to work out, modify or otherwise restructure the Fund’s investment in the portfolio company. Any such restructuring may result in unusable capital losses and future non-cash income. Any such restructuring may also result in the Fund’s recognition of a substantial amount of non-qualifying income for purposes of the 90% gross income requirement or the Fund receiving assets that would not count toward the asset diversification requirements.
Gain or loss recognized by the Fund from warrants acquired by it as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long the Fund held a particular warrant.
If the Fund invests in foreign securities, it may be subject to withholding and other foreign taxes with respect to those securities. Shareholders will generally not be entitled to claim a U.S. foreign tax credit or deduction with respect to foreign taxes paid by the Fund. If the Fund acquires shares in a “passive foreign investment company” (a “PFIC”), the Fund may be subject to U.S. federal income tax (plus an interest charge) on a portion of any “excess distribution” or gain from the disposition of such shares even if such amounts are distributed by the Fund to Shareholders. If the Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing treatment, the Fund will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to it. Alternatively, subject to certain limitations, the Fund can elect to mark-to-market at the end of each taxable year its shares in a PFIC; in this case, the Fund will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. The Fund’s ability to make either election will depend on factors beyond its control. Under either election, the Fund may be required to recognize in a year income in excess of distributions it receives from PFICs and proceeds it receives from dispositions of PFIC stock during that year, and such income will nevertheless generally be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% excise tax.
If the Fund directly or indirectly holds 10% or more of the shares (by vote or value) in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), the Fund may be required to include in its gross income its pro rata share of such CFC’s “subpart F income” and “Net CFC Tested Income,” whether or not the corporation makes an actual distribution during such year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or constructively) by U.S. shareholders. A “U.S. shareholder”, for purposes of this paragraph, is any U.S. person that possesses (directly, indirectly or constructively) 10% or more of the combined voting power of all classes of shares or 10% or more of the value of a corporation. If the Fund is required to include its pro rata share of “subpart F income” or “Net CFC Tested Income” in its gross income for a taxable year, the Fund will be required to include such income in its investment company taxable income regardless of whether it receives any actual distributions from such CFC, and the Fund must distribute an amount equal to such income to satisfy the Annual Distribution Requirement and the Excise Tax Exemption Requirement.
Although the Code generally provides that income inclusions from QEFs and inclusions of subpart F income and Net CFC Tested Income from CFCs will be qualifying income for purposes of the 90% gross income requirement to the extent such income is distributed to a RIC in the year it is included in the RIC’s income, the Code does not specifically provide whether income inclusions from a QEF or inclusions of subpart F income and Net CFC Tested Income during the RIC’s taxable year with respect to which no distribution is received would be qualifying income for the 90% gross income requirement. The U.S. Treasury, however, has issued regulations that treat such income as qualifying for purposes of the 90% gross income requirement, provided the income is derived with respect to a corporation’s business of investing in stock, securities or currencies.
The Fund’s functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income, expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or pays such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also generally treated as ordinary income or loss.
If the Fund borrows money, the Fund may be prevented by loan covenants from declaring and paying dividends in certain circumstances. Limits on the Fund’s ability to pay dividends may prevent it from meeting the Annual Distribution Requirement, and may, therefore, jeopardize the Fund’s qualification for taxation as a RIC, or subject it to the 4% excise tax.
Moreover, the Fund’s ability to dispose of assets to meet its distribution requirements may be limited by (i) the illiquid nature of the Fund’s portfolio and (ii) other requirements relating to its status as a RIC, including the asset diversification requirements. If the Fund disposes of assets to meet the Annual Distribution Requirement, the asset diversification requirements, or to reduce or eliminate the 4% excise tax, it may make such dispositions at times that, from an investment standpoint, are not advantageous.
Even if the Fund is authorized to borrow funds and/or to sell assets in order to satisfy distribution requirements, under the 1940 Act, it is not permitted to make cash distributions to its Shareholders while its debt obligations and senior securities are outstanding unless certain “asset coverage” tests are met. This may also jeopardize the Fund’s qualification for taxation as a RIC or subject the Fund to the 4% excise tax.
Some of the income that the Fund might otherwise earn, such as income recognized in a work out or restructuring of a portfolio investment, may cause the Fund not to satisfy the 90% gross income requirement. To manage the risk that such income might disqualify the Fund as a RIC as a result of the Fund failing to satisfy the 90% gross income requirement, one or more of the Fund’s subsidiaries treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income. Such corporations will be required to pay U.S. corporate income tax (and possible state or local tax) on their earnings, which ultimately will reduce the yield to Shareholders on such income and fees.
Failure to Qualify as a RIC
If the Fund were to fail to qualify for treatment as a RIC, and relief is not available as discussed above, the Fund would be subject to tax on all of its taxable income at regular corporate rates, and it would not be able to deduct distributions to Shareholders. Distributions would generally be taxable to Shareholders as ordinary dividend income eligible for reduced maximum rates for non-corporate U.S. Shareholders (as defined below) (subject to certain limitations) to the extent of the Fund’s current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate U.S. Shareholders (as defined below) would be eligible for the dividends received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. If the Fund were to fail to meet the RIC requirements for more than two consecutive years and then to seek to requalify as a RIC, it would be required to recognize gain to the extent of any unrealized appreciation in its assets unless it made a special election to pay corporate level tax on any such unrealized appreciation recognized during the succeeding five-year period. The Fund’s qualification and taxation as a RIC depends upon its ability to satisfy, on a continuing basis, through actual, annual operating results, various distribution, income- and asset-related requirements, and other requirements imposed under the Code. No assurance can be given that the Fund will be able to meet the complex and varied tests required to qualify as a RIC or to avoid corporate level tax. In addition, because the relevant laws may change, compliance with one or more of the RIC requirements may become impossible or impracticable.
Dividend Reinvestment Plan
As discussed under “Distributions” in the Prospectus, the timing and amount of our future dividends, if any, will be determined by the Board. In the event that the Fund makes distributions on its Shares, such distributions (net of any applicable U.S. federal withholding tax thereon) will automatically be reinvested into additional Shares pursuant to the Fund’s dividend reinvestment plan (“DRIP”) unless a Shareholder elects to instead receive cash distributions. The automatic reinvestment of distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such distributions. Shareholders who receive distributions in the form of Shares are subject to the same federal, state and local tax consequences as are Shareholders who elect to receive their distributions in cash. More specifically, under the DRIP, a Shareholder will be taxed upon the reinvested amounts as if such Shareholder actually received the distribution in cash and then reinvested the cash in Shares. The tax consequences of the receipt of distributions are discussed below in “Taxation of U.S. Shareholders” and “Taxation of Non-U.S. Shareholders.” A Shareholder’s basis for determining gain or loss upon the sale of Shares received in a distribution from the Fund will be equal to the total dollar amount of the distribution payable to the Shareholder. Any Shares received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which the Shares are credited to the U.S. Shareholder’s account.
Taxation of U.S. Shareholders
As used herein, the term “U.S. Shareholder” means a beneficial owner of Shares that is, for U.S. federal tax purposes:
•a citizen or individual resident of the United States;
•a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
Prospective investors that are not U.S. Shareholders should refer to the section “Non-U.S. Shareholders” below and are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in the Shares, including the potential application of U.S. withholding taxes.
Taxation of Distributions
Distributions the Fund pays on Shares from its ordinary income or from an excess of net short-term capital gain over net long-term capital loss (together referred to hereinafter as “ordinary income dividends”) are generally taxable to U.S. Shareholders as ordinary income to the extent of the Fund’s earnings and profits, whether paid in cash or reinvested in additional Shares. Distributions of the Fund’s net capital gains (which is generally the Fund’s realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by the Fund as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains, regardless of the U.S. Shareholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional Shares. Provided that certain holding period and other requirements are met, ordinary income dividends (if properly reported by the Fund) may qualify (i) for the dividends received deduction available to certain “C” corporations, but only to the extent that the Fund’s income consists of certain qualifying dividend income from U.S.

corporations and (ii) in the case of U.S. noncorporate stockholders, as qualified dividend income eligible to be taxed at long-term capital gain rates to the extent that the Fund earns qualified dividend income (generally, dividend income from taxable U.S. resident corporations and certain qualified foreign corporations). There can be no assurance as to what portion of the Fund’s distributions will be eligible for the corporate dividends received deduction or for the reduced rates applicable to qualified dividend income. It is anticipated that distributions paid by the Fund generally will not be attributable to dividends and, therefore, generally will not be qualified dividend income.
Distributions in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a U.S. Shareholder’s Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gain to the U.S. Shareholder.
If the Fund retains any net capital gain, it may designate the retained amounts as undistributed capital gain in a notice to U.S. Shareholders. If a designation is made, a U.S. Shareholder would include in income, as long-term capital gain, its proportionate share of the undistributed amounts, but would be allowed a credit or refund, as the case may be, for its proportionate share of the corporate tax paid by the Fund. A U.S. Shareholder that is not subject to U.S. federal income tax or otherwise is not required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for its share of the taxes the Fund paid. In addition, the tax basis of the Shares owned by a U.S. Shareholder would be increased by an amount equal to the difference between (i) the amount included in the U.S. Shareholder’s income as long-term capital gain and (ii) the U.S. Shareholder’s proportionate share of the corporate tax paid by the Fund.
Dividends and other taxable distributions are taxable to the U.S. Shareholders even if they are reinvested in additional Shares. The Fund has the ability to declare a large portion of a dividend in Shares. In August of 2017, the IRS promulgated guidance stating that as long as 20% of the dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Shareholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even if most of the dividend was paid in Shares.
If the Fund pays a U.S. Shareholder a dividend in January which was declared in the previous October, November or December to Shareholders of record on a specified date in one of these months, then the dividend will be treated for tax purposes as being paid by the Fund and received by a U.S. Shareholder on December 31 of the year in which the dividend was declared.
Sale or Other Disposition of Shares
A U.S. Shareholder will recognize gain or loss on the sale or exchange of the Shares in an amount equal to the difference between the U.S. Shareholder’s adjusted basis in the Shares sold or exchanged and the amount realized on their disposition. Generally, gain recognized by a U.S. Shareholder on the sale or other disposition of the Shares will result in capital gain or loss, and will result in a long-term capital gain or loss if the Shares have been held for more than one year at the time of sale. Any loss upon the sale or exchange of the Shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by a U.S. Shareholder. A loss realized on a sale or exchange of the Shares will be disallowed if other substantially identical shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the Shares are disposed of. In this case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Present law taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income.
Non-corporate U.S. Shareholders with income in excess of certain thresholds are, in general, subject to an additional 3.8% surtax on their “net investment income,” which ordinarily includes taxable distributions from the Fund and taxable gain on the disposition of the Shares.

Information Reporting and Backup Withholding
Distributions in respect of the Shares and gross proceeds from the disposition of the Shares are generally subject to information reporting, unless a U.S. Shareholder is an exempt recipient. The Fund (or another applicable withholding agent) may be required to withhold U.S. federal income tax (“backup withholding”), from all taxable distributions or such gross proceeds to any non-corporate U.S. Shareholder (i) who fails to furnish the Fund (or the other withholding agent) with a correct taxpayer identification number or a certificate that such U.S. Shareholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies the Fund (or the other withholding agent) that such U.S. Shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under the backup withholding rules is allowed as a credit against the U.S. Shareholder’s U.S. federal income tax liability and may entitle such U.S. Shareholder to a refund, provided that proper information is timely provided to the IRS.
Under U.S. Treasury Regulations, if a U.S. Shareholder recognizes a loss with respect to shares of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. Shareholder must file with the IRS a disclosure statement on Form 8886. Direct stockholders of portfolio securities in many cases are excepted from this reporting requirement, but under current guidance, stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. U.S. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
U.S. Shareholders should consult their tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Shares.
Taxation of Non-U.S. Shareholders
As used herein, the term “Non-U.S. Shareholder” means a beneficial owner of Shares that is, for U.S. federal tax purposes:
•a non-resident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates;
•a foreign corporation; or
•a foreign estate or trust.
A “Non-U.S. Shareholder” does not include a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of disposition. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of Shares.
Whether an investment in the Shares is appropriate for a Non-U.S. Shareholder will depend upon that Non-U.S. Shareholder’s particular circumstances. An investment in the Shares by a Non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders should consult their tax advisors before investing in the Shares.
Taxation of Distributions, Sale or Other Disposition of Shares
Distributions of ordinary income dividends to Non-U.S. Shareholders, subject to the discussion below, will generally be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Fund’s current and accumulated earnings and profits. Different tax consequences may result if the Non-U.S. Shareholder is engaged in a trade or business in the United States (and, if required by an applicable income tax treaty, such Non-U.S. Shareholder conducts such trade or business through a permanent establishment in the United States). Special certification requirements apply to a Non-U.S. Shareholder that is a foreign trust, and such entities are urged to consult their tax advisors.

In general, no U.S. withholding taxes will be imposed on dividends paid by RICs to Non-U.S. Shareholders to the extent dividends are designated as “interest-related dividends” (and the Non-U.S. Shareholder does not own 10% or more, actually or constructively, of the underlying payor of the interest, by vote), or “short-term capital gain dividends.” Under this exemption, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gain that would not have been subject to U.S. withholding tax at the source if they had been received directly by a Non-U.S. Shareholder, and that satisfy certain other requirements. No assurance can be given that the Fund will distribute any interest-related or short-term capital gain dividends. In the case of Shares held through an intermediary, the intermediary may withhold even if the Fund reports all or a portion of any of the Fund’s distributions as “interest-related dividends” or “short-term capital gain dividends.”
Actual or deemed distributions of the Fund’s net capital gain to a Non-U.S. Shareholder, and gain recognized by a Non-U.S. Shareholder upon the sale of the Shares, generally will not be subject to U.S. federal withholding tax and will not be subject to U.S. federal income tax unless the distributions or gain, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Shareholder in the United States).
If the Fund distributes its net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Shareholder’s allocable share of the tax it pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Shareholder is not otherwise required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. Shareholder, distributions (both actual and deemed), and gains realized upon the sale of the Shares that are effectively connected with a U.S. trade or business (or, where an applicable treaty applies, are attributable to a permanent establishment in the United States) may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable tax treaty). Accordingly, investment in the Shares may not be appropriate for certain Non-U.S. Shareholders.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends on Shares. A Non-U.S. Shareholder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting in respect of the payment of proceeds from a sale or other disposition of Shares and backup withholding on dividends or on the payment of proceeds from a sale or other disposition of Shares. Compliance with the certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid backup withholding as well. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the Non-U.S. Shareholder’s U.S. federal income tax liability and may entitle the Non-U.S. Shareholder to a refund, provided that the required information is timely furnished to the IRS.
FATCA
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any payments of U.S.-source dividends and the gross proceeds from the sale or other disposition of securities, such as the Fund’s Shares, that can generate U.S.-source dividends or other U.S.-source “fixed or determinable annual or periodical” income to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). The U.S. Treasury has released proposed regulations which, if finalized in their present form, would eliminate the application of the FATCA withholding tax to the gross proceeds of a sale or other disposition of the Fund’s Shares. In its preamble to such proposed regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. An investor should consult its tax advisors regarding the effects of FATCA on its investments in the Fund’s Shares, and the possible impact of these rules on the entities through which such investors hold the Fund’s Shares, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the FATCA withholding tax.

CUSTODIAN AND ADMINISTRATOR
The Fund has engaged U.S. Bank to serve as the Fund’s custodian and administrator. Under the custody agreement, the Custodian holds the company’s assets in compliance with the 1940 Act. Under the fund servicing agreement, the Administrator provides certain administrative services necessary for the operation of the Fund. Such services include maintaining certain Fund books and records, providing accounting and tax services, and preparing certain regulatory filings. The Custodian’s principal business address is 5065 Wooster Rd, Cincinnati, Ohio 45226. The Administrator’s principal business address is 777 E. Wisconsin Ave, Milwaukee, WI 53202.
For its services as the Fund’s administrator, the Fund pays the Administrator an annual fee based upon a percentage of the average net assets of the Fund, subject to a minimum annual fee, as well as certain fixed fees and expenses.

TRANSFER AGENT, DIVIDEND PAYING AGENT AND REGISTRAR
EQ, whose principal business address is 28 Liberty Street, 53rd Floor, New York, NY 10005, serves as the Fund’s transfer agent, dividend paying agent and registrar.

AVAILABLE INFORMATION
The Fund has filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act with respect to the Fund’s Shares offered by this Prospectus. The registration statement contains additional information about the Fund and the Fund’s Shares being offered by this Prospectus.
Upon completion of this offering, the Fund will file with or submit to the SEC annual and semi-annual reports, proxy statements, and other information meeting the informational requirements of the Exchange Act. The SEC maintains an internet site that contains reports, proxy and information statements and other information filed electronically by the Fund with the SEC which are available on the SEC’s internet site at http://www.sec.gov. Copies of these reports proxy and information statements and other information may be obtained, after paying any a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.
If applicable, the Fund will furnish to Shareholders as soon as practicable after the end of each taxable year information on IRS Form 1099-DIV or IRS Form 1042-S, as applicable, to assist Shareholders in preparing their tax returns.

FISCAL YEAR
The Fund’s fiscal year for accounting purposes is the 12-month period ending March 31. The Fund has also adopted the 12-month period ending on December 31, 2025 as its first taxable year.
The Fund intends to elect to change its taxable year to a taxable year ending March 31.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP serves as the independent registered public accounting firm of the Fund. Its principal business address is One Manhattan West, New York, New York 10001.

LEGAL COUNSEL
Davis Polk & Wardwell LLP, 1050 17th Street, NW, Washington, D.C. 20036, serves as legal counsel to the Fund. Richards, Layton & Finger, P.A. serves as special Delaware counsel to the Fund. No attorney-client relationship exists, however, between Davis Polk & Wardwell LLP, or Richards, Layton & Finger, P.A., and any other person solely by reason of such other person investing in the Fund.
Sullivan & Cromwell LLP serves as counsel to the Underwriter.

PRIVACY NOTICE

FACTS	WHAT DOES ROBINHOOD DO WITH YOUR PERSONAL INFORMATION?
Why?
Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?
The types of personal information we collect and share depend on the product or service you have with us. This information can include:
■ Social Security number and income                           ■ Investment experience and risk tolerance
■ Account balances and transaction history                ■ Account transactions and assets
■ Credit history and scores

How?
All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Robinhood chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Robinhood share?	Can you limit this sharing?
For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes.	No.
For our marketing purposes – to offer our products and services to you	Yes.	No. (See “Additional privacy choices for customers” below.)
For joint marketing with other financial companies	Yes.	No.
For our affiliates’ everyday business purposes – information about your transactions and experiences	Yes.	No.
For our affiliates’ everyday business purposes – information about your creditworthiness	Yes.	Yes. (See “To limit our sharing” below)
For our affiliates to market to you	Yes.	Yes. (See “To limit our sharing” below)
For non-affiliates to market to you	Yes.	Yes. (See “Additional privacy choices for customers” below)

To limit our sharing
■E-mail us at privacy@robinhood.com. Please include “Limit Sharing” in the subject line of the email and include any/all of the following opt-out statements in the body of the email to indicate your choices:
☐ Do not share information about my creditworthiness with your affiliates for their everyday business purposes.
☐ Do not allow your affiliates to use my personal information to market to me.
Please note the following:
If you have a joint account, your choice(s) will apply to everyone on your account.
If you are a new customer, we can begin sharing your information 30 days from the date we sent this notice, unless you have elected otherwise electronically. When you are no longer our customer, we continue to share your information as described in this notice.
However, you can contact us at any time to limit our sharing.

Additional privacy choices for customers
We provide additional privacy choices to customers regarding our use of advertising partners to market our services across third-party platforms. Please visit https://robinhood.com/us/en/support/articles/data-sharing-preferences/ to learn more

Questions?	E-mail us at privacy@robinhood.com
This Privacy Notice is not part of the Prospectus.

Who we are
Who is providing this notice?
This form is provided by Robinhood Financial, LLC; Robinhood Securities, LLC; Robinhood Derivatives, LLC; Robinhood Crypto, LLC; Robinhood Asset Management, LLC; Robinhood Ventures DE, LLC; and Robinhood Ventures Fund I (collectively, “Robinhood”).

What we do
How does Robinhood protect my personal information?
To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.
When you access our Account holder areas, you are required to provide your username and your password. Do not share your password and change it frequently

How does Robinhood collect my personal information?
We collect your personal information, for example, when you
■ Open an account or deposit money.
■ Provide account information.
■ Direct us to buy and sell securities, options, or other brokerage or cryptocurrency products.
■ We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?
Federal law gives you the right to limit only
■sharing for affiliates’ everyday business purposes – information about your creditworthiness
■affiliates from using your information to market to you
■sharing for nonaffiliates to market to you
State laws and individual companies may give you additional rights to limit sharing. See below for more on your rights under state law.

What happens when I limit sharing for an account I hold jointly with someone else?	■Your choices will apply to everyone on your account

Definitions
Affiliates
Companies related by common ownership or control. They can be financial and nonfinancial companies.
■Our affiliates include companies which share common Robinhood branding, including Robinhood Markets, Inc., other financial companies like TradePMR, Inc. and Bitstamp USA Inc. and its affiliates, and other non-financial companies like Say Technologies LLC and Sherwood Media, LLC.

Nonaffiliates
Companies not related by common ownership or control. They can be financial and nonfinancial companies.
■Nonaffiliates we share with can include service providers, such as data processors, and advertising partners.

Joint Marketing
A formal agreement between nonaffiliated financial companies that together market financial products or services to you.
■Our joint marketing partners include categories of companies such as tax preparers, mortgage loan servicers, and estate planners.

Other important information
Other State Law Rights: Please see our online privacy notice at notice at https://robinhood.com/us/en/support/articles/rh-financial-entities-privacy-statement for additional rights you may be entitled to depending on your state of residence.
Please submit privacy-related requests to privacy@robinhood.com.
Vermont Residents: We will not disclose information about your creditworthiness to our affiliates and will not disclose your personal information, financial information, credit report, or health information to nonaffiliated third parties to market to you, other than as permitted by Vermont law, unless you authorize us to make those disclosures. Additional information concerning our privacy policies can be found at https://robinhood.com/us/en/support/articles/privacy-policy.

This Privacy Notice is not part of the Prospectus.

PROSPECTUS
12,615,608 Shares
Robinhood Ventures Fund I
Common Shares
$25.00 per share

Goldman Sachs & Co. LLC

PROSPECTUS
March 5, 2026
Through and including March 30, 2026 (the 25th day after the date of this Prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Robinhood Ventures Fund I
Statement of Additional Information
Robinhood Ventures Fund I (the “Fund”) is a newly organized Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an externally managed, non-diversified, closed-end investment company with limited operating history. This Statement of Additional Information (“SAI”) relating to the Fund’s common shares of beneficial interest, without par value (the “Shares”), does not constitute a prospectus but should be read in conjunction with the Fund’s prospectus relating thereto dated March 5, 2026 (the “Prospectus”). This SAI, which is not a prospectus, does not include all information that a prospective investor should consider before purchasing Shares, and investors should obtain and read the Prospectus prior to purchasing such Shares. A copy of the Prospectus may be obtained without charge by calling 877-389-1648, by writing to the Fund at 85 Willow Road, Menlo Park, California 94025 or by visiting https://robinhood.com/us/en/ventures/rvi. You may also obtain a copy of the Prospectus on the U.S. Securities and Exchange Commission’s (the “SEC”) website at http://www.sec.gov. Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.
References to the 1940 Act or other applicable law include any rules promulgated thereunder and any guidance, interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, including court interpretations, and exemptive, no-action or other relief or permission from the SEC, SEC staff or other authority.

i

THE FUND
The Fund is a newly organized Delaware statutory trust formed on August 22, 2025 and is registered under the 1940 Act as a non-diversified, closed-end investment company. The Fund has limited operating history. The Fund’s Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (“NYSE”) under the symbol “RVI.”
The investment objective and the principal investment strategies of the Fund, as well as the principal risks associated with such investment strategies, are set forth in the Prospectus. The following disclosure supplements the disclosure set forth under the captions “Investment Objective and Strategy” and “Risks” in the Prospectus and does not, by itself, present a complete or accurate explanation of the matters discussed. Prospective investors also should refer to “Investment Objective and Strategy” and “Risks” in the Prospectus for a complete presentation of the matters disclosed below.
Fundamental Policies
The following restrictions are the Fund’s only fundamental policies—that is, policies that cannot be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities. For the purposes of the foregoing, a “majority of the Fund’s outstanding voting securities” means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. The other policies and investment restrictions are not fundamental policies of the Fund and may be changed by the Fund’s Board of Trustees (the “Board”) without shareholder approval and on prior notice to the holders of Shares (the “Shareholders”). If a percentage restriction set forth below is adhered to at the time a transaction is effected, later changes in percentage resulting from any cause other than actions by the Fund will not be considered a violation.
Under its fundamental restrictions:
1.Senior Securities: The Fund may issue senior securities to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.
2.Underwriting: The Fund may engage in the business of underwriting the securities of other issuers to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.
3.Borrowing: The Fund may borrow money to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.
4.Real Estate: The Fund may purchase or sell real estate to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.
5.Commodities: The Fund may purchase or sell commodities or contracts related to commodities to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.
6.Concentration: The Fund may not concentrate its investments in a particular industry, as that term is used in the 1940 Act, except that the Fund will concentrate its investments in companies operating in one or more industries within the following sectors: communication services, consumer discretionary, financials, industrials, and information technology.
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7.Lending: The Fund may make loans to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.
The following notations are not considered to be part of the Fund’s fundamental restrictions and are subject to change without shareholder approval.
With respect to the fundamental policy relating to issuing senior securities set forth above, “senior securities” are defined as any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends. Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.
With respect to the fundamental policy relating to underwriting set forth above, the 1940 Act does not prohibit a fund from engaging in the underwriting business or from underwriting the securities of other issuers. A fund engaging in transactions involving the acquisition or disposition of portfolio securities may be considered to be an underwriter under the Securities Act of 1933, as amended (the “Securities Act”). Under the Securities Act, an underwriter may be liable for material omissions or misstatements in an issuer’s registration statement or prospectus. Securities purchased from an issuer and not registered for sale under the Securities Act are considered restricted securities. There may be a limited market for these securities. If these securities are registered under the Securities Act, they may then be eligible for sale but participating in the sale may subject the seller to underwriter liability. These risks could apply to a fund investing in restricted securities. Although it is not believed that the application of the Securities Act provisions described above would cause the Fund to be engaged in the business of underwriting, the policy above will be interpreted not to prevent the Fund from engaging in transactions involving the acquisition or disposition of portfolio securities, regardless of whether the Fund may be considered to be an underwriter under the Securities Act.
With respect to the fundamental policy relating to borrowing money set forth above, the 1940 Act requires the Fund to maintain at all times an asset coverage of at least 300% of the amount of its borrowings. For the purpose of borrowing money, “asset coverage” means the ratio that the value of the Fund’s total assets, minus liabilities other than borrowings, bears to the aggregate amount of all borrowings. Certain trading practices and investments may be considered to be borrowings and thus subject to the 1940 Act restrictions. On the other hand, certain practices and investments may involve leverage but are not considered to be borrowings under the 1940 Act, such as the purchasing of securities on a when-issued or delayed delivery basis, entering into reverse repurchase agreements, credit default swaps or futures contracts, engaging in short sales and writing options on portfolio securities, so long as the Fund complies with an applicable exemption in Rule 18f-4 under the 1940 Act. Borrowing money to increase portfolio holdings is known as “leveraging.” Borrowing, especially when used for leverage, may cause the value of the Fund’s Shares to be more volatile than if the Fund did not borrow. This is because borrowing tends to magnify the effect of any increase or decrease in the value of the Fund’s portfolio holdings. Borrowed money thus creates an opportunity for greater gains, but also greater losses. To repay borrowings, the Fund may have to sell securities at a time and at a price that is unfavorable to the Fund. There also are costs associated with borrowing money, and these costs would offset and could eliminate the Fund’s net investment income in any given period. The policy above will be interpreted to permit the Fund to engage in trading practices and investments that may be considered to be borrowing to the extent permitted by the 1940 Act. Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered to be borrowings under the policy. Practices and investments that may involve leverage but are not considered to be borrowings are not subject to the policy.
With respect to the fundamental policy relating to real estate set forth above, the 1940 Act does not prohibit a fund from owning real estate. Investing in real estate may involve risks, including that real estate is generally considered illiquid and may be difficult to value and sell. Owners of real estate may be subject to various liabilities, including environmental liabilities. The policy above will be interpreted not to prevent the Fund from investing in real estate-related companies, companies whose businesses consist in whole or in part of investing in real estate,
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instruments (like mortgages) that are secured by real estate or interests therein, or real estate investment trust securities.
With respect to the fundamental policy relating to commodities set forth above, the 1940 Act does not prohibit a fund from owning commodities, whether physical commodities and contracts related to physical commodities (such as oil or grains and related futures contracts), or financial commodities and contracts related to financial commodities (such as currencies and, possibly, currency futures). If the Fund were to invest in a physical commodity or a physical commodity-related instrument, the Fund would be subject to the additional risks of the particular physical commodity and its related market. The value of commodities and commodity-related instruments may be extremely volatile and may be affected either directly or indirectly by a variety of factors. There also may be storage charges and risks of loss associated with physical commodities. The policy above will be interpreted to permit investments in exchange-traded funds (“ETFs”) that invest in physical and/or financial commodities.
With respect to the fundamental policy relating to concentration set forth above, the 1940 Act does not define what constitutes “concentration” in an industry or groups of industries. The SEC staff has taken the position that investment of 25% or more of a fund’s total assets in one or more issuers conducting their principal activities in the same industry or group of industries constitutes concentration. It is possible that interpretations of concentration could change in the future. A fund that invests a significant percentage of its total assets in a single industry may be particularly susceptible to adverse events affecting that industry and may be riskier than a fund that does not concentrate in an industry. The policy above will be interpreted to refer to concentration as that term may be interpreted from time to time. The policy also will be interpreted to permit investment without limit in the following: securities of the U.S. government and its agencies or instrumentalities (including, for the avoidance of doubt, U.S. agency mortgage-backed securities); securities of state, territory, possession or municipal governments and their authorities, agencies, instrumentalities or political subdivisions; securities of foreign governments; and repurchase agreements collateralized by any such obligations. Accordingly, issuers of the foregoing securities will not be considered to be members of any industry. There also will be no limit on investment in issuers domiciled in a single jurisdiction or country. Finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents. Each foreign government will be considered to be a member of a separate industry.
With respect to the Fund’s industry classifications, the Fund may utilize any one or more of the industry sub-classifications used by one or more widely recognized market indexes or rating group indexes, and/or as defined by Robinhood Ventures DE, LLC (“Robinhood Ventures” or the “Adviser”). As of the date of this SAI, the Fund determines an issuer’s industry or group of industries by reference to its classification under the Global Industry Classification Standard (GICS). Accordingly, the composition of an industry or group of industries may change from time to time. The policy also will be interpreted to give broad authority to the Fund as to how to classify issuers within or among industries. The investment restrictions and other policies described herein do not apply to special purpose vehicles (“SPVs”), venture funds and private equity funds, limited liability companies, limited partnerships, pooled investment vehicles, including venture capital funds, that would be investment companies but for Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, and other vehicles (each, a “Private Vehicle”). The Fund will, however, consider the investments held by Private Vehicles, to the extent known, in determining whether its investments are concentrated in any particular industry or groups of industries.
With respect to the fundamental policy relating to lending set forth above, the 1940 Act does not prohibit a fund from making loans; however, SEC staff interpretations currently prohibit funds from lending more than one-third of their total assets, except through the purchase of debt obligations or the use of repurchase agreements. (A repurchase agreement is an agreement to purchase a security, coupled with an agreement to sell that security back to the original seller on an agreed-upon date at a price that reflects current interest rates. The SEC frequently treats repurchase agreements as loans.) The Fund also will be permitted by this policy to make loans of money, including to other funds. The policy above will be interpreted not to prevent the Fund from purchasing or investing in debt obligations and loans. In addition, collateral arrangements with respect to options, forward currency and futures transactions and other derivative instruments, as well as delays in the settlement of securities transactions, will not be considered loans.
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The Fund’s fundamental policies are written and will be interpreted broadly. For example, the policies will be interpreted to refer to the 1940 Act and the related rules as they are in effect from time to time, and to interpretations and modifications of or relating to the 1940 Act by the SEC and others as they are given from time to time. When a policy provides that an investment practice may be conducted as permitted by the 1940 Act, the policy will be interpreted to mean either that the 1940 Act expressly permits the practice or that the 1940 Act does not prohibit the practice.
Non-Fundamental Policies
All other investment policies of the Fund are considered non-fundamental and, along with the Fund’s investment objective, which is also non-fundamental, may be changed by the Board without prior approval of the Fund’s Shareholders.
Portfolio Turnover
While the Adviser pursues a long-term investment strategy and does not typically engage in short-term trading in the shares of portfolio companies in which it invests, portfolio turnover generally involves some expense to the Fund, including finders, placement, brokerage, or other similar fees (or an allocable portion thereof) and other transaction costs on the sale of securities and reinvestment in other securities. The Fund’s portfolio turnover rate may vary from year to year. Higher portfolio turnover may decrease the investment return to individual investors in the Fund.
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INVESTMENT PRACTICES, TECHNIQUES AND RISKS
The Fund invests in a variety of investment types and employs a number of investment strategies and techniques. The Fund may make other investments and engage in other types of strategies or techniques, to the extent consistent with its investment objective and strategies and except where otherwise prohibited by applicable law or the Fund’s own investment restrictions, as set forth in the Prospectus or this SAI.
The discussion below provides additional information about certain of the investments, investment techniques, and investment strategies that the Adviser may use in managing the Fund as well as the risks associated with such investments, investment techniques, and investment strategies. The investments, investment techniques, and investment strategies as well as the risks associated with such investments, investment techniques, and investment strategies are presented below in alphabetical order to facilitate readability, and their order does not imply that the Fund prioritizes one investment, investment technique, or investment strategy over another nor does it imply that the realization of one risk is more likely to occur or have a greater adverse impact than another risk. The information below supplements the discussion of the principal investment strategies and principal risks contained in the Fund’s Prospectus, but does not describe every type of investment, investment technique, investment strategy, factor, or other consideration that the Fund may take into account nor does it describe every risk to which the Fund may be exposed.
The Fund may use any or all of these investment types, investment techniques, or investment strategies at any one time, and the fact that the Fund may use an investment type, investment technique, or investment strategy does not mean that it will be used.
Artificial Intelligence: Artificial intelligence refers to computer systems that can perform tasks that would otherwise require human intelligence and encompasses various different forms of artificial intelligence, including machine learning models. Artificial intelligence is typically designed to analyze data, learn from patterns and experiences, make decisions, and solve problems. Artificial intelligence can be categorized into two types: narrow artificial intelligence, which is designed for specific tasks, and general artificial intelligence, which has the ability to perform any intellectual task that a human can do and includes generative artificial intelligence. Generative artificial intelligence is a type of artificial intelligence technology that produces new text, images, audio, and other content based on training data that includes examples of the desired output. Typically, users enter questions, queries, or other inputs that prompt the generative artificial intelligence model or tool to produce output. In addition, some software uses generative artificial intelligence to suggest changes, summarize information, or translate text. Artificial intelligence has various applications in many fields such as healthcare, finance, transportation, and law.
The Adviser may use and/or expand its use of artificial intelligence in connection with its business, operating and investment activities and the Fund’s investments may also use such technologies. Actual usage of such artificial intelligence will vary, and while the Adviser expects from time to time to adopt and adjust usage policies and procedures governing the use of artificial intelligence by its personnel, there is a risk of misuse of artificial intelligence technologies.
Artificial intelligence is highly reliant on the collection and analysis of large amounts of data and complex algorithms, but it is not possible nor practicable to incorporate all data that would be relevant for a task conducted by artificial intelligence. Therefore, it is possible that the information provided through use of artificial intelligence could be insufficient, incomplete, inaccurate or biased leading to adverse effects for the Fund, including, potentially, operational errors and investment losses.
Artificial intelligence and its current and potential future applications, including in the investment and financial sectors, as well as the regulatory frameworks within which they operate, continue to rapidly evolve, and it is impossible to predict the full extent of future applications or regulations. Ongoing and future regulatory actions with respect to artificial intelligence generally or artificial intelligence’s use in any industry in particular may alter, perhaps to a materially adverse extent, the ability of the Adviser, the Fund or its investments to utilize artificial intelligence in the manner it has to-date, and may have an adverse impact on the ability of the Adviser, or the Fund or its investments to continue to operate as intended.
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Bank Instruments: Bank instruments include certificates of deposit (“CDs”), fixed-time deposits, and other debt and deposit-type obligations (including promissory notes that earn a specified rate of return) issued by: (i) a U.S. branch of a U.S. bank; (ii) a non-U.S. branch of a U.S. bank; (iii) a U.S. branch of a non-U.S. bank; or (iv) a non-U.S. branch of a non-U.S. bank. Bank instruments may be structured as fixed-, variable- or floating-rate obligations.
CDs typically are interest-bearing debt instruments issued by banks and have maturities ranging from a few weeks to several years. Yankee dollar certificates of deposit are negotiable CDs issued in the United States by branches and agencies of non-U.S. banks. Eurodollar certificates of deposit are CDs issued by non-U.S. banks with interest and principal paid in U.S. dollars. Eurodollar and Yankee Dollar CDs typically have maturities of less than two years and have interest rates that typically are pegged to the Secured Overnight Financing Rate. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Bankers’ acceptances are a customary means of effecting payment for merchandise sold in import-export transactions and are a general source of financing. A fixed-time deposit is a bank obligation payable at a stated maturity date and bearing interest at a fixed rate. There are generally no contractual restrictions on the right to transfer a beneficial interest in a fixed-time deposit to a third party, although there is generally no market for such deposits. Typically, there are penalties for early withdrawals of time deposits. Promissory notes are written commitments of the maker to pay the payee a specified sum of money either on demand or at a fixed or determinable future date, with or without interest.
Certain bank instruments, such as some CDs, are insured by the Federal Deposit Insurance Corporation (the “FDIC”) up to certain specified limits. Many other bank instruments, however, are neither guaranteed nor insured by the FDIC or the U.S. government. These bank instruments are “backed” only by the creditworthiness of the issuing bank or parent financial institution. U.S. and non-U.S. banks are subject to different governmental regulation. They are subject to the risks of investing in the particular issuing bank and of investing in the banking and financial services sector generally. Certain obligations of non-U.S. banks, including Eurodollar and Yankee dollar obligations, involve different and/or heightened investment risks than those affecting obligations of U.S. banks, including, among others, the possibilities that: (i) their liquidity could be impaired because of political or economic developments; (ii) the obligations may be less marketable than comparable obligations of U.S. banks; (iii) a non-U.S. jurisdiction might impose withholding and other taxes at high levels on interest income; (iv) non-U.S. deposits may be seized or nationalized; (v) non-U.S. governmental restrictions such as exchange controls may be imposed, which could adversely affect the payment of principal and/or interest on those obligations; (vi) there may be less publicly available information concerning non-U.S. banks issuing the obligations; and (vii) the reserve requirements and accounting, auditing and financial reporting standards, practices and requirements applicable to non-U.S. banks may differ (including those that are less stringent) from those applicable to U.S. banks. Non-U.S. banks generally are not subject to examination by any U.S. government agency or instrumentality.
Borrowing: Borrowing may result in leveraging of the Fund’s assets. This borrowing may be secured or unsecured. Borrowing, like other forms of leverage, will tend to exaggerate the effect on net asset value (“NAV”) of any increase or decrease in the market value of the Fund’s portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased, if any. The Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.
The Fund may engage in other transactions that may have the effect of creating leverage in the Fund’s portfolio, including, by way of example, reverse repurchase agreements, dollar rolls, and derivatives transactions. The Fund will generally not treat such transactions as borrowings of money.
Cash Equivalents and Short-Term Debt Securities: For temporary defensive purposes, the Fund may invest up to 100% of its assets in cash, cash equivalents, funds including money market funds or related instruments, broadly syndicated term loans, short-term debt securities, other fixed income investments, and/or other investment
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companies (including ETFs) (“Liquid Assets”). Short-term debt securities are defined to include, without limitation, the following:
•U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities. U.S. government securities include securities issued by: (a) the Federal Housing Administration (the “FHA”), Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration and Government National Mortgage Association (“GNMA”), the securities of which are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks, Federal Intermediate Credit Banks and Tennessee Valley Authority, the securities of which are supported by the right of the agency to borrow from the U.S. Treasury; (c) the Federal National Mortgage Association (“FNMA”), the securities of which are supported by the discretionary authority of the U.S. government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, the securities of which are supported only by its credit. While the U.S. government provides financial support to such U.S. government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. government, its agencies and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate.
•Certificates of deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Certificates of deposit purchased by the Fund may not be fully insured by the FDIC.
•Repurchase agreements, which involve purchases of debt securities.
•Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Master demand notes are direct lending arrangements between the Fund and a corporation. There is no secondary market for such notes. However, they are redeemable by the Fund at any time. The Adviser will consider the financial condition of the corporation (e.g., earning power, cash flow and other liquidity ratios) and will continuously monitor the corporation’s ability to meet all of its financial obligations, because the Fund’s liquidity might be impaired if the corporation were unable to pay principal and interest on demand. Investments in commercial paper will be limited to commercial paper rated in the highest categories by a major rating agency and which mature within one year of the date of purchase or carry a variable or floating rate of interest.
Commercial Paper: Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. Commercial paper may consist of U.S. dollar- or foreign currency-denominated obligations of U.S. or non-U.S. issuers, and may be rated or unrated. The rate of return on commercial paper may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.
Section 4(a)(2) commercial paper is commercial paper issued in reliance on the so-called “private placement” exemption from registration afforded by Section 4(a)(2) of the Securities Act (“Section 4(a)(2) paper”). Section 4(a)(2) paper is restricted as to disposition under the U.S. federal securities laws, and generally is sold to investors who agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(a)(2) paper is normally resold to other investors through or with the assistance of the issuer or dealers who make a market in Section 4(a)(2) paper, thus providing liquidity.
Commodities: The Fund may gain exposure to commodity markets by investing in commodity-related instruments. Such instruments include, (i) commodity-linked derivatives such as futures contracts and options, that are designed to provide the Fund with exposure to the commodities market without necessarily investing directly in physical commodities; and (ii) exchange traded investment vehicles that are designed to provide exposure to the investment return of assets that trade in the commodities markets, without investing directly in physical
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commodities. Commodities values may be highly volatile, and may decline rapidly and without warning. The values of commodity related instruments will typically be substantially affected by changes in the values of their underlying commodity, commodity index, futures contract, or other economic variable to which they are related. Additionally, economic leverage will increase the volatility of these instruments as they may increase or decrease in value more quickly than the underlying commodity or other relevant economic variable.
Convertible Securities: Convertible securities are securities that combine the investment characteristics of debt instruments and common stocks. Convertible securities typically consist of debt instruments or preferred stock that may be converted (on a voluntary or mandatory basis) within a specified period of time (normally for the entire life of the security) into a certain amount of common stock or other equity security of the same or a different issuer at a predetermined price. Convertible securities also include debt instruments with warrants or common stock attached and derivatives combining the features of debt instruments and equity securities. Other convertible securities with additional or different features and risks may become available in the future. Convertible securities involve risks similar to those of both debt instruments and equity securities. In a corporation’s capital structure, convertible securities are senior to common stock but are usually subordinated to senior debt instruments of the issuer.
The market value of a convertible security is a function of its “investment value” and its “conversion value.” A security’s “investment value” represents the value of the security without its conversion feature (i.e., a nonconvertible debt instrument). The investment value may be determined by reference to its credit quality and the current value of its yield to maturity or probable call date. At any given time, investment value is dependent upon such factors as the general level of interest rates, the yield of similar nonconvertible securities, the financial strength of the issuer, and the seniority of the security in the issuer’s capital structure. A security’s “conversion value” is determined by multiplying the number of shares the holder is entitled to receive upon conversion or exchange by the current price of the underlying security. If the conversion value of a convertible security is significantly below its investment value, the convertible security will trade like a nonconvertible debt instrument or preferred stock and its market value will not be influenced greatly by fluctuations in the market price of the underlying security. In that circumstance, the convertible security takes on the characteristics of a debt instrument, and the price moves in the opposite direction from interest rates. Conversely, if the conversion value of a convertible security is near or above its investment value, the market value of the convertible security will be more heavily influenced by fluctuations in the market price of the underlying security. In that case, the convertible security’s price may be as volatile as that of common stock. Because both interest rates and market movements can influence its value, a convertible security generally is not as sensitive to interest rates as a similar debt instrument, nor is it as sensitive to changes in share price as its underlying equity security. Convertible securities are often rated below investment grade or are not rated, and they are generally subject to greater levels of credit risk and liquidity risk.
Contingent Convertible Securities (“CoCos”): CoCos are a form of hybrid debt instrument. They are subordinated instruments that are designed to behave like bonds or preferred equity in times of economic health for the issuer, yet absorb losses when a pre-determined trigger event affecting the issuer occurs. CoCos are either convertible into equity at a predetermined share price or written down if a pre-specified trigger event occurs. Trigger events vary by individual security and are defined by the documents governing the contingent convertible security. Such trigger events may include a decline in the issuer’s capital below a specified threshold level, an increase in the issuer’s risk-weighted assets, the share price of the issuer falling to a particular level for a certain period of time, and certain regulatory events. CoCos are subject to credit, interest rate, high-yield securities, foreign investments and market risks associated with both debt instruments and equity securities. In addition, CoCos have no stated maturity and have fully discretionary coupons. If the CoCos are converted into the issuer’s underlying equity securities following a conversion event, each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument, hence worsening the holder’s standing in a bankruptcy proceeding.
Corporate Debt Instruments: Corporate debt instruments are long and short-term debt instruments typically issued by businesses to finance their operations. Corporate debt instruments are issued by public or private issuers, as distinct from debt instruments issued by a government or its agencies. The issuer of a corporate debt instrument typically has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal periodically or on a specified maturity date. The broad category of corporate debt instruments includes debt issued by U.S. or non-U.S. issuers of all kinds, including those with small-, mid- and large-capitalizations. The category
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also includes bank loans, as well as assignments, participations and other interests in bank loans. Corporate debt instruments may be rated investment grade or below investment grade and may be structured as fixed-, variable or floating-rate obligations or as zero-coupon, pay-in-kind and step-coupon securities and may be privately placed or publicly offered. They may also be senior or subordinated obligations. Because of the wide range of types and maturities of corporate debt instruments, as well as the range of creditworthiness of issuers, corporate debt instruments can have widely varying risk/return profiles.
Corporate debt instruments carry both credit risk and interest rate risk. Credit risk is the risk that an investor could lose money if the issuer of a corporate debt instrument is unable to pay interest or repay principal when it is due. Some corporate debt instruments that are rated below investment grade (commonly referred to as “junk bonds”) are generally considered speculative because they present a greater risk of loss, including default, than higher rated debt instruments. The credit risk of a particular issuer’s debt instrument may vary based on its priority for repayment. For example, higher-ranking (senior) debt instruments have a higher priority than lower ranking (subordinated) debt instruments. This means that the issuer might not make payments on subordinated debt instruments while continuing to make payments on senior debt instruments. In addition, in the event of bankruptcy, holders of higher-ranking senior debt instruments may receive amounts otherwise payable to the holders of more junior securities. The market value of corporate debt instruments may be expected to rise and fall inversely with interest rates generally. In general, corporate debt instruments with longer terms tend to fall more in value when interest rates rise than corporate debt instruments with shorter terms. The value of a corporate debt instrument may also be affected by supply and demand for similar or comparable securities in the marketplace. Fluctuations in the value of portfolio securities subsequent to their acquisition will not affect cash income from such securities but will be reflected in NAV. Corporate debt instruments generally trade in the over-the-counter (“OTC”) market and can be less liquid that other types of investments, particularly during adverse market and economic conditions.
Depositary Receipts: Depositary receipts are typically trust receipts issued by a U.S. bank or trust company that evince an indirect interest in underlying securities issued by a foreign entity, and are in the form of sponsored or unsponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”).
Generally, ADRs are publicly traded on a U.S. stock exchange or in the OTC market, and are denominated in U.S. dollars, and the depositaries are usually a U.S. financial institution, such as a bank or trust company, but the underlying securities are issued by a foreign issuer.
GDRs may be traded in any public or private securities markets in U.S. dollars or other currencies and generally represent securities held by institutions located anywhere in the world. For GDRs, the depositary may be a foreign or a U.S. entity, and the underlying securities may have a foreign or a U.S. issuer.
EDRs are generally issued by a European bank and traded on local exchanges.
Depositary receipts may be sponsored or unsponsored. Although the two types of depositary receipt facilities are similar, there are differences regarding a holder’s rights and obligations and the practices of market participants. With sponsored facilities, the underlying issuer typically bears some of the costs of the depositary receipts (such as dividend payment fees of the depositary), although most sponsored depositary receipt holders may bear costs such as deposit and withdrawal fees. Depositaries of most sponsored depositary receipts agree to distribute notices of shareholder meetings, voting instructions, and other shareholder communications and financial information to the depositary receipt holders at the underlying issuer’s request. Holders of unsponsored depositary receipts, which are created independently of the issuer of the underlying security, generally bear all the costs of the facility. The depositary usually charges fees upon the deposit and withdrawal of the underlying securities, the conversion of dividends into U.S. dollars or other currency, the disposition of non-cash distributions, and the performance of other services. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the underlying issuer or to pass through voting rights with respect to the underlying securities to depositary receipt holders. As a result, available information concerning the issuer of an unsponsored depositary receipt may not be as current as for sponsored depositary receipts, and the prices of unsponsored depositary receipts may be more volatile than if such instruments were sponsored by the issuer.
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In addition, a depositary or issuer may unwind its depositary receipt program, or the relevant exchange may require depositary receipts to be delisted, which could require the Fund to sell its depositary receipts (potentially at disadvantageous prices) or to convert them into shares of the underlying non-U.S. security (which could adversely affect their value or liquidity). Depositary receipts also may be subject to illiquidity risk, and trading in depositary receipts may be suspended by the relevant exchange.
ADRs, GDRs and EDRs are subject to many of the same risks associated with investing directly in foreign issuers. Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities it will be subject to the currency risk of both the investment in the depositary receipt and the underlying securities. The value of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Derivative Instruments: Derivatives are financial contracts whose values change based on changes in the values of one or more underlying assets or the difference between underlying assets. Underlying assets may include a security or other financial instrument, asset, currency, interest rate, credit rating, commodity, volatility measure, or index. Examples of derivative instruments include swap agreements, forward commitments, futures contracts, and options. Derivatives may be traded on contract markets or exchanges, or may take the form of contractual arrangements between private counterparties. Investing in derivatives involves counterparty risk, particularly with respect to contractual arrangements between private counterparties. Derivatives can be highly volatile and involve risks in addition to, and potentially greater than, the risks of the underlying asset(s). Gains or losses from derivatives can be substantially greater than the derivatives’ original cost and can sometimes be unlimited. Derivatives typically involve leverage. Derivatives can be complex instruments and can involve analysis and processing that differs from that required for other investment types. If the value of a derivative does not correlate well with the particular market or other asset class the derivative is intended to provide exposure to, the derivative may not have the effect intended. Derivatives can also reduce the opportunity for gains or result in losses by offsetting positive returns in other investments. Derivatives can be less liquid than other types of investments. Legislation and regulation of derivatives in the United States and other countries, including margin, clearing, trading, reporting, and position limits, may make derivatives more costly and/or less liquid, limit the availability of certain types of derivatives, cause changes in the use of derivatives, or otherwise adversely affect the use of derivatives.
Certain derivative transactions require margin or collateral to be posted to and/or exchanged with a broker, prime broker, futures commission merchant, exchange, clearing house, or other third party, whether directly or through a segregated custodial account. If an entity holding the margin or collateral becomes bankrupt or insolvent or otherwise fails to perform its obligations due to financial difficulties, there could be delays and/or losses in liquidating open positions purchased or sold through such entity and/or recovering amounts owed, including a loss of all or part of its collateral or margin deposits with such entity.
Some derivatives may be used for “hedging,” meaning that they may be used when the Adviser seeks to protect investments from a decline in value, which could result from changes in interest rates, market prices, currency fluctuations, and other market factors. Derivatives may also be used when the Adviser seeks to increase liquidity; implement a cash management strategy; invest in a particular stock, bond, or segment of the market in a more efficient or less expensive way; modify the characteristics of portfolio investments; and/or to enhance return. However, when derivatives are used, their successful use is not assured and will depend upon the Adviser’s ability to predict and understand relevant market movements.
Derivatives Regulation: The U.S. government has enacted legislation that provides for regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The European Union (the “EU”), the United Kingdom (the “UK”), and certain other jurisdictions have implemented or are in the process of implementing similar requirements, which will affect derivatives transactions with a counterparty organized in, or otherwise subject to, the EU’s or other jurisdiction’s derivatives regulations. Clearing rules and other rules and regulations could, among other things, restrict a registered investment company's ability to engage in, or increase the cost of, derivatives transactions, for example, by eliminating the availability of some types of derivatives, increasing margin or capital requirements, or otherwise limiting liquidity or increasing transaction costs. While these rules and regulations and central clearing of some derivatives transactions are designed to reduce systemic risk (i.e., the risk
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that the interdependence of large derivatives dealers could cause them to suffer liquidity, solvency, or other challenges simultaneously), there is no assurance that they will achieve that result, and in the meantime, central clearing and related requirements may expose investors to different kinds of costs and risks. For example, in the event of a counterparty’s (or its affiliate’s) insolvency, the Fund’s ability to exercise remedies (such as the termination of transactions, netting of obligations and realization on collateral) could be stayed or eliminated under new special resolution regimes adopted in the United States, the EU, the UK and various other jurisdictions. Such regimes provide government authorities with broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, the liabilities of counterparties who are subject to such proceedings in the EU and the UK could be reduced, eliminated, or converted to equity in such counterparties (sometimes referred to as a “bail in”).
Additionally, U.S. regulators, the EU, the UK, and certain other jurisdictions have adopted minimum margin and capital requirements for uncleared derivatives transactions. These regulations have had a material impact on the use of uncleared derivatives. These rules impose minimum margin requirements on derivatives transactions between a registered investment company and its counterparties and in certain cases increase the amount of margin required. They impose regulatory requirements on the timing of transferring margin and the types of collateral that parties are permitted to exchange.
The SEC has adopted rules that require managers to file monthly confidential reports with the SEC regarding equity short sales and related activity. Under the rules, the SEC will publicly disclose aggregated short position information on a monthly basis. The SEC has also adopted a rule that will require reporting and public disclosure of securities loan transaction information (not including party names); this may include, but is not limited to, information about securities loans entered into in connection with short sales. In addition, other non-U.S. jurisdictions (such as the EU and the UK) where the Fund may trade have reporting requirements. If the Fund's short positions or its strategy become generally known, it could have a significant effect on the Adviser’s ability to implement its investment strategy. In particular, it would make it more likely that other investors could cause a “short squeeze” in the securities held short by the Fund forcing the Fund to cover its positions at a loss. Such reporting requirements also may limit the Adviser's ability to access management and other personnel at certain companies where the Adviser seeks to take a short position. In addition, if other investors engage in copycat behavior by taking positions in the same issuers as the Fund, the cost of borrowing securities to sell short could increase drastically and the availability of such securities to the Fund could decrease drastically. Such events could make the Fund unable to execute its investment strategy. Short sales are also subject to certain SEC regulations and certain EU and UK regulations (under which there are restrictions on net short sales in certain securities). If the SEC or regulatory authorities in other jurisdictions were to adopt additional restrictions regarding short sales, they could restrict the Fund's ability to engage in short sales in certain circumstances, and the Fund may be unable to execute its investment strategy as a result. In response to market events, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans or other restrictions on short sales of certain securities or on derivatives and other hedging instruments used to achieve a similar economic effect. Such bans or other restrictions may make it impossible for the Fund to execute certain investment strategies and may have a material adverse effect on the Fund's ability to generate returns. See also “Risks of transactions in futures contracts and related options” for more information.
The Fund relies on certain exemptions in Rule 18f-4 to enter into derivatives transactions and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. Under Rule 18f-4, “derivatives transactions” include the following: (1) any swap, security-based swap, futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which the Fund is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; and (3) if the Fund relies on the exemption in Rule 18f-4(d)(1)(ii), reverse repurchase agreements and similar financing transactions. The Fund will rely on a separate exemption in Rule 18f-4(e) when entering into unfunded commitment agreements (e.g., capital commitments to invest equity in Private Vehicles that can be drawn at the discretion of the Private Vehicle’s general partner, manager or equivalent). To rely on the unfunded commitment agreements exemption, the Fund must reasonably believe, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its
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unfunded commitment agreements, in each case as they come due. The Fund will rely on another exemption in Rule 18f-4(f) when purchasing when-issued or forward-settling securities (e.g., firm and standby commitments, including to-be-announced commitments, and dollar rolls) and non-standard settlement cycle securities, if certain conditions are met. When the Fund enters into a secondary transaction to purchase interests in underlying Private Vehicles, the Fund will treat the date of the transfer agreement to purchase the interest in a specific Private Vehicle as the trade date for determining whether the purchase of the Private Vehicle qualifies for the exemption for non-standard settlement cycle securities transactions.
The Fund intends to operate as a “limited derivatives user” for purposes of the derivatives transactions exemption in Rule 18f-4. To qualify as a limited derivatives user, the Fund’s “derivatives exposure” is limited to 10% of its net assets subject to exclusions for certain currency or interest rate hedging transactions (as calculated in accordance with Rule 18f-4). If the Fund fails to qualify as a “limited derivatives user” as defined in Rule 18f-4 and seeks to enter into derivatives transactions, the Fund will be required to establish a comprehensive derivatives risk management program, to comply with certain value-at-risk based leverage limits, to appoint a derivatives risk manager and to provide additional disclosure both publicly and to the SEC regarding its derivatives positions.
General Limitations on Certain Futures, Options and Swap Transactions: The Adviser, with respect to the Fund, will file a notice of eligibility for an exclusion from the definition of the term “commodity pool operator” with the Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”), which regulate trading in the futures markets. Pursuant to CFTC Regulation 4.5, the Adviser and the Fund expect not to be subject to regulation as a commodity pool or commodity pool operator under the CEA. If the Adviser or the Fund becomes subject to these requirements, as well as related NFA rules, the Fund may incur additional compliance and other expenses.
Emerging Markets Investments: Investments in emerging markets are generally subject to a greater risk of loss than investments in developed markets. This may be due to, among other things, the possibility of greater market volatility, lower trading volume and liquidity, greater risk of expropriation, nationalization, and social, political and economic instability, greater reliance on a few industries, international trade or revenue from particular commodities, less developed accounting, legal and regulatory systems, higher levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more significant governmental limitations on investment activity as compared to those typically found in a developed market. In addition, issuers (including governments) in emerging market countries may have less financial stability than in other countries. As a result, there will tend to be an increased risk of price volatility in investments in emerging market countries, which may be magnified by currency fluctuations relative to a base currency. Settlement and asset custody practices for transactions in emerging markets may differ from those in developed markets. Such differences may include possible delays in settlement and certain settlement practices, such as delivery of securities prior to receipt of payment, which increases the likelihood of a “failed settlement.” Failed settlements can result in losses. For these and other reasons, investments in emerging markets are often considered speculative.
Investing through Stock Connect: The Fund may, directly or indirectly (through, for example, participation notes or other types of equity-linked notes), purchase shares in mainland China-based companies that trade on Chinese stock exchanges such as the Shanghai Stock Exchange and the Shenzhen Stock Exchange (“China A-Shares”) through the Shanghai-Hong Kong Stock Connect (“Stock Connect”), a mutual market access program designed to, among other things, enable foreign investment in the People’s Republic of China (“PRC”) via brokers in Hong Kong. There are significant risks inherent in investing in China A-Shares through Stock Connect. The underdeveloped state of PRC’s investment and banking systems subjects the settlement, clearing, and registration of China A-Shares transactions to heightened risks. Stock Connect can only operate when both PRC and Hong Kong markets are open for trading and when banking services are available in both markets on the corresponding settlement days. As such, if either or both markets are closed on a U.S. trading day, the Fund may not be able to dispose of its China A-Shares in a timely manner, which could adversely affect the Fund’s performance. PRC regulations require that the Fund that wishes to sell its China A-Shares pre-deliver the China A-Shares to a broker. If the China A-Shares are not in the broker’s possession before the market opens on the day of sale, the sell order will be rejected. This requirement could also limit the Fund’s ability to dispose of its China A-Shares purchased through Stock Connect in a timely manner. Additionally, Stock Connect is subject to daily quota limitations on purchases of China A Shares. Once the daily quota is reached, orders to purchase additional China A-Shares through Stock
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Connect will be rejected. The Fund’s investment in China A-Shares may only be traded through Stock Connect and is not otherwise transferable. Stock Connect utilizes an omnibus clearing structure, and the Fund’s shares will be registered in its custodian’s name on the Central Clearing and Settlement System. This may limit the ability of the Adviser to effectively manage the Fund, and may expose the Fund to the credit risk of its custodian or to greater risk of expropriation. Investment in China A-Shares through Stock Connect may be available only through a single broker that is an affiliate of the Fund’s custodian, which may affect the quality of execution provided by such broker. Stock Connect restrictions could also limit the ability of the Fund to sell its China A-Shares in a timely manner, or to sell them at all. Further, different fees, costs and taxes are imposed on foreign investors acquiring China A-Shares acquired through Stock Connect, and these fees, costs and taxes may be higher than comparable fees, costs and taxes imposed on owners of other securities providing similar investment exposure. Stock Connect trades are settled in Renminbi (“RMB”), the official currency of PRC, and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed.
Equity-Linked Notes: An equity-linked note (“ELN”) is an investment whose value is based on the value of a single equity security, basket of equity securities, or an index of equity securities (each, an “underlying equity”). Generally, when purchasing an ELN, the Fund pays the counterparty (usually a bank or brokerage firm) the current value of the underlying equity plus a commission. Upon the maturity of the ELN, the Fund generally is entitled to receive the par value plus a return based on the appreciation of the underlying equity. If the underlying equity has depreciated in value or if the price fluctuates outside of a preset range, depending on the type of ELN in which the Fund invested, the Fund may receive only the principal amount of the note, or may lose the principal invested in the ELN entirely.
ELNs are available with an assortment of features, such as periodic coupon payments (e.g., monthly, quarterly, or semiannually); varied participation rates (the rate at which the Fund participates in the appreciation of the underlying equity); limitations on the appreciation potential of the underlying equity by a maximum payment or call right; and different protection levels on the Fund’s principal investment. In addition, when the underlying equity is foreign securities or indices, an ELN may be priced with or without currency exposure. The Fund may engage in all types of ELNs, including those that: (1) provide for protection of the Fund’s principal in exchange for limited participation in the appreciation of the underlying equity, and (2) do not provide for such protection and subject the Fund to the risk of loss of the Fund’s principal investment.
An ELN may provide interest income, thereby offering a yield advantage over investing directly in the underlying equity. ELNs also may enable the Fund to obtain a return (the coupon payment) without risk to principal (in principal-protected ELNs) if the general price movement of the underlying equity is correctly anticipated. The Fund’s successful use of ELNs will usually depend on the Adviser’s ability to accurately assess the terms of the ELN and forecast the credit quality of the issuer and the movements in the value of the underlying equity. Should the prices of the underlying equity move in an unexpected manner, the Fund may not achieve the anticipated benefits of the investment in the ELN, and it may realize losses, which could be significant and could include the Fund’s entire principal investment.
In addition, an investment in an ELN possesses the risks associated with the underlying equity, such as management risk, market risk, and as applicable, foreign securities and currency risks. In addition, because ELNs are in note form, ELNs are subject to the usual risks associated with debt instruments, such as interest rate risk and credit risk. An ELN also bears the risk that the issuer of the ELN will default or become bankrupt. In such an event, the Fund may have difficulty being repaid, or fail to be repaid, the principal amount of, or income from, its investment. A downgrade or impairment to the credit rating of the issuer may also negatively impact the value of the ELN, regardless of the price of the underlying equity.
The Fund may also experience liquidity issues when investing in ELNs. The secondary market for ELNs may be limited, and the lack of liquidity in the secondary market may make ELNs difficult to sell and value. The market for those ELNs that are exchange traded may be thinly traded and no assurance of liquidity is provided.
ELNs may exhibit price behavior that does not correlate with the underlying equity. In addition, the performance of an ELN is the responsibility only of the issuer of the ELN and not the issuer of the underlying equity. As the holder of an ELN, the Fund generally has no rights to the underlying equity, including no voting
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rights or rights to receive dividends, although the amount of expected dividends to be paid during the term of the instrument are factored into the pricing and valuation of the underlying equity at inception.
An ELN is a form of Structured Note. See “Structured Notes” for more information.
Europe: European financial markets are vulnerable to volatility and losses arising from concerns about the potential exit of member countries from the EU and/or the Economic and Monetary Union of the European Union (the “EMU”) and, in the latter case, the reversion of those countries to their national currencies. Defaults by EMU member countries on sovereign debt, as well as any future discussions about exits from the EMU, may negatively affect the Fund’s investments in the defaulting or exiting country, in issuers, both private and governmental, with direct exposure to that country, and in European issuers generally. The UK left the EU on January 31, 2020 (commonly known as “Brexit”) and entered into an 11-month transition period during which the UK remained part of the EU single market and customs union. The transition period concluded on December 31, 2020, and the UK left the EU single market and customs union under the terms of a new Trade and Cooperation Agreement. This agreement does not provide the UK with the same level of rights or access to all goods and services in the EU as before, including in relation to financial services. Consequently, uncertainty remains in certain areas regarding the future UK-EU relationship.
From January 1, 2021, EU laws ceased to apply in the UK, with many being assimilated into UK law until repealed, replaced, or amended. The UK government has enacted legislation to make substantial amendments to these laws, creating unpredictable consequences for financial markets and investments. Brexit could significantly impact the UK, European, and global macroeconomic conditions, leading to prolonged political, legal, regulatory, tax, and economic uncertainty. This uncertainty may affect opportunities, pricing, availability, and cost of financing, regulation, values, or exit opportunities of companies or assets based in, doing business with, or having significant relationships in the UK or EU.
Equity Securities: The prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. Equity securities of companies that operate in certain sectors or industries tend to experience greater volatility than companies that operate in other sectors or industries or the broader equity markets. For example, publicly traded equity securities of private equity funds and private equity firms tend to experience greater volatility than other companies in the financial services industry and the broader equity markets. An adverse event, such as an unfavorable earnings report, may depress the value of equity securities held by the Fund. The value of equity securities may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. The value of the equity securities held by the Fund may decline for a number of other reasons which directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services. Also, equity securities may be particularly sensitive to general movements in the stock market, and a drop in the stock market may depress the price of any equity securities to which the Fund has exposure. The value of the equity securities the Fund holds may also fluctuate because of changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. Common equity securities in which the Fund may invest are structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and are therefore inherently more risky than preferred stock or debt instruments of such issuers.
The equity interests the Fund invests in may not appreciate in value and, in fact, may decline in value or lose all value. Accordingly, the Fund may not be able to realize gains from its equity interests, and any gains that it does realize on the disposition of any equity interests may not be sufficient to offset any other losses it experiences.
Floating or Variable Rate Instruments: Variable and floating rate instruments are a type of debt instrument that provides for periodic adjustments in the interest rate paid on the instrument. Variable rate instruments provide for the automatic establishment of a new interest rate on set dates, while floating rate instruments provide for an automatic adjustment in the interest rate whenever a specified interest rate changes. Variable rate instruments will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate.
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There is a risk that the current interest rate on variable and floating rate instruments may not accurately reflect current market interest rates or adequately compensate the holder for the current creditworthiness of the issuer. Some variable or floating rate instruments are structured with liquidity features such as: (1) put options or tender options that permit holders (sometimes subject to conditions) to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries; or (2) auction rate features, remarketing provisions, or other maturity-shortening devices designed to enable the issuer to refinance or redeem outstanding debt instruments (market-dependent liquidity features). The market-dependent liquidity features may not operate as intended as a result of the issuer’s declining creditworthiness, adverse market conditions, or other factors or the inability or unwillingness of a participating broker-dealer to make a secondary market for such instruments. As a result, variable or floating rate instruments that include market-dependent liquidity features may lose value and the holders of such instruments may be required to retain them for an extended period of time or indefinitely.
Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate instruments than on the market value of comparable debt instruments. Thus, investing in variable and floating rate instruments generally allows less potential for capital appreciation and depreciation than investing in comparable debt instruments.
Foreign (Non-U.S.) Currencies: Investments in issuers in different countries are often denominated in foreign currencies. Changes in the values of those currencies relative to the U.S. dollar may have a positive or negative effect on the values of investments denominated in those currencies. Investments may be made in currency exchange contracts or other currency-related transactions (including derivatives transactions) to manage exposure to different currencies. Also, these contracts may reduce or eliminate some or all of the benefits of favorable currency fluctuations. The values of foreign currencies may fluctuate in response to, among other factors, interest rate changes, intervention (or failure to intervene) by national governments, central banks, or supranational entities such as the International Monetary Fund, the imposition of currency controls, and other political or regulatory developments. Currency values can decrease significantly both in the short term and over the long term in response to these and other developments. Continuing uncertainty as to the status of the Euro and the EMU has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU, or any continued uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of portfolio investments. Some foreign countries have managed currencies, which do not float freely against the U.S. dollar.
Foreign (Non-U.S.) Investments: Investments in non-U.S. issuers (including depositary receipts) entail risks not typically associated with investing in U.S. issuers. Similar risks may apply to instruments traded on a U.S. exchange that are issued by issuers with significant exposure to non-U.S. countries. The less developed a country’s securities market is, the greater the level of risk. In certain countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. Because non-U.S. instruments are normally denominated and traded in currencies other than the U.S. dollar, the value of the assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of non-U.S. currencies. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. There may be less information publicly available about a non-U.S. issuer than about a U.S. issuer, and many non-U.S. issuers are not subject to accounting, auditing, and financial reporting standards, regulatory framework and practices comparable to those in the United States. The securities of some non-U.S. issuers are less liquid and at times more volatile than securities of comparable U.S. issuers. Foreign (non-U.S.) security trading, settlement, and custodial practices (including those involving securities settlement where the assets may be released prior to receipt of payment) are often less well developed than those in U.S. markets, and may result in increased risk of substantial delays in the event of a failed trade or in insolvency of, or breach of obligation by, a foreign broker-dealer, securities depository, or foreign sub-custodian. Non-U.S. transaction costs, such as brokerage commissions and custody costs, may be higher than in the United States. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, imposition of tariffs or other economic and trade sanctions, entering or exiting trade or other intergovernmental agreements, confiscatory taxation, political or financial instability, and diplomatic developments that could adversely affect the values of the investments in certain non-U.S. countries. In certain foreign markets an issuer’s securities are blocked from trading at the custodian or sub-custodian level for a specified number of days before and, in certain instances, after a
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shareholder meeting where such shares are voted. This is referred to as “share blocking.” The blocking period can last up to several weeks. Share blocking may prevent buying or selling securities during this period, because during the time shares are blocked, trades in such securities will not settle. It may be difficult or impossible to lift blocking restrictions, with the particular requirements varying widely by country. Economic or other sanctions imposed on a foreign country or issuer by the U.S., or on the U.S. by a foreign country, could impair the Fund’s ability to buy, sell, hold, receive, deliver, or otherwise transact in certain securities. Sanctions could also affect the value and/or liquidity of a foreign (non-U.S.) security. The Public Company Accounting Oversight Board, which regulates auditors of U.S. public companies, is unable to inspect audit work papers in certain foreign countries. Investors in foreign countries often have limited rights and few practical remedies to pursue shareholder claims, including class actions or fraud claims, and the ability of the SEC, the U.S. Department of Justice and other authorities to bring and enforce actions against foreign issuers or foreign persons is limited.
Forward Commitments: Forward commitments are contracts to purchase securities for a fixed price at a future date beyond customary settlement time. A forward commitment may be disposed of prior to settlement. Such a disposition would result in the realization of short-term profits or losses.
Payment for the securities pursuant to one of these transactions is not required until the delivery date. However, the purchaser assumes the risks of ownership (including the risks of price and yield fluctuations) and the risk that the security will not be issued or delivered as anticipated. If the Fund makes additional investments while a delayed delivery purchase is outstanding, this may result in a form of leverage. Forward commitments involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, or if the other party fails to complete the transaction.
Forward Currency Contracts: A forward currency contract is an obligation to purchase or sell a specified currency against another currency at a future date and price as agreed upon by the parties. Forward contracts usually are entered into with banks and broker-dealers and usually are for less than one year, but may be renewed. Forward contracts may be held to maturity and make the contemplated payment and delivery, or, prior to maturity, enter into a closing transaction involving the purchase or sale of an offsetting contract. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that the Fund would be able to close out a forward currency contract at a favorable price or time prior to maturity.
Forward currency transactions may be used for hedging purposes. For example, the Fund might sell a particular currency forward if it holds bonds denominated in that currency but the Adviser anticipates, and seeks to protect the Fund against, a decline in the currency against the U.S. dollar. Similarly, the Fund might purchase a currency forward to “lock in” the dollar price of securities denominated in that currency which the Adviser anticipates purchasing for the Fund.
Hedging against a decline in the value of a currency does not limit fluctuations in the prices of portfolio securities or prevent losses to the extent they arise from factors other than changes in currency exchange rates. In addition, hedging transactions may limit opportunities for gain if the value of the hedged currency should rise. Moreover, it may not be possible to hedge against a devaluation that is so generally anticipated that no contracts are available to sell the currency at a price above the devaluation level it anticipates. The cost of engaging in currency exchange transactions varies with such factors as the currency involved, the length of the contract period, and prevailing market conditions. Because currency exchange transactions are usually conducted on a principal basis, no fees or commissions are involved.
Futures Contracts: A futures contract is an agreement between two parties to buy or sell in the future a specific quantity of an underlying asset at a specific price and time agreed upon when the contract is made. Futures contracts are traded in the U.S. only on commodity exchanges or boards of trade - known as “contract markets” - approved for such trading by the CFTC, and must be executed through a futures commission merchant (also referred to herein as a “broker”) which is a member of the relevant contract market. Futures are subject to the creditworthiness of the futures commission merchant(s) and clearing organizations involved in the transaction.
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Certain futures contracts are physically settled (i.e., involve the making and taking of delivery of a specified amount of an underlying asset). For instance, the sale of physically settled futures contracts on foreign currencies or financial instruments creates an obligation of the seller to deliver a specified quantity of an underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. Conversely, the purchase of such futures contracts creates an obligation of the purchaser to pay for and take delivery of the underlying asset called for in the contract for a stated price at a specified time. In some cases, the specific instruments delivered or taken, respectively, on the settlement date are not determined until on or near that date. That determination is made in accordance with the rules of the exchange on which the sale or purchase was made.
Some futures contracts are cash settled (rather than physically settled), which means that the purchase price is subtracted from the current market value of the instrument and the net amount, if positive, is paid to the purchaser by the seller of the futures contract and, if negative, is paid by the purchaser to the seller of the futures contract. See, for example, “Index Futures Contracts” below.
The value of a futures contract typically fluctuates in correlation with the increase or decrease in the value of the underlying asset. The buyer of a futures contract enters into an agreement to purchase the underlying asset on the settlement date and is said to be “long” the contract. The seller of a futures contract enters into an agreement to sell the underlying asset on the settlement date and is said to be “short” the contract.
The purchaser or seller of a futures contract is not required to deliver or pay for the underlying asset unless the contract is held until the settlement date. The purchaser or seller of a futures contract is required to deposit “initial margin” with a futures commission merchant when the futures contract is entered into. Initial margin is typically calculated as a percentage of the contract's notional amount. A futures contract is valued daily at the official settlement price of the exchange on which it is traded. Each day cash is paid or received, called “variation margin,” equal to the daily change in value of the futures contract. The minimum margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Additional margin may be required by the futures commission merchant.
The risk of loss in trading futures contracts can be substantial, because of the low margin required, the extremely high degree of leverage involved in futures pricing, and the potential high volatility of the futures markets. As a result, a relatively small price movement in a futures position may result in immediate and substantial loss (or gain) to the investor. Thus, a purchase or sale of a futures contract may result in unlimited losses. In the event of adverse price movements, an investor would continue to be required to make daily cash payments to maintain its required margin. In addition, on the settlement date, an investor may be required to make delivery of the assets underlying the futures positions it holds.
Futures can be held until their settlement dates, or can be closed out by offsetting purchases or sales of futures contracts before then if a liquid market is available. It may not be possible to liquidate or close out a futures contract at any particular time or at an acceptable price and an investor would remain obligated to meet margin requirements until the position is closed. Moreover, most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially resulting in substantial losses. The inability to close futures positions could require maintaining a futures positions under circumstances where the Adviser would not otherwise have done so, resulting in losses.
If the Fund buys or sells a futures contract as a hedge to protect against a decline in the value of a portfolio investment, changes in the value of the futures position may not correlate as expected with changes in the value of the portfolio investment. As a result, it is possible that the futures position will not provide the desired hedging protection, or that money will be lost on both the futures position and the portfolio investment.
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Index Futures Contracts: An index futures contract is a contract to buy or sell specified units of an index at a specified future date at a price agreed upon when the contract is made. The value of a unit is based on the current value of the index. Under such contracts no delivery of the actual securities or other assets making up the index takes place. Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net of variation margin previously paid.
Interest Rate Futures Contracts: An interest rate futures contract is an agreement to take or make delivery of either: (i) an amount of cash equal to the difference between the value of a particular interest rate index, debt instrument, or index of debt instruments at the beginning and at the end of the contract period; or (ii) a specified amount of a particular debt instrument at a future date at a price set at the time of the contract. Interest rate futures contracts may be bought or sold in an attempt to protect against the effects of interest rate changes on current or intended investments in debt instruments or generally to adjust the duration and interest rate sensitivity of an investment portfolio. For example, if the Fund owned long-term bonds and interest rates were expected to increase, the Fund might enter into interest rate futures contracts for the sale of debt instruments. Such a sale would have much the same effect as selling some of the long-term bonds in the Fund’s portfolio. If interest rates did increase, the value of the debt instruments in the portfolio would decline, but the value of the interest rate futures contracts would be expected to increase, subject to the correlation risks described below, thereby keeping the NAV of the Fund from declining as much as it otherwise would have.
Similarly, if interest rates were expected to decline, interest rate futures contracts may be purchased to hedge in anticipation of subsequent purchases of long-term bonds at higher prices. Since the fluctuations in the value of the interest rate futures contracts should be similar to that of long-term bonds, an interest rate futures contract may protect against the effects of the anticipated rise in the value of long-term bonds until the necessary cash becomes available or the market stabilizes. At that time, the interest rate futures contracts could be liquidated and cash could then be used to buy long-term bonds on the cash market. Similar results could be achieved by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase. However, the futures market may be more liquid than the cash market in certain cases or at certain times.
Gold Futures Contracts: A gold futures contract is a standardized contract which is traded on a regulated commodity futures exchange, and which provides for the future sale of a specified amount of gold at a specified date, time, and price. If the Fund purchases a gold futures contract, it becomes obligated to pay for the gold from the seller in accordance with the terms of the contract. If the Fund sells a gold futures contract, it becomes obligated to sell the gold to the purchaser in accordance with the terms of the contract.
Foreign Currency Futures: Currency futures contracts are similar to currency forward contracts (described above), except that they are traded on exchanges (and always have margin requirements) and are standardized as to contract size and settlement date. Most currency futures call for payment in U.S. dollars. A foreign currency futures contract is a standardized exchange-traded contract for the future sale of a specified amount of a foreign currency at a price set at the time of the contract. Foreign currency futures contracts traded in the U.S. are designed by and traded on exchanges regulated by the CFTC, such as the Chicago Mercantile Exchange, and have margin requirements.
At the maturity of a deliverable currency futures contract, the Fund either may accept or make delivery of the currency specified in the contract, or at or prior to maturity enter into a closing transaction involving the purchase or sale of an offsetting contract. Closing transactions with respect to futures contracts may be effected only on a commodities exchange or board of trade which provides a market in such contracts. There is no assurance that a liquid market on an exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures position and, in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin.
Margin Payments: If the Fund purchases or sells a futures contract, it is required to deposit with a futures commission merchant an amount of cash, U.S. Treasury bills, or other permissible collateral equal to a percentage of the amount of the futures contract. This amount is known as “initial margin.” The nature of initial margin is different from that of margin in security transactions in that it does not involve borrowing money to finance transactions.
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Rather, initial margin is similar to a performance bond or good faith deposit that is returned to the Fund upon termination of the contract, assuming the Fund satisfies its contractual obligations.
Subsequent payments to and from the broker occur on a daily basis in a process known as “marking to market.” These payments are called “variation margin” and are made as the value of the underlying futures contract fluctuates. For example, when the Fund sells a futures contract and the price of the underlying asset rises above the contract price, the Fund’s position declines in value. The Fund then pays the broker a variation margin payment generally equal to the difference between the contract price of the futures contract and the market price of the underlying asset. Conversely, if the price of the underlying asset falls below the contract price of the contract, the Fund’s futures position increases in value. The broker then must make a variation margin payment generally equal to the difference between the contract price of the futures contract and the market price of the underlying asset. If an exchange raises margin rates, the Fund would have to provide additional capital to cover the higher margin rates which could require closing out other positions earlier than anticipated.
If the Fund terminates a position in a futures contract, a final determination of variation margin would be made, additional cash would be paid by or to the Fund, and the Fund would realize a loss or a gain. Such closing transactions involve additional commission costs.
Options on Futures Contracts: Options on futures contracts generally operate in the same manner as options purchased or written directly on the underlying assets. A futures option gives the holder, in return for the premium paid, the right, but not the obligation, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option (or on a specified date, depending on its terms). Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s futures margin account which represents the amount by which the market price of the futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures. If an option is exercised on the last trading day prior to its expiration date, the settlement will be made entirely in cash. Purchasers of options who fail to exercise their options prior to the expiration date suffer a loss of the premium paid.
Like the buyer or seller of a futures contract, the holder or writer of an option has the right to terminate its position prior to the scheduled expiration of the option by selling or purchasing an option of the same series, at which time the person entering into the closing purchase transaction will realize a gain or loss. There is no guarantee that such closing purchase transactions can be effected.
The Fund would be required to deposit initial margin and maintenance margin with respect to put and call options on futures contracts written by it pursuant to brokers’ requirements similar to those described above in connection with the discussion on futures contracts. See “Margin Payments” above.
Risks of transactions in futures contracts and related options: Successful use of futures contracts is subject to the ability of the Adviser to predict movements in various factors affecting financial markets. Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less potential risk to the Fund because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss when the purchase or sale of a futures contract would not result in a loss, such as when there is no movement in the prices of the underlying futures contracts. The writing of an option on a futures contract involves risks similar to those risks relating to the sale of futures contracts.
The use of futures and related options involves the risk of imperfect correlation among movements in the prices of the assets underlying the futures and options, of the options and futures contracts themselves, and, in the case of hedging transactions, of the underlying assets which are the subject of a hedge. The successful use of these strategies further depends on the ability of the Adviser to forecast market movements such as movements in interest rates correctly. It is possible that, where the Fund has purchased puts on futures contracts to hedge its portfolio against a decline in the market, the securities or index on which the puts are purchased may increase in value and the value of securities held in the portfolio may decline. If this occurred, the Fund would lose money on the puts and also
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experience a decline in value in its portfolio securities. In addition, the prices of futures, for a number of reasons, may not correlate perfectly with movements in the underlying asset due to certain market distortions. For example, all participants in the futures market are subject to margin deposit requirements. Such requirements may cause investors to close futures contracts through offsetting transactions, which could distort the normal relationship between the underlying asset and futures markets. The margin requirements in the futures markets are less onerous than margin requirements in the securities markets in general, and as a result the futures markets may attract more speculators than the securities markets do. Increased participation by speculators in the futures markets may also cause temporary price distortions.
There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain market clearing facilities inadequate, and thereby result in the institution by exchanges of special procedures which may interfere with the timely execution of customer orders.
The ability to establish and close out positions will be subject to the development and maintenance of a liquid market. It is not certain that this market will develop or continue to exist for a particular futures contract or option. The Fund’s futures commission merchant may limit the Fund’s ability to invest in certain futures contracts. Such restrictions may adversely affect the Fund’s performance and its ability to achieve its investment objective.
The CFTC, certain foreign (non-U.S.) regulators, and many futures exchanges have established (and continue to evaluate and monitor) speculative position limits, referred to as “position limits,” on the maximum net long or net short positions which any person may hold or control in particular options and futures contracts. In addition, U.S. federal position limits apply to swaps that are economically equivalent to futures contracts on certain agricultural, energy, and metals commodities. All positions owned or controlled by the same person or entity, even if in different accounts, must be aggregated for purposes of complying with these speculative limits, unless an exemption applies. Thus, even if the Fund’s holding does not exceed applicable position limits, it is possible that some or all of the positions in client accounts managed by the Adviser and its affiliates may be aggregated for this purpose. It is possible that the trading decisions of the Adviser may be affected by the sizes of such aggregate positions. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the performance of the Fund. A violation of position limits could also lead to regulatory action materially adverse to the Fund’s investment strategy. The Fund may also be affected by other regimes, including those of the EU and UK, and trading venues that impose position limits on commodity derivative contracts.
High-Yield Securities: High-yield securities (commonly referred to as “junk bonds”) are debt instruments that are rated below investment grade. Investing in high-yield securities involves special risks in addition to the risks associated with investments in higher rated debt instruments. While investments in high-yield securities generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, investments in high-yield securities typically entail greater price volatility as well as principal and income risk. High-yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high-yield securities may be more complex than for issuers of higher quality debt instruments.
High-yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of high-yield securities are likely to be sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high-yield security prices because the advent of a recession could lessen the ability of a highly leveraged issuer to make principal and interest payments on its debt instruments. If an issuer of high-yield securities defaults, in addition to risking payment of all or a portion of interest and principal, additional expenses to seek recovery may be incurred.
The secondary market on which high-yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which a high-yield security could be sold, and could adversely affect daily NAV. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high-yield securities, especially in a thinly traded market. When secondary markets for high-yield securities are less liquid than the market for higher grade securities, it may be more difficult to value lower rated securities because such valuation may require more
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research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available.
Credit ratings issued by credit rating agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of lower-quality securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the condition of the issuer that affect the market value of the securities. Consequently, credit ratings are used only as a preliminary indicator of investment quality. Each credit rating agency applies its own methodology in measuring creditworthiness and uses a specific rating scale to publish its ratings. Furthermore, high-yield debt instruments may not be registered under the Securities Act, and, unless so registered, the Fund will not be able to sell such high-yield debt instruments except pursuant to an exemption from registration under the Securities Act. This may further limit the Fund's ability to sell high-yield debt instruments or to obtain the desired price for such securities.
Special tax considerations are associated with investing in high-yield securities structured as zero-coupon or pay-in-kind instruments.
Hybrid Instruments: A hybrid instrument may be a debt instrument, preferred stock, depositary share, trust certificate, warrant, convertible security, certificate of deposit or other evidence of indebtedness on which a portion of or all interest payments, and/or the principal or stated amount payable at maturity, redemption or retirement, is determined by reference to prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, commodities, indexes, economic factors or other measures, including interest rates, currency exchange rates, or commodities or securities indices, or other indicators. Thus, hybrid instruments may take a variety of forms, including, but not limited to, debt instruments with interest or principal payments or redemption terms determined by reference to the value of a currency or commodity or securities index at a future point in time, preferred stocks with dividend rates determined by reference to the value of a currency, or convertible securities with the conversion terms related to a particular commodity.
Hybrid instruments can be an efficient means of creating exposure to a particular market, or segment of a market, with the objective of enhancing total return. For example, the Fund may wish to take advantage of expected declines in interest rates in several European countries, but avoid the transaction costs associated with buying and currency-hedging the foreign bond positions. One solution would be to purchase a U.S. dollar-denominated hybrid instrument whose redemption price is linked to the average three-year interest rate in a designated group of countries. The redemption price formula would provide for payoffs of greater than par if the average interest rate was lower than a specified level and payoffs of less than par if rates were above the specified level. Furthermore, the Fund could limit the downside risk of the security by establishing a minimum redemption price so that the principal paid at maturity could not be below a predetermined minimum level if interest rates were to rise significantly. The purpose of this arrangement, known as a structured security with an embedded put option, would be to give the Fund the desired European bond exposure while avoiding currency risk, limiting downside market risk, and lowering transactions costs. Of course, there is no guarantee that the strategy would be successful, and the Fund could lose money if, for example, interest rates do not move as anticipated or credit problems develop with the issuer of the hybrid instrument.
Risks of Investing in Hybrid Instruments: The risks of investing in hybrid instruments reflect a combination of the risks of investing in securities, swaps, options, futures and currencies. An investment in a hybrid instrument may entail significant risks that are not associated with a similar investment in a traditional debt instrument. The risks of a particular hybrid instrument will depend upon the terms of the instrument, but may include the possibility of significant changes in the benchmark(s) or the prices of the underlying assets to which the instrument is linked. Such risks generally depend upon factors unrelated to the operations or credit quality of the issuer of the hybrid instrument, which may not be foreseen by the purchaser, such as economic and political events, the supply and demand profiles of the underlying assets and interest rate movements. Hybrid instruments may be highly volatile.
The return on a hybrid instrument will be reduced by the costs of the swaps, options, or other instruments embedded in the instrument.
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Hybrid instruments are potentially more volatile and carry greater market risks than traditional debt instruments. Depending on the structure of the particular hybrid instrument, changes in an underlying asset may be magnified by the terms of the hybrid instrument and have an even more dramatic and substantial effect upon the value of the hybrid instrument. Also, the prices of the hybrid instrument and the underlying asset may not move in the same direction or at the same time.
Hybrid instruments may bear interest or pay preferred dividends at below market (or even nominal) rates. Alternatively, hybrid instruments may bear interest at above market rates but bear an increased risk of principal loss (or gain). Leverage risk occurs when the hybrid instrument is structured so that a given change in an underlying asset is multiplied to produce a greater value change in the hybrid instrument, thereby magnifying the risk of loss as well as the potential for gain.
If a hybrid instrument is used as a hedge against, or as a substitute for, a portfolio investment, the hybrid instrument may not correlate as expected with the portfolio investment, resulting in losses. While hedging strategies involving hybrid instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other investments.
Hybrid instruments may also carry liquidity risk since the instruments are often “customized” to meet the portfolio needs of a particular investor. The Fund may be prohibited from transferring a hybrid instrument, or the number of possible purchasers may be limited by applicable law or because few investors have an interest in purchasing such a customized product. Because hybrid instruments are typically privately negotiated contracts between two parties, the value of a hybrid instrument will depend on the willingness and ability of the issuer of the instrument to meet its obligations. Hybrid instruments also may not be subject to regulation by the CFTC, which generally regulates the trading of futures, options on futures, and certain swaps.
Synthetic Convertible Securities: Synthetic convertible securities are derivative positions composed of two or more different securities whose investment characteristics, taken together, resemble those of convertible securities. For example, the Fund may purchase a non-convertible debt instrument and a warrant or option, which enables the Fund to have a convertible-like position with respect to a company, group of companies, or stock index. Synthetic convertible securities are typically offered by financial institutions and investment banks in private placement transactions. Upon conversion, the Fund generally receives an amount in cash equal to the difference between the conversion price and the then-current value of the underlying security. Unlike a true convertible security, a synthetic convertible security comprises two or more separate securities, each with its own market value. Therefore, the market value of a synthetic convertible security is the sum of the values of its debt component and its convertible component. For this reason, the value of a synthetic convertible security and a true convertible security may respond differently to market fluctuations.
Inflation-Indexed Bonds: Inflation-indexed bonds are debt instruments whose principal and/or interest value are adjusted periodically according to a rate of inflation (usually a consumer price index). Two structures are most common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the inflation accruals as part of a semi-annual coupon.
U.S. Treasury Inflation Protected Securities (“TIPS”) currently are issued with maturities of five, ten, or thirty years, although it is possible that bonds with other maturities will be issued in the future. The principal amount of TIPS adjusts for inflation, although the inflation-adjusted principal is not paid until maturity. Semi-annual coupon payments are determined as a fixed percentage of the inflation-adjusted principal at the time the payment is made.
If the rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these bonds (calculated with respect to a smaller principal amount) will be reduced. At maturity, TIPS are redeemed at the greater of their inflation-adjusted principal or at the par amount at original issue. If an inflation-indexed bond does not provide a guarantee of principal at maturity, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. For example, if inflation were to rise at a faster rate than nominal interest rates, real interest rates would likely decline, leading to
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an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates would likely rise, leading to a decrease in value of inflation-indexed bonds.
While these bonds, if held to maturity, are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If nominal interest rates rise due to reasons other than inflation (for example, due to an expansion of non-inflationary economic activity), investors in these bonds may not be protected to the extent that the increase in rates is not reflected in the bond’s inflation measure.
The inflation adjustment of TIPS is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of price changes in the cost of living, made up of components such as housing, food, transportation, and energy.
Other issuers of inflation-protected bonds include other U.S. government agencies or instrumentalities, corporations, and foreign governments. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these bonds may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.
Any increase in principal for an inflation-protected bond resulting from inflation adjustments is considered to be taxable income in the year it occurs. For direct holders of inflation-protected bonds, this means that taxes must be paid on principal adjustments even though these amounts are not received until the bond matures. Similarly, with respect to inflation-protected instruments held by the Fund, both interest income and the income attributable to principal adjustments must currently be distributed to shareholders in the form of cash or reinvested shares.
Options: An option gives the holder the right, but not the obligation, to purchase (in the case of a call option) or sell (in the case of a put option) a specific amount or value of a particular underlying asset at a specific price (called the “exercise” or “strike” price) at one or more specific times before the option expires. The underlying asset of an option contract can be a security, currency, index, future, swap, commodity, or other type of financial instrument. The seller of an option is called an option writer. The purchase price of an option is called the premium. The potential loss to an option purchaser is limited to the amount of the premium plus transaction costs. This will be the case, for example, if the option is held and not exercised prior to its expiration date.
Options can be traded either through established exchanges (“exchange-traded options”) or privately negotiated transactions OTC options. Exchange-traded options are standardized with respect to, among other things, the underlying asset, expiration date, contract size and strike price. The terms of OTC options are generally negotiated by the parties to the option contract which allows the parties greater flexibility in customizing the agreement, but OTC options are generally less liquid than exchange-traded options.
All option contracts involve credit risk if the counterparty to the option contract (e.g., the clearing house or OTC counterparty) or the third party effecting the transaction in the case of cleared options (e.g., futures commission merchant or broker/dealer) fails to perform. The value of an OTC option that is not cleared is dependent on the credit worthiness of the individual counterparty to the contract and may be greater than the credit risk associated with cleared options.
The purchaser of a put option obtains the right (but not the obligation) to sell a specific amount or value of a particular asset to the option writer at a fixed strike price. In return for this right, the purchaser pays the option premium. The purchaser of a typical put option can expect to realize a gain if the price of the underlying asset falls. However, if the underlying asset’s price does not fall enough to offset the cost of purchasing the option, the purchaser of a put option can expect to suffer a loss (limited to the amount of the premium, plus related transaction costs).
The purchaser of a call option obtains the right (but not the obligation) to purchase a specified amount or value of an underlying asset from the option writer at a fixed strike price. In return for this right, the purchaser pays the option premium. The purchaser of a typical call option can expect to realize a gain if the price of the underlying asset rises. However, if the underlying asset’s price does not rise enough to offset the cost of purchasing the option,
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the buyer of a call option can expect to suffer a loss (limited to the amount of the premium, plus related transaction costs).
The purchaser of a call or put option may terminate its position by allowing the option to expire, exercising the option or closing out its position by entering into an offsetting option transaction if a liquid market is available. If the option is allowed to expire, the purchaser will lose the entire premium. If the option is exercised, the purchaser would complete the purchase or sale, as applicable, of the underlying asset to the option writer at the strike price.
The writer of a put or call option takes the opposite side of the transaction from the option’s purchaser. In return for receipt of the premium, the writer assumes the obligation to buy or sell (depending on whether the option is a put or a call) a specified amount or value of a particular asset at the strike price if the purchaser of the option chooses to exercise it. A call option written on a security or other instrument held by the Fund (commonly known as “writing a covered call option”) limits the opportunity to profit from an increase in the market price of the underlying asset above the exercise price of the option. A call option written on securities that are not currently held by the Fund is commonly known as “writing a naked call option.” During periods of declining securities prices or when prices are stable, writing these types of call options can be a profitable strategy to increase income with minimal capital risk. However, when securities prices increase, the Fund would be exposed to an increased risk of loss, because if the price of the underlying asset or instrument exceeds the option’s exercise price, the Fund would suffer a loss equal to the amount by which the market price exceeds the exercise price at the time the call option is exercised, minus the premium received. Calls written on securities that the Fund does not own are riskier than calls written on securities owned by the Fund because there is no underlying asset held by the Fund that can act as a partial hedge. When such a call is exercised, the Fund must purchase the underlying asset to meet its call obligation or make a payment equal to the value of its obligation in order to close out the option. Calls written on securities that the Fund does not own have speculative characteristics and the potential for loss is theoretically unlimited. There is also a risk, especially with less liquid preferred and debt instruments, that the asset may not be available for purchase.
Generally, an option writer sells options with the goal of obtaining the premium paid by the option purchaser. If an option sold by an option writer expires without being exercised, the writer retains the full amount of the premium. The option writer’s potential loss is equal to the amount the option is “in-the-money” when the option is exercised offset by the premium received when the option was written. A call option is in-the-money if the value of the underlying asset exceeds the strike price of the option, and so the call option writer’s loss is theoretically unlimited. A put option is in-the-money if the strike price of the option exceeds the value of the underlying asset, and so the put option writer’s loss is limited to the strike price. Generally, any profit realized by an option purchaser represents a loss for the option writer. The writer of an option may seek to terminate a position in the option before exercise by closing out its position by entering into an offsetting option transaction if a liquid market is available. If the market is not liquid for an offsetting option, however, the writer must continue to be prepared to sell or purchase the underlying asset at the strike price while the option is outstanding, regardless of price changes.
If the Fund is the writer of a cleared option, the Fund is required to deposit initial margin. Additional variation margin may also be required. If the Fund is the writer of an uncleared option, the Fund may be required to deposit initial margin and additional variation margin.
A physical delivery option gives its owner the right to receive physical delivery (if it is a call), or to make physical delivery (if it is a put) of the underlying asset when the option is exercised. A cash-settled option gives its owner the right to receive a cash payment based on the difference between a determined value of the underlying asset at the time the option is exercised and the fixed exercise price of the option. In the case of physically settled options, it may not be possible to terminate the position at any particular time or at an acceptable price. A cash-settled call conveys the right to receive a cash payment if the determined value of the underlying asset at exercise exceeds the exercise price of the option, and a cash-settled put conveys the right to receive a cash payment if the determined value of the underlying asset at exercise is less than the exercise price of the option.
Combination option positions are positions in more than one option at the same time. A spread involves being both the buyer and writer of the same type of option on the same underlying asset but different exercise prices and/or expiration dates. A straddle consists of purchasing or writing both a put and a call on the same underlying asset with the same exercise price and expiration date.
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The principal factors affecting the market value of a put or call option include supply and demand, interest rates, the current market price of the underlying asset in relation to the exercise price of the option, the volatility of the underlying asset and the remaining period to the expiration date.
If a trading market in particular options were illiquid, investors in those options would be unable to close out their positions until trading resumes, and option writers may be faced with substantial losses if the value of the underlying asset moves adversely during that time. There can be no assurance that a liquid market will exist for any particular options product at any specific time. Lack of investor interest, changes in volatility, or other factors or conditions might adversely affect the liquidity, efficiency, continuity, or even the orderliness of the market for particular options. Exchanges or other facilities on which options are traded may establish limitations on options trading, may order the liquidation of positions in excess of these limitations, or may impose other sanctions that could adversely affect parties to an options transaction.
Many options, in particular OTC options, are complex and often valued based on subjective factors. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the Fund.
Foreign Currency Options: Put and call options on foreign currencies may be bought or sold either on exchanges or in the OTC market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of the Fund to reduce foreign currency risk using such options.
Index Options: An index option is a put or call option on a securities index or other (typically securities-related) index. In contrast to an option on a security, the holder of an index option has the right to receive a cash settlement amount upon exercise of the option. This settlement amount is equal to: (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a call) or is below (in the case of a put) the closing value of the underlying index on the date of exercise, multiplied; by (ii) a fixed “index multiplier.” The index underlying an index option may be a “broad-based” index, such as the S&P 500® Index or the NYSE Composite Index, the changes in value of which ordinarily will reflect movements in the stock market in general. In contrast, certain options may be based on narrower market indices, such as the S&P 100 Index, or on indices of securities of particular industry groups, such as those of oil and gas or technology issuers. A stock index assigns relative values to the stocks included in the index, and the index fluctuates with changes in the market values of the stocks so included. The composition of the index is changed periodically. The risks of purchasing and selling index options are generally similar to the risks of purchasing and selling options on securities.
Participatory Notes: The Fund may invest in instruments that have economic characteristics similar to equity securities, such as participatory notes or other structured notes or instruments that may be developed from time to time. Participatory notes are a type of derivative instrument used by foreign investors to access local markets and to gain exposure to, primarily, equity securities of issuers listed on a local exchange. Rather than purchasing securities directly, the Fund may purchase a participatory note from a broker-dealer, which holds the securities on behalf of the noteholders.
Participatory notes are similar to depositary receipts except that: (1) brokers, not U.S. banks, are depositories for the securities; and (2) noteholders may remain anonymous to market regulators.
The value of the participatory notes will be directly related to the value of the underlying securities. Any dividends or capital gains collected from the underlying securities are remitted to the noteholder.
The risks of investing in participatory notes include derivatives risk and foreign investments risk. The foreign investments risk associated with participatory notes is similar to those of investing in depositary receipts. However, unlike depositary receipts, participatory notes are subject to counterparty risk based on the uncertainty of the counterparty’s (i.e., the broker’s) ability to meet its obligations.
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Preferred Stocks: Preferred stock represents an equity interest in an issuer that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the issuer.
Preferred stocks may pay fixed or adjustable rates of return. Preferred stock dividends may be cumulative or noncumulative, fixed, participating, auction rate or other. If interest rates rise, a fixed dividend on preferred stocks may be less attractive, causing the value of preferred stocks to decline either absolutely or relative to alternative investments. Preferred stock may have mandatory sinking fund provisions, as well as provisions that allow the issuer to redeem or call the stock.
Preferred stock is subject to issuer-specific and market risks applicable generally to equity securities. In addition, because a substantial portion of the return on a preferred stock may be the dividend, its value may react similarly to that of a debt instrument to changes in interest rates. An issuer’s preferred stock generally pays dividends only after the issuer makes required payments to holders of its debt instruments and other debt. For this reason, the value of preferred stock will usually react more strongly than debt instruments to actual or perceived changes in the issuer’s financial condition or prospects. Preferred stocks of smaller issuers may be more vulnerable to adverse developments than preferred stock of larger issuers.
Private Investments in Public Companies: In a typical private placement by a publicly-held company (“PIPE”) transaction, a buyer will acquire, directly from an issuer seeking to raise capital in a private placement pursuant to Regulation D under the Securities Act, common stock or a security convertible into common stock, such as convertible notes or convertible preferred stock. The issuer’s common stock is usually publicly traded on a U.S. securities exchange or in the OTC market, but the securities acquired will be subject to restrictions on resale imposed by U.S. securities laws absent an effective registration statement. In recognition of the illiquid nature of the securities being acquired, the purchase price paid in a PIPE transaction (or the conversion price of the convertible securities being acquired) will typically be fixed at a discount to the prevailing market price of the issuer’s common stock at the time of the transaction. As part of a PIPE transaction, the issuer usually will be contractually obligated to seek to register within an agreed upon period of time for public resale under the U.S. securities laws the common stock or the shares of common stock issuable upon conversion of the convertible securities. If the issuer fails to so register the shares within that period, the buyer may be entitled to additional consideration from the issuer (e.g., warrants to acquire additional shares of common stock), but the buyer may not be able to sell its shares unless and until the registration process is successfully completed. Thus, PIPE transactions present certain risks not associated with open market purchases of equities.
Among the risks associated with PIPE transactions is the risk that the issuer may be unable to register the shares for public resale in a timely manner or at all, in which case the shares may be saleable only in a privately negotiated transaction at a price less than that paid, assuming a suitable buyer can be found. Disposing of the securities may involve time-consuming negotiation and legal expenses, and selling them promptly at an acceptable price may be difficult or impossible. Even if the shares are registered for public resale, the market for the issuer’s securities may nevertheless be “thin” or illiquid, making the sale of securities at desired prices or in desired quantities difficult or impossible.
While private placements may offer attractive opportunities not otherwise available in the open market, the securities purchased are usually “restricted securities” or are “not readily marketable.” Restricted securities cannot be sold without being registered under the Securities Act, unless they are sold pursuant to an exemption from registration (such as Rules 144 or 144A under the Securities Act). Securities that are not readily marketable are subject to other legal or contractual restrictions on resale.
Publicly Listed Securities: The Fund may make investments in publicly listed companies whose primary business is managing private investments and in publicly traded vehicles whose primary purpose is to invest in or lend capital to private investments.
Publicly traded private investments generally involve publicly listed companies that pursue the business of private equity investing, including listed private equity companies, listed funds of funds, BDCs, special purpose acquisition companies (“SPACs”), alternative asset managers, holding companies, investment trusts, closed-end
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funds, financial institutions and other vehicles whose primary purpose is to invest in, lend capital to or provide services to privately held companies.
Publicly traded private investment funds are typically regulated vehicles listed on a public stock exchange that invest in private markets transactions or funds. Such vehicles may take the form of corporations, BDCs, unit trusts, publicly traded partnerships, or other structures, and may focus on mezzanine, infrastructure, buyout or venture capital investments.
Publicly traded private investments may also include investments in publicly listed companies in connection with a privately negotiated financing or an attempt to exercise significant influence on the subject of the investment. Publicly traded private equity investments usually have an indefinite duration.
Publicly traded private investments occupies a small portion of the private investments universe, including only a few professional investors who focus on and actively trade such investments. As a result, relatively little market research is performed on publicly traded private markets companies, only limited public data may be available regarding these companies and their underlying investments, and market pricing may significantly deviate from published NAV. This can result in market inefficiencies and may offer opportunities to specialists that can value the underlying private investments.
Publicly traded private investments are typically liquid and capable of being traded daily, in contrast to direct investments and private equity funds, in which capital is subject to lengthy holding periods. Accordingly, publicly traded private investment transactions are significantly easier to execute than other types of private investments, giving investors an opportunity to adjust the investment level of their portfolios more efficiently.
Repurchase Agreements: A repurchase agreement is a contract under which the Fund acquires a security for a relatively short period (usually not more than one week) subject to the obligation of the seller to repurchase and the Fund to resell such security at a fixed time and price. Repurchase agreements may be viewed as loans which are collateralized by the securities subject to repurchase. The value of the underlying securities in such transactions will be at least equal at all times to the total amount of the repurchase obligation, including the interest factor. If the seller defaults, the Fund could realize a loss on the sale of the underlying security to the extent that the proceeds of sale including accrued interest are less than the resale price provided in the agreement including interest. In addition, if the seller should be involved in bankruptcy or insolvency proceedings, the Fund may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Fund is treated as an unsecured creditor and required to return the underlying collateral to the seller’s estate. To the extent that the Fund has invested a substantial portion of its assets in repurchase agreements, the investment return on such assets, and potentially the ability to achieve the investment objective, will depend on the counterparties’ willingness and ability to perform their obligations under the repurchase agreements. The SEC has finalized new rules requiring the central clearing of certain repurchase transactions involving U.S. Treasuries. The mandatory clearing of such repurchase transactions could increase the cost of repurchase transactions and impose added operational complexity which could make it more difficult for the Fund to execute certain investment strategies.
Restricted Securities: Securities that are legally restricted as to resale (such as those issued in private placements), including securities governed by Rule 144A and Regulation S, and securities that are offered in reliance on Section 4(a)(2) of the Securities Act, are referred to as “restricted securities.” Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. Due to the absence of a public trading market, restricted securities may be more volatile, less liquid, and more difficult to value than publicly- traded securities. The price realized from the sale of these securities could be less than the amount originally paid or less than their fair value if they are resold in privately negotiated transactions. In addition, these securities may not be subject to disclosure and other investment protection requirements that are afforded to publicly-traded securities. Certain restricted securities represent investments in smaller, less seasoned issuers, which may involve greater risk. The Fund may incur additional expenses when disposing of restricted securities, including costs to register the sale of the securities.
Reverse Repurchase Agreements and Dollar Roll Transactions: Reverse repurchase agreements involve sales of portfolio securities to another party and an agreement by the Fund to repurchase the same securities at a later
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date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.
Dollar rolls involve selling securities (e.g., mortgage-backed securities or U.S. Treasury securities) and simultaneously entering into a commitment to purchase those or similar securities on a specified future date and price from the same party. Mortgage-dollar rolls and U.S. Treasury rolls are types of dollar rolls. During the roll period, principal and interest paid on the securities is not received but proceeds from the sale can be invested.
Reverse repurchase agreement and dollar rolls involve the risk that the market value of the securities to be repurchased under the agreement may decline below the repurchase price. If the buyer of securities under a reverse repurchase agreement or dollar rolls files for bankruptcy or becomes insolvent, such a buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the obligation to repurchase the securities and use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Additionally, reverse repurchase agreements entail many of the same risks as OTC derivatives. These include the risk that the counterparty to the reverse repurchase agreement may not be able to fulfill its obligations, that the parties may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. The SEC has finalized new rules requiring the central clearing of certain reverse repurchase transactions involving U.S. Treasuries. The mandatory clearing of such transactions could increase the cost of such transactions and impose added operational complexity which could make it more difficult for the Fund to execute certain investment strategies.
Rights and Warrants: Warrants and rights are types of securities that give a holder a right to purchase shares of common stock. Warrants usually are issued in conjunction with a bond or preferred stock and entitle a holder to purchase a specified amount of common stock at a specified price typically for a period of years. Rights are instruments, frequently distributed to an issuer’s shareholders as a dividend, that usually entitle the holder to purchase a specified amount of common stock at a specified price on a specific date or during a specific period of time (typically for a period of only weeks). The exercise price on a right is normally at a discount from the market value of the common stock at the time of distribution.
Warrants may be used to enhance the marketability of a bond or preferred stock. Rights are frequently used outside of the United States as a means of raising additional capital from an issuer’s current shareholders.
Warrants and rights do not carry with them the right to dividends or to vote, do not represent any rights in the assets of the issuer and may or may not be transferable. Investments in warrants and rights may be considered more speculative than certain other types of investments. In addition, the value of a warrant or right does not necessarily change with the value of the underlying securities, and expires worthless if it is not exercised on or prior to its expiration date, if any.
Bonds issued with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional debt instruments.
Equity-linked warrants are purchased from a broker, who in turn is expected to purchase shares in the local market. If the Fund exercises its warrant, the shares are expected to be sold and the warrant redeemed with the proceeds. Typically, each warrant represents one share of the underlying stock. Therefore, the price and performance of the warrant are directly linked to the underlying stock, less transaction costs. In addition to the market risk related to the underlying holdings, the Fund bears counterparty risk with respect to the issuing broker. There is currently no active trading market for equity-linked warrants, and they may be highly illiquid.
Index-linked warrants are put and call warrants where the value varies depending on the change in the value of one or more specified securities indices. Index-linked warrants are generally issued by banks or other financial institutions and give the holder the right, at any time during the term of the warrant, to receive upon exercise of the warrant a cash payment from the issuer based on the value of the underlying index at the time of exercise. In general, if the value of the underlying index rises above the exercise price of the index-linked warrant, the holder of a call warrant will be entitled to receive a cash payment from the issuer upon exercise based on the difference
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between the value of the index and the exercise price of the warrant; if the value of the underlying index falls, the holder of a put warrant will be entitled to receive a cash payment from the issuer upon exercise based on the difference between the exercise price of the warrant and the value of the index. The holder of a warrant would not be entitled to any payments from the issuer at any time when, in the case of a call warrant, the exercise price is greater than the value of the underlying index, or, in the case of a put warrant, the exercise price is less than the value of the underlying index. If the Fund were not to exercise an index-linked warrant prior to its expiration, then the Fund would lose the amount of the purchase price paid by it for the warrant.
Index-linked warrants are normally used in a manner similar to its use of options on securities indices. The risks of index-linked warrants are generally similar to those relating to its use of index options. Unlike most index options, however, index-linked warrants are issued in limited amounts and are not obligations of a regulated clearing agency, but are backed only by the credit of the bank or other institution that issues the warrant. Also, index-linked warrants may have longer terms than index options. Index-linked warrants are not likely to be as liquid as certain index options backed by a recognized clearing agency. In addition, the terms of index-linked warrants may limit the Fund’s ability to exercise the warrants at such time, or in such quantities, as the Fund would otherwise wish to do.
Indirect investment in foreign equity securities may be made through international warrants, local access products, participation notes, or low exercise price warrants. International warrants are financial instruments issued by banks or other financial institutions, which may or may not be traded on a foreign exchange. International warrants are a form of derivative security that may give holders the right to buy or sell an underlying security or a basket of securities from or to the issuer for a particular price or may entitle holders to receive a cash payment relating to the value of the underlying security or basket of securities. International warrants are similar to options in that they are exercisable by the holder for an underlying security or the value of that security, but are generally exercisable over a longer term than typical options. These types of instruments may be American style exercise, which means that they can be exercised at any time on or before the expiration date of the international warrant, or European style exercise, which means that they may be exercised only on the expiration date. International warrants have an exercise price, which is typically fixed when the warrants are issued.
Low exercise price warrants are warrants with an exercise price that is very low relative to the market price of the underlying instrument at the time of issue (e.g., one cent or less). The buyer of a low exercise price warrant effectively pays the full value of the underlying common stock at the outset. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the price of the common stock relating to exercise or the settlement date is determined, during which time the price of the underlying security could change significantly. These warrants entail substantial credit risk, since the issuer of the warrant holds the purchase price of the warrant (approximately equal to the value of the underlying investment at the time of the warrant’s issue) for the life of the warrant.
The exercise or settlement date of the warrants and other instruments described above may be affected by certain market disruption events, such as difficulties relating to the exchange of a local currency into U.S. dollars, the imposition of capital controls by a local jurisdiction or changes in the laws relating to foreign investments. These events could lead to a change in the exercise date or settlement currency of the instruments, or postponement of the settlement date. In some cases, if the market disruption events continue for a certain period of time, the warrants may become worthless, resulting in a total loss of the purchase price of the warrants.
Investments in these instruments involve the risk that the issuer of the instrument may default on its obligation to deliver the underlying security or cash in lieu thereof. These instruments may also be subject to liquidity risk because there may be a limited secondary market for trading the warrants. They are also subject, like other investments in foreign (non-U.S.) securities, to foreign risk and currency risk.
Securities Lending: Securities lending involves lending of portfolio securities to qualified broker/dealers, banks or other financial institutions who may need to borrow securities in order to complete certain transactions, such as covering short sales, avoiding failure to deliver securities, or completing arbitrage operations. Securities are loaned pursuant to a securities lending agreement approved by the Board and under the terms, structure and the aggregate amount of such loans consistent with the 1940 Act. Lending portfolio securities increases the lender’s income by receiving a fixed fee or a percentage of the collateral, in addition to receiving the interest or dividend on
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the securities loaned. As collateral for the loaned securities, the borrower gives the lender collateral equal to at least 100% of the value of the loaned securities. The collateral may consist of cash (including U.S. dollars and foreign currency), securities issued by the U.S. government or its agencies or instrumentalities, or such other collateral as may be approved by the Board. The borrower must also agree to increase the collateral if the value of the loaned securities increases but may request some of the collateral be returned if the market value of the loaned securities goes down.
During the existence of the loan, the lender will receive from the borrower amounts equivalent to any dividends, interest or other distributions on the loaned securities, as well as interest on such amounts. Loans are subject to termination by the lender or a borrower at any time. The Fund may choose to terminate a loan in order to vote in a proxy solicitation.
During the time a security is on loan and the issuer of the security makes an interest or dividend payment, the borrower pays the lender a substitute payment equal to any interest or dividends the lender would have received directly from the issuer of the security if the lender had not loaned the security. When a lender receives dividends directly from domestic or certain foreign corporations, a portion of the dividends paid by the lender itself to its shareholders and attributable to those dividends (but not the portion attributable to substitute payments) may be eligible for: (i) treatment as “qualified dividend income” in the hands of individuals; or (ii) the U.S. federal dividends received deduction in the hands of corporate shareholders. The Adviser therefore may cause the Fund to terminate a securities loan – and forego any income on the loan after the termination – in anticipation of a dividend payment. As of the date of this SAI, the Adviser is not engaging in this particular securities loan termination practice.
Securities lending involves counterparty risk, including the risk that a borrower may not provide additional collateral when required or return the loaned securities in a timely manner. Counterparty risk also includes a potential loss of rights in the collateral if the borrower or the Lending Agent defaults or fails financially. This risk is increased if loans are concentrated with a single borrower or limited number of borrowers. There are no limits on the number of borrowers that may be used and securities may be loaned to only one or a small group of borrowers. Participation in securities lending also incurs the risk of loss in connection with investments of cash collateral received from the borrowers. Cash collateral is invested in accordance with investment guidelines contained in the Securities Lending Agreement and approved by the Board. Some or all of the cash collateral received in connection with the securities lending program may be invested in one or more pooled investment vehicles, including, among other vehicles, money market funds managed by the Lending Agent (or its affiliates). The Lending Agent shares in any income resulting from the investment of such cash collateral, and an affiliate of the Lending Agent may receive asset-based fees for the management of such pooled investment vehicles, which may create a conflict of interest between the Lending Agent (or its affiliates) and the Fund with respect to the management of such cash collateral. To the extent that the value or return on investments of the cash collateral declines below the amount owed to a borrower, the Fund may incur losses that exceed the amount it earned on lending the security. The Lending Agent will indemnify the Fund from losses resulting from a borrower’s failure to return a loaned security when due, but such indemnification does not extend to losses associated with declines in the value of cash collateral investments. The Adviser not responsible for any loss incurred by the Fund in connection with the securities lending program. See “Derivatives Regulation” for more information.
Securities of Other Investment Companies: The Fund may invest, subject to applicable regulatory limits, in the securities of other investment companies, including open-end management companies, closed-end management companies (including business development companies (“BDCs”)) and unit investment trusts. The Fund also may invest in ETFs, as described in additional detail under “ETFs and Other Exchange-Traded Investment Vehicles” below. Under the 1940 Act, subject to the Fund’s own more restrictive limitations, if any, the Fund’s investment in securities issued by other investment companies, subject to certain exceptions, currently is limited to: (1) 3% of the total voting stock of any one investment company; (2) 5% of the Fund’s total assets with respect to any one investment company; and (3) 10% of the Fund’s total assets in the aggregate (such limits do not apply to investments in money market funds). Exemptions in the 1940 Act or the rules thereunder may allow the Fund to invest in another investment company in excess of these limits. In particular, Rule 12d1-4 under the 1940 Act allows the Fund to acquire the securities of another investment company, including ETFs, in excess of the limitations imposed by Section 12 of the 1940 Act, subject to certain limitations and conditions on the Fund and the Adviser,
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including limits on control and voting of acquired funds’ shares, evaluations and findings by the Adviser and limits on most three-tier fund structures.
When investing in the securities of other investment companies, the Fund will be indirectly exposed to all the risks of such investment companies’ portfolio securities. In addition, as a shareholder in an investment company, the Fund would indirectly bear its pro rata share of that investment company’s advisory fees and other operating expenses. Fees and expenses incurred indirectly by the Fund as a result of its investment in shares of one or more other investment companies generally are referred to as “acquired fund fees and expenses” and may appear as a separate line item in the Prospectus fee table. For certain investment companies, such as BDCs, these expenses may be significant. In addition, the shares of closed-end management companies may involve the payment of substantial premiums above, while the sale of such securities may be made at substantial discounts from the value of such issuer’s portfolio securities. Historically, shares of closed-end funds, including BDCs, have frequently traded at a discount to their NAV, which discounts have, on occasion, been substantial and lasted for sustained periods of time.
Certain money market funds that operate in accordance with Rule 2a-7 under the 1940 Act float their NAV while others seek to reserve the value of investments at a stable NAV (typically $1.00 per share). An investment in a money market fund, even an investment in a fund seeking to maintain a stable NAV per share, is not guaranteed, and it is possible for the Fund to lose money by investing in these and other types of money market funds. If the liquidity of a money market fund’s portfolio deteriorates below certain levels, the money market fund may suspend redemptions (i.e., impose a redemption gate) and thereby prevent the Fund from selling its investment in the money market fund or impose a fee of up to 2% on amounts the Fund redeems from the money market fund (i.e., impose a liquidity fee).
ETFs and Other Exchange-Traded Investment Vehicles: The Fund may invest, subject to applicable regulatory limits, in the securities of ETFs and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (collectively, “exchange-traded investment vehicles”). When investing in the securities of exchange-traded investment vehicles, the Fund will be indirectly exposed to all the risks of the portfolio securities or other financial instruments they hold. The performance of an exchange-traded investment vehicle will be reduced by transaction and other expenses, including fees paid by the exchange-traded investment vehicle to service providers. ETFs are investment companies that are registered as open-end management companies or unit investment trusts. The limits that apply to the Fund’s investment in securities of other investment companies generally apply also to the Fund’s investment in securities of ETFs.
Shares of exchange-traded investment vehicles are listed and traded in the secondary market. Many exchange-traded investment vehicles are passively managed and seek to provide returns that track the price and yield performance of a particular index or otherwise provide exposure to an asset class (e.g., currencies or commodities). Although such exchange-traded investment vehicles may invest in other instruments, they largely hold the securities (e.g., common stocks) of the relevant index or financial instruments that provide exposure to the relevant asset class. The share price of an exchange-traded investment vehicle may not track its specified market index, if any, and may trade below its NAV. An active secondary market in the shares of an exchange-traded investment vehicle may not develop or be maintained and may be halted or interrupted due to actions by its listing exchange, unusual market conditions, or other reasons. There can be no assurance that the shares of an exchange-traded investment vehicle will continue to be listed on an active exchange.
Small- and Mid-Capitalization Issuers: Issuers with smaller market capitalizations, including small- and mid-capitalization issuers, may have limited product lines, markets, or financial resources, may lack the competitive strength of larger issuers, may have inexperienced managers or depend on a few key employees. In addition, their securities often are less widely held and trade less frequently and in lesser quantities, and their market prices are often more volatile than the securities of issuers with larger market capitalizations. Issuers with smaller market capitalizations may include issuers with a limited operating history (unseasoned issuers). Investment decisions for these securities may place a greater emphasis on current or planned product lines and the reputation and experience of the issuer’s management and less emphasis on fundamental valuation factors than would be the case for more mature issuers. In addition, investments in unseasoned issuers are more speculative and entail greater risk than do investments in issuers with an established operating record. The liquidation of significant positions in small- and
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mid-capitalization issuers with limited trading volume, particularly in a distressed market, could be prolonged and result in investment losses.
Special Purpose Acquisition Companies: The Fund may invest in stock, rights, and warrants of SPACs. Also known as a “blank check company,” a SPAC is a company with no commercial operations that is formed solely to raise capital from investors for the purpose of acquiring one or more existing private companies. The typical SPAC initial public offering (“IPO”) involves the sale of units consisting of one share of common stock combined with one or more warrants or fractions of warrants to purchase common stock at a fixed price upon or after consummation of the acquisition. If the Fund purchases shares of a SPAC in an IPO, it will generally bear a sales commission, which may be significant. SPACs often have pre-determined time frames to make an acquisition after going public (typically two years) or the SPAC will liquidate, at which point invested funds are returned to the entity’s shareholders (less certain permitted expenses) and any rights or warrants issued by the SPAC expire worthless. Unless and until an acquisition is completed, a SPAC generally holds its assets in U.S. government securities, money market securities and cash. To the extent the SPAC holds cash or similar securities, this may impact the Fund’s ability to meet its investment objective. SPACs generally provide their investors with the option of redeeming an investment in the SPAC at or around the time of effecting an acquisition. In some cases, the Fund may forfeit its right to receive additional warrants or other interests in the SPAC if it redeems its interest in the SPAC in connection with an acquisition. SPACs are subject to increasing scrutiny, and potential legal challenges or regulatory developments may limit their effectiveness or prevalence. For example, the SEC recently adopted additional disclosure and other rules that apply to SPACs; it is impossible to predict the potential impact of these developments on the use of SPACs.
Because SPACs have no operating history or ongoing business other than seeking acquisitions, the value of a SPAC’s securities is particularly dependent on the ability of the entity’s management to identify and complete a favorable acquisition. Some SPACs may pursue acquisitions only within certain industries or regions, which may increase the volatility of their prices. At the time the Fund invests in a SPAC, there may be little or no basis for the Fund to evaluate the possible merits or risks of the particular industry in which the SPAC may ultimately operate or the target business which the SPAC may ultimately acquire. There is no guarantee that a SPAC in which the Fund invests will complete an acquisition or that any acquisitions that are completed will be profitable.
It is possible that a significant portion of the funds raised by a SPAC for the purpose of identifying and effecting an acquisition or merger may be expended during the search for a target transaction. Attractive acquisition or merger targets may become scarce if the number of SPACs seeking to acquire operating businesses increases. No market, or only a thinly traded market, for shares of or interests in a SPAC may develop, leaving the Fund unable to sell its interest in a SPAC or able to sell its interest only at a price below what the Fund believes is the SPAC security’s value. In addition, the Fund may be delayed in receiving any redemption or liquidation proceeds from a SPAC to which it is entitled, and an investment in a SPAC may be diluted by additional later offerings of interests in the SPAC or by other investors exercising existing rights to purchase shares of the SPAC. The values of investments in SPACs may be highly volatile and may depreciate significantly over time.
Special Situation Issuers: A special situation arises when, in the opinion of the Adviser, the securities of a particular issuer can be purchased at prices below the anticipated future value of the cash, securities or other consideration to be paid or exchanged for such securities solely by reason of a development applicable to that issuer and regardless of general business conditions or movements of the market as a whole. Developments creating special situations might include, among others: liquidations, reorganizations, recapitalizations, mergers, material litigation, technical breakthroughs, and new management or management policies. Investments in special situations often involve much greater risk than is inherent in ordinary investment securities, because of the high degree of uncertainty that can be associated with such events.
If a security is purchased in anticipation of a proposed transaction and the transaction later appears unlikely to be consummated or in fact is not consummated or is delayed, the market price of the security may decline sharply. There is typically asymmetry in the risk/reward payout of special situations strategies – the losses that can occur in the event of deal break-ups can far exceed the gains to be had if deals close successfully. The consummation of a proposed transaction can be prevented or delayed by a variety of factors, including regulatory and antitrust restrictions, political developments, industry weakness, stock specific events, failed financings, and general market
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declines. Certain special situation investments prevent ownership interest therein from being withdrawn until the special situation investment, or a portion thereof, is realized or deemed realized, which may negatively impact Fund performance.
Swap Transactions and Options on Swap Transactions: Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined underlying assets, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a “basket” of securities representing a particular index). When the Fund enters into an interest rate swap, it typically agrees to make payments to its counterparty based on a specified long- or short-term interest rate, and will receive payments from its counterparty based on another interest rate. Other forms of swap agreements include interest rate caps, under which, in return for a specified payment stream, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a specified payment stream, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. The Fund may enter into an interest rate swap in order, for example, to hedge against the effect of interest rate changes on the value of specific securities in its portfolio, or to adjust the interest rate sensitivity (duration) or the credit exposure of its portfolio overall, or otherwise as a substitute for a direct investment in debt instruments.
In a total return swap, one party typically agrees to pay to the other a short-term interest rate in return for a payment at one or more times in the future based on the increase in the value of an underlying asset; if the underlying asset declines in value, the party that pays the short-term interest rate must also pay to its counterparty a payment based on the amount of the decline. A swap may create a long or short position in the underlying asset. A total return swap may be used to hedge against an exposure in an investment portfolio (including to adjust the duration or credit quality of a bond portfolio) or generally to put cash to work efficiently in the markets in anticipation of, or as a replacement for, cash investments. A total return swap may also be used to gain exposure to securities or markets which may not be accessed directly (in so-called market access transactions).
In a credit default swap, one party provides what is in effect insurance against a default or other adverse credit event affecting an issuer of debt instruments (typically referred to as a “reference entity”). In general, the protection “buyer” in a credit default swap is obligated to pay the protection “seller” an upfront amount or a periodic stream of payments over the term of the swap. If a “credit event” occurs, the buyer has the right to deliver to the seller bonds or other obligations of the reference entity (with a value up to the full notional value of the swap), and to receive a payment equal to the par value of the bonds or other obligations. Rather than exchange the bonds for the par value, a single cash payment may be due from the seller representing the difference between the par value of the bonds and the current market value of the bonds (which may be determined through an auction). Credit events that would trigger a request that the seller make payment are specific to each credit default swap agreement, but generally include bankruptcy, failure to pay, restructuring, obligation acceleration, obligation default, or repudiation/moratorium. If the Fund buys protection, it may or may not own securities of the reference entity. If it does own securities of the reference entity, the swap serves as a hedge against a decline in the value of the securities due to the occurrence of a credit event involving the issuer of the securities. If the Fund does not own securities of the reference entity, the credit default swap may be seen to create a short position in the reference entity. If the Fund is a buyer and no credit event occurs, the Fund will typically recover nothing under the swap, but will have had to pay the required upfront payment or stream of continuing payments under the swap. If the Fund sells protection under a credit default swap, the position may have the effect of creating leverage in the Fund’s portfolio through the Fund’s indirect long exposure to the issuer or securities on which the swap is written. If the Fund sells protection, it may do so either to earn additional income or to create such a “synthetic” long position. Credit default swaps involve general market risks, illiquidity risk, counterparty risk, and credit risk.
A cross-currency swap is a contract between two counterparties to exchange interest and principal payments in different currencies. A cross-currency swap normally has an exchange of principal at maturity (the final exchange); an exchange of principal at the start of the swap (the initial exchange) is optional. An initial exchange of notional
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principal amounts at the spot exchange rate serves the same function as a spot transaction in the foreign exchange market (for an immediate exchange of foreign exchange risk). An exchange at maturity of notional principal amounts at the spot exchange rate serves the same function as a forward transaction in the foreign exchange market (for a future transfer of foreign exchange risk). The currency swap market convention is to use the spot rate rather than the forward rate for the exchange at maturity. The economic difference is realized through the coupon exchanges over the life of the swap. In contrast to single currency interest rate swaps, cross-currency swaps involve both interest rate risk and foreign exchange risk.
The Fund may enter into swap transactions for any legal purpose consistent with its investment objective and policies, such as for the purpose of attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities the Fund anticipates purchasing at a later date, or to gain exposure to certain markets in a more economical way.
An interest rate cap is a right to receive periodic cash payments over the life of the cap equal to the difference between any higher actual level of interest rates in the future and a specified strike (or “cap”) level. The cap buyer purchases protection for a floating rate move above the strike. An interest rate floor is the right to receive periodic cash payments over the life of the floor equal to the difference between any lower actual level of interest rates in the future and a specified strike (or “floor”) level. The floor buyer purchases protection for a floating rate move below the strike. The strikes are based on a reference rate chosen by the parties and are typically measured quarterly. Rights arising pursuant to both caps and floors are typically exercised automatically if the strike is in the money. Caps and floors can eliminate the risk that the buyer fails to exercise an in-the-money option.
The swap market has grown over the years, with a large number of banks and investment banking firms acting both as principals and agents utilizing standard swap documentation, which has contributed to greater liquidity in certain areas of the swap market under normal market conditions.
An option on swap agreement (“swaption”) is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel, or otherwise modify an existing swap agreement, at some designated future time on specified terms. Depending on the terms of the particular swaption, generally a greater degree of risk is incurred when writing a swaption than when purchasing a swaption. If the Fund purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, if the Fund writes a swaption, upon exercise of the option the Fund will become obligated according to the terms of the underlying agreement.
The successful use of swap agreements or swaptions depends on the Adviser’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty.
Swaps are highly specialized instruments that require investment techniques and risk analyses different from those associated with traditional investments. The use of a swap requires an understanding not only of the referenced asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because they are two-party contracts that may be subject to contractual restrictions on transferability and termination and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.
Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to the Fund’s interest. The Fund bears the risk that its Adviser will not accurately forecast future market trends or the values of assets, reference rates, indices, or other economic factors in establishing swap positions for the Fund. If the Adviser attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Fund would be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Fund. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or
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even result in losses by offsetting favorable price movements in other Fund investments. Many swaps are complex and often valued subjectively.
Counterparty risk with respect to derivatives has been and may continue to be affected by rules and regulations concerning the derivatives market. Some interest rate swaps and credit default index swaps are required to be centrally cleared, and a party to a cleared derivatives transaction is subject to the credit risk of the clearing house and the clearing member through which it holds the position. Credit risk of market participants with respect to derivatives that are centrally cleared is concentrated in a few clearing houses and clearing members, and it is not clear how an insolvency proceeding of a clearing house or clearing member would be conducted, what effect the insolvency proceeding would have on any recovery by the Fund, and what impact an insolvency of a clearing house or clearing member would have on the financial system more generally. In some ways, cleared derivative arrangements are less favorable to the Fund than bilateral arrangements, for example, by requiring that the Fund provide more margin for its cleared derivatives positions. Also, as a general matter, in contrast to a bilateral derivatives position, following a period of notice to the Fund, the clearing house or the clearing member through which it holds its position at any time can require termination of an existing cleared derivatives position or an increase in the margin required at the outset of a transaction. Any increase in margin requirements or termination of existing cleared derivatives positions by the clearing member or the clearing house could interfere with the ability of the Fund to pursue its investment strategy.
Also, in the event of a counterparty's (or its affiliate's) insolvency, the possibility exists that the Fund's ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, could be stayed or eliminated under special resolution regimes adopted in the U.S., the EU, the UK, and various other jurisdictions. Such regimes provide government authorities with broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, the regulatory authorities could reduce, eliminate, or convert to equity the liabilities to the Fund of a counterparty who is subject to such proceedings in the EU and the UK (sometimes referred to as a “bail in”).
The U.S. government, the EU, and the UK have also adopted mandatory minimum margin requirements for bilateral derivatives. Such requirements could increase the amount of margin required to be provided by the Fund in connection with its derivatives transactions and, therefore, make derivatives transactions more expensive.
U.S. Government Securities and Obligations: Some U.S. government securities, such as Treasury bills, notes, and bonds and mortgage-backed securities guaranteed by GNMA, are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. government-sponsored enterprises may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury, their obligations are not supported by the full faith and credit of the U.S. government, and so investments in their securities or obligations issued by them involve greater risk than investments in other types of U.S. government securities. In addition, certain governmental entities have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued or guaranteed by these entities.
The events surrounding the U.S. federal government debt ceiling and any resulting agreement could adversely affect the Fund. On August 5, 2011, S&P Global Ratings (“S&P”) lowered its long-term sovereign credit rating on the United States. More recently, Fitch Ratings (“Fitch”) downgraded the U.S. long-term credit rating on August 1, 2023. The downgrade by S&P and other future downgrades could increase volatility in both stock and bond markets, result in higher interest rates and lower Treasury prices and increase the costs of all kinds of debt. These events and similar events in other areas of the world could have significant adverse effects on the economy generally and could result in significant adverse impacts on the Fund or issuers of securities held by the Fund. The Adviser cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on the Fund’s portfolio. The Adviser may not timely anticipate or manage existing, new or additional risks, contingencies or developments.
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Government Trust Certificates: Government trust certificates represent an interest in a government trust, the property of which consists of: (i) a promissory note of a foreign government, no less than 90% of which is backed by the full faith and credit guarantee issued by the federal government of the United States pursuant to Title III of the Foreign Operations, Export, Financing and Related Borrowers Programs Appropriations Act of 1998; and (ii) a security interest in obligations of the U.S. Treasury backed by the full faith and credit of the United States sufficient to support the remaining balance (no more than 10%) of all payments of principal and interest on such promissory note; provided that such obligations shall not be rated less than AAA by S&P or less than Aaa by Moody’s Ratings (“Moody’s”) or have received a comparable rating by another Nationally Recognized Statistical Rating Organization.
When-Issued Securities and Delayed Delivery Transactions: When-issued securities and delayed delivery transactions involve the purchase or sale of securities at a predetermined price or yield with payment and delivery taking place in the future after the customary settlement period for that type of security. Upon the purchase of the securities, liquid assets with an amount equal to or greater than the purchase price of the security will be set aside to cover the purchase of that security. The value of these securities is reflected in the net assets value as of the purchase date; however, no income accrues from the securities prior to their delivery.
There can be no assurance that a security purchased on a when-issued basis will be issued or that a security purchased or sold on a delayed delivery basis will be delivered. When the Fund engages in when-issued or delayed delivery transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Fund’s incurring a loss or missing an opportunity to obtain a price considered to be advantageous.
The purchase of securities in this type of transaction increases an overall investment exposure and involves a risk of loss if the value of the securities declines prior to settlement. If deemed advisable as a matter of investment strategy, the securities may be disposed of or the transaction renegotiated after it has been entered into, and the securities sold before those securities are delivered on the settlement date.
OTHER RISKS AND CONSIDERATIONS
Cyber Security Issues: Cyber security incidents and cyber-attacks (referred to collectively herein as “cyber-attacks”) have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Adviser and its service providers may be prone to operational and information security risks resulting from cyber-attacks. Furthermore, as the Fund’s assets grow, it may become a more appealing target for cybersecurity threats such as hackers and malware. Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, ransomware attacks, social engineering attempts (such as business email compromise attacks), the unauthorized release of confidential information or various other forms of cyber security breaches. Cyber-attacks affecting the Fund or its service providers may adversely impact the Fund. For instance, cyber-attacks may cause the release of confidential business information, impede trading, subject the Fund to regulatory fines or financial losses and/or cause reputational damage. The Fund may also incur additional costs for cyber security risk management purposes. In addition, substantial costs may be incurred in order to prevent any cyber-attacks in the future. Similar types of cyber security risks are also present for issuers of securities in which the Fund may invest, which could result in material adverse consequences for such issuers and may cause the Fund’s investment in such companies to lose value. In addition, cyber-attacks involving the Fund’s counterparty could affect such counterparty's ability to meet its obligations to the Fund, which may result in losses to the Fund and its shareholders. Furthermore, as a result of cyber-attacks, disruptions or failures, an exchange or market may close or issue trading halts on specific securities or the entire market, which may result in the Fund being, among other things, unable to buy or sell certain securities or unable to accurately price its investments. The Fund cannot control the cyber security plans and systems put in place by service providers to the Fund, and such third-party service providers may have limited indemnification obligations to the Adviser or the Fund, each of whom could be negatively impacted as a result. The Fund and its shareholders could be negatively impacted as a result. Any problems relating to the performance and effectiveness of security procedures used by the Fund or third-party service providers to protect the Fund’s assets, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs, may have an adverse impact on an investment in the Fund. There may be an increased risk of cyber-attacks during periods of geo-political or military conflict and new ways to carry out cyber-attacks are always developing. In addition, the rapid development and
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increasingly widespread use of artificial intelligence, including machine learning technology and generative artificial intelligence such as ChatGPT, could exacerbate these risks. Therefore, there is a chance that some risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on the Fund’s ability to plan for or respond to a cyber-attack.
Qualified Financial Contracts: The Fund’s investments may involve qualified financial contracts (“QFCs”). QFCs include, but are not limited to, securities contracts, commodities contracts, forward contracts, repurchase agreements, securities lending agreements and swaps agreements, as well as related master agreements, security agreements, credit enhancements, and reimbursement obligations. Under regulations adopted by federal banking regulators pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, certain QFCs with counterparties that are part of U.S. or foreign global systemically important banking organizations are required to include contractual restrictions on close-out and cross-default rights. If a covered counterparty of the Fund or certain of the covered counterparty's affiliates were to become subject to certain insolvency proceedings, the Fund may be temporarily, or in some cases permanently, unable to exercise certain default rights, and the QFC may be transferred to another entity. These requirements may impact the Fund’s credit and counterparty risks.
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MANAGEMENT OF THE FUND
Further Information Regarding Management of the Fund
Information regarding the Trustees and Officers of the Fund, including brief biographical information, is set forth below.
Board of Trustees
The Trustees of the Fund, their years of birth, addresses, positions held, lengths of time served, their principal business occupations during the past five years, the number of portfolios in the Fund Complex overseen by each Trustee and other Trusteeships, if any, held by the Trustees, are shown below. As required by the 1940 Act, a majority of the Fund’s Trustees are not “interested persons” (as defined in the 1940 Act) of the Fund (the “Independent Trustees”) and are not affiliated with the Adviser. The Trustees have been divided into two groups-Interested Trustees and Independent Trustees. As set forth in the Fund’s Amended and Restated Declaration of Trust, the Trustees shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible as determined by the Board of Trustees, with one class to hold office initially for a term expiring at the next succeeding annual meeting of Shareholders, another class to hold office initially for a term expiring at the second succeeding annual meeting of Shareholders and another class to hold office initially for a term expiring at the third succeeding annual meeting of Shareholders, and with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the Shareholders, the successors to the class of Trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of Shareholders held in the third year following the year of their election and until their successors are duly elected and qualify. The address of each Trustee is care of the Secretary of the Fund at 85 Willow Road, Menlo Park, California 94025.

Name, Position(s) Held with Fund, Year of Birth, and Class*	Length of Time Served	Principal Occupation During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee**	Other Directorships Held by Trustee During Past 5 Years
Independent Trustees
Class I
Meredith Whitney 1969	Since inception	Ms. Whitney is the CEO of Meredith Whitney Advisory Group, LLC, a macro and strategy-driven investment research firm. She also serves as a senior adviser for the Boston Consulting Group. From April 2021 to February 2022, Ms. Whitney was CFO of Kindbody.	1	Ms. Whitney currently serves as a board member for Enhanced Investment Products and is also a member of the Advisory Board for the Payne Institute.
Class II
Michael J. Gallagher 1962	Since inception	Mr. Gallagher served as a partner of PricewaterhouseCoopers (“PwC”) (including predecessor firms) from 1996 to 2023.	1	None
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Name, Position(s) Held with Fund, Year of Birth, and Class*	Length of Time Served	Principal Occupation During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee**	Other Directorships Held by Trustee During Past 5 Years
Class III
Jill E. Sommers 1968	Since inception	Ms. Sommers is currently a financial services consultant at Jill Sommers LLC. She previously served as a senior advisor for Patomak Global Partners from May 2014 to February 2025.	1
Ms. Sommers is currently a Director of the Minneapolis Grain Exchange (since February 2024), IMC Trading (since January 2025), Bloomberg SEF (since April, 2025) and Tharimmune (since February 2025). She was a Director for LedgerX from August 2022 to January 2026, for Cboe Global Markets from May 2018 to June 2022, and for Cboe Options/Futures Exchange/SEF (formerly BATS) from August 2013 to August 2022.

		Interested Trustees***
Class I
Shiv Verma 1985	Since inception	Mr. Verma is the President of the Adviser. Mr. Verma is also the Chief Financial Officer of Robinhood Markets, Inc. starting in February 2026. He previously was the SVP of Finance & Strategy and Treasurer at Robinhood Markets, Inc. from 2025 to February 2026 and VP of Finance & Strategy and Treasurer at Robinhood Markets, Inc. from 2021 to 2025.	1	Mr. Verma currently serves as a board member for Say Technologies LLC.
Class III
Sarah Pinto 1982	Since inception	Ms. Pinto is the Chief Investment Officer of the Adviser. Ms. Pinto previously led growth-stage venture investing at Emerson Collective for over seven years.	1
Ms. Pinto served as a Board Director at Ready Responders, Inc (dba MyLaurel Health) from 2020 until 2025, as Board Observer at Pioneer Works, Inc (dba Homebase) from 2023 until 2025, as Member of the LP Advisory Committee for Town Hall Ventures from 2020 until 2025, and as Member of the LP Advisory Committee for Full In Partners from 2020 until 2025.

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__________________
*Each of the Independent Trustees serves on the Board’s Audit and Nominating and Governance Committees.
**“Fund Complex” comprises registered investment companies for which the Adviser or an affiliate of the Adviser serves as investment adviser.
***These Trustees are deemed to be “interested persons” of the Fund as defined in the 1940 Act by reason of their positions with the Adviser and/or the parent of the Adviser.
Officers
Certain biographical and other information relating to the officers of the Fund who are not Trustees, is set forth below, including their years of birth, addresses, positions held, lengths of time served and their principal business occupations during the past five years.

Name, Position(s) held with Fund, Year of Birth and Address*	Length of Time Served	Principal Occupation During Past 5 Years
Sarah Pinto 1982 President	Since January 2026	Ms. Pinto serves as the Chief Investment Officer of the Adviser. Ms. Pinto previously led growth-stage venture investing at Emerson Collective for over seven years from 2018 to 2026.
Josh Hunter** 1981 Assistant Treasurer, Principal Financial Officer and Principal Accounting Officer	Since January 2026
Mr. Hunter has served as a fund treasurer and principal financial officer at ACA Group since 2015. In that role, he currently serves as principal financial officer and treasurer of AGF Investments Trust (since 2015), NEOS ETF Trust (since 2021) and FIS Trust (since August 2026) and previously served in similar capacities for Precidian ETFs Trust (2015 to 2024), OSI ETF Trust (2016 to 2022), Global Beta ETF Trust (2019 to 2022), TCW ETF Trust (2021 to 2025) and Tema ETF Trust (2022 to 2026).

Hom Whe Tan 1983 Chief Compliance Officer	Since January 2026
 Ms. Tan serves as Chief Compliance Officer of the Adviser. Previously, she served as Vice President, Regulatory & Compliance at iCapital Network from 2022 through 2025. Prior to joining iCapital, she was a Director on the Portfolio Compliance team and Head of the Liquidity Risk Management Committee at Cohen & Steers, beginning in 2020.

Aaron Ellias 1985 Counsel and Secretary	Since January 2026
Mr. Ellias serves as Assistant General Counsel, Asset Management at Robinhood Markets, Inc. since 2024. He previously worked as Branch Chief and Senior Counsel in the Chief Counsel’s Office of the Division of Investment Management at the U.S. Securities and Exchange Commission from 2021 to 2024. Prior to that, Mr. Ellias was a partner in the Investment Funds group at Kirkland & Ellis.

Manan Shah 1979 Treasurer	Since January 2026
Mr. Shah, MBA, currently serves as Senior Director, Corporate Treasurer at Robinhood Markets, Inc. since April 2024. Previously, he held the position of executive director of U.S. Banks Strategy at Morgan Stanley from 2022 to 2024, and served as SVP and treasurer at American Challenger Development Corporation from 2021 to 2022. Prior to that, Mr. Shah was executive director of treasury at E*TRADE for 17 years, overseeing areas such as liquidity risk management, capital structure, and enterprise cash management.

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__________________
*The address of each officer is care of the Secretary of the Fund at 85 Willow Road, Menlo Park, California 94025.
**    The Fund has engaged ACA Group to provide a qualified individual to serve as Assistant Treasurer, Principal Financial Officer and Principal Accounting Officer. Mr. Hunter is an employee of ACA Group and serves in these capacities pursuant to the Fund’s arrangement with ACA Group.
Biographical Information and Discussion of Experience and Qualifications of Trustees
The following is a summary of the experience, qualifications, attributes and skills of each Trustee that support the conclusion, as of the date of this SAI, that each Trustee should serve as a Trustee of the Fund.
Independent Trustees
Michael J. Gallagher. Mr. Gallagher was with PwC (including predecessor firms) from 1987 through his retirement in 2023. He was admitted to partnership in 1996 and served in many senior roles including Vice Chairman, Stakeholders & Client Service. Prior to his appointment as a Vice Chairman, Mike was Managing Partner, Audit Quality, where he led PwC’s Assurance National Office (“National Office”). The National Office supports PwC’s audit practice in evaluating complex accounting, auditing, SEC reporting, and other professional practice matters. In this role, he was responsible for the PWC’s relationships with the SEC, the Public Company Accounting Oversight Board, and other regulators. He also previously served on PwC’s US Board of Partners. He holds a Bachelor of Science degree in accounting from Frostburg State University.
Jill E. Sommers. Ms. Sommers is a financial services consultant at Jill Sommers LLC, and currently serves as Director for the Minneapolis Grain Exchange (since February 2024), IMC Trading (since January 2025), Bloomberg SEF (since April 2025) and Tharimmune (since February 2025). She previously served as Director for LedgerX from August 2022 to January 2026, Senior Advisor for Patomak Global Partners from May 2014 to February 2025, Director for Cboe Global Markets from May 2018 to June 2022, and Director for Cboe Options/Futures Exchange/SEF (formerly BATS) from August 2013 to August 2022. Ms. Sommers holds a Bachelor of Arts degree from the University of Kansas.
Meredith Whitney. Ms. Whitney is the CEO of Meredith Whitney Advisory Group, LLC, a macro and strategy-driven investment research firm. Ms. Whitney has over 25 years of leadership experience within the financial services industry. She also serves as a board member for Enhanced Investment Products, as a senior adviser for the Boston Consulting Group, and is a member of the Advisory Board for the Payne Institute. From April 2021 to February 2022 she was CFO of Kindbody. Ms. Whitney holds a Bachelor of Arts degree from Brown University.
Interested Trustees
Sarah Pinto. Ms. Pinto is the Chief Investment Officer of the Adviser. Ms. Pinto previously led growth-stage venture investing at Emerson Collective for over seven years, where she led investments into emerging technology companies. Before joining Emerson Collective, she spent 10 years investing at Spectrum Equity, Great Hill Partners, and Bridgepoint. Ms. Pinto holds a Masters in Public Administration in International Development from Harvard University and a MS in Finance from HEC Paris.
Shiv Verma. Mr. Verma is the President of the Adviser and the Chief Financial Officer at Robinhood Markets, Inc. He previously was the SVP of Finance & Strategy and Treasurer at Robinhood Markets, Inc. from 2025 to February 2026 and VP of Finance & Strategy and Treasurer at Robinhood Markets, Inc. from 2021 to 2025. He has responsibilities for the Finance, Treasury, Corporate Strategy, and Corporate Development teams at Robinhood Markets, Inc. Prior to Robinhood, Mr. Verma held roles at Oportun, PIMCO, Franklin Templeton Investments, Symphony Asset Management, JPMorgan, and the Oakland A’s. Mr.Verma received a B.A. in Economics from Stanford University and an MBA from UCLA.
Board Leadership Structure
The primary responsibility of the Board is to represent the interests of the Fund and to provide oversight of the management of the Fund. The Fund’s day-to-day operations are managed by the Adviser and other service providers who have been approved by the Board. The Board is currently comprised of five Trustees, three of whom are
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Independent Trustees. Generally, the Board acts by majority vote of all the Trustees, including a majority vote of the Independent Trustees if required by applicable law.
The Board has appointed a Chair, Shiv Verma, who presides at Board meetings and who is responsible for, among other things, participating in the planning of Board meetings, setting the tone of Board meetings and seeking to encourage open dialogue and independent inquiry among the Trustees and management. In addition, the Chair acts as a liaison with officers, counsel and other Trustees between meetings of the Board. The Chair may also perform such other functions as may be delegated by the Board from time to time. The Board has established two standing committees (as described below) and has delegated certain responsibilities to those committees, each of which is comprised solely of Independent Trustees. The Board has determined that its leadership structure, in which the Chair of the Board is an interested person of the Fund, is appropriate because the Independent Trustees believe that an interested Chair has a personal and professional stake in the quality and continuity of services provided by management to the Fund.
In addition, Ms. Sommers serves as the lead Independent Trustee of the Board (the “Lead Independent Trustee”) and, among other things, chairs executive sessions of the Independent Trustees, serves as a spokesperson for the Independent Trustees and serves as a liaison between the Independent Trustees and the Fund’s management between Board meetings.
The Board and its committees will meet periodically throughout the year to oversee the Fund’s activities, including through the review of the Fund’s contractual arrangements with service providers and the Fund’s financial statements, compliance with regulatory requirements, and performance. The Board may also establish informal working groups from time to time to review and address the policies and practices of the Fund or the Board with respect to certain specified matters. The Independent Trustees regularly meet outside the presence of management and are advised by independent legal counsel experienced in 1940 Act matters and are represented by such independent legal counsel at Board and committee meetings. The Board has determined that this leadership structure, including a majority of Independent Trustees and committee membership limited to Independent Trustees, is appropriate in light of the characteristics and circumstances of the Fund because it allocates responsibilities among the committees and the Board in a manner that further enhances effective oversight. The Board may at any time and in its discretion change this leadership structure.
Board Committees
The Trustees have determined that the efficient conduct of the Fund’s affairs makes it desirable to delegate responsibility for certain specific matters to committees of the Board. The committees meet periodically, either in conjunction with regular meetings of the Trustees or otherwise. The committees of the Board are the Nominating and Governance Committee and the Audit Committee.
Nominating and Governance Committee. The Board has a Nominating and Governance Committee, which is composed of Jill E. Sommers, Michael J. Gallagher and Meredith Whitney, each of whom is an Independent Trustee and is “independent” as defined by NYSE listing standards. Meredith Whitney serves as Chair of the Nominating and Governance Committee.
The purpose of the Nominating and Governance Committee is to review matters pertaining to the composition, committees, and operations of the Board. As part of its duties, the Nominating and Governance Committee makes recommendations to the full Board with respect to qualified candidates for the Board in the event that a position is vacated or created. The Nominating and Governance Committee will consider Trustee nominations made by Shareholders. In considering candidates submitted by Shareholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating and Governance Committee, a Shareholder must send the nomination (which nomination must include the name of the shareholder and evidence of the shareholder’s status as a shareholder, as well as biographical information and qualifications of the candidate) in writing to the Fund’s Nominating and Governance Committee, c/o Secretary, Robinhood Ventures DE, LLC, 85 Willow Road, Menlo Park, California, 94025. Additional requirements and procedures relating to Shareholder submissions of such candidates are set forth
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in the Fund’s Bylaws, which are available on www.sec.gov. The Board does not have a standing compensation committee.
Audit Committee. The Board has an Audit Committee, which is composed of Jill E. Sommers, Michael J. Gallagher and Meredith Whitney, each of whom is an Independent Trustee and is “independent” as defined by NYSE listing standards. Michael J. Gallagher serves as Chair of the Audit Committee.
The Audit Committee is generally responsible for certain oversight matters, such as reviewing the Fund’s systems for accounting, financial reporting and internal controls and, as appropriate, the internal controls of certain service providers, overseeing the quality and integrity of the Fund’s financial statements (and the independent audit thereof), as well as the qualifications, independence and performance of the Fund’s independent registered public accounting firm. The Audit Committee is also responsible for recommending to the Board the appointment, retention and termination of the Fund’s independent registered public accounting firm and acting as a liaison between the Board and the Fund’s independent registered public accounting firm.
Board’s Role in Risk Oversight
The day-to-day business of the Fund, including the day-to-day management and administration of the Fund and of the risks that arise from the Fund’s investments and operations, will be performed by third-party service providers, primarily the Adviser or its affiliates. Consistent with its responsibility for oversight of the Fund, the Board will be responsible for overseeing the service providers and thus, will have oversight responsibility with respect to the risk management functions performed by those service providers. Risks to the Fund include, among others, investment risk, valuation risk, compliance risk and operational risk, as well as the overall business risk relating to the Fund. Under the oversight of the Board, the service providers to the Fund will employ a variety of processes, procedures and controls to seek to identify risks relevant to the operations of the Fund and to lessen the probability of the occurrence of such risks and/or to mitigate the effects of such events or circumstances if they do occur. Each service provider will be responsible for one or more discrete aspects of the Fund’s business and consequently, for managing risks associated with that activity. Each of the Adviser and other service providers will have its own independent interest in risk management, and its policies and methods of carrying out risk management functions will depend, in part, on its analysis of the risks, functions and business models. Accordingly, Board oversight of different types of risks may be handled in different ways. As part of the Board’s periodic review of each Fund’s advisory and other service provider agreements, the Board may consider risk management aspects of the service providers’ operations and the functions for which they are responsible.
The Board will oversee risk management for the Fund directly and through the committee structure it establishes. For instance, the Audit Committee will receive reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters. Each committee will report its activities to the Board on a regular basis. The Board also will oversee the risk management of the Fund’s operations by requesting periodic reports from and otherwise communicating with various personnel of the Fund and its service providers, including, in particular, the Fund’s Chief Compliance Officer and the independent registered public accounting firm. In this connection, the Board will require officers of the Fund to report a variety of matters at regular and special meetings of the Board and its committees, as applicable, including matters relating to risk management. On at least a quarterly basis, the Board will meet with the Fund’s Chief Compliance Officer, including separate meetings with the Independent Trustees in executive session, to discuss compliance matters and, on at least an annual basis, will receive a report from the Chief Compliance Officer regarding the adequacy of the policies and procedures of the Fund and certain service providers and the effectiveness of their implementation. The Board, with the assistance of Fund management, will review investment policies and risks in connection with its review of the Funds’ performance. In addition, the Board will receive reports from the Adviser on the investments and securities trading of the Fund. With respect to portfolio securities and assets of the Fund for which market quotations are not readily available or are deemed not reliable, which are expected to represent a substantial portion of the Fund’s investments, the Fund will value such securities at fair value as determined in good faith by the Adviser according to written valuation procedures, which has been appointed the Fund’s “Valuation Designee,” under the oversight of the Board.
The Board recognizes that not all risks that may affect the Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-
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related risks) to seek to achieve the Fund’s investment objective, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. As part of its oversight function, the Board will receive and review various risk management reports and assessments and discusses these matters with appropriate management and other personnel. Moreover, despite the periodic reports the Board will receive, it may not be made aware of all of the relevant information of a particular risk. Most of the Fund’s investment management and business affairs are carried out by or through the Adviser or its affiliates and other service providers, most of whom employ professional personnel who have risk management responsibilities and each of whom has an independent interest in risk management, which interest could differ from or conflict with that of the other funds that are advised by the Adviser. The role of the Board and of any individual Trustee is one of oversight and not of management of the day-to-day affairs of the Fund and its oversight role does not make the Board a guarantor of the Fund’s investments, operations or activities. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to limitations. The Board may at any time and in its discretion change how it administers its risk oversight function.
Trustee Share Ownership
For each Trustee, the dollar range of equity securities beneficially owned by the Trustee in the Fund and in the family of investment companies overseen by the Trustee as of December 31, 2025, is set forth in the table below.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees
Michael J. Gallagher	None	None
Jill E. Sommers	None	None
Meredith Whitney	None	None
Interested Trustees
Sarah Pinto	None	None
Shiv Verma	None	None
As of December 31, 2025, none of the Trustees or officers of the Fund, as a group, owned any Shares of the Fund.
As to each Independent Trustee and his or her immediate family members, no person owned beneficially or of record securities of an investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with an investment adviser or principal underwriter of the Fund.
Trustee Compensation
The Independent Trustees are entitled to receive from the Fund an annual retainer of $120,000, paid in quarterly increments of $30,000, plus reimbursement for expenses incurred in connection with service as a Trustee. The Lead Independent Trustee receives additional compensation of $2,500 per annum ($650 per quarter). The Chair of the Audit Committee receives additional compensation of $7,500 per annum ($1,875 per quarter), and the Chair of the Nominating and Governance Committee receives additional compensation of $2,500 ($650 per quarter). The Fund does not pay compensation to Trustees who are officers or employees of the Adviser or any affiliate thereof.
The following table sets forth the anticipated compensation to be paid to the Fund’s Independent Trustees for the Fund’s initial fiscal year.

Name of Trustee	Estimated Compensation from the Fund for the Fiscal Year Ending March 31, 2026*	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Estimated Compensation from the Fund Complex Paid to the Trustees for the Fiscal Year Ended March 31, 2026
Michael J. Gallagher	$24,452	None	None	$24,452
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Jill E. Sommers	$23,493	None	None	$23,493
Meredith Whitney	$23,493	None	None	$23,493
__________________
*Since the Fund has not completed its first full year since organization, compensation is estimated based upon future payments expected to be made by the Fund during its current fiscal year ending March 31, 2026.
Interests of Independent Trustees
Independent Trustees are required to disclose any direct or indirect relationship that they, or their immediate family members, have had since the beginning of the two most recently completed fiscal years with certain persons, including the Fund’s principal underwriter. An Independent Trustee has agreed to provide the following disclosures in accordance with such requirements. The Independent Trustee maintains that the existence of these facts or circumstances have not, or do not, in any manner, affect her ability to serve as an impartial and Independent Trustee. Ms. Jill E. Sommers is a principal of the consulting firm Jill Sommers LLC. During calendar year 2025, Jill Sommers LLC charged Goldman Sachs & Co. LLC $140,000 for consulting services provided.
Investment Adviser
Robinhood Ventures DE, LLC, doing business as “Robinhood Ventures” (referred to herein as the “Adviser” or “Robinhood Ventures”), is a Limited Liability Company organized in the State of Delaware and serves as the Fund’s investment adviser. The Adviser was formed in August 2025, has limited investing history and is a wholly-owned subsidiary of Robinhood, a Delaware corporation that is a publicly traded company (Nasdaq: HOOD), and holding company for the Robinhood group that operates through several wholly-owned subsidiaries.
Investment Advisory Agreement
Under the terms of the Investment Advisory Agreement, the Adviser is responsible for providing the Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund’s portfolio of securities and other investments consistent with the Fund’s investment objectives, policies and restrictions, and in accordance with any exemptive orders issued by the SEC applicable to the Fund and any SEC staff no-action letters applicable to the Fund. For services rendered by the Adviser on behalf of the Fund under the Investment Advisory Agreement, the Fund pays the Adviser a fee, calculated and payable quarterly, at an annual rate of 2.00% of the Fund’s Net Assets determined quarterly as of the end of each quarter (before the accrual of the Management Fee for that quarter), effective upon the closing of the initial public offering of the Fund. “Net Assets” means the total assets of the Fund minus the Fund’s liabilities.
The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations to the Fund, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable for any error of judgment, mistake of law or for any act or omission by the person in connection with the performance of services to the Fund, except as may otherwise be provided under provisions of applicable state law or federal securities law which cannot be waived or modified hereby.
The Investment Advisory Agreement was approved by the sole common shareholder of the Fund as of January 21, 2026. The Investment Advisory Agreement will continue in effect for a period of two years from its effective date, and if not sooner terminated, will continue in effect for successive periods of 12 months thereafter, provided that each continuance is specifically approved at least annually in the manner required by the 1940 Act (as modified by any applicable exemptive relief or as interpreted by the SEC or its staff). The Investment Advisory Agreement is terminable with respect to the Fund without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days’ nor less than 30 days’ written notice to the Adviser, or by the Adviser upon not less than 60 days’ written notice to the Fund, and will be terminated upon the mutual written consent of the Adviser and the Fund. The Investment Advisory Agreement also provides that it will terminate automatically in the event of its assignment by the Adviser and shall not be assignable by the Fund without the consent of the Adviser. For the purposes of the Investment Advisory Agreement, the terms “assignment”
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and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.
Custodian
U.S. Bank National Association (the “Custodian” or “U.S. Bank”) serves as the custodian of the Fund’s assets pursuant to a custody agreement. Under the custody agreement, the Custodian holds the Fund’s assets in compliance with the 1940 Act. For its services, the Custodian will receive an annual fee based upon, among other things, the average daily market value of all long securities and cash held in the Fund’s portfolio, plus certain charges for portfolio transactions. U.S. Bank is located at 5065 Wooster Rd, Cincinnati, Ohio 45226.
Independent Registered Public Accounting Firm
Ernst & Young LLP has been engaged as the Fund’s Independent Registered Public Accounting Firm. Ernst & Young LLP will audit the Fund’s financial statements and financial highlights, including the notes thereto, included in the Fund’s annual reports to shareholders.
Compensation of the Portfolio Manager
Robinhood compensates its employees competitively and, as a result of its culture, reputation, and name brand, is fortunate to attract and retain some of the most talented individuals in the industry. The Fund’s portfolio manager and other investment professionals are compensated on the same basis as all other Robinhood employees and are typically paid a base salary, a grant of equity in Robinhood, and a discretionary performance bonus.
The discretionary performance bonus is a direct function of individual performance and the performance of Robinhood overall, and is not related to the performance of the Fund or any other accounts managed by the portfolio manager. Although the majority of such incentive compensation is paid in cash, Robinhood stock may be allocated as additional compensation to reward, retain, and align key talent.
Performance of the Fund’s investment professionals is measured on the same criteria as all Robinhood employees. Namely, such personnel are reviewed on various metrics, including how well they satisfied expectations based on their role and level in the organization, such as demonstrating expertise, ownership, adaptability, effective communication, and problem solving. Managers are further measured on how effectively they drive employee performance, hire and retain top talent, and create community. Promotions are awarded twice annually to employees who deserve recognition for their contributions to the success of the overall organization.
Portfolio manager compensation, including discretionary bonuses, is not directly linked to Fund performance. As such, there is not a significant likelihood that portfolio manager interests will conflict with those of the Fund.
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Other Accounts Managed by the Portfolio Manager
The following table lists the number and types of accounts, other than the Fund, managed by the Fund’s primary portfolio manager and assets under management in those accounts, as of January 31, 2026.

Type of Account	Number of Accounts Managed	Total Assets Managed ($mm)	Number of Accounts Managed for which Management Fee is Performance- Based	Assets Managed for which Management Fee is Performance- Based ($mm)
Sarah Pinto	None	None	None	None
Registered Investment Companies	None	None	None	None
Other Pooled Investment Vehicles	None	None	None	None
Other Accounts	None	None	None	None
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POTENTIAL CONFLICTS OF INTEREST
Robinhood Ventures was formed in August 2025 and is a wholly-owned subsidiary of Robinhood Markets, Inc., a publicly-traded company (“Robinhood,” Nasdaq: HOOD). Robinhood is a holding company for financial services and other entities, including Robinhood Financial LLC (“Robinhood Financial”), Robinhood Securities, LLC (“Robinhood Securities”), Robinhood Gold, LLC (“Robinhood Gold”), Robinhood Crypto, LLC (“Robinhood Crypto”), Robinhood Money, LLC (“Robinhood Money”), Robinhood Derivatives, LLC (“Robinhood Derivatives”), Trade-PMR, Inc. (“TradePMR”), Robinhood Asset Management, LLC (“RAM”), Robinhood Credit, Inc. (“Robinhood Credit”), and Bitstamp Ltd (“Bitstamp”). Robinhood Ventures has limited investing history.
Robinhood Ventures is a separate but affiliated company of Robinhood Financial, an introducing broker-dealer registered with the Financial Industry Regulatory Authority (“FINRA”) and the SEC, and a member of the Securities Investor Protection Corporation (“SIPC”).
Robinhood Financial provides its self-directed retail clients with access to purchase exchange-listed securities such as stocks, ETFs, closed-end funds, and options, commission-free and in whole share or fractional share denominations. Fund Shareholders may receive promotional communications about new and existing products and services that Robinhood Financial makes available to its customers. Because Robinhood Financial, an affiliate of the Adviser, receives revenue in connection with such products and services, this may create a potential conflict of interest.
Robinhood Financial also offers services that could benefit indirectly from the Adviser’s relationship to the Fund. For example, public attention to the Fund may drive increased trading activity in the closed-end funds available through Robinhood Financial.
Robinhood Ventures is a separate but affiliated company of Robinhood Securities, a broker-dealer that provides clearing, settlement, and trade execution services for Robinhood Financial. Robinhood Securities is registered with FINRA and the SEC, and is a member of SIPC.
Robinhood Ventures is a separate but affiliated company of RAM, an SEC-registered investment adviser that, doing business as Robinhood Strategies, provides discretionary managed accounts to retail clients. Robinhood Strategies accounts invest primarily in portfolios composed of ETFs and publicly-listed equity securities. Fund Shareholders may receive promotional communications from RAM regarding managed accounts or future services it makes available to its clients, which creates a potential conflict of interest, because RAM, an affiliate of the Adviser, receives compensation for such products and services.
Robinhood Ventures is a separate but affiliated company of Robinhood Gold, which offers premium services to customers of Robinhood subsidiaries for a periodic subscription fee of $5/month or $50/year. Fund Shareholders who are subscribed to Robinhood Gold may receive promotions that are not available to shareholders who are not subscribed to Robinhood Gold, including promotions related to the Fund and promotions unrelated to the Fund. Fund Shareholders will receive communications regarding Robinhood Gold, and may choose to subscribe. Any such subscription will be pursuant to a separate agreement directly between such Shareholder and Robinhood Gold and will be subject to a periodic subscription fee. The terms of any Robinhood Gold promotions are directed by Robinhood Gold and generally are subject to change at any time. Robinhood Ventures does not share in subscription fees paid to Robinhood Gold. However, a potential conflict of interest exists because an increase in Robinhood Gold subscribers increases revenue to an affiliate of the Adviser.
Robinhood Ventures is a separate but affiliated company of Robinhood Crypto, which makes available the opportunity for its clients to invest in cryptocurrency. Robinhood Ventures does not utilize the products and services available through Robinhood Crypto. Robinhood Ventures clients and Fund Shareholders may receive promotional communications from Robinhood Crypto regarding the products and services it makes available to its customers, which creates a potential conflict of interest, because Robinhood Crypto, an affiliate of the Adviser, receives compensation for such products and services.
Robinhood Ventures is a separate but affiliated company of Robinhood Money, which is a licensed money transmitter. Robinhood Ventures does not utilize the products and services available through Robinhood Money.
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Robinhood Ventures clients and Fund Shareholders may receive promotional communications from Robinhood Money regarding the products and services it makes available to its customers, and Robinhood Money receives compensation for such products and services, resulting in a potential conflict of interest.
Robinhood Ventures is a separate but affiliated company of Robinhood Derivatives, which is a registered futures commission merchant with the CFTC and member of NFA. Robinhood Ventures clients and Fund Shareholders may receive promotional communications from Robinhood Derivatives regarding the products and services it makes available to its customers. Robinhood Derivatives receives compensation for such products and services, resulting in a potential conflict of interest.
Robinhood Ventures is a separate but affiliated company of TradePMR, a broker-dealer, registered with FINRA and member of SIPC. TradePMR provides custodial services to registered investment advisers. TradePMR has an introducing broker-dealer with a clearing arrangement with Wells Fargo Clearing Services, LLC. Robinhood Ventures and TradePMR have separate management teams, and do not offer or utilize each other’s services. It is expected that TradePMR will receive compensation in connection with future products and services that will be available to retail investors, including products and services about which Robinhood Ventures clients and Fund Shareholders may receive promotional communications, resulting in a potential conflict of interest.
Robinhood Ventures is a separate but affiliated company of Robinhood Credit, a platform that offers access to credit cards. Robinhood Ventures clients and Fund Shareholders may receive promotional communications from Robinhood Credit regarding the products and services it makes available to its clients. Because such communications may increase revenues to an affiliate of the Adviser, a potential conflict of interest exists.
Bitstamp is a globally-scaled cryptocurrency exchange with institutional and retail customers. Fund shareholders may receive promotional communications regarding Bitstamp products and services. Bitstamp receives compensation for such products and services to the extent Fund shareholders utilize them.
Robinhood Ventures shares office space and other resources, including personnel, with certain affiliated entities described above. In some cases, Robinhood Ventures supervised persons may also be dually employed, including as registered representatives, with RAM, Robinhood Financial and/or Robinhood Securities. Such “dual-hatting” could create a conflict of interest for those employees. Shared resources and services among subsidiaries of Robinhood are generally governed by intercompany agreements.
Neither Robinhood Ventures nor any of its management persons is registered, or has an application pending to register, as a commodity pool operator, commodity trading adviser, or an associated person of the foregoing entities.
Robinhood Ventures does not have any third-party investment adviser affiliations.
Conflicts of interest will arise in the event the Fund and other Robinhood-managed funds or accounts participate in competing bids for the same portfolio company
While the Adviser does not have any other clients as of the date of this SAI, it is expected that the Adviser will have other fund and/or account clients in the future and conflicts of interest could arise between the Fund and such other clients. In connection with many direct investment opportunities, two or more lead sponsors will bid against each other in an auction process for the opportunity to acquire the same portfolio company. The Fund and any other funds or accounts managed by the Adviser or an affiliate could participate in competing bids alongside two or more lead sponsors, which could ultimately result in a higher purchase price for the lead sponsor that ultimately secures the investment opportunity, and therefore could result in a higher transaction cost for the Fund if the Fund participates in the opportunity. Alternatively, one or more lead sponsors could decline to grant an opportunity to invest in a portfolio company to the Fund if the Fund or any other funds or accounts managed by the Adviser or an affiliate are already in negotiation to invest with another lead sponsor in the same portfolio company.
Potential conflicts with respect to advisory committee members of the Fund’s portfolio entities
In certain circumstances, an investor in a fund or account managed by the Adviser or an affiliate could have a pre-existing relationship with the sponsor of a Private Vehicle in which such fund or account participates alongside
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one or more other funds or accounts managed by the Adviser. (While the Adviser does not have any other clients as of the date of this SAI, it is expected that the Adviser will have other fund and/or account clients in the future.) In connection with such investment, the sponsor of such Private Vehicle could decide to offer an advisory committee seat directly to such investor (and not to the Adviser) or, where such investor invests in an account managed by the Adviser or an affiliated adviser solely for that investor’s benefit, the sponsor could offer an advisory committee seat to the Adviser or an affiliated adviser solely in its capacity as the manager of such managed account, acting solely for the benefit of such investor, and not in its capacity as the manager of all funds or accounts managed by the Adviser or affiliated adviser. In such circumstances, the advisory committee seat would be made available to Adviser or affiliated adviser solely to serve the interests of the investor with the pre-existing relationship with the sponsor. While the Adviser or an affiliated adviser could be offered an additional advisory committee seat to be exercised for the benefit of any other funds or accounts participating in the relevant Private Vehicle, including the Fund, there can be no assurance of this and, in many if not all instances, this could not be the case. Conflicts of interest will arise where the Adviser or affiliated adviser is offered advisory committee seats in such circumstances. The interests of the investor with the pre-existing relationship with the sponsor of the Private Vehicle on the one hand, and of the other funds and accounts managed by the Adviser or an affiliated adviser (which may include the Fund) participating in such investment on the other hand, may not be aligned in all circumstances in which the Adviser or affiliated adviser is called on to take any action as the holder of an advisory committee seat made available to the Adviser or affiliated adviser solely for the benefit of such investor. Any action taken by the Adviser or affiliated adviser for the benefit of such investor could adversely impact another fund or account managed by the Adviser or affiliated adviser participating in the investment, including the Fund.
Transactions between the Fund and Shareholders or prospective Shareholders of the Fund or other funds and accounts managed by the Adviser
Shareholders and prospective Shareholders of the Fund or other funds or accounts managed by the Adviser in the future can, to the extent permitted by the 1940 Act and other applicable law, sell or buy portfolio investments to or from the Fund and, in the case of such a sale, can use the proceeds to make investments in the Fund and other funds or accounts managed by the Adviser or an affiliated Adviser. Such transactions can give rise to conflicts of interest to the extent that the Adviser facilitates such transactions and the Adviser might indirectly benefit from the proceeds of such transactions being invested in funds or accounts managed by the Adviser or an affiliated adviser.
Transactions involving Private Vehicles, direct investments and other third-party funds in which the Fund, other funds or accounts managed by the Adviser or an affiliated adviser, or other affiliates of the Adviser have an interest
The Fund could, to the extent permitted by the 1940 Act and other applicable law, invest in a Private Vehicle or direct investment whose general partner, manager, sponsor or founder (or the individual owners or key personnel thereof) have a relationship with the Adviser or its affiliates (including, for example, as an investor in Robinhood, the Adviser’s parent company) or which is directly or indirectly partially owned by another fund or account managed by the Adviser or an affiliate of the Adviser, and such affiliate or such other fund or account (and indirectly the Adviser itself) could indirectly benefit by receiving directly or indirectly a portion of the carried interest and/or the management fees the Fund pays the adviser in consideration of the investment advisory and other services provided by the Adviser (the “Management Fee”) borne by the Fund with respect to such Private Vehicle or direct investment. (While the Adviser does not have any other clients as of the date of this SAI, it is expected that the Adviser will have other fund /or account clients in the future.) Further, the Fund could invest in a Private Vehicle or direct investment whose general partner, manager, sponsor or founder (or the individual owners or key personnel thereof) is an investor or prospective investor in the Fund or another fund or account managed by the Adviser or an affiliated adviser. In such circumstances, conflicts of interest will arise as the Adviser could be incentivized to take such actual or prospective investments by such general partner, manager sponsor or founder (or the individual owners or key personnel thereof) and the potential carried interest, management fees and/or other economic benefits to the Adviser and its affiliates from such investments, into consideration in determining to invest the Fund in such Private Vehicle or direct investment.
Furthermore, to the extent permitted by the 1940 Act, the Fund could buy securities from a third-party fund in which other funds or accounts managed by the Adviser or an affiliated adviser are limited partners and/or have an
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investment in the general partner or manager of such third-party fund. Any other funds or accounts invested in such selling fund could indirectly benefit from such transaction. The Fund could also buy securities of a company that is owned, in part, by other funds or accounts managed by the Adviser or an affiliated adviser or that is owned, in whole or in part, by third-party funds in which other funds or accounts managed by the Adviser or an affiliated adviser are limited partners, and the transaction could allow such other funds or accounts or such third-party funds to increase their holding value of such securities, which could benefit such funds or accounts managed by the Adviser or an affiliated adviser and the Adviser itself.
Transactions between portfolio companies of the Fund and other funds and accounts managed by the Adviser and/or an affiliated adviser
The activities of the portfolio companies of the Fund and of other funds and accounts managed by the Adviser or an affiliated adviser could conflict with each other. The Fund could, for example, invest in a portfolio company that competes with a different portfolio company held by the Fund or another fund or account managed by the Adviser or an affiliated adviser or that becomes involved in a legal dispute with such portfolio company. Conflicts among portfolio companies could preclude the Adviser from taking actions it would otherwise have taken on behalf of the Fund to the extent the Adviser determines that such action would be detrimental to one or more of the other funds and accounts it manages, including the Fund.
Allocation and classification of investment opportunities and related conflicts of interest
To the extent that the Adviser manages other investment funds and accounts in the future, in order to address potential conflicts of interest, the Adviser will adopt an investment allocation policy that will govern the allocation of investment opportunities among the investment funds and other accounts managed by the Adviser (the “Allocation Policy”). To the extent an investment opportunity is appropriate for either or both of the Fund and/or any other investment fund or other account managed by the Adviser, and co-investment is not possible, the Adviser will adhere to its Allocation Policy in order to determine to which account to allocate the opportunity.
Although the Adviser will endeavor to allocate investment opportunities in a fair and equitable manner over time, the Fund and Shareholders can be adversely affected to the extent investment opportunities are allocated among the Fund and other investment vehicles managed by the Adviser.
The Allocation Policy will also be designed to manage and mitigate the conflicts of interest associated with the allocation of investment opportunities if the Fund is able to co-invest, either pursuant to SEC interpretive positions or an exemptive order, with other accounts managed by the Adviser. Generally, under the Allocation Policy, co-investments will be allocated pursuant to the conditions of an exemptive order. Under the Allocation Policy, a portion of each opportunity that is appropriate for the Fund and any affiliated fund or other account, which may vary based on asset class and liquidity, among other factors, will generally be offered to the Fund and such other eligible accounts, as determined by the Adviser. If there is a sufficient amount of securities to satisfy all participants, each order will be fulfilled as placed. If there is an insufficient amount of securities to satisfy all participants, the securities will generally be allocated at the discretion of the Adviser.
The Adviser will seek to treat all clients fairly and equitably over time in a manner consistent with its fiduciary duty to each of them; however, in some instances, especially in instances of limited investment supplies, the factors may not result in pro rata allocations or may result in situations where certain accounts receive allocations where others do not.
Notwithstanding the above, certain funds or accounts managed by the Adviser in the future could be allocated investment opportunities sourced by one or more of such fund’s or account’s beneficial owners, or due to the relationships that one or more such beneficial owners has with other sponsors (including, for the avoidance of doubt, relationships arising from pre-existing investments by accounts managed by the Adviser or an affiliated adviser in which such a beneficial owner participates). Accordingly, in many circumstances, such investment opportunities that are not sourced by the Adviser would not be allocated to the Fund, in whole or in part, and such investment opportunities could be allocated solely or disproportionately to such other funds or accounts, unless the sourcing party offers the opportunity to the Adviser for other funds or accounts (including the Fund) to participate. In addition, from time to time, sponsors of the Fund’s potential portfolio investments could determine which funds or
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accounts could participate in investment opportunities sourced by the Adviser, and any such determination could differ from the allocation the Adviser would have made under its Allocation Policy.
To the extent the investment focus of any other funds and accounts managed by the Adviser may overlap with the investment focus of the Fund, not all investment opportunities suitable for the Fund will be allocated to the Fund and, in some instances, the Fund will be allocated less of an investment opportunity than would otherwise be the case absent such other funds and accounts. In addition to the other relevant factors considered under the Allocation Policy as described above, there could also be commercial, structural, regulatory, legal (including the 1940 Act or ERISA), or other reasons that could cause the Adviser to determine that a prospective investment is not appropriate for the Fund. The Fund can invest in opportunities that other funds or accounts managed by the Adviser or an affiliated adviser have declined or could decline to invest in opportunities in which other funds or accounts managed by the Adviser or an affiliated adviser have invested or will invest.
The classification of an investment opportunity as appropriate or inappropriate for the Fund or any other funds or accounts managed by the Adviser will be made by the Adviser, in good faith, at the time of purchase and will govern in this regard. This determination frequently will be subjective in nature. Consequently, the Adviser could determine that an investment opportunity is more appropriate for another fund or account, and such investment could be allocated to such other fund or account.
Notwithstanding the foregoing, any funds or accounts managed by the Adviser for which the limited partners or underlying clients of such funds or accounts source investment opportunities or which result from relationships of the limited partners or underlying clients of such funds or accounts will be entitled to investment priority with respect to such investor-sourced deals.
The Adviser can receive different amounts or structure of compensation from the Fund and other funds or accounts managed by the Adviser in the future with similar investment objectives as the Fund. The Adviser could have an incentive to favor other funds or accounts from which it receives higher compensation in making its allocation decisions.
Robinhood employees and their family members can own investments in companies in which the Fund invests, and such jointly-held investments could lead to conflict of interests. Robinhood will seek to mitigate these conflicts through its Code of Ethics and other applicable policies and procedures.
Regulatory Restrictions, Affiliated Transactions and Position Limits
The Adviser and the Fund intend to apply for an exemptive order from the SEC that, if granted, would expand the Fund’s ability to invest alongside its affiliates, including certain affiliates of the Adviser, in privately placed investments that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms) (“Co-Investments”), subject to certain terms and conditions (the “Co-Investment Order”).
If the Co-Investment Order is granted, the Adviser will not cause the Fund to engage in Co-Investments except in reliance on the Co-Investment Order or unless such investments otherwise qualify for another 1940 Act exemption or are entered into in accordance with interpretations of Section 17(d) and Rule 17d-1 as expressed in SEC no-action letters or other available guidance, including aggregated transactions where only price-related terms of the private placement security to be purchased are negotiated by the Adviser.
The Adviser’s investment allocation policies and procedures can be revised at any time without notice to, or consent from, the Shareholders.
The Fund, together with interests held by other advisory clients of the Adviser, may be limited from owning or controlling, directly or indirectly, interests in certain Private Vehicles or other issuers that equal or exceed 5% of such issuer’s outstanding voting securities and may be limited in its ability to transact with such issuers. In addition, the Fund may seek to invest in a Private Vehicle’s non-voting securities and, together with interests held by other advisory say clients of the Adviser, may be limited in the amount it can invest. Such limitations are intended to ensure that an underlying Private Vehicle not be deemed an “affiliated person” of the Fund for purposes of the 1940 Act, which may impose limits on the Fund’s dealings with the Private Vehicle and its affiliated persons. As a
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general matter, however, it is not expected that the Fund will have an ability to vote to appoint, remove or replace the general partner of the Private Vehicles in which the Fund invests. Notwithstanding these limitations, under certain circumstances the Fund could become an affiliated person of a Private Vehicle or another issuer. In such circumstances, the Fund may be restricted from transacting with the Private Vehicle or its portfolio companies absent an applicable exemption (whether by rule or otherwise).
Leverage available to the Fund could be limited as a result of allocations of available leverage to other funds managed by the Adviser
Many banks limit their exposure to all funds under management by a single manager and accordingly the Fund and other funds and accounts managed by the Adviser could be limited in the amount they can borrow from a particular bank. The Adviser has discretion to determine the appropriate amount of leverage to make available to the Fund (subject to oversight by the Board) and any such other funds and accounts under any credit line or lines. As a result, the Fund may not employ leverage in pursuit of its investment strategies or may use less leverage than it otherwise would have had the Adviser ultimately determined not to use leverage with other funds or accounts it manages. Such a determination could adversely impact the Fund or could otherwise result in such other funds or accounts achieving returns that are better than the returns achieved by the Fund.
Warehousing conflicts
In certain circumstances, subject to applicable laws and applicable agreements, the Fund could acquire an investment from unaffiliated third parties that have acquired the investment with the expectation of selling or reallocating a portion of such investment to the Fund. In such circumstances, the Fund may pay more to acquire the investment than the Fund would have paid had the Fund initially made the investment.
Similarly, in certain circumstances, subject to applicable law, the Fund could initially acquire or agree to acquire an investment with the expectation of eventually selling or reallocating a portion of such investment to unaffiliated third-parties, including for temporary purposes in connection with any rebalancing of the Fund’s portfolio.
There can be no assurance that the Fund will be successful in subsequently selling or reallocating such portion of such investment, and the Fund could consequently hold a greater concentration and have more exposure to such investment (and its related expenses) than was initially intended, which could reduce the Fund’s overall investment returns. Furthermore, if such investment is not consummated, the Fund could bear all of the related broken-deal expenses, including expenses related to the portion of the proposed investment it had expected to sell. In addition, to the extent the Fund sells a portion of an investment to an unaffiliated third party in connection with a rebalancing, there is no guarantee that the Fund will be able to repurchase such investment from that third party should it later wish to do so.
The Fund could make strategic investments that do not perform as well as investments made by any other Robinhood-managed funds and accounts in the future
The Fund could make strategic investments as determined by the Adviser that have the potential for generating future investment opportunities for the Fund and/or other funds and accounts managed by the Adviser in the future, and the Adviser expects to primarily consider the potential for such future investment opportunities in its evaluation of, and decision to cause the Fund to make, such strategic investments. Such investments could, for example, adversely impact the Fund’s ability to participate in other investments that would have been more advantageous to the Fund and might not perform as well as investments made by other funds and accounts managed by the Adviser in the future. Strategic investments will be selected primarily because such investments are expected to increase the likelihood of generating investment opportunities. Future investment opportunities attributable to such strategic investments will be allocated among the Fund and any other funds and accounts managed by the Adviser in accordance with the Adviser’s Allocation Policy, and the Fund will not have any investment priority over any other funds or accounts with respect to any such opportunities. Furthermore, the Fund could choose not to participate in such investment opportunities, if and when they arise, and, to the extent such opportunities would cause the Fund to be in breach of its investment restrictions or would require an investment in excess of the Fund’s available capital,
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such opportunities could be allocated in full to other funds or accounts. As such, the Fund ultimately might not participate in such future investment opportunities if and when they arise.
The Fund could pay finders fees in connection with deal sourcing
Any finders, placement, brokerage, and other similar fees (or an allocable portion thereof) incurred in connection with sourcing portfolio investments will be payable by the Fund. One possible source of portfolio investments is Shareholders or prospective Shareholders of the Fund or investors in other funds or accounts managed by the Adviser, and such persons may, to the extent permitted by law, be paid finders or other similar fees.
Possession of material non-public information could restrict the Fund’s investment activities
In connection with the management of the Fund or other funds or accounts managed by the Adviser, Robinhood could come into possession of material, non-public information in respect of certain portfolio companies or could otherwise become an “insider” with respect to such companies. The Adviser has not established information barriers between its internal investment teams. Trading by the Adviser on the basis of such information, or improperly disclosing such information, or trading while the Adviser has such “insider” status, can be restricted pursuant to applicable law and/or internal policies and procedures adopted by the Adviser to promote compliance with applicable law. Accordingly, the possession of inside information or insider status with respect to such portfolio companies will likely significantly constrain the Fund’s investment activities with respect to such portfolio companies. In particular, due to possession by the Adviser of such information or status in respect of companies in respect of which the Fund holds publicly traded securities or (to the extent permitted) is targeting investment in such securities, the Fund is not likely to be able to initiate a purchase or sale transaction involving such securities other than in very limited circumstances, which could adversely impact the Fund. The Fund could also be subject to contractual “stand-still” obligations, “non-circumvent” obligations and/or confidentiality obligations that restrict its ability to trade in such securities. In certain circumstances, the Adviser could engage an independent agent to dispose of securities of issuers in which the Adviser is deemed to have material non-public information on behalf of the Fund. Such independent agent could dispose of the relevant securities for a price that could be lower than the Fund’s valuation of such securities.
The Adviser could outsource services it has previously performed in-house
In the future, services that the Adviser has previously performed in-house for the Fund or other funds or accounts could be outsourced in whole or in part to third parties in the sole discretion of the Adviser. Such outsourced services could include, without limitation, accounting, tax, compliance, investment and operational due diligence, trade settlement, information technology, or legal services. Outsourcing may not occur uniformly for all funds and accounts managed by the Adviser and, accordingly, certain costs could be incurred by the Fund through the use of third-party service providers that are not incurred for comparable services used by other funds or accounts managed by the Adviser. The decision by the Adviser to initially perform particular services in-house for the Fund will not preclude a later decision to outsource such services, or any additional services, in whole or in part to third parties. The Adviser is permitted to treat the costs, fees, or expenses of any such third-party service providers as Fund expenses borne by the Fund or, in certain circumstances where the Adviser deems it appropriate (e.g., in connection with the transfer of any Shares of the Fund), as costs, fees and expenses borne in whole or in part by one or more Shareholders.
The Adviser expects to charge for certain non-investment services performed by in-house personnel
It is anticipated that the Fund (and potentially a portfolio company or proposed portfolio company of the Fund) will be charged amounts in connection with the provision of non-investment services by in-house non-investment personnel of the Adviser in the sole discretion of the Adviser, taking into account factors that it reasonably believes to be appropriate in the circumstances. A decision by the Adviser to initially perform particular services in-house for the Fund without charging the Fund will not preclude a later decision to charge the Fund for such services, either in whole or in part.
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Potential conflicts with respect to service providers
The Fund and any other funds or accounts managed by the Adviser may hold equity or debt investments in certain service providers (including, without limitation, accountants, administrators, valuation agents, lenders, bankers, brokers, attorneys, consultants, placement agents and other advisors and agents) that provide or may in the future be engaged to provide services to the Fund or the Adviser or its affiliates. In addition, the Fund may invest in service providers that provide or may in the future be engaged to provide such services to other funds or accounts managed by the Adviser, or that otherwise have business, personal, financial, or other relationships with the Adviser, its affiliates, other funds or accounts managed by the Adviser or an affiliated adviser or their respective portfolio companies. Such service providers could also be investors in the Fund, other funds or accounts managed by the Adviser or their respective portfolio companies, affiliates of the Adviser, sources of investment opportunities or co-investors or counterparties therewith. Additionally, employees of the Adviser could have family members or relatives employed by such service providers. Subject to the limitations of the 1940 Act and SEC guidance, these service providers and their affiliates could contract with or enter into custodial, financial, banking, administration, valuation, advising, brokerage, placement agency or other arrangements or transactions with the Fund, the Adviser or its affiliates, any investor in the Fund, or any portfolio company in which the Fund has made an investment. These relationships could influence the Adviser or its affiliates in deciding whether to select or recommend such a service provider to perform services for the Fund or a portfolio company. If the Fund or any other funds or accounts managed by the Adviser invest in a company which provides services to the Fund, any other funds or accounts managed by the Adviser or any of their respective portfolio companies, to the extent permitted under the 1940 Act and applicable exemptive rules and SEC no-action letters, (i) the cost of such services will generally be borne directly or indirectly by the Fund or such other funds or accounts or their respective portfolio companies, as applicable, and (ii) any fees paid to such service providers in connection therewith will not offset Management Fees borne by the Fund. To the extent the Fund makes a portfolio investment in any such company, it is possible that actions taken by the Fund in a distressed situation as a debt holder could adversely impact such company and the funds or accounts or their portfolio companies that such company provides services to (and vice versa, where other funds or accounts managed by the Adviser hold equity or debt investments in such companies that provide services to the Fund or its portfolio companies). These relationships could also preclude the Adviser from taking actions it would otherwise have taken on behalf of the Fund to the extent the Adviser determines such action would be detrimental to one or more of the other funds and accounts it manages or their portfolio companies.
Service providers could charge different rates or have different arrangements
Service providers often charge different rates or have different arrangements for specific types of services. For example, the fee for a particular type of service can vary based on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by the Fund are different from those used by the Adviser, other funds or accounts managed by the Adviser, their portfolio companies, or their respective affiliates, any of the foregoing could pay different amounts or rates than those paid by the Fund with respect to any particular service provider. Even if the type of service used by the Fund is the same as those services used by the Adviser, other funds or accounts managed by the Adviser, their portfolio companies, or their respective affiliates, the Fund and such other parties could enter into different arrangements or pay different amounts or rates with the same service providers for the same services.
Valuation can create conflicts of interest
The value of the Fund’s investments will be determined by the Adviser in accordance with the Fund’s valuation procedures and the Adviser’s valuation policies. Accordingly, the carrying value of an investment might not reflect the price at which the investment could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. The valuation of investments will affect the amount and timing of the Management Fee. The valuation of investments could also affect the ability of Adviser to raise successor funds to the Fund because prospective investors are likely to consider performance of the Fund in making any investment decisions with respect to a successor fund. As a result, there could be circumstances where the Adviser is incentivized to determine valuations that are higher than the actual fair value of investments.
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Although the Fund does not make carried interest distributions, it will invest in Private Vehicles and direct investments in which a third-party manager may receive carried interest distributions, as well as make investments alongside other funds and accounts that may pay carried interest distribution to the Adviser, its personnel and/or associated persons. The treatment of carried interest is subject to special U.S. federal income tax rules that could result in the third-party managers (or the Adviser, to the extent that it has influence over such investments) being incentivized to structure, hold and/or sell portfolio investments in a manner that takes into account the U.S. tax treatment of any carried interest, which could adversely impact the Fund. In many cases the Adviser will not be in a position to dictate how or when a portfolio investment is realized, however, such misalignment of interest could exist at the level of the underlying portfolio investments and carried interest or other profit participations payable to their respective sponsors.
Robinhood Ventures professionals can engage in other activities unrelated to the Fund
The relevant personnel of Robinhood Ventures will devote that portion of their business time to the affairs of the Fund necessary for the proper performance of their duties. Other investment and financial services activities of the Adviser and its affiliates are likely to require those individuals to devote substantial amounts of their time to matters unrelated to the business of the Fund.
Shareholders could have relationships with the Adviser and its affiliates outside of the Fund
Shareholders could make investments in other funds and accounts managed by the Adviser and its affiliates, and the Adviser and/or its affiliates may provide services to Shareholders other than in their respective capacities (and/or in addition to their respective capacities) as Shareholders of the Fund. These arrangements could take into account the scope of the broader relationship of such Shareholders (or of their affiliates or other related or associated persons) with the Adviser and its affiliates, including the Shareholders’ (or such affiliates’ or other related persons’) investment in the Fund, and could provide more favorable economic, governance, or other terms to such Shareholders as a whole or with respect to some or all investments in the Adviser’s funds and accounts. These arrangements will not be disclosed to other Shareholders or otherwise be made available to other Shareholders.
Shareholders can have conflicting investment, tax and other interests with respect to their investments in the Fund
Shareholders can have conflicting investment, tax, and other interests with respect to their investments in the Fund. The conflicting interests of individual Shareholders can relate to or arise from, among other things, the nature of investments made by the Fund, the structuring or the acquisition of investments and the timing of disposition of investments. It is also possible that the Fund or the Fund’s portfolio companies will be counterparties to or participants in agreements, transactions or other arrangements with a Shareholder or an affiliate of such Shareholder. As a consequence, conflicts of interest could arise in connection with the decisions made by the Adviser, including with respect to the nature or structuring of investments that could be more beneficial for one investor than for another investor, especially with respect to investors’ individual tax situations. In addition, the Fund could make investments that could positively or negatively impact other investments made by a Shareholder or an affiliate of such Shareholder. Likewise, other investments by Shareholders and their affiliates could positively or negatively impact investments by the Fund. In selecting and structuring investments appropriate for the Fund, the Adviser will consider the investment and tax objectives of the Fund and its Shareholders as a whole, not the investment, tax or other objectives of any Shareholder individually.
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CODE OF ETHICS
The Fund, the Adviser and the Fund’s underwriter, have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to these codes may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund, so long as such investments are made in accordance with the applicable code’s requirements. The codes of ethics are included as exhibits to the registration statement of which this SAI forms a part. In addition, the codes of ethics are available on the EDGAR database on the SEC’s website at https://www.sec.gov. Shareholders may also obtain copies of each code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.
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PROXY VOTING POLICIES AND PROCEDURES
The Fund’s investments in Private Vehicles do not typically convey traditional voting rights, and the occurrence of corporate governance or other consent or voting matters for these types of investments is substantially lower than that encountered in connection with registered equity securities. On occasion, however, the Fund may receive notices or proposals from the Private Vehicles in which it invests seeking the consent of or voting by holders, and may also receive proxies relating to other investments held by the Fund, including registered equity securities. The Board has delegated to the Adviser proxy voting authority with respect to the Fund’s portfolio securities. The proxy voting policies and procedures of the Adviser are described below.
The Adviser’s policies and procedures are reasonably designed to seek to ensure that the Adviser votes proxies in the best interest of the Fund and addresses how it will resolve any conflict of interest that may arise when voting proxies. The Adviser will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by its clients. Although the Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such proposals if there exist compelling long-term reasons to do so.
Decisions on how to vote a proxy generally are made by the Adviser’s Portfolio Manager. The Adviser seeks to vote in a prudent and timely fashion and only after careful evaluation of any proposal presented on a proxy ballot. The Adviser intends to consider all factors it considers relevant, including, but not limited to, the implications of changes in corporate governance structures, adoption of, or amendments to, compensation plans and matters involving social issues or corporate responsibility. The Adviser seeks to avoid direct or indirect conflicts of interest raised by exercising its voting discretion and considers only those factors that relate to its client’s investment and its investment objectives, and may determine that abstaining on a proposal may be in the best interests of the client.
Information regarding how the Adviser voted proxies related to the Fund’s portfolio holdings during the most recent 12-month period ending June 30 will be available, without charge, upon request by calling 877-389-1648, e-mailing rhv-disclosures@robinhood.com, and on the SEC’s website at www.sec.gov.
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PORTFOLIO TRANSACTIONS
Investments that the Fund makes are generally investments in private companies or purchases in private placements and generally do not involve brokers. The Fund may use brokers to sell public stock received when a private company completes an IPO, or received in the form of stock distributions from underlying partnerships. In addition, the Fund may use brokers to sell interests in private funds.
Subject to policies established by the Board, the Adviser is primarily responsible for the execution of any securities transactions in the Fund’s portfolio and the Fund’s allocation of finders, placement, brokerage, and other similar fees. When selling securities, the Fund generally sells through a diversified group of finders, placement agents, brokers, and other intermediaries, which for traded securities are selected on the basis of best price and execution. Soft dollar arrangements are not utilized for this purpose.
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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of material U.S. federal income tax considerations affecting the Fund and the ownership and disposition of Shares, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire Shares. This discussion applies only to initial investors who hold Shares as capital assets for tax purposes. This discussion does not address federal estate, state, local and non-U.S. tax consequences, any alternative minimum tax consequences or any consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. In addition, it does not describe all of the tax consequences that may be relevant to investors subject to special rules, such as:
•certain banks or financial institutions;
•insurance companies;
•certain dealers and traders in securities or commodities that use a mark-to-market method of tax accounting;
•investors holding Shares as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar;
•Non-U.S. Shareholders who own, or have owned, actually or constructively, more than 5% of the Shares;
•entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes;
•tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively;
•regulated investment companies; or
•real estate investment trusts.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If an investor is a partnership holding Shares or a partner in such a partnership, such investor should consult its tax advisor as to the particular U.S. federal tax consequences of holding and disposing of Shares to them.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury Regulations, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. Persons considering the purchase of Shares should consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of Shares in their particular circumstances.
Tax Treatment of the Fund as a “C” Corporation
Until such time as the Fund elects to be treated, and qualifies, as a RIC, and for any other period in which the Fund fails to qualify as a RIC, the Fund will be taxed as a “C” corporation for U.S. federal income tax purposes and will therefore be subject to corporate-level federal income tax on all of the Fund’s income at rates applicable to corporations (currently 21%). Any such U.S. corporate income tax could materially reduce cash available to make distributions on Shares. The Fund will not be able to deduct distributions to Shareholders, nor will the distributions be required to be made. Distributions made prior to such election to be treated as a RIC, to the extent of the Fund’s current and accumulated earnings and profits, are taxable to the Fund’s Shareholders and, provided certain customary limitations and restrictions are met, distributions to non-corporate U.S. Shareholders could qualify for treatment as “qualified dividend income” at favorable rates applicable to long-term capital gains. Subject to customary limitations and restrictions, dividends paid to corporate U.S. Shareholders will be eligible for the
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dividends-received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits will be treated first as a return of capital to the extent of a Shareholder’s tax basis, and any remaining distributions will be treated as a capital gain. The Fund intends to elect to be treated as a RIC as of the Fund’s First Post-IPO Tax Year, and will be required to satisfy the RIC qualification requirements for that year and to distribute any earnings and profits from any year in which the Fund was not a RIC as discussed below in “Conversion to a Regulated Investment Company.” Except as stated otherwise, the remainder of this discussion assumes the Fund will elect to be treated as a RIC.
Election to be Taxed as a Regulated Investment Company
Following this initial public offering of the Fund’s Shares, the Fund intends to elect to change its taxable year to a taxable year ending March 31. The Fund intends to elect to be treated and intends to qualify each year as a RIC under Subchapter M of the Code, commencing with its taxable year ending March 31, 2026. The Fund was not treated as a RIC for its first taxable year ending December 31, 2025, and was instead treated as a “C” corporation for U.S. federal income tax purposes during such period. The Fund therefore was subject to federal income tax at regular corporate rates for the taxable year ending December 31, 2025. The Fund will likewise be treated as a “C” corporation for U.S. federal income tax purposes, and will be subject to federal income tax at regular corporate rates, for its current taxable year, which will end on the date the sale of Shares pursuant to this initial public offering closes.
Conversion to a Regulated Investment Company
The Fund intends to elect to be treated as a RIC under Subchapter M of the Code as of the Fund’s First Post-IPO Tax Year. As noted above, prior to the effective date of the Fund’s RIC election, the Fund will be taxable as a “C” corporation under Subchapter C of the Code. The Fund anticipates that, on the effective date of that election, the Fund may hold assets with “built-in gain,” which are assets whose fair market value as of the effective date of the election exceeds their tax basis. The Fund intends to elect to recognize all of its built-in gain at the time of its conversion and pay tax currently on the built-in gain. Absent the foregoing election, the Fund would pay tax on such built-in gain in any asset sold in a taxable transaction during the five-year period beginning on the first day of its first taxable year as a RIC. The amount of this tax would vary depending on the assets that are actually sold by the Fund in this five-year period, the actual amount of net built-in gain or loss present in those assets as of the effective date of the Fund’s election to be treated as a RIC and effective tax rates. Recognized built-in gains that are ordinary in character and the excess of short-term capital gains over long-term capital losses will be included in the Fund’s investment company taxable income, and generally the Fund must distribute annually at least 90% of any such amounts (net of corporate taxes the Fund pays on those gains) in order to be eligible for RIC tax treatment. Any such amount distributed likely will be taxable to Shareholders as ordinary income. Built-in gains (net of taxes) that are recognized within the five-year period and that are long-term capital gains likely will also be distributed (or deemed distributed) annually to the Fund’s Shareholders. Any such amount distributed (or deemed distributed) likely will be taxable to Shareholders as capital gains.
One requirement to qualify as a RIC is that, by the end of the Fund’s first taxable year as a RIC, the Fund must have eliminated the earnings and profits accumulated while the Fund was taxable as a “C” corporation. The Fund intends to accomplish this by paying to Shareholders in the taxable year for which the Fund makes a RIC election a cash dividend representing all of the Fund’s accumulated earnings and profits for the period from the Fund’s inception through the end of the prior taxable year. The determination of these accumulated earnings and profits will take into account the distribution described below and is therefore expected to be minimal. The Fund declared a distribution of $8,185,660 to its sole shareholder of record on March 4, 2026, Robinhood. This distribution is expected to eliminate all or substantially all of the Fund’s current and accumulated earnings and profits through the end of the Fund’s tax year that will end on the closing date of the initial public offering.
The Fund did not have significant income or make distributions during the taxable year ending December 31, 2025.
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Taxation as a Regulated Investment Company
To qualify as a RIC, the Fund must, among other things, (i) derive in each taxable year at least 90% of its gross income from dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in stock, securities or currencies, or net income derived from an interest in a “qualified publicly traded partnership” (a “QPTP”); and (ii) diversify its holdings so that, at the end of each quarter of each taxable year the following two requirements are met. First, at least 50% of the market value of its total assets is represented by cash and cash items, U.S. Government securities, the securities of other RICs and securities of non-RIC issuers that meet the following criteria: the securities of the non-RIC issuer owned by the Fund do not represent (A) more than 5% of the value of the Fund’s total assets or (B) more than 10% of the outstanding voting securities of such issuer (subject to the exception described below). Second, not more than 25% of the market value of the Fund’s total assets is invested in securities (other than U.S. Government securities and the securities of other regulated investment companies) (A) of any one issuer, (B) of any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses, or (C) of one or more QPTPs. The Fund may generate certain income that might not qualify as qualifying income for purposes of the 90% annual gross income requirement described above. The Fund will monitor its transactions to endeavor to prevent disqualification as a RIC.
If the Fund fails to satisfy the 90% annual gross income requirement or the asset diversification requirements discussed above in any taxable year, it may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and certain additional conditions are met, in which case an additional penalty tax would be payable with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the asset diversification requirements where the Fund corrects the failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of the Fund’s income would be subject to corporate-level U.S. federal income tax as described below. The Fund cannot provide assurance that it would qualify for any such relief should it fail the 90% annual gross income requirement or the asset diversification requirements discussed above.
As a RIC, in any taxable year with respect to which the Fund timely distributes at least 90% of the sum of:
•its investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gain over net long-term capital loss and other taxable income (other than any net capital gain), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid; and
•net tax exempt interest income (which is the excess of the Fund’s gross tax exempt interest income over certain disallowed deductions)
(collectively, the “Annual Distribution Requirement”), the Fund (but not its Shareholders) generally will not be subject to U.S. federal income tax on investment company taxable income and net capital gain (generally, net long-term capital gain in excess of short-term capital loss) that it distributes to its Shareholders. However, due to limits on the deductibility of certain expenses, the Fund may, in certain years, have aggregate taxable income subject to the Annual Distribution Requirement that is in excess of the aggregate net income actually earned by it in those years.
To the extent that the Fund meets the Annual Distribution Requirement but retains its net capital gains for investment or any investment company taxable income, the Fund will be subject to U.S. federal income tax on such income at the regular corporate income tax rates. The Fund may choose to retain its net capital gains for investment or any investment company taxable income, and pay the associated federal corporate income tax, including the federal excise tax described below.
A 4% U.S. federal excise tax is imposed on a RIC if the RIC does not meet certain additional distribution requirements for each calendar year. To avoid this tax, the Fund must distribute (or be deemed to have distributed) during each calendar year an amount equal to the sum of:
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•at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year;
•at least 98.2% of the amount by which the Fund’s capital gains exceed its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year; and
•certain undistributed amounts from previous years on which the Fund paid no U.S. federal income tax (collectively, the “Excise Tax Exemption Requirement”).
While the Fund generally intends to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% federal excise tax, sufficient amounts of its taxable income and capital gains may not be distributed to avoid entirely the imposition of the tax. In that event, the Fund will be liable for the tax only on the amount by which it does not meet the Excise Tax Exemption Requirement.
If, in any particular taxable year, the Fund does not satisfy the Annual Distribution Requirement or fails to qualify as a RIC (for example, because the Fund fails the 90% annual gross income requirement described above), and relief is not available as discussed above, all of the Fund’s taxable income (including its net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to Shareholders, and distributions generally will be taxable to the Shareholders as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits.
If the Fund realizes a net capital loss during any year in which it is a RIC, the excess of its net short-term capital loss over its net long-term capital gain would be treated as a short-term capital loss arising on the first day of its next taxable year and the excess of the Fund’s net long-term capital loss over its net short-term capital gain would be treated as a long-term capital loss arising on the first day of its next taxable year. If future capital gain is offset by carried forward capital losses, such future capital gain is not subject to fund-level U.S. federal income tax, regardless of whether amounts corresponding to such gain are distributed to Shareholders. Accordingly, the Fund does not expect to distribute any such offsetting capital gain. A RIC cannot carry back or carry forward any net operating losses to offset its investment company taxable income.
The Fund’s Investments
Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things:
•disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, net capital losses, business interest expenses and certain underwriting and similar fees;
•convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income;
•convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited);
•cause the Fund to recognize income or gain without a corresponding receipt of cash;
•adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur;
•adversely alter the characterization of certain complex financial transactions; and
•produce income that will not qualify for purposes of the 90% annual gross income requirement described above.
The Fund will monitor its transactions and may make certain tax elections, borrow money or dispose of securities (even if it is not advantageous to dispose of such securities) to mitigate the effect of these rules, prevent its disqualification as a RIC and prevent or mitigate imposition of corporate-level U.S. federal income tax. However, no assurance can be given as to the Fund’s eligibility for any such tax elections or that any such tax elections that are made will fully mitigate the effects of these rules.
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Investments the Fund makes in securities issued at a discount or providing for deferred interest or PIK interest may be subject to special tax rules that will affect the amount, timing and character of distributions to Shareholders. For example, if the Fund buys a debt security whose “stated redemption price at maturity” (generally, the sum of all payments required under the note other than payments of “qualified stated interest”, which generally is stated interest that is unconditionally payable in cash or in property other than debt instruments of the issuer at least annually at a single fixed rate) exceeds its issue price by an amount that does not satisfy a de minimis test, the Fund will generally be required to accrue the excess amount on a daily basis in accordance with a constant yield-to-maturity method (unless otherwise accelerated) and to distribute such income on a timely basis each year (in advance of receipt of corresponding cash) to maintain the Fund’s tax treatment as a RIC and to avoid U.S. federal income and excise taxes. Because in these and certain other circumstances the Fund may recognize income before or without receiving cash representing such income or incur expenses that are not fully deductible for tax purposes, the Fund may have difficulty making distributions in the amounts necessary to satisfy the requirements for avoiding U.S. federal income and excise taxes. Accordingly, the Fund may have to sell some of the Fund’s investments at times the Fund would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify for RIC tax treatment and thereby be subject to corporate-level income tax.
Furthermore, a portfolio company in which the Fund invests may face financial difficulty that requires the Fund to work out, modify or otherwise restructure the Fund’s investment in the portfolio company. Any such restructuring may result in unusable capital losses and future non-cash income. Any such restructuring may also result in the Fund’s recognition of a substantial amount of non-qualifying income for purposes of the 90% gross income requirement or the Fund receiving assets that would not count toward the asset diversification requirements.
Gain or loss recognized by the Fund from warrants acquired by it as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long the Fund held a particular warrant.
If the Fund invests in foreign securities, it may be subject to withholding and other foreign taxes with respect to those securities. Shareholders will generally not be entitled to claim a U.S. foreign tax credit or deduction with respect to foreign taxes paid by the Fund.
If the Fund acquires shares in a “passive foreign investment company” (a “PFIC”), the Fund may be subject to U.S. federal income tax (plus an interest charge) on a portion of any “excess distribution” or gain from the disposition of such shares even if such amounts are distributed by the Fund to Shareholders. If the Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing treatment, the Fund will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to it. Alternatively, subject to certain limitations, the Fund can elect to mark-to-market at the end of each taxable year its shares in a PFIC; in this case, the Fund will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. The Fund’s ability to make either election will depend on factors beyond its control. Under either election, the Fund may be required to recognize in a year income in excess of distributions it receives from PFICs and proceeds it receives from dispositions of PFIC stock during that year, and such income will nevertheless generally be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% excise tax.
If the Fund directly or indirectly holds 10% or more of the shares (by vote or value) in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), the Fund may be required to include in its gross income its pro rata share of such CFC’s “subpart F income” and “Net CFC Tested Income,” whether or not the corporation makes an actual distribution during such year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or constructively) by U.S. shareholders. A “U.S. shareholder”, for purposes of this paragraph, is any U.S. person that possesses (directly, indirectly or constructively) 10% or more of the combined voting power of all classes of shares or 10% or more of the value of a corporation. If the Fund is required to include its pro rata share of “subpart F income” or “Net CFC Tested Income” in its gross income for a taxable year, the Fund will be required to include such income in its investment company taxable income regardless of whether it receives any actual
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distributions from such CFC, and the Fund must distribute an amount equal to such income to satisfy the Annual Distribution Requirement and the Excise Tax Exemption Requirement.
Although the Code generally provides that income inclusions from QEFs and inclusions of subpart F income and Net CFC Tested Income from CFCs will be qualifying income for purposes of the 90% gross income requirement to the extent such income is distributed to a RIC in the year it is included in the RIC’s income, the Code does not specifically provide whether income inclusions from a QEF or inclusions of subpart F income and Net CFC Tested Income during the RIC’s taxable year with respect to which no distribution is received would be qualifying income for the 90% gross income requirement. The U.S. Treasury, however, has issued regulations that treat such income as qualifying for purposes of the 90% gross income requirement, provided the income is derived with respect to a corporation’s business of investing in stock, securities or currencies.
The Fund’s functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income, expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or pays such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also generally treated as ordinary income or loss.
If the Fund borrows money, the Fund may be prevented by loan covenants from declaring and paying dividends in certain circumstances. Limits on the Fund’s ability to pay dividends may prevent it from meeting the Annual Distribution Requirement, and may, therefore, jeopardize the Fund’s qualification for taxation as a RIC, or subject it to the 4% excise tax.
Moreover, the Fund’s ability to dispose of assets to meet its distribution requirements may be limited by (i) the illiquid nature of the Fund’s portfolio and (ii) other requirements relating to its status as a RIC, including the asset diversification requirements. If the Fund disposes of assets to meet the Annual Distribution Requirement, the asset diversification requirements, or to reduce or eliminate the 4% excise tax, it may make such dispositions at times that, from an investment standpoint, are not advantageous.
Even if the Fund is authorized to borrow funds and/or to sell assets in order to satisfy distribution requirements, under the 1940 Act, it is not permitted to make cash distributions to its Shareholders while its debt obligations and senior securities are outstanding unless certain “asset coverage” tests are met. This may also jeopardize the Fund’s qualification for taxation as a RIC or subject the Fund to the 4% excise tax.
Some of the income that the Fund might otherwise earn, such as income recognized in a work out or restructuring of a portfolio investment, may cause the Fund not to satisfy the 90% gross income requirement. To manage the risk that such income might disqualify the Fund as a RIC as a result of the Fund failing to satisfy the 90% gross income requirement, one or more of the Fund’s subsidiaries treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income. Such corporations will be required to pay U.S. corporate income tax (and possible state or local tax) on their earnings, which ultimately will reduce the yield to Shareholders on such income and fees.
Failure to Qualify as a RIC
If the Fund were to fail to qualify for treatment as a RIC, and relief is not available as discussed above, the Fund would be subject to tax on all of its taxable income at regular corporate rates, and it would not be able to deduct distributions to Shareholders. Distributions would generally be taxable to Shareholders as ordinary dividend income eligible for reduced maximum rates for non-corporate U.S. Shareholders (as defined below) (subject to certain limitations) to the extent of the Fund’s current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate U.S. Shareholders (as defined below) would be eligible for the dividends received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. If the Fund were to fail to meet the RIC requirements for more than two consecutive years and then to seek to requalify as a RIC, it would be required to recognize gain to the extent of any unrealized appreciation in its
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assets unless it made a special election to pay corporate level tax on any such unrealized appreciation recognized during the succeeding five-year period. The Fund’s qualification and taxation as a RIC depends upon its ability to satisfy, on a continuing basis, through actual, annual operating results, various distribution, income- and asset-related requirements, and other requirements imposed under the Code. No assurance can be given that the Fund will be able to meet the complex and varied tests required to qualify as a RIC or to avoid corporate level tax. In addition, because the relevant laws may change, compliance with one or more of the RIC requirements may become impossible or impracticable.
Dividend Reinvestment Plan
As discussed under “Distributions” in the Prospectus, the timing and amount of our future dividends, if any, will be determined by the Board. In the event that the Fund makes distributions on its Shares, such distributions (net of any applicable U.S. federal withholding tax thereon) will automatically be reinvested into additional Shares pursuant to the Fund’s dividend reinvestment plan (“DRIP”) unless a Shareholder elects to instead receive cash distributions. The automatic reinvestment of distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such distributions. Shareholders who receive distributions in the form of Shares are subject to the same federal, state and local tax consequences as are Shareholders who elect to receive their distributions in cash. More specifically, under the DRIP, a Shareholder will be taxed upon the reinvested amounts as if such Shareholder actually received the distribution in cash and then reinvested the cash in Shares. The tax consequences of the receipt of distributions are discussed below in “Taxation of U.S. Shareholders” and “Taxation of Non-U.S. Shareholders.” A Shareholder’s basis for determining gain or loss upon the sale of Shares received in a distribution from the Fund will be equal to the total dollar amount of the distribution payable to the Shareholder. Any Shares received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which the Shares are credited to the U.S. Shareholder’s account.
Taxation of U.S. Shareholders
As used herein, the term “U.S. Shareholder” means a beneficial owner of Shares that is, for U.S. federal tax purposes:
•a citizen or individual resident of the United States;
•a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
Prospective investors that are not U.S. Shareholders should refer to the section “Non-U.S. Shareholders” below and are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in the Shares, including the potential application of U.S. withholding taxes.
Taxation of Distributions
Distributions the Fund pays on Shares from its ordinary income or from an excess of net short-term capital gain over net long-term capital loss (together referred to hereinafter as “ordinary income dividends”) are generally taxable to U.S. Shareholders as ordinary income to the extent of the Fund’s earnings and profits, whether paid in cash or reinvested in additional Shares. Distributions of the Fund’s net capital gains (which is generally the Fund’s realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by the Fund as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains, regardless of the U.S. Shareholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional Shares. Provided that certain holding period and other requirements are met, ordinary income dividends (if properly reported by the Fund) may qualify (i) for the dividends received deduction available to certain “C” corporations, but only to the extent that the Fund’s income consists of certain qualifying dividend income from U.S. corporations and (ii) in the case of U.S. noncorporate stockholders, as qualified dividend income eligible to be taxed at long-term capital gain rates to the extent that the Fund earns qualified dividend income (generally, dividend
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income from taxable U.S. resident corporations and certain qualified foreign corporations). There can be no assurance as to what portion of the Fund’s distributions will be eligible for the corporate dividends received deduction or for the reduced rates applicable to qualified dividend income. It is anticipated that distributions paid by the Fund generally will not be attributable to dividends and, therefore, generally will not be qualified dividend income.
Distributions in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a U.S. Shareholder’s Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gain to the U.S. Shareholder.
If the Fund retains any net capital gain, it may designate the retained amounts as undistributed capital gain in a notice to U.S. Shareholders. If a designation is made, a U.S. Shareholder would include in income, as long-term capital gain, its proportionate share of the undistributed amounts, but would be allowed a credit or refund, as the case may be, for its proportionate share of the corporate tax paid by the Fund. A U.S. Shareholder that is not subject to U.S. federal income tax or otherwise is not required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for its share of the taxes the Fund paid. In addition, the tax basis of the Shares owned by a U.S. Shareholder would be increased by an amount equal to the difference between (i) the amount included in the U.S. Shareholder’s income as long-term capital gain and (ii) the U.S. Shareholder’s proportionate share of the corporate tax paid by the Fund.
Dividends and other taxable distributions are taxable to the U.S. Shareholders even if they are reinvested in additional Shares. The Fund has the ability to declare a large portion of a dividend in Shares. In August of 2017, the IRS promulgated guidance stating that as long as 20% of the dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Shareholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even if most of the dividend was paid in Shares.
If the Fund pays a U.S. Shareholder a dividend in January which was declared in the previous October, November or December to Shareholders of record on a specified date in one of these months, then the dividend will be treated for tax purposes as being paid by the Fund and received by a U.S. Shareholder on December 31 of the year in which the dividend was declared.
Sale or Other Disposition of Shares
A U.S. Shareholder will recognize gain or loss on the sale or exchange of the Shares in an amount equal to the difference between the U.S. Shareholder’s adjusted basis in the Shares sold or exchanged and the amount realized on their disposition. Generally, gain recognized by a U.S. Shareholder on the sale or other disposition of the Shares will result in capital gain or loss, and will result in a long-term capital gain or loss if the Shares have been held for more than one year at the time of sale. Any loss upon the sale or exchange of the Shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by a U.S. Shareholder. A loss realized on a sale or exchange of the Shares will be disallowed if other substantially identical shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the Shares are disposed of. In this case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Present law taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income.
Non-corporate U.S. Shareholders with income in excess of certain thresholds are, in general, subject to an additional 3.8% surtax on their “net investment income,” which ordinarily includes taxable distributions from the Fund and taxable gain on the disposition of the Shares.
Information Reporting and Backup Withholding
Distributions in respect of the Shares and gross proceeds from the disposition of the Shares are generally subject to information reporting, unless a U.S. Shareholder is an exempt recipient. The Fund (or another applicable withholding agent) may be required to withhold U.S. federal income tax (“backup withholding”), from all taxable
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distributions or such gross proceeds to any non-corporate U.S. Shareholder (i) who fails to furnish the Fund (or the other withholding agent) with a correct taxpayer identification number or a certificate that such U.S. Shareholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies the Fund (or the other withholding agent) that such U.S. Shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under the backup withholding rules is allowed as a credit against the U.S. Shareholder’s U.S. federal income tax liability and may entitle such U.S. Shareholder to a refund, provided that proper information is timely provided to the IRS.
Under U.S. Treasury Regulations, if a U.S. Shareholder recognizes a loss with respect to shares of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. Shareholder must file with the IRS a disclosure statement on Form 8886. Direct stockholders of portfolio securities in many cases are excepted from this reporting requirement, but under current guidance, stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. U.S. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
U.S. Shareholders should consult their tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Shares.
Taxation of Non-U.S. Shareholders
As used herein, the term “Non-U.S. Shareholder” means a beneficial owner of Shares that is, for U.S. federal tax purposes:
•a non-resident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates;
•a foreign corporation; or
•a foreign estate or trust.
A “Non-U.S. Shareholder” does not include a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of disposition. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of Shares.
Whether an investment in the Shares is appropriate for a Non-U.S. Shareholder will depend upon that Non-U.S. Shareholder’s particular circumstances. An investment in the Shares by a Non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders should consult their tax advisors before investing in the Shares.
Taxation of Distributions, Sale or Other Disposition of Shares
Distributions of ordinary income dividends to Non-U.S. Shareholders, subject to the discussion below, will generally be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Fund’s current and accumulated earnings and profits. Different tax consequences may result if the Non-U.S. Shareholder is engaged in a trade or business in the United States (and, if required by an applicable income tax treaty, such Non-U.S. Shareholder conducts such trade or business through a permanent establishment in the United States). Special certification requirements apply to a Non-U.S. Shareholder that is a foreign trust, and such entities are urged to consult their tax advisors.
In general, no U.S. withholding taxes will be imposed on dividends paid by RICs to Non-U.S. Shareholders to the extent dividends are designated as “interest-related dividends” (and the Non-U.S. Shareholder does not own 10% or more, actually or constructively, of the underlying payor of the interest, by vote), or “short-term capital gain dividends.” Under this exemption, interest-related dividends and short-term capital gain dividends generally
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represent distributions of interest or short-term capital gain that would not have been subject to U.S. withholding tax at the source if they had been received directly by a Non-U.S. Shareholder, and that satisfy certain other requirements. No assurance can be given that the Fund will distribute any interest-related or short-term capital gain dividends. In the case of Shares held through an intermediary, the intermediary may withhold even if the Fund reports all or a portion of any of the Fund’s distributions as “interest-related dividends” or “short-term capital gain dividends.”
Actual or deemed distributions of the Fund’s net capital gain to a Non-U.S. Shareholder, and gain recognized by a Non-U.S. Shareholder upon the sale of the Shares, generally will not be subject to U.S. federal withholding tax and will not be subject to U.S. federal income tax unless the distributions or gain, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Shareholder in the United States).
If the Fund distributes its net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Shareholder’s allocable share of the tax it pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Shareholder is not otherwise required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. Shareholder, distributions (both actual and deemed), and gains realized upon the sale of the Shares that are effectively connected with a U.S. trade or business (or, where an applicable treaty applies, are attributable to a permanent establishment in the United States) may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable tax treaty). Accordingly, investment in the Shares may not be appropriate for certain Non-U.S. Shareholders.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends on Shares. A Non-U.S. Shareholder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting in respect of the payment of proceeds from a sale or other disposition of Shares and backup withholding on dividends or on the payment of proceeds from a sale or other disposition of Shares. Compliance with the certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid backup withholding as well. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the Non-U.S. Shareholder’s U.S. federal income tax liability and may entitle the Non-U.S. Shareholder to a refund, provided that the required information is timely furnished to the IRS.
FATCA
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any payments of U.S.-source dividends and the gross proceeds from the sale or other disposition of securities, such as the Fund’s Shares, that can generate U.S.-source dividends or other U.S.-source “fixed or determinable annual or periodical” income to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). The U.S. Treasury has released proposed regulations which, if finalized in their present form, would eliminate the application of the FATCA withholding tax to the gross proceeds of a sale or other disposition of the Fund’s Shares. In its preamble to such proposed regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. An investor should consult its tax advisors regarding the effects of FATCA on its investments in the Fund’s Shares, and the possible impact of these rules on the entities through which such investors hold the Fund’s Shares, including, without
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limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the FATCA withholding tax.
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CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS
Prior to the public offering of the common shares, Robinhood Markets, Inc., (“Robinhood”), an affiliate of the Adviser, purchased common shares from the Fund in an amount satisfying the net worth requirements of Section 14(a) of the Investment Company Act, which requires the Fund to have a net worth of at least $100,000 prior to making a public offering.
As of the date of this SAI, Robinhood owned 100% of the Fund’s Shares and therefore may be deemed to control the Fund until such time as it owns 25% or less of the Fund’s outstanding Shares, which is expected to occur upon the closing of this offering. The address of Robinhood is 85 Willow Road, Menlo Park, California 94025. Robinhood is organized under the laws of the State of Delaware.
On February 12, 2026, the Board approved a stock split such that, immediately before the completion of the initial public offering, each common share of beneficial interest issued and outstanding shall be reclassified, subdivided and changed into such number of Shares such that the NAV per Share plus the sales load per Share equals $25.00 per Share. On March 5, 2026, the Fund effectuated a stock split of the Fund’s Shares pursuant to such approval from the Board. The stock split was determined based on the NAV struck on March 4, 2026. Using the Fund’s NAV per Share as of March 4, 2026 ($24.7011), Shares outstanding (13,885,671) as of March 4, 2026, and the sales load of $0.8750 per Share, each Share of the Fund outstanding as of March 5, 2026 was classified into 1.0239 Shares of beneficial interest.
To the Fund’s knowledge, Robinhood has sole voting and investment power with respect to all of the securities beneficially owned by Robinhood. Robinhood “beneficially owns,” as determined by the rules of the SEC, its Shares. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement.
On February 9, 2026, the Fund entered into the RRA with Robinhood pursuant to which the Fund agreed to file a resale registration statement to register the “Registrable Securities” covered by the RRA. Pursuant to such resale registration statement, Robinhood intends to register all its shares for public resale. The Fund will bear the cost of registering these securities. See “Description of Shares--Registration Rights” for a description of these registration rights.
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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholder and the Board of Trustees of Robinhood Ventures Fund I
Opinion on the Financial Statements
We have audited the accompanying statement of assets and liabilities of Robinhood Ventures Fund I (the “Fund”), including the schedule of investments, as of November 30, 2025, and the related statements of operations, changes in net assets and cash flows and the financial highlights for the period from September 5, 2025 (commencement of operations) through November 30, 2025 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund at November 30, 2025, and the results of its operations, the changes in its net assets, its cash flows, and its financial highlights for the period from September 5, 2025 (commencement of operations) through November 30, 2025, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of the Fund’s internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 2025, by correspondence with the custodian and issuers of privately held investments. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
We have served as the auditor of Robinhood Ventures Fund I since 2025.
New York, New York
January 21, 2026

Robinhood Ventures Fund I
Schedule of Investments
November 30, 2025

Security	Shares	Acquisition Date	Cost	Fair Value
Investments 102.3%(a)
Privately Held Investments 85.2%
Common Stock 7.0%
Financial Services 7.0%
Ramp Business Corporation (Class A Common Stock) (b)(c)(d)(e)	115,402	11/25/2025	$10,386,180	$10,386,180
Total Common Stock (Cost $10,386,180)			10,386,180	10,386,180
Preferred Stock 78.2%
Financial Services 26.6%
Airwallex (Cayman) Limited (Series G Preferred Stock) (b)(c)(d)(e)(f)	1,173,709	11/21/2025	25,000,002	25,000,002
Ramp Business Corporation (Series E-3 Preferred Stock) (b)(c)(d)(e)	162,375	11/21/2025	14,613,750	14,613,750
IT Services 17.9%			39,613,752	39,613,752
Databricks, Inc. (Series K Preferred Stock) (b)(c)(d)(e)	166,666	10/31/2025	24,999,900	26,499,894
Professional Services 33.7%
Mercor.Io Corporation (Series C Preferred Stock) (b)(c)(d)(e)	70,050	10/10/2025	49,999,308	49,999,308
Total Preferred Stock (Cost $114,612,960)			114,612,960	116,112,954
Total Privately Held Investments (Cost $124,999,140)			124,999,140	126,499,134
Money Market Funds 17.1%
First American Government Obligations Fund Class X, 3.86% (g) (Cost $25,480,865)	25,480,865		25,480,865	25,480,865
Total Investments 102.3% (Cost $150,480,005)			$150,480,005	$151,979,999
Liabilities less other Assets (2.3)%				(3,437,310)
Net Assets Applicable to Common Shareholders 100.0%				$148,542,689
__________________
(a)Percentages are a percentage of net asset value.
(b)Investment is a non-controlled, non-affiliated investment as defined by the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act classifies investments based on the level of control that the Fund maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally presumed to be "non-controlled" when the Fund owns 25% or less of the portfolio company's voting securities and "controlled" when the Fund owns more than 25% of the portfolio company's voting securities and/or has the power to exercise control over the management or policies of such portfolio company. The 1940 Act also classifies investments further based on the level of ownership that the Fund maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as "non-affiliated" when the Fund owns less than 5% of a portfolio company's voting securities and "affiliated" when the Fund owns 5% or more of a portfolio company's voting securities (and is not otherwise "controlled"). Except as otherwise indicated, the portfolio company operates in the United States.
(c)Non-income producing security.
(d)Level 3 securities fair valued using significant unobservable inputs.
(e)Restricted investments as to resale. Restricted securities are often purchased in private placement transactions, are not registered under the Securities Act of 1933, may have contractual restrictions on resale and are valued according to the Fund's written valuation procedures and as determined in good faith by the Adviser under the oversight of the Board. The Fund may receive more or less than this valuation in an actual sale and that difference could be material. As of November 30, 2025, there is no expected date for such restrictions to be removed for the Fund's restricted securities. The aggregate value of all restricted securities is $126.5 million, which totals 85.2% of net assets.
(f)This portfolio company is incorporated in Cayman Island and has operations in Singapore and the United States.
(g)Represents 7-day effective yield as of November 30, 2025.
See accompanying Notes to Financial Statements

Robinhood Ventures Fund I
Statement of Assets and Liabilities
November 30, 2025

Assets
Investments at fair value (cost $150,480,005)	$151,979,999
Interest receivable	160,057
Deferred offering costs	1,043,418
Total assets	153,183,474
Liabilities
Due to affiliate	4,150,425
Accrued expenses	175,361
Deferred tax liability	314,999
Total liabilities	4,640,785
Commitments and contingencies (Note 9)
Net Assets	$148,542,689
Net Assets consist of:
Paid-in capital	150,000,000
Total distributable earnings (losses)	(1,457,311)
Net Assets	$148,542,689
Net asset value per share
Common shares outstanding (a)	6,000,000
Net asset value per share	$24.76
__________________
(a)Unlimited shares authorized without par value.
See accompanying Notes to Financial Statements

Robinhood Ventures Fund I
Statement of Operations
For the period September 5, 2025 (Commencement of Operations) through November 30, 2025

Investment Income:
Interest income	$640,062
Total investment income	640,062
Expenses:
Legal expenses	690,018
Consulting expense	25,778
Administrative expense	41,250
Custody expense	1,200
Other expenses	158,725
Income tax expense	79,020
Organization expenses	2,286,377
Total expenses	3,282,368
Net investment loss	(2,642,306)

Net realized gain (loss) and change in unrealized appreciation (depreciation):
Net realized gain (loss) on investments	—
Net change in unrealized appreciation (depreciation) in value of:
Investments	1,499,994
Deferred tax benefit (expense)	(314,999)
Net realized and unrealized gain (loss)	1,184,995
Net decrease in net assets from operations	$(1,457,311)
See accompanying Notes to Financial Statements

Robinhood Ventures Fund I
Statement of Changes in Net Assets
For the period September 5, 2025 (Commencement of Operations) through November 30, 2025

Net assets, September 5, 2025 (Commencement of Operations)
Proceeds from Issuance of Shares	$150,000,000
Net investment income (loss)	(2,642,306)
Net change in unrealized appreciation (depreciation)	1,184,995
Net decrease in net assets from operations	(1,457,311)
Net assets, November 30, 2025	$148,542,689
Capital share activity
Issuance of shares	6,000,000
Shares outstanding, November 30, 2025	6,000,000
See accompanying Notes to Financial Statements

Robinhood Ventures Fund I
Statement of Cash Flows
For the period September 5, 2025 (Commencement of Operations) through November 30, 2025

Cash flows from operating activities
Net decrease in net assets from operations	$(1,457,311)
Adjustments to reconcile net decrease in net assets from operations to net cash used in operating activities:
Purchase of privately held investments	(124,999,140)
(Purchase) sale of money market funds, net	(25,480,865)
Net change in unrealized (appreciation) depreciation	(1,184,995)
Changes in assets and liabilities:
Interest receivable	(160,057)
Due to affiliate	3,107,007
Accrued expenses	175,361
Net cash used in operating activities	(150,000,000)
Cash flows from financing activities
Proceeds from Issuance of Shares	150,000,000
Net cash provided by financing activities	150,000,000
Net increase in cash and cash equivalents	—
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$—
See accompanying Notes to Financial Statements

Robinhood Ventures Fund I
Financial Highlights
For the period September 5, 2025 (Commencement of Operations) through November 30, 2025

The following table includes selected data for a common share outstanding throughout each fiscal period and other performance information derived from the financial statements. Amounts that do not round to $0.01 or $(0.01) per share are presented as $0.00 or $(0.00), respectively. Ratios that do not round to 0.01% or (0.01)% are presented as 0.00% or (0.00)%, respectively. A "– " indicates that the line item was not applicable in the corresponding fiscal period.

Period Ended November 30, 2025
Common Share Net Asset Value, Beginning of Period	$25.00
Income (Loss) From Investment Operations Applicable to Common Shareholders:
Net Investment Income (Loss) (a)	(0.44)
Net Realized and Unrealized Gain (Loss)	0.20
Total From Investment Operations Applicable to Common Shareholders	(0.24)
Common Share Net Asset Value, End of Period	$24.76
Total Return, Common Share Net Asset Value (b)(c)	(0.96)%
Supplemental Data/Ratios(d)
Net Assets Applicable to Common Shareholders, End of Period (in millions)	$148.50
Ratio of Expenses Including Income Tax (Benefit) Expense to Average Net Assets (e)	2.21%
Ratio of Expenses Excluding Income Tax (Benefit) Expense to Average Net Assets	2.16%
Ratio of Net Investment Income (Loss) Including Income Tax Benefit (Expense) to Average Net Assets (e)	(1.78)%
Ratio of Net Investment Income (Loss) Excluding Income Tax Benefit (Expense) to Average Net Assets (f)	(1.73)%
Portfolio Turnover Rate (g)	0%
__________________
(a)Calculated based on the average number of common shares outstanding during each fiscal period.
(b)Total return based on per share NAV reflects the effects of changes in NAV on the performance of the Fund during each fiscal period. Total return based on per share market value assumes the purchase of common shares at the market price on the first day and sale of common shares at the market price on the last day of the period indicated. Distributions, if any, are assumed to be reinvested at prices obtained under the Fund’s distribution reinvestment plan. Results represent past performance and do not indicate future results. Current returns may be lower or higher than the performance data quoted. Investment returns will fluctuate and common shares when sold may be worth more or less than original cost. Ratio is not annualized.
(c)This amount has been revised, due to the correction of an immaterial error, from the previously reported ratio of 0.96%.
(d)Ratios are calculated using average net assets applicable to common shareholders. Ratios are not annualized.
(e)For the period ended November 30, 2025, the Fund accrued $79,020 for income tax expense.
(f)This amount has been revised, due to the correction of an immaterial error, from the previously reported ratio of (1.83)%.
(g)The portfolio turnover rate is calculated using the lesser of year-to-date sales or year-to-date purchases, excluding short-term investments in money market funds, over the average of the invested assets at fair value for the period report. Ratio is not annualized.
See accompanying Notes to Financial Statements

Robinhood Ventures Fund I
NOTES TO THE FINANCIAL STATEMENTS
November 30, 2025
1.    Organization
Robinhood Ventures Fund I (the “Fund”) was organized as a Delaware statutory trust on August 22, 2025, and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end investment company. The Fund is non-diversified for the purposes of the 1940 Act. The Fund is governed by its Board of Trustees (the “Board”).
The Fund’s common shares of beneficial interest, (the “Shares”) are expected to be listed, subject to official notice of issuance, on the New York Stock Exchange (“NYSE”) under the symbol “RVI”. The Fund is authorized to issue an unlimited number of common shares of beneficial interest, without par value. There were 6,000,000 Shares of the Fund outstanding as of November 30, 2025.
In pursuing its investment objective, the Fund will primarily invest, under normal circumstances, in a concentrated portfolio generally consisting of ten or more private companies that, in the view of Robinhood Ventures DE, LLC (the “Adviser”), are “best-in-class” growing companies at the frontiers of their respective sectors and industries (“Frontier Companies”). The Adviser considers a “best-in-class” company to be a company within the Fund’s investable universe that the Adviser believes has one or more competitive advantages relative to other companies in its sector, and the Adviser may consider more than one company within a single competitive sector to be “best-in-class.” The Fund generally will seek to limit its investments in each such Frontier Company to no more than 20% of its assets, measured at the time of purchase. While the Fund targets an initial investment of no more than 20% of its assets in each Frontier Company in which it invests, the value of the Fund’s investments will fluctuate so that any one investment may represent more or less than 20% of the Fund’s assets at any given point in time. The Fund intends to make direct and indirect investments in Frontier Companies.
Capitalized terms not defined herein within the financial statements are defined in the Registration Statement.
2.    Summary of Significant Accounting Policies
The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Fund is an investment company and applies specific accounting and financial reporting requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services-Investment Companies.
(a)Investment Valuation
The vast majority of the Fund’s portfolio investments are expected to be in the form of equity securities that are not publicly traded, and that will accordingly be recorded at fair value as determined in good faith pursuant to the Fund’s valuation policies under the oversight of the Board. Because the Fund’s assets will largely be fair valued, there will be uncertainty as to the value of its portfolio investments. The fair value of securities and other investments that are not publicly traded may not be readily determinable. The Fund will value its securities at fair value according to its written valuation procedures and as determined in good faith by the Adviser under the oversight of the Board.
With respect to portfolio securities and assets of the Fund for which market quotations are not readily available or are deemed not reliable, which are expected to represent a substantial portion of the Fund’s investments, the Fund will value such securities at fair value according to its written valuation procedures and as determined in good faith by the Adviser, which has been appointed the Fund’s Valuation Designee, under the oversight of the Board. The methods for valuing these securities may include: primary “hard events” (e.g., issuer-led financing rounds with third-party participants; issuer-run tenders; signed merger & acquisition agreements relating to the issuer; initial public offerings/direct listing of the issuer’s shares; or liquidation), issuer communications and formal actions (e.g., board-approved recapitalizations, stock splits, or issuer-published tender prices), market indicators (e.g., large and credible secondary prints of sufficient size/recency), model-based approaches (e.g., relevant private comparable and public company trading transactions, 409A studies and small, brokered secondary transactions), or any combination of these and other factors.
(b)Use of Estimates
The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates used in preparing the accompanying financial statements.
(c)Cash
Cash includes deposits with banks which may exceed insured limits. The Fund is subject to risk to the extent that the institutions may be unable to fulfill their obligations. As of November 30, 2025, there was no cash held; instead, the Fund held short term investments in the form of money market investments.
(d)Indemnifications
The Fund indemnifies its officers and trustees for certain liabilities that may arise from the performance of their duties to the Fund. Additionally, in the normal course of business, the Fund enters into contracts that contain a variety of representations which provide general indemnifications. The Fund’s maximum exposure under these arrangements cannot be known, as this would involve future claims that may be made against the Fund that have not yet occurred. However, based on industry experience, the Fund expects the risk of loss due to these warranties and indemnifications to be remote.
(e)Federal Income Taxes
The Fund has been taxed as a “C” corporation under Subchapter C of the Code since its incorporation, and intends to continue to be so treated through the date of the initial public offering of the Shares. Income tax expense is an estimate of current income taxes payable in the current fiscal year based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences and carryforwards that the Fund will recognize for financial reporting and income tax purposes at enacted tax rates expected to be in effect when taxes are actually paid or recovered.
The Fund accounts for income taxes under the asset and liability method, which requires recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in its financial statements, but have not been reflected in its taxable income. Deferred tax assets are evaluated for future realization and reduced by a valuation allowance to the extent the Fund believes that the deferred tax assets will not be realized. The Fund considers many factors when assessing the likelihood of future realization of its deferred tax assets including, but not limited to, historical cumulative loss experience and expectations of future earnings, tax planning strategies, and the carry-forward periods available for tax reporting purposes. The Board’s judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Fund's tax provision would increase or decrease in the period in which the assessment is changed.
The Fund is wholly owned by Robinhood Markets Inc. (“Affiliate”) as of November 30, 2025 and, as a result, is consolidated by Affiliate for income tax purposes until a de-consolidation event occurs. As a result of the Fund being consolidated by Affiliate for a certain period, the Fund will not file standalone income tax returns for certain tax years and the Affiliate will bear any tax liabilities of the Fund. Accordingly, the Fund entered into a tax sharing agreement with the Affiliate as of August 22, 2025, and pursuant to such agreement, to the extent the Fund has any income tax liability on a standalone basis and such tax liability is paid by the Affiliate due to the Fund being part of Affiliate’s consolidated income tax return group, the Fund will pay or reimburse Affiliate the amounts related to any income taxes that otherwise would be owed by the Fund. The Fund will not pay or reimburse Affiliate for any income tax liability attributable to the Affiliate or its affiliates. The Fund's income tax liability has been computed and presented herein under the “separate return method” as if the Fund was a separate taxpayer rather than a member of the Affiliate’s consolidated income tax return group.
The Fund intends to elect to be treated as a RIC under Subchapter M of the Code as of the Fund’s First Post-IPO Tax Year, which will be its taxable year that begins on the day after its initial public offering of the Fund’s common shares of beneficial interest. As a RIC, the Fund generally will not pay corporate-level federal income taxes on any ordinary income or capital gains that the Fund distributes to Shareholders as dividends. The Fund intends to pay corporate-level federal income taxes on any gains built into the Fund’s assets as of the effective date of the Fund’s RIC election. To obtain and maintain the federal income tax benefits of RIC status, the Fund must meet specified source-of-income and asset diversification requirements and distribute annually an amount equal to at least 90% of the sum of the Fund’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of assets legally available for distribution.
(f)Distribution of Income and Capital Gains
The timing and amount of the Fund’s future dividends, if any, will be determined by the Board. Any dividends to the Fund’s Shareholders will be declared out of assets legally available for distribution. The Fund intends to focus on making capital gains-based investments from which the Fund will derive primarily capital gains. As a consequence, the Fund does not anticipate that it will pay dividends on a quarterly basis or become a predictable distributor of dividends. However, if there are earnings or realized capital gains to be distributed, the Fund intends to declare and pay a dividend at least annually. The Fund intends to elect to be treated as a RIC for federal income tax purposes and expects to continue to operate in a manner so as to qualify for the tax treatment applicable to RICs. To maintain RIC status, the Fund must, among other things, distribute at least 90% of the sum of the Fund's net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of assets legally available for distribution. To avoid the imposition of a 4% U.S. federal excise tax, the Fund must distribute during each calendar year an amount equal to the sum of (1) at least 98% of its ordinary income for the calendar year, (2) at least 98.2% of its capital gains in excess of capital losses for the one-year period generally ending on October 31 of the calendar year and (3) certain undistributed amounts from previous years on which the Fund paid no U.S. federal income tax. In order to minimize the imposition of the 4% federal excise tax, the Fund generally intends to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% federal excise tax. The Fund cannot assure Shareholders that the Fund will achieve investment results that would allow the Fund to make distributions. All distributions will be at the sole discretion of the Board and will depend on the Fund’s ability to dispose of its investments, any net investment income, its financial condition, and such other factors as the Board may deem relevant from time to time. The Fund has made no distributions as of November 30, 2025 and is not currently treated as a RIC for tax purposes.
(g)Operating Segments
The Fund operates as a single operating segment, which is an investment portfolio. As of November 30, 2025, the sole Trustee of the Fund, served as the Chief Operating Decision Maker (“CODM”) and was responsible for evaluating the Fund’s operating results and allocating resources in accordance with the Fund’s investment strategy. Internal reporting provided to the CODM aligns with the accounting policies and measurement principles used in the financial statements.
For information regarding segment assets, segment profit or loss, and significant expenses, refer to the Statement of Assets and Liabilities and the Statement of Operations, along with the related Notes to Financial Statements.
(h)Administrator and Custodian
The custodian to the Fund is U.S. Bank, N.A. and the administrator to the Fund is U.S. Bancorp Fund Services, LLC (doing business as U.S. Bank Global Fund Services).

3.    Fair Value Measurements
All Fund investments will be recorded and reported at fair value in accordance with the principles of U.S. GAAP, ASC 820 (Fair Value Measurement).
The Fund values its portfolio securities based on the market value of each respective security when reliable market quotations are “readily available” for those securities. Given the Fund’s investment strategy of investing primarily in the form of equity securities that are not publicly traded, the fair value of securities and other investments that are not publicly traded may not be readily determinable. The Fund will value its securities at fair value according to its written valuation procedures and as determined in good faith by the Adviser under the oversight of the Board. Accordingly, in calculating the Fund’s net asset value (“NAV”), those securities will be valued using their fair values as determined in good faith by the Valuation Designee.
ASC 820 was created to establish a framework for measuring fair value through the use of certain methods and inputs and shall be used by the Adviser in combination with the directives of Rule 2a-5 of the 1940 Act. ASC 820 defines fair value as the price of an asset that one would observe in an orderly purchase and sale transaction between market participants at a specific point in time. Data inputs used to perform a valuation are categorized as follows:
Level 1 – unadjusted quoted prices in active markets for identical assets or liabilities that are accessible by us.
Level 2 – quoted prices for similar assets and liabilities in an active market, quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
Level 3 – unobservable inputs that are significant to the fair value of the assets or liabilities.
The availability of observable inputs can vary and is affected by a wide variety of factors, including, for example, the type of security, whether the security is new and not yet established in the marketplace, the liquidity of markets, and other characteristics of the security. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised in determining fair value is greatest for instruments categorized in Level 3.
The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety, is determined based on the lowest level input that is significant to the fair value measurement in its entirety.
The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing those securities.
The Fund’s investments will be fair valued on a quarterly basis and the Fund will calculate its NAV as of the close of each business quarter. Fluctuations in an investment’s fair value may be caused by volatility in economic conditions, among other factors. Such fluctuations in the fair value are classified as unrealized gains or losses in the Fund’s statement of operations. Upon the disposition of an investment, the corresponding gain or loss is classified as realized and will also be noted in the statement of operations.
The following table summarizes the levels within the fair value hierarchy for the Fund’s assets measured at fair value as of November 30, 2025:

Asset Valuation Inputs ^
Investments:	Level 1	Level 2	Level 3	Total
Common Stocks	$—	$—	$10,386,180	$10,386,180
Preferred Stocks	—	—	116,112,954	116,112,954
Money market funds	25,480,865	—	—	25,480,865

Total Investments	$25,480,865	$—	$126,499,134	$151,979,999

_______________
^    A balance indicated with a "—", reflects either a zero balance or an amount that rounds to less than 1.
The changes in fair value of investments and liabilities for which the Fund has used Level 3 inputs to determine the fair value are as follows:

LEVEL 3 ROLLFORWARD TABLE

	Common Stock	Preferred Stock	Total
Balance as of September 5, 2025 (Commencement of Operations)	$—	$—	$—
Change in Unrealized Appreciation (Depreciation) on Investments	—	1,499,994	1,499,994
Net Realized Gain (Loss) on Investments	—	—	—
Purchase of Investments	10,386,180	114,612,960	124,999,140
Sale of Investments	—	—	—
Transfer into Level 3	—	—	—
Transfer out of Level 3	—	—	—
Balance as of November 30, 2025	$10,386,180	$116,112,954	$126,499,134
The following is a summary of quantitative information about significant unobservable valuation inputs for Level 3 Fair Value Measurements for investments held as of November 30, 2025:

Category	Fair Value November 30, 2025	Valuation Methodologies	Unobservable Inputs	Range	Impact to valuation from an increase to input
Common Stock	$10,386,180	Recent Financing Round Pricing	Transaction Price	N/A	Transaction Price - Increase
Preferred Stock	$89,613,060	Recent Financing Round Pricing	Transaction Price	N/A	Transaction Price - Increase
Preferred Stock	$26,499,894	Calibrated Market Approach - Contingent Claims Analysis & Fully-Diluted Approach	Revenue Multiple, Weighting of Contingent Claims Analysis, Weighting of Fully-Diluted Approach	Revenue Multiple: 14.25x - 16.25x Weighting of Contingent Claims Analysis: 25% Weighting of Fully-Diluted Approach: 75%	Revenue Multiple - Increase Weighting of Contingent Claims Analysis - Decrease Weighting of Fully-Diluted Approach - Increase
4.    Recent Accounting Pronouncements
In December 2023, the FASB issued Accounting Standards Update 2023-09, “Income taxes (Topic 740): Improvements to Income Taxes Disclosures.” This guidance requires annual disclosure of specific categories in the rate reconciliation and provides additional information for reconciling items that meet a quantitative threshold. The Fund adopted this update as of November 30, 2025 and determined that the impact of this standard was not material to its financial condition or results of operations.
5.    Related Party Transactions
(a)Investment Advisory Agreement and Management Fee Waiver Agreement
Under the terms of the Advisory Agreement between the Fund and the Adviser (the “Investment Advisory Agreement”), the Adviser will provide investment advice and manage the day-to-day business and affairs of the Fund, in each case under the ultimate supervision of the Board. Pursuant to the Investment Advisory Agreement, the Fund pays the Adviser a management fee (the “Management Fee”). The Fund pays the Adviser a Management Fee calculated and payable quarterly at an annual rate of 2.00% of the Fund’s Net Assets determined quarterly as of the end of each quarter (before the accrual of the Management Fee for that quarter). “Net Assets” means the total assets of the Fund minus the Fund’s liabilities. For purposes of determining the Management Fee payable to the Adviser, the Fund’s Net Assets will be calculated prior to any reduction for the accrual of the Management Fee for that quarter. In addition, the Adviser has contractually agreed to reduce its Management Fee to an annual rate of 1.00% for six months following the initial Public Offering (“IPO”) (the Management Fee Waiver Agreement”). Unless the Management Fee Waiver Agreement is otherwise extended by agreement between the Fund and the Adviser, the Management Fee payable by the Fund following the first six months after the IPO will be at the annual rate of 2.00%. Fees waived pursuant to the Management Fee Waiver Agreement are not subject to recoupment by the Adviser. There were no Management Fees incurred as of November 30, 2025.
(b)Affiliated Transactions
The Affiliate has made payments on behalf of the Fund for certain professional expenses, and the Fund intends to reimburse the Affiliate for those expenses. As of November 30, 2025, the amount due to affiliates was $4,150,425. As of November 30, 2025, the Affiliate owned 100% of the Fund’s Shares.
6.    Organization and Offering Costs
Organizational costs are expensed as incurred to establish the Fund and enable it legally to do business. Offering costs include state registration fees and legal fees regarding the preparation of the initial registration statement. Offering costs are accounted for as deferred costs and will be charged to paid-in-capital upon the sale of the Shares. The total amount of organization costs and offering costs incurred by the Fund is estimated at approximately $2,286,377 and $1,043,418, respectively, as of November 30, 2025 and are included in the Statement of Operations and Statement of Assets and Liabilities, respectively. Any organizational costs or offering costs incurred prior to the initial public offering have been paid by the Adviser and will be reimbursed by the Fund.
7.    Principal Risks
Equity Securities Risks
The prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. The value of the equity securities held by the Fund may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services. Common equity securities in which the Fund may invest are structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income, and are therefore inherently more risky than preferred stock or debt instruments of such issuers.
Private Investments Risk
The Fund will invest primarily in privately offered shares of private companies. Less information is available with respect to private companies compared to public companies and private company investments offer limited liquidity. Private companies in which the Fund may invest may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. Private company investments are more difficult to value than public companies due to less information being available and valuations may fluctuate more dramatically than those of public companies.
The Fund expects to make minority investments where it may have little to no opportunity to negotiate the terms of a particular private investment or to require a specific private company in which the Fund invests to disclose any particular type of information to the Fund, either in connection with diligence or as ongoing reporting. Where the Fund invests alongside an unaffiliated lead investor, the Adviser may rely to some extent on the lead investor’s diligence on the relevant investment and to negotiate certain terms of the investment.

Non-Diversification Risk
The Fund is classified as non-diversified for purposes of the 1940 Act, which means that the Fund is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. The Fund intends to assume large positions in the securities of a small number of issuers. Accordingly, the Fund’s NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or assessed fair value of a single issuer. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company.
8.    Income Taxes
The components of the provision for income taxes for the interim period ended November 30, 2025 were as follows:

As of November 30, 2025
Current:
Federal	$79,020
Total current tax expense	79,020

Deferred:
Federal	314,999
Total deferred tax expense	314,999
Total provision for income taxes	$394,019
The reconciliation of statutory federal income tax rate and our effective income tax rate was as follows:

(In thousands)	As of November 30, 2025
	Amount	Percentage
Federal tax benefit at statutory rate	$(223,291)	21.0%
Nontaxable or nondeductible items
Transactional cost	144,904	(13.6)%
Permanent items	16,157	(1.5)%
Change in valuation allowance	456,249	(42.9)%
Effective tax rate	$394,019	(37.0)%
There was no income taxes paid for the interim period ended November 30, 2025.

Significant components of our deferred tax assets as of November 30, 2025 consisted of the following:

As of November 30, 2025
Deferred tax asset:
Capitalized organization costs	$456,249
Total deferred tax asset	456,249

Deferred tax liability:
Unrealized Gains on investments	(314,999)
Total deferred tax liability	(314,999)

Valuation Allowance	(456,249)
Net deferred tax liabilities	$(314,999)
Realization of tax benefits of net deferred tax assets is dependent upon future levels of taxable income, of an appropriate character, in the periods the items are expected to be deductible or taxable. Based on the available objective evidence during the period ended November 30, 2025, the Fund believes it is more likely than not that the tax benefits of its deferred tax assets may not be realized, and accordingly, the deferred tax assets have been offset by a valuation allowance. The valuation allowance increased by $456,249 for the period ended November 30, 2025.
The Fund evaluated its tax positions for unrecognized tax benefits. These unrecognized tax benefits, if recognized, would not affect the effective tax rate. The Fund records interest and penalties related to unrecognized tax benefits in income tax expenses. There were no interest or penalties accrued as of November 30, 2025.
The Fund is included in Affiliate’s consolidated U.S. federal return, which may result in its Affiliate paying the income tax liability that the Fund would bear if the Fund were not part of the Affiliate’s consolidated income tax return group. The Fund has an income tax sharing agreement with the Affiliate and pursuant to the agreement, the Fund will pay or reimburse the Affiliate amounts related to income taxes that otherwise would be owed by the Fund. The Fund will not pay or reimburse the Affiliate for any income tax liability attributable to its Affiliate or its affiliates. For the four months ended November 30, 2025, the amount due to Affiliate under the tax sharing agreement was $79,020 of U.S. federal income taxes that would have been borne by the Fund if the Fund were not part of the Affiliate’s income tax return group. The tax years for 2025 remain open to examination by the U.S. federal authorities.
9.    Commitments and Contingencies
The Fund is not currently subject to any material legal proceedings, and to the Fund’s knowledge, no material legal proceedings are threatened against the Fund. From time to time, the Fund may be party to certain legal proceedings in the ordinary course of business. While the outcome of any legal proceedings cannot be predicted with certainty, to the extent the Fund becomes party to such proceedings, the Fund would assess whether any such proceedings will have a material adverse effect upon its financial condition or results of operation.
10.    Subsequent Events
Management has evaluated subsequent events through the date of issuance of the financial statements. Based on this evaluation, no adjustments to the financial statements were required.
On December 5, 2025 and on January 9, 2026, the Affiliate purchased additional Shares of the Fund for $99,999,983 and $50,000,019, respectively.
On December 2, 2025, the Fund invested into Boom Technology, Inc. for $24,999,999 at a purchase price of $1.20 per share. On December 16, 2025, the Fund made additional investments into Databricks, Inc. for $49,999,830 at a purchase price of $190 per share. On December 19, 2025, the Fund made an investment into Oura Health Oy for $24,999,994 at a purchase price of $53.57 per share.
At a meeting of the Fund’s Board of Trustees held on January 21, 2026 an Audit Committee of the Board of Trustees comprised of independent members was established to advise the full Board with respect to accounting, auditing and financial matters of the Fund.
On January 21, 2026, the Fund’s Board of Trustees appointed Robinhood Ventures DE, LLC as the Adviser and approved the Investment Advisory Agreement and Management Fee Waiver Agreement with the Adviser. The Fund’s Board of Trustees also approved all significant agreements between the Fund and the persons or companies that furnish services to the Fund, including administrator, custodian and transfer agent on January 21, 2026. Equiniti Trust Company, LLC will be the Fund’s Transfer Agent for initial public offering of the Fund’s Shares. The Board has designated the Adviser as the valuation designee (the “Valuation Designee”) for the Fund pursuant to Rule 2a-5 under the 1940 Act.
The Fund’s Board of Trustees appointed Sarah Pinto as the President of the Fund on January 21, 2026. Upon their appointment, the President of the Fund serves as the Chief Operating Decision Maker (“CODM”) and is responsible for evaluating the Fund’s operating results and allocating resources in accordance with the Fund’s investment strategy.
On January 21, 2026, the Fund’s Board of Trustees approved the appointment of Goldman Sachs & Co. LLC as the Underwriter.

APPENDIX A – RATINGS OF SECURITIES
STANDARD & POOR’S CORPORATION —
A brief description of the applicable S&P Global Ratings and its affiliates (together, “S&P”) rating symbols and their meanings (as published by S&P) follows.
Issue Credit Ratings Definition
An S&P issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.
Issue credit ratings can be either long-term or short-term. Short-term issue credit ratings are generally assigned to those obligations considered short-term in the relevant market, typically with an original maturity of no more than 365 days. Short-term issue credit ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. S&P would typically assign a long-term issue credit rating to an obligation with an original maturity of greater than 365 days. However, the ratings S&P assigns to certain instruments may diverge from these guidelines based on market practices.
Long-Term Issue Credit Ratings*
Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:
•The likelihood of payment—the capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation.
•The nature and provisions of the financial obligation, and the promise S&P imputes; and
•The protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
An issue rating is an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
AAA. An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA. An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A. An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.
BBB. An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB, B, CCC, CC, and C. Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB. An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.
B. An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC. An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC. An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
C. An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D. An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
* Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings
A-1. A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.
A-2. A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.
A-3. A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.
B. A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C. A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D. A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
SPUR (S&Ps Underlying Rating). A SPUR is an opinion about the stand-alone capacity of an obligor to pay debt service on a credit-enhanced debt issue, without giving effect to the enhancement that applies to it. These ratings are published only at the request of the debt issuer or obligor with the designation SPUR to distinguish them from the credit-enhanced rating that applies to the debt issue. S&P maintains surveillance of an issue with a published SPUR.
Municipal Short-Term Note Ratings
An S&P’s U.S. municipal note rating reflects S&P’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P’s analysis will review the following considerations:
•Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and
•Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.
SP-1. Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.
SP-2. Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.
SP-3. Speculative capacity to pay principal and interest.
D. ‘D’ is assigned upon failure to pay the note when due, completion of a distressed debt restructuring, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.
Dual Ratings
Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).
Active Qualifiers
S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a ‘p’ qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.

Federal deposit insurance limit: ‘L’ qualifier Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.
Principal: ‘p’ qualifier This suffix is used for issues in which the credit factors, the terms, or both that determine the likelihood of receipt of payment of principal are different from the credit factors, terms, or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.
Preliminary ratings: ‘prelim’ qualifier Preliminary ratings, with the ‘prelim’ suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.
•Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.
•Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation, and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).
•Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.
•Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing, or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.
•A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.
Termination structures: ‘t’ qualifier This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.
Counterparty instrument rating: ‘cir’ qualifier This symbol indicates a counterparty instrument rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.
MOODY’S INVESTORS SERVICE, INC. —
A brief description of the applicable Moody’s Investors Service, Inc. (“Moody’s”) rating symbols and their meanings (as published by Moody’s) follows.
Global Rating Scales
Credit ratings are assigned on Moody’s global long-term and short-term rating scales and are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Moody’s defines credit risk as the risk that an entity may not meet its contractual financial obligations as they come due and any estimated financial loss in the event of default or impairment. The contractual financial obligations addressed by Moody’s ratings are those that call for, without regard to enforceability, the payment of an ascertainable amount, which may vary based upon standard sources of variation (e.g., floating interest rates), by an ascertainable date. Moody’s rating addresses the issuer’s ability to obtain cash sufficient to service the obligation, and its willingness to pay. Moody’s ratings do not address non-standard sources of variation in the amount of the principal obligation (e.g., equity indexed), absent an express statement to the contrary in a press release accompanying an initial rating. Long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Moody’s issues ratings at the issuer level and instrument level on both the long-term scale and the short-term scale. Typically, ratings are made publicly available although private and unpublished ratings may also be assigned.
Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf) to all structured finance ratings. The addition of (sf) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspires to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.
Global Long-Term Rating Scale
Aaa. Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa. Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A. Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa. Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba. Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B. Obligations rated B are considered speculative and are subject to high credit risk.
Caa. Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca. Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C. Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.
By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Global Short-Term Rating Scale
P-1. Ratings of Prime-1 reflect a superior ability to repay short-term obligations.
P-2. Ratings of Prime-2 reflect a strong ability to repay short-term obligations.
P-3. Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP. Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
US Municipal Short-Term Debt and Demand Obligation Ratings
Moody's uses the global short-term Prime rating scale for commercial paper issued by US municipalities and nonprofits. These commercial paper programs may be backed by external letters of credit or liquidity facilities, or by an issuer’s self-liquidity. For other short-term municipal obligations, Moody's uses one of two other short-term rating scales, the Municipal Investment Grade (MIG) and Variable Municipal Investment Grade (VMIG) scales discussed below.
MIG Ratings. Moody's uses the MIG scale for US municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less.
MIG Scale
MIG 1. This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2. This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3. This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG. This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
VMIG Ratings. For variable rate demand obligations (VRDOs), Moody’s assigns both a long-term rating and a short-term payment obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term payment obligation rating addresses the ability of the issuer or the liquidity provider to meet any purchase price payment obligation resulting from optional tenders (“on demand”) and/or mandatory tenders of the VRDO. The short-term payment obligation rating uses the VMIG scale. Transitions of VMIG ratings with conditional liquidity support differ from transitions of Prime ratings reflecting the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade.
For VRDOs, Moody's typically assign a VMIG rating if the frequency of the payment obligation is less than every three years. If the frequency of the payment obligation is less than three years, but the obligation is payable only with remarketing proceeds, the VMIG short-term rating is not assigned and it is denoted as “NR.”
Industrial development bonds in the US where the obligor is a corporate may carry a VMIG rating that reflects Moody’s view of the relative likelihood of default and loss. In these cases, liquidity assessment is based on the liquidity of the corporate obligor.
VMIG Scale
VMIG 1
This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.

VMIG 2
This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 3
This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections.
SG
This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.
Other Rating Symbols
Provisional Ratings - (P). Moody’s will often assign a provisional rating to an issuer or an instrument when the change to a definitive rating is subject to the fulfilment of contingencies that could affect the rating. Examples of such contingencies are the finalization of transaction documents/terms where a rating is sensitive to changes at closing. When such contingencies are not present, a definitive rating may be assigned based upon documentation that is not yet in final form. Moody’s will also often assign provisional ratings to program ratings, such as shelf registrations and medium term note programs. A provisional rating is denoted by placing a (P) in front of the rating. The (P) notation provides additional information about the rating, but does not indicate a different rating. For example, a provisional rating of (P)Aa1 is the same rating as Aa1.
For provisional ratings assigned to an issuer or instrument, the (P) notation is removed when the applicable contingencies have been fulfilled. A Credit Rating Action to remove the (P) notation indicates that the rating is no longer subject to contingencies, and changes the provisional rating to a definitive rating. Program ratings for shelf registrations and other issuance programs remain provisional, while the subsequent ratings of issuances under these programs are assigned as definitive ratings.
Refundeds - #. Issues that are secured by escrowed funds held in trust, reinvested in direct, non-callable US government obligations or non-callable obligations unconditionally guaranteed by the US Government or Resolution Funding Corporation are identified with a # (hash mark) symbol, e.g., #Aaa.
Withdrawn - WR. When Moody’s no longer rates an obligation on which it previously maintained a rating, the symbol WR is employed.
Not Rated - NR. NR is assigned to an unrated issuer, obligation and/or program.
Not Available - NAV. An issue that Moody’s has not yet rated is denoted by the NAV symbol.
Terminated Without Rating - TWR. The symbol TWR applies primarily to issues that mature or are redeemed without having been rated.
FITCH RATINGS, INC. —
A brief description of the applicable Fitch Ratings, Inc. (“Fitch”) ratings symbols and meanings (as published by Fitch) follows.
Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (IDRs). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-

payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.
In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.
Long-Term Credit Ratings Scales
AAA Highest Credit Quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA Very High Credit Quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A High Credit Quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB Good Credit Quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.
BB Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.
B Highly Speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.
CCC Substantial Credit Risk. Very low margin for safety. Default is a real possibility.
CC Very High Levels of Credit Risk. Default of some kind appears probable.
C Near Default. A default or default-like process has begun, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:
•the issuer has entered into a grace or cure period following non-payment of a material financial obligation;
•the formal announcement by the issuer or their agent of a distressed debt exchange; and
•a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent
RD Restricted Default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced:
•an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation, but
•has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and
•has not otherwise ceased operating. This would include:
•the selective payment default on a specific class or currency of debt;

•the uncured expiry of any applicable original grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;
D Default. ‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business and debt is still outstanding.
Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.
Short-Term Ratings Assigned to Issuers and Obligations
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention (a long-term rating can also be used to rate an issue with short maturity). Typically, this means a timeframe of up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.
F1: Highest Short-Term Credit Quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2: Good Short-Term Credit Quality. Good intrinsic capacity for timely payment of financial commitments.
F3: Fair Short-Term Credit Quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B: Speculative Short-Term Credit Quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C: High Short-Term Default Risk. Default is a real possibility.
RD: Restricted Default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically, applicable to entity ratings only.
D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.